EXHIBIT 4.1

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

___________________________

POOLING AND SERVICING AGREEMENT

dated as of May 1, 2013

___________________________

SEQUOIA MORTGAGE TRUST 2013-7

2

3

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor

Schedule A	Mortgage Loan Schedule

4

This POOLING AND SERVICING AGREEMENT, dated as of May 1, 2013 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and WELLS FARGO BANK, N.A., a national banking association, in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and related property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee, at the direction of the Securities Administrator, shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). Each Certificate, other than the Class R Certificate and the Class LT-R Certificate, is hereby designated as a regular interest in the Upper-Tier REMIC, as described herein. The Class R Certificate represents and is hereby designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed hereby. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and is hereby designated as a regular interest in the Lower-Tier REMIC and the LT-R Interest is hereby designated as the sole Class of residual interest in the Lower-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets all of the Lower-Tier Interests other than the LT-R Interest.

5

The Lower-Tier REMIC Interests

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
LT-A1	(1)	(2)	A-1, A-IO1, A-IO2
LT-A2	(1)	(2)	A-2, A-IO2
LT-B1	(1)	(2)	B-1
LT-B2	(1)	(2)	B-2
LT-B3	(1)	(2)	B-3
LT-B4	(1)	(2)	B-4
LT-B5	(1)	(2)	B-5
LT-R	(3)	(3)	N/A

(1)         The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be an annual rate equal to the Net WAC Rate for such Distribution Date.

(2)         This interest shall have an initial class principal amount equal to the aggregate Initial Class Principal Amount of its Corresponding Class(es) of Certificates (excluding any interest-only certificates).

(3)         The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal amount or bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the interest rates described above. On each Distribution Date, Interest Shortfalls shall be allocated to each Lower-Tier Interest to the same extent that such Interest Shortfalls are allocated to the related Class of Upper-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i)         first, pro rata to the LT-A1 Lower-Tier Interest and LT-A2 Lower Tier Interest in accordance with their respective Class Principal Amounts but only until such Class Principal Amounts equal the Class Principal Amount of the Class A-1 Certificates (in the case of the LT-A1 Lower-Tier Interest) and the Class A-2 Certificates (in the case of the LT-A2 Lower-Tier Interest) immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)         second, to the LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iii)         third, to the LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

6

(iv)         fourth, to the LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(v)         fifth, to the LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(vi)         sixth, to the LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02; and

(ix)         finally, to the LT-R Interest, any remaining amounts.

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC; and the Class LT-R Certificate represents the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount		Minimum Denominations or Percentage Interest
Class A-1	(1)	$125,000,000		$100,000
Class A-2	(2)	$298,878,000		$100,000
Class A-IO1	(3)		(4)	$1,000,000
Class A-IO2	(5)		(6)	$1,000,000
Class B-1	Net WAC Rate	$8,165,000		$100,000
Class B-2	Net WAC Rate	$7,711,000		$100,000
Class B-3	Net WAC Rate	$6,577,000		$100,000
Class B-4	Net WAC Rate	$2,494,000		$100,000
Class B-5	Net WAC Rate	$4,763,656		$100,000
Class R	Net WAC Rate		(7)	100%

(1)	The Certificate Interest Rate of the Class A-1 Certificates will be an annual rate equal to the lesser of (a) 2.500% and (b) the Net WAC Rate for such Distribution Date .
(2)	The Certificate Interest Rate of the Class A-2 Certificates will be an annual rate equal to the lesser of (a) 3.000% and (b) the Net WAC Rate for such Distribution Date.
(3)	The Certificate Interest Rate of the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of (i) the lesser of the Net WAC Rate for such Distribution Date and 3.000% over (b) 2.500%.
(4)	The Class A-IO1 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO1 Certificates is equal to the aggregate of the Class Principal Amount of the Class A-1 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO1 Certificates is $125,000,000.
(5)	The Certificate Interest Rate of the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate for such Distribution Date over 3.000%.
(6)	The Class A-IO2 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO2 Certificates is equal to the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO2 Certificates is $423,878,000.
7

(7)	The Class R Certificate is the sole class of residual interest in the Upper-Tier REMIC and does not have a principal amount or bear interest. For the avoidance of doubt, amounts allocated to the Class LT-R Certificate pursuant to Sections 5.02(a)(xiii) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $453,588,656.25.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01         Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 6.21(b)(i) hereof.

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant:  A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  As defined in Section 6.24.

Accrual Period:  With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements:  The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated May 23, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure:  As defined in Section 6.21(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 6.21(b)(i).

8

Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance:  The payments required to be made by the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 Aggregate Expense Rate:  The sum of the Master Servicing Fee Rate, the applicable Servicing Fee Rate and the Trustee Fee Rate.

Aggregate Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans that were outstanding as of the most recent Due Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of:  (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

9

Assessment of Compliance:  As defined in Section 6.23(a).

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter “Authenticating Agent” shall mean any such successor.  The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor or the Servicing Administrator, as applicable.

Available Distribution Amount:  With respect to any Distribution Date, the sum of the following amounts: (i) all scheduled payments of interest (net of the Servicing Fees, the Master Servicing Fee and the Trustee Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrator are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

Back-Up Certificate:  As defined in Section 6.21(e).

10

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination:  As defined in Section 3.09(c).

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate:  Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Interest-Only Certificates and the Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

11

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator will act as the initial Certificate Registrar.

Certificate Writedown Amount:  The amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in the Custodial Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Class:  Collectively, Certificates bearing the same class designation.  In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class A Certificates:  Collectively, the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates or individually, any one of such Class of Certificates, substantially in the form annexed as Exhibit A and evidencing ownership of regular interests in the Upper-Tier REMIC.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount:  With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

Class Subordination Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

12

Clean-up Call:  The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price:  The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date:  May 23, 2013.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  U.S. Securities and Exchange Commission.

Controlling Holder:  At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

13

Corporate Trust Office:  With respect to the Trustee, the corporate trust office of the Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attention: Corporate Trust – Sequoia Mortgage Trust 2013-7, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Sequoia Mortgage Trust 2013-7.

Corresponding Class of Certificates:  With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

Credit Support Depletion Date: The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Current Interest:  With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

Custodial Accounts:  Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement:  The Custodial Agreement, dated as of May 1, 2013, among the Depositor, the Seller, the Trustee, Wells Fargo Bank, N.A., as Custodian and Wells Fargo Bank, N.A., as Master Servicer, as amended from time to time.  A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian:  A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files.  The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date:  May 1, 2013.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  The meaning specified in Section 2.04.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

14

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent:  Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor:  Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations or the Servicing Administrator and the Servicing Administrator’s Advance obligations, the Determination Date is the date set forth in the applicable Servicing Agreement.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2013.

Distribution Date Statement:  As defined in Section 4.02.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period:  As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

15

(i)         direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)         repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)         securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)         any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”), including any such fund managed or advised by the Trustee or any of its Affiliates;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

16

ERISA-Restricted Certificate:  The Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class A-1, Class A-2 or Class A-IO1 Certificate (or Class A-IO2, Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account:  As defined in Section 1.01 of each Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report:  As defined in the Custodial Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch:  Fitch Ratings, Inc., or any successor in interest.

Form 8-K Disclosure Information:  As defined in Section 6.21(c)(i).

Freddie Mac:  Freddie Mac, or any successor thereto.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or a Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.  The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or a Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or a Servicer.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy:  With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

17

Insurance Proceeds:  Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:  For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates:  The Class A-IO and Class A-IO2 Certificates.

Interest Shortfall:  As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Item 1123 Certificate:  As defined in Section 6.22.

KBRA:  Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date:  The Distribution Date occurring in June 2043.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds:  All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lower-Tier Interest:  Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

LT-R Interest:  The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

18

Master Servicer Compensating Interest Payment:  As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) any Prepayment Interest Shortfalls for such date (to the extent such Prepayment Interest Shortfalls are required to be paid but are not actually paid by the Servicers (other than Cenlar FSB) or the Servicing Administrator as a Servicer Compensating Interest Payment).

Master Servicing Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate:  0.0188% per annum.

Master Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan:  A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase and Sale Agreement:  The mortgage loan purchase and sale agreement, dated as of May 23, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property:  The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate:  As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

19

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Trustee Fees and/or Master Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate:  With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

Net Prepayment Interest Shortfall:  With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the Servicing Administrator in respect of such shortfall for such Due Period.

Net WAC Rate:  With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by (b) twelve.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC:  As defined in Section 10.01(d).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount or Certificate Notional Amount:  With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification:  A certification in the form of Exhibit O hereto.

20

Officer’s Certificate:  (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to the Servicing Administrator, a certificate signed by an Authorized Officer of the Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

Original Applicable Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

Class B-1	6.55%
Class B-2	4.75%
Class B-3	3.05%
Class B-4	1.60%
Class B-5	1.05%

Original Subordinate Class Principal Amount:  The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

Originator:  Each of 1st Security Bank of Washington, Academy Mortgage Corporation, Amegy Mortgage Company, L.L.C., American Pacific Mortgage Corporation, Banner Bank, Bay Equity, LLC, Benchmark Bank, Boston Private Bank & Trust Company, Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cobalt Mortgage, Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Home Lending, Inc., f/k/a/ Cornerstone Mortgage Company, DHI Mortgage Company, Ltd., Embrace Home Loans, Inc., Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, First Choice Loan Services, Inc., FirstBank, First Republic Bank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, George Mason Mortgage, LLC, GFI Mortgage Bankers, Incorporated, GuardHill Financial Corporation, Guild Mortgage Company, Leader Bank, N.A., Megastar Financial Corporation, Michigan Mutual, Incorporated, Mortgage Master, Inc., Paramount Equity Mortgage, Perl Mortgage, Incorporated, Plaza Home Mortgage, Incorporated, PHH Mortgage Corporation, Potomac Mortgage Group, Inc., Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Renasant Bank, Residential Finance Corporation, RMR Fniancial, LLC, Sandy Spring Bank, SCBT, Shea Mortgage Inc., Simonich Corporation, dba BOC Mortgage, Sterling Savings Bank, Stifel Bank and Trust, Everett Financial, Inc. DBA Supreme Lending, Susquehanna Bank, The Lending Partners, LLC, Total Mortgage Services, LLC, Umpqua Bank, United Shore Financial Services, LLC, W.R. Starkey Mortgage, LLP, Mortgage Access Corp. DBA Weichert Financial Services, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. or WJ Bradley Mortgage Capital LLC, each as seller under the related Purchase Agreement, and any successor thereto.

21

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The initial Paying Agent shall be the Securities Administrator under this Agreement.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

Plan Asset Regulations:  The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prepayment Interest Shortfall:  With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period:  With respect to full Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing May 1, 2013 through June 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and for partial Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. With respect to any Mortgage Loan serviced by PHH Mortgage Corporation and any Distribution Date, the period commencing on the second day of the month preceding the month in which the related Distribution Date occurs through the first day of the month in which the related Distribution Date occurs.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal.

22

Principal Forbearance Amount:  With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated May 22, 2013 and the accompanying prospectus dated April 24, 2013, relating to the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rating Agency:  Each of Fitch, KBRA and S&P; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information:  The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

23

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value:  The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer's customary servicing procedures.

Record Date:  With respect to any Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

24

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event:  As defined in Section 6.21(c)(i).

Reporting Servicer:  As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate:  The Class LT-R Certificates and the Class R Certificates.

Responsible Officer:  With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator.

Rule 17g-5 Website:  The website maintained by the Securities Administrator pursuant to Section 4.03.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the applicable Servicing Agreement, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Seller:  Redwood Residential Acquisition Corporation, a Delaware corporation.

25

Senior Certificate:  Any one of the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates, as applicable.

Senior Percentage:  With respect to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

Senior Prepayment Percentage:  With respect to any Distribution Date occurring before the Distribution Date in June 2018, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring in or after June 2018 shall be as follows:

(i) in or after June 2018 to and including May 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date;

(ii) in or after June 2019 to and including May 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;

(iii) in or after June 2020 to and including May 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date;

(iv) in or after June 2021 to and including May 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and

(v) in or after June 2022, the Senior Percentage for that Distribution Date;

provided, however, that there shall be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in June 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Class A-1 and Class A-2 Certificates of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of such Classes of Certificates to below zero, the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates to zero.

Senior Principal Distribution Amount:  With respect to the Mortgage Loans and any Distribution Date, the sum of:

(1)           the Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x)           Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

26

(y)           the Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4)          any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates;

provided, however, that

(A)	if on any Distribution Date the allocation to the Class A-1 and Class A-2 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of those Certificates to below zero, the distribution to such Classes of Certificates of the Senior Principal Distribution Amount for such Distribution Date shall be limited to the amount necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates to zero;

(B)	until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.15% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero; and

(C)	until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 6.55%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Servicer:  Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment:  As to any Distribution Date and any Servicer (other than Cenlar FSB) and the Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of the Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of the Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date:  As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, and as to any Mortgage Loan serviced by First Republic Bank, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in June 2013.

Servicing Administrator: Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement.

Servicing Administrator Fee:  As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the Servicing Agreement.

Servicing Advances:  As defined in the applicable Servicing Agreement.

27

Servicing Agreement:  Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the Servicing Administrator and Cenlar FSB as provided in the Servicing Agreement.

Servicing Fee Rate:   A per annum rate equal to 0.25% or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

Servicing Function Participant:  Any Subservicer or Subcontractor, other than a Servicer, the Servicing Administrator, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Modification:  Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the Servicing Agreement.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by such Servicer on the Closing Date pursuant to the related Servicing Agreement, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test:  As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

28

First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from June 2018 to and including May 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from June 2019 to and including May 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from June 2020 to and including May 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from June 2021 to and including May 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in June 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer (or a Subservicer of a Servicer), the Master Servicer or the Securities Administrator.

Subordinate Certificate:  Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date. The initial Subordinate Percentage is 6.55%.

Subordinate Prepayment Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount:  With respect to any Distribution Date and the Mortgage Loans, an amount equal to the sum of:

(1)           the Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

29

(4)           any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.15% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.15% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 6.55%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery:  Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer:  Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount:  For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month's interest at the applicable Net Mortgage Rate.

Tax Matters Person:  With respect to each of the Lower Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

30

TIA:  The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund:  As defined in Section 2.01 herein.

Trustee:  Wilmington Trust, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Credit Files:  With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

Trustee Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate:  0.0012% per annum.

Trustee Mortgage Files:  With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

UCC:  The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Underwriter:  RBS Securities Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption (“PTE”) 90-59, as amended or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter.

Underwriting Agreement:  The Underwriting Agreement, dated May 21, 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-IO1 Certificates and 1.00% of all Voting Interests shall be allocated to the Class A-IO2 Certificates.  Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights.  The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

31

Section 1.02         Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or a Servicer.

ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01         Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian's review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Trustee and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee's behalf, the Trustee Mortgage Files and the Trustee Credit Files.

32

Section 2.02         Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a)           The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by the Custodian on its behalf of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b)           Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

(c)           Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)           Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e)           Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03         Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i)           the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

33

(iii)           the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)           this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)           immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)          This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)        The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix)           Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)           None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

34

(xi)           The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04         Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a)           Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

35

(b)          The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

Section 2.05         Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a)         (i)         The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

36

(ii)          In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b)         (i)         The Master Servicer shall promptly notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder (at its own expense) or, if there is no longer a Controlling Holder, the Trustee (at the expense of the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount), shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator's underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee in pursuing such further action, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

37

(ii)         If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)         If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06         Intention of Parties.

(a)         Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

38

(b)           The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws.  Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

Section 2.07         Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)         [Reserved].

(b)         By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)         Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or the Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder.

39

(d)         The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)         If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

Section 2.08          Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

(a)         The Master Servicer or the Trustee shall promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the applicable Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b)         If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Securities Administrator and the Trustee in writing and the Securities Administrator shall notify the Certificateholders of this decision and provide details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

40

(c)         If there is no longer a Controlling Holder, the Trustee shall notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d)         In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01         The Certificates.

(a)           The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC.  The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b)           The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee.  Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

41

(c)           The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

Section 3.02         Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03         Transfer and Exchange of Certificates.

(a)           A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

42

(c)           By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

(d)       (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

43

(ii) If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)           As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)           Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

44

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g)           Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h)           Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

45

Section 3.04         Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05         Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06         Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07         Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

46

(b)           If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08         Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09         Book-Entry Certificates.

(a)           Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)           the provisions of this Section 3.09 shall be in full force and effect;

(ii)           the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)           to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)           the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

47

(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)           If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01         Custodial Accounts; Distribution Account.

(a)           On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreement, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited.  On each Servicer Remittance Date, the Servicers will remit to the Securities Administrator, for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the Servicing Agreement.

(b)           The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Wilmington Trust, National Association, as Trustee for the benefit of Sequoia Mortgage Trust 2013-7 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)           the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

48

(ii)         any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrator; and

(iii)         any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)           In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or Servicer, as applicable, by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(d)           On each Distribution Date and the final Distribution Date of the Certificates in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may, with the consent of the Depositor, from time to time withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrator any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to clauses (A) and (B) of the definition of Available Distribution Amount.

(e)          Funds in the Distribution Account for the period from each Servicer Remittance Date to the related Distribution Date shall, if invested, be invested in Eligible Investments selected by the Securities Administrator, which shall mature not later than the Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-7 Certificates. All income and gain realized from any Eligible Investment in the Distribution Account shall be compensation to the Securities Administrator. The Securities Administrator shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 4.02         Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a)           the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)           the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)           the amount of the distributions set forth in clause (a) allocable to interest;

(d)           the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

49

(e)           the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

(f)           the Aggregate Stated Principal Balance of the Mortgage Loans at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g)          the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans , which information may be presented in a footnote;

(h)          the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

(i)           the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

(j)           the amount of the Master Servicing Fee, the Servicing Fee and the Trustee Fee paid to or retained by the Master Servicer, each Servicer and the Trustee, respectively, and the amount of any fees paid to the Securities Administrator and the Custodian;

(k)         the aggregate amount of Advances for the related Due Period;

(l)           the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m)        the amount of cash flow received for such Distribution Date, and the sources thereof;

(n)         for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o)         the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p)         the amount of Realized Losses incurred during the preceding calendar month;

(q)         the cumulative amount of Realized Losses incurred since the Closing Date;

(r)          the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s)         the Certificate Interest Rate for each Class of Certificates and the Net WAC Rate for that Distribution Date;

(t)         any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

50

(u)          the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(v)          the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(w)         the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(x)          the amount of Advances and Servicing Advances reimbursed during the related Due Period;

(y)         the amount of any Subsequent Recoveries;

(z)          the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Distribution Account pursuant to this Agreement or the Custodial Agreement;

(aa)       the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(bb)       whether the Step-Down Test has been satisfied for such Distribution Date;

(cc)       the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

(dd)       the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K's and Form 10-D's relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.ctslink.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

51

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

Section 4.03         Rule 17g-5 Compliance.

(a)         The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to rmbs17g5informationprovider@wellsfargo.com, specifically with a subject reference of “SEMT 2013-7” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

(i)	any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)	any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)	a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

52

The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-7” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

(b)            Each of the Master Servicer and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04         Rule 15Ga-1 Compliance.

(a)           To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b)            In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

53

(c)         With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01         Distributions Generally.

(a)           Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount or Notional Amount of at least $1,000,000, or in the case of any Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)           All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02         Distributions From the Distribution Account.

(a)         Subject to Sections 5.02(b) and (c), on each Distribution Date, the Available Distribution Amount, to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i)          to the Senior Certificates, pro rata, such Class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(ii)          to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Class Principal Amounts, the Senior Principal Distribution Amount, until their respective Class Principal Amounts have been reduced to zero;

54

(iii)         to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(iv)         to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)          to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(vi)          to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(vii)         to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(viii)        to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)          to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(x)           to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)          to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(xii)         to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(xiii)        to the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b)         On each Distribution Date on and after the Credit Support Depletion Date, the Senior Principal Distribution Amount shall be distributed to the Senior Certificates (other than the Interest-Only Certificates) pro rata in accordance with their respective Class Principal Amounts.

(c)         Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d)          Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(xiii) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Certificate shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

55

(e)         For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(f)         Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Upper Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement.

Section 5.03         Allocation of Losses.

(a)           On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

(b)           On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

(c)           On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the lowest payment priority shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding the Class Principal Amounts of the Class A-1 and Class A-2 Certificates shall be reduced by the Certificate Writedown Amount, pro rata in accordance with their respective Class Principal Amounts.

(d)           Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e)           Subsequent Recoveries in respect of the Mortgage Loans shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, pro rata in accordance with their respective Class Principal Amounts in the case of the Class A-1 and Class A-2 Certificates and sequentially in order of seniority in the case of the Subordinate Certificates, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior-ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f)           Realized Losses and the amount of any Certificate Writedown Amount allocated by this Section to a Class of Certificates shall be allocated to the corresponding Lower Tier REMIC Interest and shall reduce the Class Principal Amount of such Lower Tier REMIC Interest to the same extent that the Class Principal Amount of such Class of Certificates is reduced pursuant to the provisions of this Section. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the corresponding Lower Tier REMIC Interest. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the principal balance of the corresponding Lower Tier REMIC Interest shall be increased by the same amount.

56

(g)           Any Class of Certificates or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

Section 5.04         Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations.

Section 5.05         Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or the Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or the Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer, each Servicer (other than Cenlar FSB) and the Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

Section 5.06         Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01         Duties of Trustee and the Securities Administrator.

(a)           The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

57

(b)           Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

(c)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)          The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)         For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)       For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)        No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v)         None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder. If the Master Servicer is the Securities Administrator, the Securities Administrator shall be responsible for any act or omission of the Master Servicer.

58

(d)           The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e)           None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f)           Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)           Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h)          None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i)           Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

59

(j)         Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

(k)         The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

Section 6.02         Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a)           Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator's representations and warranties, the provisions of Section 2.05 must be satisfied.

60

(e)           Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that the Trustee shall not be responsible for the duties and obligations of Wells Fargo Bank, N.A. in its capacity as any of the Custodian, the Paying Agent, the Authenticating Agent, the Securities Administrator or the Certificate Registrar under this Agreement or the Custodial Agreement, as applicable;

(f)           Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)          The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

(h)          Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03         Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Trustee and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

61

Section 6.04         Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

Section 6.05         Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or the Servicing Administrator.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A2/P-1” by Moody’s, or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06         Resignation and Removal of Trustee and the Securities Administrator.

(a)           Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Securities Administrator.

62

(b)           If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

(c)           The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)           Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07         Successor Trustee and Successor Securities Administrator.

(a)           Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

63

(b)           No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

(c)           Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider.  The expenses of such mailing shall be borne by the predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08         Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09         Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

64

(b)           Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)           no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)           the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)           Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)           The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

65

Section 6.10         Authenticating Agents.

(a)           The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b)           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)           Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11         Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Wilmington Trust, National Association, both in its individual capacity and in its capacity as Trustee hereunder, and Wells Fargo Bank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent, Authenticating Agent and Master Servicer hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding (including any arbitration provision contemplated hereby), whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Wilmington Trust, National Association (in the case of Wilmington Trust, National Association personnel, such costs to be calculated using standard market rates), in the case of the Trustee, or Wells Fargo Bank, N.A. (in the case of Wells Fargo Bank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer and the Securities Administrator. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

66

In connection with any claim as to which indemnification is to be sought hereunder:

(i)         the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

(ii)          while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)         notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12         Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a)         Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent hereunder shall be paid from the Master Servicing Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

(b)         As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, which shall be paid by the Master Servicer from the Distribution Account, as well as an initial acceptance fee of $3,500 to be paid by the Depositor. Each successor trustee hereby agrees to be bound by the terms of such arrangement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

67

(c)         The Master Servicer shall pay, from the Master Servicing Fee, the fees and expenses of the Custodian as specified in the Custodial Agreement, and if the Custodial Agreement is terminated, the Master Servicer shall pay such fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee, the successor custodian and the Master Servicer.

Section 6.13         Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement.  The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14         Events of Default; Trustee to Act; Appointment of Successor.

(a)         The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)         Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii)         Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii)         A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv)         The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v)         The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi)         The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

68

(vii)         If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

(viii)         A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)         The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

(x)         Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

69

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer's Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

(b)         On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c)         Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

70

The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d)         In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e)         To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15         Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

71

Section 6.16         Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or the Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances or any required deposit to the Distribution Account that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of such Servicing Agreement and/or this Agreement, as applicable.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17         Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18         Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19         Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

72

Section 6.20         Preparation of Tax Returns and Other Reports.

(a)           The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)           The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21         Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a)           Reports Filed on Form 10-D.

(i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

73

(ii)           As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com, with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)           After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)           Reports Filed on Form 10-K.

(i)           On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the applicable Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, the Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, the Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

74

(ii)           As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii)           After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

75

(c)           Reports Filed on Form 8-K.

(i)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)           As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

(iii)           After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)           Delisting; Amendments; Late Filings.

76

(i)           If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”).  Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s  Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

(ii)           In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

77

(e)         Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, any Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, such Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to such Servicing Agreement.

Section 6.22         Annual Statements of Compliance.

(a)         The Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the applicable Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b)         In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)         The Master Servicer shall enforce any obligation of any Servicer and the Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

78

Section 6.23         Annual Assessments of Compliance.

(a)         On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains:

(A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria,

(B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria,

(C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.21(b) including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria,

(i) a discussion of each such failure and the nature and status thereof,

(ii) in the case of the Master Servicer, the Servicing Administrator, the Securities Administrator and the Custodian, disclosure for inclusion in any Form 10-K that will be prepared and filed for the Trust Fund pursuant to Section 6.21(b) of this Agreement describing whether the noncompliance that led to the determination that there was a material instance of noncompliance with relevant servicing for such party’s platform involved the Trust Fund, without regard to whether such noncompliance involving the Trust Fund resulted in the disclosure of material noncompliance pursuant to Item 1123 of Regulation AB, and

(iii) in the case of each Servicer such other information as is required under the terms of the applicable Servicing Agreement, and

(D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

(b)         No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, the Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and the Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

(c)         Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Servicing Administrator, the Securities Administrator, each Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to the related Servicing Agreement in respect of each Servicer and the Servicing Administrator and notify the Depositor of any exceptions.

(d)         In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

79

(e)         The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in related the Servicing Agreements or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreements or the Custodial Agreement, as applicable.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrator and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f)         The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

Section 6.24         Accountant’s Attestation.

(a)         On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(b)         Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)         The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrator and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

(d)         In the event the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

80

(e)         The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreements and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreements or the Custodial Agreement, as applicable.

Section 6.25         Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

81

(a)         The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)         In connection with an exercise of the Clean-up Call, the Trustee, at the direction of the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

(c)         The Depositor, the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Trustee and the Custodian shall be paid or reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees (including, in the case of Mortgage Loans serviced by Cenlar FSB, any accrued and unpaid Servicing Administrator Fees allocable therefrom), Master Servicing Fees and Trustee Fees or other amounts with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d)         On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

Section 7.02         Procedure Upon Redemption and Termination of Trust Fund.

(a)           If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

Upon termination of the Trust Fund, the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

82

(b)           In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)           Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03         Additional Trust Fund Termination Requirements.

(a)           Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)           Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

(ii)           Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii)           On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)           In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

83

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01         Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02         Access to List of Holders.

(a)           If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)           If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

84

(c)           Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03         Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c)           The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01         Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

85

(a)         The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrator under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and the Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and the Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or the Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of the Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the related Servicing Agreement. The Master Servicer shall, in accordance with each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and the Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or the Servicing Administrator (or similar document signed by an officer of such Servicer or the Servicing Administrator), and such Servicer’s or the Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or the Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the related Servicing Agreement; (ii) exercise any rights it may have to enforce the related Servicing Agreement against such Servicer; and/or (iii) waive any such default under such Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or the Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or the Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by the Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the related Servicing Agreement unless such a waiver has been obtained.

86

(b)         Upon any termination by the Master Servicer of the rights and powers of a Servicer or the Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of such Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or the Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the related Servicing Agreement if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder.  To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

The Master Servicer shall pay the costs of such enforcement (including the termination of the Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer's request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or the Servicing Administrator being replaced or for the errors or omissions of such Servicer or the Servicing Administrator.

(c)         Upon any termination of the rights and powers of any Servicer or the Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under such Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

87

Section 9.02         Assumption of Master Servicing by Trustee.

(a)         In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer's interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)         The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.03         Representations, Warranties and Covenants of the Master Servicer.

(a)         The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)         it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)         the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)         this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

88

(iv)         the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)         the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)         no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)         the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)         no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)         the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)         It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c)         The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

89

If the Master Servicer's holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

(d)         The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

Section 9.04         Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Trust Fund, and shall either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

90

Section 9.05         Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06         Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

Section 9.07         Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the Securities Administrator, as provided herein, and of the Custodian, as provided in the Custodial Agreement.

91

Section 9.08         Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

Section 9.09         Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 9.10         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

92

ARTICLE X

REMIC ADMINISTRATION

Section 10.01         REMIC Administration.

(a)           REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)           The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

(d)           The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”):  (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

(e)           The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

93

(f)           The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders.  The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g)           Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)           The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)           No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)           None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)           The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

Section 10.02         Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement). In no event shall the Trust Fund incur additional secured or unsecured debt.

94

Section 10.03         Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 10.04         REO Property.

(a)         Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)         The Depositor shall cause the applicable Servicer (to the extent provided in the Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

95

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01         Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02         Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03         Amendment.

(a)           This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

(b)           This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

96

(c)           Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee's obligations under this Section 11.03.

(d)           It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)           Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

(f)           Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

Section 11.04         Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05         Provision of Information.

(a)           For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

97

(b)           The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)          On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07         Notices.

(a)         All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

For posting by the Rule 17g-5 Information Provider:

rmbs17g5informationprovider@wellsfargo.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-7

In the case of the Seller:

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-7

98

In the case of the Master Servicer and the Securities Administrator:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

(or, for overnight deliveries:

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone number: (410) 884-2000

Facsimile number: (410) 715-2380

Attention: Client Manager -- Sequoia Mortgage Trust 2013-7

In the case of the Certificate Registrar:

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Facsimile number: 1-866-614-1273

Electronic mail address: g=cts-spg-team-a-5@wellsfargo.com

Attention: Corporate Trust Services -- Sequoia Mortgage Trust 2013-7

In the case of the Trustee:

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attention: Corporate Trust -- Sequoia Mortgage Trust 2013-7

Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

(b)         Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.ctslink.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator 's website, in each instance, as soon as reasonably practicable.

(c)         The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

99

Section 11.08         Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09         Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10         Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11         Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12         Special Notices to the Rating Agencies.

(a)           The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i)          any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii)         any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)         the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv)        any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)         the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi)        the making of a final payment pursuant to Section 7.01; and

(vii)       any termination of the rights and obligations of a Servicer or the Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

100

(b)           All notices to the Rating Agency provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch Ratings, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-7

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to S&P, to:

Standard and Poor’s Ratings Services

55 Water Street, 38th Floor

New York, NY 10041

(c)           The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4).  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

Section 11.13         Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

Section 11.14         Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15         No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

101

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC.,

as Depositor

By:	/s/ William J. Moliski

Name: William J. Moliski

Title: Authorized Officer

WILMINGTON TRUST, National Association,

as Trustee

By:	/s/ Adam B. Scozzafava

Name: Adam B. Scozzafava

Title: Assistant Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer

By:	/s/ Graham M. Oglesby

Name: Graham M. Oglesby

Title: Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/ Graham M. Oglesby

Name: Graham M. Oglesby

Title: Vice President

Solely for purposes of Section 2.04 and Section 2.06(b)

accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,

as Seller

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory

Solely for purposes of Section 2.07

accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION,

as Controlling Holder

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-59, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-1	Principal Amount of this
Certificates: $125,000,000	Certificate: $125,000,000

Certificate Interest Rate: Adjustable	Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AA1

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of __________________________________________________________________________

account number _______________________________ or, if mailed by check, to ______________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or _________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-59, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-2	Principal Amount of this
Certificates: $298,878,000	Certificate: $298,878,000

Certificate Interest Rate: Adjustable	Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AB9

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-59, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO1	Notional Amount of this
Certificates: $125,000,000	Certificate: $125,000,000

Certificate Interest Rate: Adjustable	Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AC7

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO2	Notional Amount of this
Certificates: $423,878,000	Certificate: $423,878,000

Certificate Interest Rate: Adjustable	Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AD5

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

6

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-l

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-1	Principal Amount of this
Certificates$8,165,000	Certificate: $8,165,000

Certificate Interest Rate: Adjustable	Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AE3

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-2	Principal Amount of this
Certificates: $7,711,000	Certificate: $7,711,000

Certificate Interest Rate: Adjustable
Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AF0

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-3	Principal Amount of this
Certificates: $6,577,000	Certificate: $6,577,000

Certificate Interest Rate: Adjustable
Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AG8

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

4

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-4	Principal Amount of this
Certificates: $2,494,000	Certificate: $2,494,000

Certificate Interest Rate: Adjustable
Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AH6

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

5

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-5

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-5	Principal Amount of this
Certificates$4,763,656	Certificate: $4,763,656

Certificate Interest Rate: Adjustable
Cut-off Date: May 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745C AJ2

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-5 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

5

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: May 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: June 2043
CUSIP: 81745C AK9

NUMBER 1

3

THIS CERTIFIES THAT [______________] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

5

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of a Class of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS LT-R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS LT-R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS LT-R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: May 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: June 2043
CUSIP: 81745C AL7

NUMBER 1

3

THIS CERTIFIES THAT [______________] is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in June 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: May 23, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: May 23, 2013

5

SEQUOIA MORTGAGE TRUST 2013-7

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-7 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ________________________________________________________________________

account number ___________________________________ or, if mailed by check, to __________________

Applicable reports and statements should be mailed to ___________________________________________

This information is provided by ______________________________________________________ the assignee named above, or ______________________________________ as its agent.

10

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.	That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee with respect to Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

B-1

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

B-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

B-3

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

Date

Re:           Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

C-1

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

See Exhibit 10.6

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Sequoia Mortgage Trust 2013-7

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Depositor and the Certificate Registrar.

[Name of Transferor]

By:
Name:
Title:

Dated: ___________, ____

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR
QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates, Class [___] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-2-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________ Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates, Class [___], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wilmington Trust, National Association as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.      The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.      The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

[Investor]

By:
Name:
Title:

ATTEST:

G-1

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between Redwood Residential Acquisition Corporation (“RRAC”) and 1st Security Bank of Washington, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Academy Mortgage Corporation, as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Amegy Mortgage Company, L.L.C., as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Banner Bank, as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Benchmark Bank, as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

9.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Cobalt Mortgage, Inc., as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

13.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Home Lending, Inc., f/k/a/ Cornerstone Mortgage Company, as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and DHI Mortgage Company, Ltd., as modified by the related Acknowledgement.

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace Home Loans, Inc., as modified by the related Acknowledgement

H-1

17.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

18.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011 between RRAC and First Choice Loan Services, Inc., as modified by the related Acknowledgement.

21.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and FirstBank, as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

25.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason Mortgage, LLC, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and GFI Mortgage Bankers, Incorporated, as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

29.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and MegaStar Financial Corporation, as modified by the related Acknowledgement.

32.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Michigan Mutual, Incorporation, as modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

34.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

H-2

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Perl Mortgage, Incorporated, as modified by the related Acknowledgement.

36.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2013, between RRAC and Potomac Mortgage Group, Inc., as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

40.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

41.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

42.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

43.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between RRAC and Renasant Bank, as modified by the related Acknowledgement.

44.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2012, between RRAC and Residential Finance Corporation, as modified by the related Acknowledgement.

45.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and RMR Financial, LLC, as modified by the related Acknowledgement.

46.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Sandy Spring Bank, as modified by the related Acknowledgement.

47.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, as modified by the related Acknowledgement.

48.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Shea Mortgage Inc., as modified by the related Acknowledgement.

49.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

50.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

51.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

52.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Everett Financial, Inc. DBA Supreme Lending, as modified by the related Acknowledgement.

53.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2013, between RRAC and Susquehanna Bank, as modified by the related Acknowledgement.

H-3

54.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and The Lending Partners, LLC, as modified by the related Acknowledgement.

55.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Total Mortgage Services, LLC, as modified by the related Acknowledgement.

56.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua Bank, as modified by the related Acknowledgement.

57.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

58.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2013, between RRAC and W.R. Starkey Mortgage, LLP, as modified by the related Acknowledgement.

59.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Mortgage Access Corp. DBA Weichert Financial Services, as modified by the related Acknowledgement.

60.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

61.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital LLC, as modified by the related Acknowledgement.

H-4

EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

3.	Mortgage Loan Flow Purchase, Sale & Servicing Agreement dated as of July 21, 2010, between RRAC and PHH Mortgage Corporation, as modified by the related Acknowledgement.

H-5

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

Wells Fargo Bank, N.A., as securities administrator

Fax: 410-715-2380

Email: cts.sec.notifications@wellsfargo.com

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn:  Corporate Trust Services—Sequoia Mortgage Trust 2013-7, Mortgage Pass-Through Certificates, Series 2013-7—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Pooling and Servicing Agreement, dated as of April 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee, with respect to Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificate, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:
Name:
Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-7 (the “Trust”)

Mortgage Pass-Through Certificates

Re:          The Pooling and Servicing Agreement, dated as of April 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wilmington Trust, National Association, as Trustee with respect to Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates.

I, __________________________, the _________________________ of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2)           To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)           To my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4)           I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)           The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), custodian(s)]

Date:

By:

[Signature]
[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

K-1

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

K-2

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

K-3

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

K-4

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Distribution Date Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

L-3

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

M-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor as to (a) Trustee as to (b)
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-3

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer (as to itself)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)
▪ Other material servicers	Servicer (as to itself)
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor

N-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Securities Administrator

N-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties (as to themselves)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

N-3

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: RMBS – SEMT 2013-7

Attention:	Sequoia Mortgage Trust 2013-7,

Mortgage Pass-Through Certificates, Series 2013-7

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Wilmington Trust, National Association, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).
2.	The undersigned has access to the Depositor's 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.
3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.	The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

	1	2	3	4	5	6	7	8	9	10	11
	Primary Servicer	Servicing Fee %	Servicing Fee—Flatdollar	Servicing Advance Methodology	Originator	Loan Group	Loan Number	Amortization Type	Lien Position	HELOC Indicator	Loan Purpose
1	1000383	0.002500			9999999		10000011789	1	1	0	9
2	1000383	0.002500			9999999		10000011715	1	1	0	7
3	1000383	0.002500			9999999		10000011634	1	1	0	7
4	1000383	0.002500			9999999		10000011542	1	1	0	9
5	1000383	0.002500			9999999		10000011415	1	1	0	9
6	1000383	0.002500			9999999		10000011398	1	1	0	6
7	1000383	0.002500			9999996		10000011389	1	1	0	7
8	1000383	0.002500			1000536		10000011382	1	1	0	7
9	1000383	0.002500			9999999		10000011375	1	1	0	7
10	1000383	0.002500			1000536		10000011345	1	1	0	6
11	1000383	0.002500			9999996		10000011337	1	1	0	7
12	1000383	0.002500			9999999		10000011320	1	1	0	9
13	1000383	0.002500			9999999		10000011291	1	1	0	9
14	1000383	0.002500			9999999		10000011272	1	1	0	9
15	1000383	0.002500			9999999		10000011268	1	1	0	7
16	1000383	0.002500			9999996		10000011258	1	1	0	6
17	1000383	0.002500			9999996		10000011154	1	1	0	7
18	1000383	0.002500			9999999		10000011150	1	1	0	7
19	1000383	0.002500			9999999		10000011122	1	1	0	9
20	1000383	0.002500			9999999		10000011117	1	1	0	7
21	1000383	0.002500			9999996		10000011060	1	1	0	7
22	1000383	0.002500			9999996		10000011053	1	1	0	9
23	1000383	0.002500			9999999		10000011036	1	1	0	9
24	1000383	0.002500			9999999		10000011035	1	1	0	7
25	1000383	0.002500			9999999		10000011026	1	1	0	7
26	1000383	0.002500			9999999		10000011013	1	1	0	7
27	1000383	0.002500			1000536		10000011010	1	1	0	9
28	1000383	0.002500			9999999		10000010975	1	1	0	9
29	1000383	0.002500			9999999		10000010947	1	1	0	3
30	1000383	0.002500			9999999		10000010932	1	1	0	7
31	1000383	0.002500			9999999		10000010916	1	1	0	9
32	1000383	0.002500			9999999		10000010909	1	1	0	7
33	1000383	0.002500			1000536		10000010900	1	1	0	7
34	1000383	0.002500			9999999		10000010894	1	1	0	7
35	1000383	0.002500			9999999		10000010890	1	1	0	9
36	1000383	0.002500			9999999		10000010854	1	1	0	7
37	1000383	0.002500			9999999		10000010841	1	1	0	7
38	1000383	0.002500			9999999		10000010813	1	1	0	6
39	1000383	0.002500			9999999		10000010811	1	1	0	9
40	1000383	0.002500			9999999		10000010784	1	1	0	9
41	1000383	0.002500			1000536		10000010780	1	1	0	7
42	1000383	0.002500			9999999		10000010771	1	1	0	6
43	1000383	0.002500			1008808		10000010747	1	1	0	7
44	1000383	0.002500			1000536		10000010736	1	1	0	7
45	1000383	0.002500			9999999		10000010716	1	1	0	7
46	1000383	0.002500			9999999		10000010701	1	1	0	7
47	1000383	0.002500			9999999		10000010696	1	1	0	9
48	1000383	0.002500			9999996		10000010691	1	1	0	9
49	1000383	0.002500			9999999		10000010689	1	1	0	7
50	1000383	0.002500			9999999		10000010670	1	1	0	9
51	1000383	0.002500			9999999		10000010668	1	1	0	7
52	1000383	0.002500			9999999		10000010665	1	1	0	9
53	1000383	0.002500			9999999		10000010660	1	1	0	9
54	1000383	0.002500			9999999		10000010653	1	1	0	9
55	1000383	0.002500			9999999		10000010644	1	1	0	7
56	1000383	0.002500			9999999		10000010638	1	1	0	6
57	1000383	0.002500			9999999		10000010635	1	1	0	9
58	1000383	0.002500			9999999		10000010631	1	1	0	9
59	1000383	0.002500			9999999		10000010623	1	1	0	7
60	1000383	0.002500			9999999		10000010615	1	1	0	9
61	1000383	0.002500			9999996		10000010608	1	1	0	9
62	1000383	0.002500			1000633		10000010607	1	1	0	9
63	1000383	0.002500			1008808		10000010587	1	1	0	6
64	1000383	0.002500			9999999		10000010559	1	1	0	9
65	1000383	0.002500			9999999		10000010554	1	1	0	9
66	1000383	0.002500			9999999		10000010553	1	1	0	9
67	1000383	0.002500			9999999		10000010534	1	1	0	9
68	1000383	0.002500			9999999		10000010520	1	1	0	7
69	1000383	0.002500			9999999		10000010506	1	1	0	9
70	1000383	0.002500			9999999		10000010497	1	1	0	9
71	1000383	0.002500			1008808		10000010473	1	1	0	6
72	1000383	0.002500			9999999		10000010470	1	1	0	3
73	1000383	0.002500			9999999		10000010469	1	1	0	6
74	1000383	0.002500			9999999		10000010458	1	1	0	7
75	1000383	0.002500			9999999		10000010451	1	1	0	9
76	1000383	0.002500			9999999		10000010449	1	1	0	6
77	1000383	0.002500			1008808		10000010438	1	1	0	7
78	1000383	0.002500			9999996		10000010432	1	1	0	9
79	1000383	0.002500			9999999		10000010421	1	1	0	9
80	1000383	0.002500			9999999		10000010416	1	1	0	3
81	1000383	0.002500			1000633		10000010406	1	1	0	6
82	1000383	0.002500			9999999		10000010403	1	1	0	3
83	1000383	0.002500			1000633		10000010402	1	1	0	9
84	1000383	0.002500			9999999		10000010397	1	1	0	7
85	1000383	0.002500			9999996		10000010385	1	1	0	7
86	1000383	0.002500			9999999		10000010384	1	1	0	9
87	1000383	0.002500			9999999		10000010383	1	1	0	9
88	1000383	0.002500			9999999		10000010381	1	1	0	3
89	1000383	0.002500			1000536		10000010369	1	1	0	9
90	1000383	0.002500			9999999		10000010368	1	1	0	9
91	1000383	0.002500			9999996		10000010362	1	1	0	9
92	1000383	0.002500			9999999		10000010358	1	1	0	7
93	1000383	0.002500			9999999		10000010357	1	1	0	7
94	1000383	0.002500			9999999		10000010356	1	1	0	9
95	1000383	0.002500			9999999		10000010353	1	1	0	3
96	1000383	0.002500			9999996		10000010350	1	1	0	9
97	1000383	0.002500			9999996		10000010349	1	1	0	9
98	1000383	0.002500			9999999		10000010345	1	1	0	6
99	1000383	0.002500			9999999		10000010344	1	1	0	7
100	1000383	0.002500			9999999		10000010326	1	1	0	7
101	1000383	0.002500			9999999		10000010325	1	1	0	7
102	1000383	0.002500			9999999		10000010320	1	1	0	9
103	1000383	0.002500			9999999		10000010310	1	1	0	9
104	1000383	0.002500			1008808		10000010305	1	1	0	7
105	1000383	0.002500			9999999		10000010304	1	1	0	7
106	1000383	0.002500			9999999		10000010293	1	1	0	7
107	1000383	0.002500			9999999		10000010292	1	1	0	7
108	1000383	0.002500			9999999		10000010283	1	1	0	7
109	1000383	0.002500			9999999		10000010271	1	1	0	9
110	1000383	0.002500			9999999		10000010256	1	1	0	9
111	1000383	0.002500			9999999		10000010249	1	1	0	9
112	1000383	0.002500			9999999		10000010243	1	1	0	9
113	1000383	0.002500			9999999		10000010242	1	1	0	9
114	1000383	0.002500			9999999		10000010241	1	1	0	9
115	1000383	0.002500			9999999		10000010232	1	1	0	7
116	1000383	0.002500			1000633		10000010231	1	1	0	7
117	1000383	0.002500			9999999		10000010229	1	1	0	9
118	1000383	0.002500			1000536		10000010222	1	1	0	7
119	1000383	0.002500			1000536		10000010219	1	1	0	7
120	1000383	0.002500			1000536		10000010216	1	1	0	6
121	1000383	0.002500			9999999		10000010203	1	1	0	9
122	1000383	0.002500			9999996		10000010185	1	1	0	9
123	1000383	0.002500			9999999		10000010183	1	1	0	9
124	1000383	0.002500			9999999		10000010181	1	1	0	9
125	1000383	0.002500			9999996		10000010180	1	1	0	9
126	1000383	0.002500			9999999		10000010173	1	1	0	9
127	1000383	0.002500			9999999		10000010172	1	1	0	3
128	1000383	0.002500			9999999		10000010168	1	1	0	9
129	1000383	0.002500			9999999		10000010166	1	1	0	9
130	1000383	0.002500			9999996		10000010159	1	1	0	3
131	1000383	0.002500			9999999		10000010143	1	1	0	9
132	1000383	0.002500			1000536		10000010136	1	1	0	9
133	1000383	0.002500			1000536		10000010121	1	1	0	7
134	1000383	0.002500			9999999		10000010107	1	1	0	9
135	1000383	0.002500			1000633		10000010096	1	1	0	7
136	1000383	0.002500			9999999		10000010087	1	1	0	9
137	1000383	0.002500			9999999		10000010064	1	1	0	7
138	1000383	0.002500			9999999		10000010060	1	1	0	7
139	1000383	0.002500			9999999		10000010059	1	1	0	9
140	1000383	0.002500			9999999		10000010058	1	1	0	9
141	1000383	0.002500			9999996		10000010054	1	1	0	3
142	1000383	0.002500			9999996		10000010047	1	1	0	9
143	1000383	0.002500			1000536		10000010043	1	1	0	9
144	1000383	0.002500			1000536		10000010039	1	1	0	9
145	1000383	0.002500			9999999		10000010035	1	1	0	9
146	1000383	0.002500			9999999		10000010033	1	1	0	9
147	1000383	0.002500			1000536		10000010032	1	1	0	7
148	1000383	0.002500			1000536		10000010030	1	1	0	9
149	1000383	0.002500			9999999		10000010023	1	1	0	9
150	1000383	0.002500			1000536		10000010019	1	1	0	9
151	1000383	0.002500			9999999		10000010018	1	1	0	7
152	1000383	0.002500			1008808		10000010017	1	1	0	7
153	1000383	0.002500			9999999		10000010015	1	1	0	7
154	1000383	0.002500			9999999		10000010012	1	1	0	9
155	1000383	0.002500			9999999		10000010011	1	1	0	7
156	1000383	0.002500			9999999		10000010008	1	1	0	9
157	1000383	0.002500			9999999		10000010006	1	1	0	9
158	1000383	0.002500			1008808		10000010005	1	1	0	6
159	1000383	0.002500			9999999		10000010004	1	1	0	9
160	1000383	0.002500			9999999		10000009995	1	1	0	9
161	1000383	0.002500			9999999		10000009987	1	1	0	9
162	1000383	0.002500			9999999		10000009986	1	1	0	9
163	1000383	0.002500			9999999		10000009981	1	1	0	6
164	1000383	0.002500			9999999		10000009977	1	1	0	7
165	1000383	0.002500			9999999		10000009973	1	1	0	9
166	1000383	0.002500			9999999		10000009972	1	1	0	9
167	1000383	0.002500			9999999		10000009969	1	1	0	7
168	1000383	0.002500			9999999		10000009965	1	1	0	9
169	1000383	0.002500			9999999		10000009963	1	1	0	9
170	1000383	0.002500			9999999		10000009959	1	1	0	9
171	1000383	0.002500			9999999		10000009949	1	1	0	7
172	1000383	0.002500			9999999		10000009943	1	1	0	9
173	1000383	0.002500			9999999		10000009937	1	1	0	7
174	1000383	0.002500			9999999		10000009908	1	1	0	9
175	1000383	0.002500			9999999		10000009903	1	1	0	9
176	1000383	0.002500			9999999		10000009862	1	1	0	3
177	1000383	0.002500			1000536		10000009859	1	1	0	7
178	1000383	0.002500			9999999		10000009855	1	1	0	6
179	1000383	0.002500			1000633		10000009848	1	1	0	7
180	1000383	0.002500			9999999		10000009842	1	1	0	9
181	1000383	0.002500			9999999		10000009839	1	1	0	9
182	1000383	0.002500			9999999		10000009837	1	1	0	7
183	1000383	0.002500			1000633		10000009834	1	1	0	7
184	1000383	0.002500			9999999		10000009827	1	1	0	7
185	1000383	0.002500			9999999		10000009822	1	1	0	7
186	1000383	0.002500			9999999		10000009812	1	1	0	9
187	1000383	0.002500			9999999		10000009807	1	1	0	9
188	1000383	0.002500			9999999		10000009805	1	1	0	9
189	1000383	0.002500			1000536		10000009795	1	1	0	6
190	1000383	0.002500			9999999		10000009790	1	1	0	9
191	1000383	0.002500			1000536		10000009786	1	1	0	7
192	1000383	0.002500			9999999		10000009784	1	1	0	7
193	1000383	0.002500			9999999		10000009768	1	1	0	9
194	1000383	0.002500			9999999		10000009759	1	1	0	6
195	1000383	0.002500			9999999		10000009758	1	1	0	7
196	1000383	0.002500			9999999		10000009736	1	1	0	6
197	1000383	0.002500			9999999		10000009729	1	1	0	7
198	1000383	0.002500			9999999		10000009727	1	1	0	9
199	1000383	0.002500			9999999		10000009724	1	1	0	7
200	1000383	0.002500			9999999		10000009723	1	1	0	7
201	1000383	0.002500			9999999		10000009721	1	1	0	7
202	1000383	0.002500			9999999		10000009717	1	1	0	9
203	1000383	0.002500			9999996		10000009716	1	1	0	9
204	1000383	0.002500			1000536		10000009710	1	1	0	7
205	1000383	0.002500			9999999		10000009702	1	1	0	7
206	1000383	0.002500			1000633		10000009696	1	1	0	9
207	1000383	0.002500			9999999		10000009695	1	1	0	7
208	1000383	0.002500			1000536		10000009690	1	1	0	9
209	1000383	0.002500			9999999		10000009686	1	1	0	9
210	1000383	0.002500			9999999		10000009684	1	1	0	6
211	1000383	0.002500			9999999		10000009682	1	1	0	6
212	1000383	0.002500			9999999		10000009680	1	1	0	9
213	1000383	0.002500			9999996		10000009675	1	1	0	7
214	1000383	0.002500			9999999		10000009658	1	1	0	7
215	1000383	0.002500			9999999		10000009649	1	1	0	3
216	1000383	0.002500			9999999		10000009648	1	1	0	9
217	1000383	0.002500			9999996		10000009645	1	1	0	9
218	1000383	0.002500			9999996		10000009644	1	1	0	9
219	1000383	0.002500			9999999		10000009643	1	1	0	9
220	1000383	0.002500			9999999		10000009636	1	1	0	7
221	1000383	0.002500			9999999		10000009632	1	1	0	9
222	1000383	0.002500			9999999		10000009627	1	1	0	9
223	1000383	0.002500			9999999		10000009625	1	1	0	7
224	1000383	0.002500			9999999		10000009621	1	1	0	9
225	1000383	0.002500			1000536		10000009620	1	1	0	9
226	1000383	0.002500			9999999		10000009619	1	1	0	7
227	1000383	0.002500			9999999		10000009616	1	1	0	7
228	1000383	0.002500			9999999		10000009614	1	1	0	9
229	1000383	0.002500			9999996		10000009612	1	1	0	9
230	1000383	0.002500			9999999		10000009611	1	1	0	7
231	1000383	0.002500			9999999		10000009604	1	1	0	9
232	1000383	0.002500			9999999		10000009591	1	1	0	6
233	1000383	0.002500			9999999		10000009589	1	1	0	9
234	1000383	0.002500			9999999		10000009587	1	1	0	9
235	1000383	0.002500			9999996		10000009579	1	1	0	7
236	1000383	0.002500			9999999		10000009578	1	1	0	7
237	1000383	0.002500			9999999		10000009576	1	1	0	7
238	1000383	0.002500			9999999		10000009573	1	1	0	6
239	1000383	0.002500			9999999		10000009569	1	1	0	7
240	1000383	0.002500			9999999		10000009557	1	1	0	7
241	1000383	0.002500			9999996		10000009555	1	1	0	9
242	1000383	0.002500			9999999		10000009542	1	1	0	9
243	1000383	0.002500			1000536		10000009538	1	1	0	7
244	1000383	0.002500			1000536		10000009536	1	1	0	7
245	1000383	0.002500			9999999		10000009534	1	1	0	9
246	1000383	0.002500			9999999		10000009533	1	1	0	9
247	1000383	0.002500			9999999		10000009532	1	1	0	9
248	1000383	0.002500			9999999		10000009525	1	1	0	3
249	1000383	0.002500			9999999		10000009517	1	1	0	9
250	1000383	0.002500			9999999		10000009514	1	1	0	7
251	1000383	0.002500			9999999		10000009508	1	1	0	9
252	1000383	0.002500			9999999		10000009499	1	1	0	9
253	1000383	0.002500			1000633		10000009496	1	1	0	9
254	1000383	0.002500			9999999		10000009481	1	1	0	9
255	1000383	0.002500			1008808		10000009475	1	1	0	7
256	1000383	0.002500			9999999		10000009472	1	1	0	7
257	1000383	0.002500			9999999		10000009463	1	1	0	9
258	1000383	0.002500			9999996		10000009458	1	1	0	9
259	1000383	0.002500			1008808		10000009450	1	1	0	7
260	1000383	0.002500			1000536		10000009447	1	1	0	9
261	1000383	0.002500			9999999		10000009444	1	1	0	7
262	1000383	0.002500			9999999		10000009438	1	1	0	9
263	1000383	0.002500			9999999		10000009425	1	1	0	9
264	1000383	0.002500			9999999		10000009424	1	1	0	9
265	1000383	0.002500			9999999		10000009415	1	1	0	9
266	1000383	0.002500			9999996		10000009412	1	1	0	9
267	1000383	0.002500			9999999		10000009411	1	1	0	9
268	1000383	0.002500			9999999		10000009408	1	1	0	9
269	1000383	0.002500			9999999		10000009404	1	1	0	9
270	1000383	0.002500			9999999		10000009403	1	1	0	9
271	1000383	0.002500			9999999		10000009398	1	1	0	9
272	1000383	0.002500			9999999		10000009393	1	1	0	7
273	1000383	0.002500			9999999		10000009390	1	1	0	9
274	1000383	0.002500			9999999		10000009389	1	1	0	6
275	1000383	0.002500			9999999		10000009386	1	1	0	9
276	1000383	0.002500			9999999		10000009377	1	1	0	9
277	1000383	0.002500			9999999		10000009353	1	1	0	9
278	1000383	0.002500			9999999		10000009351	1	1	0	3
279	1000383	0.002500			9999999		10000009344	1	1	0	7
280	1000383	0.002500			9999999		10000009342	1	1	0	9
281	1000383	0.002500			1000536		10000009337	1	1	0	9
282	1000383	0.002500			9999999		10000009328	1	1	0	3
283	1000383	0.002500			9999999		10000009327	1	1	0	7
284	1000383	0.002500			9999999		10000009326	1	1	0	6
285	1000383	0.002500			9999999		10000009318	1	1	0	3
286	1000383	0.002500			1008808		10000009313	1	1	0	7
287	1000383	0.002500			1000633		10000009300	1	1	0	7
288	1000383	0.002500			9999999		10000009299	1	1	0	9
289	1000383	0.002500			9999996		10000009296	1	1	0	9
290	1000383	0.002500			9999999		10000009292	1	1	0	7
291	1000383	0.002500			1000536		10000009291	1	1	0	9
292	1000383	0.002500			9999999		10000009278	1	1	0	9
293	1000383	0.002500			9999999		10000009273	1	1	0	7
294	1000383	0.002500			9999999		10000009272	1	1	0	9
295	1000383	0.002500			9999999		10000009271	1	1	0	9
296	1000383	0.002500			9999999		10000009269	1	1	0	9
297	1000383	0.002500			9999999		10000009266	1	1	0	9
298	1000383	0.002500			9999999		10000009262	1	1	0	3
299	1000383	0.002500			9999999		10000009243	1	1	0	9
300	1000383	0.002500			9999999		10000009233	1	1	0	7
301	1000383	0.002500			9999999		10000009227	1	1	0	9
302	1000383	0.002500			9999999		10000009226	1	1	0	9
303	1000383	0.002500			9999999		10000009221	1	1	0	7
304	1000383	0.002500			1008808		10000009216	1	1	0	9
305	1000383	0.002500			1000536		10000009208	1	1	0	7
306	1000383	0.002500			9999999		10000009207	1	1	0	7
307	1000383	0.002500			9999999		10000009202	1	1	0	7
308	1000383	0.002500			1000536		10000009201	1	1	0	3
309	1000383	0.002500			9999999		10000009192	1	1	0	9
310	1000383	0.002500			1008808		10000009184	1	1	0	9
311	1000383	0.002500			9999999		10000009172	1	1	0	7
312	1000383	0.002500			9999999		10000009170	1	1	0	9
313	1000383	0.002500			9999999		10000009159	1	1	0	9
314	1000383	0.002500			9999999		10000009152	1	1	0	9
315	1000383	0.002500			9999999		10000009149	1	1	0	9
316	1000383	0.002500			9999999		10000009142	1	1	0	9
317	1000383	0.002500			9999999		10000009134	1	1	0	9
318	1000383	0.002500			9999999		10000009128	1	1	0	3
319	1000383	0.002500			9999999		10000009127	1	1	0	9
320	1000383	0.002500			9999999		10000009120	1	1	0	7
321	1000383	0.002500			9999999		10000009117	1	1	0	9
322	1000383	0.002500			9999999		10000009111	1	1	0	7
323	1000383	0.002500			9999999		10000009107	1	1	0	3
324	1000383	0.002500			9999999		10000009105	1	1	0	9
325	1000383	0.002500			9999999		10000009100	1	1	0	7
326	1000383	0.002500			9999999		10000009099	1	1	0	3
327	1000383	0.002500			9999999		10000009098	1	1	0	9
328	1000383	0.002500			9999999		10000009097	1	1	0	7
329	1000383	0.002500			9999999		10000009092	1	1	0	9
330	1000383	0.002500			9999999		10000009087	1	1	0	9
331	1000383	0.002500			9999999		10000009082	1	1	0	9
332	1000383	0.002500			9999999		10000009080	1	1	0	9
333	1000383	0.002500			9999999		10000009075	1	1	0	9
334	1000383	0.002500			9999996		10000009072	1	1	0	9
335	1000383	0.002500			9999999		10000009069	1	1	0	9
336	1000383	0.002500			9999999		10000009065	1	1	0	6
337	1000383	0.002500			9999999		10000009054	1	1	0	9
338	1000383	0.002500			9999999		10000009047	1	1	0	9
339	1000383	0.002500			9999996		10000009038	1	1	0	3
340	1000383	0.002500			9999999		10000009032	1	1	0	9
341	1000383	0.002500			9999999		10000009019	1	1	0	7
342	1000383	0.002500			9999999		10000009012	1	1	0	9
343	1000383	0.002500			9999999		10000009006	1	1	0	9
344	1000383	0.002500			9999999		10000008995	1	1	0	9
345	1000383	0.002500			9999999		10000008981	1	1	0	7
346	1000383	0.002500			9999999		10000008974	1	1	0	9
347	1000383	0.002500			9999999		10000008969	1	1	0	9
348	1000383	0.002500			9999999		10000008962	1	1	0	9
349	1000383	0.002500			9999999		10000008961	1	1	0	3
350	1000383	0.002500			9999999		10000008957	1	1	0	9
351	1000383	0.002500			9999999		10000008948	1	1	0	9
352	1000383	0.002500			1008808		10000008944	1	1	0	9
353	1000383	0.002500			1008808		10000008940	1	1	0	9
354	1000383	0.002500			1000633		10000008936	1	1	0	7
355	1000383	0.002500			9999999		10000008925	1	1	0	7
356	1000383	0.002500			9999999		10000008921	1	1	0	9
357	1000383	0.002500			9999999		10000008915	1	1	0	9
358	1000383	0.002500			9999999		10000008909	1	1	0	7
359	1000383	0.002500			1008808		10000008906	1	1	0	9
360	1000383	0.002500			1000536		10000008902	1	1	0	9
361	1000383	0.002500			9999999		10000008901	1	1	0	9
362	1000383	0.002500			9999999		10000008895	1	1	0	7
363	1000383	0.002500			9999999		10000008893	1	1	0	9
364	1000383	0.002500			9999999		10000008889	1	1	0	9
365	1000383	0.002500			9999999		10000008886	1	1	0	7
366	1000383	0.002500			9999999		10000008885	1	1	0	9
367	1000383	0.002500			9999999		10000008865	1	1	0	7
368	1000383	0.002500			9999999		10000008861	1	1	0	9
369	1000383	0.002500			9999999		10000008856	1	1	0	9
370	1000383	0.002500			9999999		10000008843	1	1	0	9
371	1000383	0.002500			1000536		10000008842	1	1	0	7
372	1000383	0.002500			9999999		10000008838	1	1	0	3
373	1000383	0.002500			1000536		10000008835	1	1	0	9
374	1000383	0.002500			1008808		10000008834	1	1	0	9
375	1000383	0.002500			9999999		10000008832	1	1	0	9
376	1000383	0.002500			1000633		10000008828	1	1	0	7
377	1000383	0.002500			9999999		10000008827	1	1	0	9
378	1000383	0.002500			9999999		10000008824	1	1	0	9
379	1000383	0.002500			9999999		10000008823	1	1	0	9
380	1000383	0.002500			9999999		10000008821	1	1	0	9
381	1000383	0.002500			9999999		10000008807	1	1	0	3
382	1000383	0.002500			1000633		10000008804	1	1	0	9
383	1000383	0.002500			9999999		10000008798	1	1	0	3
384	1000383	0.002500			9999999		10000008785	1	1	0	9
385	1000383	0.002500			9999999		10000008782	1	1	0	9
386	1000383	0.002500			9999999		10000008779	1	1	0	7
387	1000383	0.002500			9999999		10000008775	1	1	0	9
388	1000383	0.002500			9999999		10000008774	1	1	0	9
389	1000383	0.002500			9999999		10000008773	1	1	0	7
390	1000383	0.002500			9999999		10000008745	1	1	0	7
391	1000383	0.002500			1000633		10000008736	1	1	0	9
392	1000383	0.002500			9999996		10000008735	1	1	0	9
393	1000383	0.002500			9999999		10000008730	1	1	0	7
394	1000383	0.002500			9999999		10000008725	1	1	0	9
395	1000383	0.002500			9999999		10000008723	1	1	0	9
396	1000383	0.002500			1000536		10000008719	1	1	0	7
397	1000383	0.002500			9999999		10000008717	1	1	0	9
398	1000383	0.002500			1000536		10000008716	1	1	0	9
399	1000383	0.002500			1000633		10000008713	1	1	0	6
400	1000383	0.002500			9999999		10000008667	1	1	0	9
401	1000383	0.002500			9999999		10000008665	1	1	0	9
402	1000383	0.002500			9999999		10000008664	1	1	0	7
403	1000383	0.002500			9999999		10000008655	1	1	0	9
404	1000383	0.002500			9999999		10000008644	1	1	0	9
405	1000383	0.002500			9999999		10000008640	1	1	0	6
406	1000383	0.002500			9999999		10000008633	1	1	0	9
407	1000383	0.002500			9999999		10000008629	1	1	0	7
408	1000383	0.002500			9999999		10000008628	1	1	0	7
409	1000383	0.002500			9999999		10000008625	1	1	0	9
410	1000383	0.002500			9999999		10000008622	1	1	0	7
411	1000383	0.002500			1000536		10000008611	1	1	0	9
412	1000383	0.002500			9999999		10000008600	1	1	0	9
413	1000383	0.002500			9999999		10000008598	1	1	0	9
414	1000383	0.002500			9999999		10000008590	1	1	0	9
415	1000383	0.002500			9999999		10000008587	1	1	0	7
416	1000383	0.002500			1000633		10000008581	1	1	0	6
417	1000383	0.002500			9999999		10000008578	1	1	0	7
418	1000383	0.002500			9999999		10000008570	1	1	0	3
419	1000383	0.002500			1008808		10000008567	1	1	0	9
420	1000383	0.002500			9999999		10000008559	1	1	0	9
421	1000383	0.002500			9999999		10000008542	1	1	0	9
422	1000383	0.002500			9999999		10000008541	1	1	0	9
423	1000383	0.002500			1000536		10000008529	1	1	0	3
424	1000383	0.002500			1000536		10000008527	1	1	0	9
425	1000383	0.002500			9999999		10000008523	1	1	0	9
426	1000383	0.002500			1000633		10000008521	1	1	0	9
427	1000383	0.002500			9999999		10000008513	1	1	0	9
428	1000383	0.002500			1008808		10000008510	1	1	0	7
429	1000383	0.002500			9999999		10000008505	1	1	0	9
430	1000383	0.002500			9999999		10000008493	1	1	0	9
431	1000383	0.002500			9999999		10000008488	1	1	0	9
432	1000383	0.002500			9999999		10000008457	1	1	0	9
433	1000383	0.002500			9999999		10000008455	1	1	0	9
434	1000383	0.002500			9999999		10000008451	1	1	0	7
435	1000383	0.002500			1008808		10000008431	1	1	0	9
436	1000383	0.002500			9999999		10000008428	1	1	0	9
437	1000383	0.002500			9999999		10000008389	1	1	0	9
438	1000383	0.002500			9999999		10000008380	1	1	0	9
439	1000383	0.002500			1008808		10000008373	1	1	0	9
440	1000383	0.002500			1000633		10000008360	1	1	0	9
441	1000383	0.002500			9999999		10000008348	1	1	0	9
442	1000383	0.002500			1008808		10000008346	1	1	0	9
443	1000383	0.002500			9999999		10000008343	1	1	0	9
444	1000383	0.002500			1000536		10000008301	1	1	0	3
445	1000383	0.002500			1000536		10000008299	1	1	0	3
446	1000383	0.002500			1000536		10000008294	1	1	0	9
447	1000383	0.002500			9999999		10000008286	1	1	0	3
448	1000383	0.002500			9999999		10000008258	1	1	0	9
449	1000383	0.002500			9999999		10000008251	1	1	0	9
450	1000383	0.002500			9999999		10000008239	1	1	0	9
451	1000383	0.002500			9999999		10000008235	1	1	0	9
452	1000383	0.002500			9999999		10000008225	1	1	0	9
453	1000383	0.002500			9999999		10000008224	1	1	0	9
454	1000383	0.002500			1000536		10000008222	1	1	0	9
455	1000383	0.002500			9999999		10000008220	1	1	0	7
456	1000383	0.002500			9999999		10000008177	1	1	0	7
457	1000383	0.002500			9999996		10000008154	1	1	0	9
458	1000383	0.002500			9999999		10000008152	1	1	0	9
459	1000383	0.002500			1000633		10000008139	1	1	0	7
460	1000383	0.002500			9999999		10000008125	1	1	0	9
461	1000383	0.002500			9999999		10000008092	1	1	0	7
462	1000383	0.002500			9999999		10000008083	1	1	0	9
463	1000383	0.002500			1000633		10000008066	1	1	0	3
464	1000383	0.002500			9999999		10000008047	1	1	0	9
465	1000383	0.002500			1008808		10000008040	1	1	0	9
466	1000383	0.002500			9999999		10000008031	1	1	0	3
467	1000383	0.002500			9999999		10000008014	1	1	0	9
468	1000383	0.002500			1008808		10000008013	1	1	0	9
469	1000383	0.002500			1008808		10000008011	1	1	0	9
470	1000383	0.002500			9999999		10000007983	1	1	0	9
471	1000383	0.002500			1008808		10000007971	1	1	0	9
472	1000383	0.002500			9999999		10000007970	1	1	0	9
473	1000383	0.002500			9999999		10000007969	1	1	0	9
474	1000383	0.002500			9999999		10000007955	1	1	0	9
475	1000383	0.002500			9999999		10000007951	1	1	0	9
476	1000383	0.002500			9999999		10000007947	1	1	0	9
477	1000383	0.002500			9999999		10000007940	1	1	0	9
478	1000383	0.002500			9999999		10000007934	1	1	0	9
479	1000383	0.002500			1000633		10000007929	1	1	0	9
480	1000383	0.002500			9999999		10000007921	1	1	0	6
481	1000383	0.002500			1008808		10000007905	1	1	0	9
482	1000383	0.002500			1008808		10000007904	1	1	0	9
483	1000383	0.002500			1000633		10000007870	1	1	0	9
484	1000383	0.002500			9999999		10000007829	1	1	0	9
485	1000383	0.002500			1000633		10000007827	1	1	0	9
486	1000383	0.002500			9999999		10000007759	1	1	0	7
487	1000383	0.002500			9999999		10000007755	1	1	0	7
488	1000383	0.002500			9999999		10000007754	1	1	0	3
489	1000383	0.002500			9999999		10000007703	1	1	0	9
490	1000383	0.002500			9999999		10000007699	1	1	0	9
491	1000383	0.002500			9999999		10000007686	1	1	0	9
492	1000383	0.002500			9999999		10000007677	1	1	0	9
493	1000383	0.002500			9999999		10000007613	1	1	0	3
494	1000383	0.002500			1000633		10000007602	1	1	0	3
495	1000383	0.002500			9999999		10000007547	1	1	0	9
496	1000383	0.002500			1000536		10000007538	1	1	0	9
497	1000383	0.002500			9999999		10000007537	1	1	0	3
498	1000383	0.002500			9999999		10000007514	1	1	0	9
499	1000383	0.002500			1000633		10000007448	1	1	0	9
500	1000383	0.002500			9999999		10000007437	1	1	0	3
501	1000383	0.002500			9999999		10000007417	1	1	0	9
502	1000383	0.002500			9999999		10000007375	1	1	0	9
503	1000383	0.002500			9999999		10000007360	1	1	0	9
504	1000383	0.002500			9999999		10000007334	1	1	0	9
505	1000383	0.002500			9999999		10000007304	1	1	0	9
506	1000383	0.002500			9999999		10000007291	1	1	0	9
507	1000383	0.002500			9999999		10000007182	1	1	0	9
508	1000383	0.002500			1000633		10000007127	1	1	0	7
509	1000383	0.002500			9999999		10000007062	1	1	0	9
510	1000383	0.002500			9999999		10000007000	1	1	0	9
511	1000383	0.002500			1000633		10000006866	1	1	0	9
512	1000383	0.002500			1000633		10000006861	1	1	0	9
513	1000383	0.002500			1000633		10000006750	1	1	0	9
514	1000383	0.002500			9999999		10000006705	1	1	0	3
515	1000383	0.002500			1000536		10000006454	1	1	0	9
516	1000383	0.002500			9999999		10000006422	1	1	0	7
517	1000383	0.002500			1000633		10000006357	1	1	0	9
518	1000383	0.002500			1000536		10000006289	1	1	0	9
519	1000383	0.002500			9999999		10000006158	1	1	0	9
520	1000383	0.002500			9999999		10000006054	1	1	0	9
521	1000383	0.002500			9999999		10000005892	1	1	0	9
522	1000383	0.002500			9999999		10000005856	1	1	0	9
523	1000383	0.002500			9999996		10000005625	1	1	0	3
524	1002338	0.002500			9999999		3000011311	1	1	0	9
525	1002338	0.002500			9999999		3000011273	1	1	0	9
526	1002338	0.002500			9999999		3000010862	1	1	0	9
527	1002338	0.002500			9999999		3000010861	1	1	0	9
528	1002338	0.002500			9999999		3000010833	1	1	0	9
529	1002338	0.002500			9999999		3000010778	1	1	0	9
530	1002338	0.002500			9999999		3000010748	1	1	0	3
531	1002338	0.002500			9999999		3000010747	1	1	0	3
532	1002338	0.002500			9999999		3000010720	1	1	0	9
533	1002338	0.002500			9999999		3000010568	1	1	0	7
534	1002338	0.002500			9999999		3000009875	1	1	0	9
535	1002338	0.002500			9999999		3000009470	1	1	0	7
536	1002338	0.002500			9999999		3000009228	1	1	0	9
537	1002338	0.002500			9999999		3000009044	1	1	0	7
538	1000200	0.002500			9999999		2000010838	1	1	0	3
539	1000200	0.002500			9999999		2000010820	1	1	0	7
540	1000200	0.002500			9999999		2000010719	1	1	0	7
541	1000200	0.002500			9999999		2000010246	1	1	0	7
542	1000200	0.002500			9999999		2000010165	1	1	0	3
543	1000200	0.002500			9999999		2000009715	1	1	0	7
544	1000200	0.002500			9999999		2000006749	1	1	0	9
545	1000200	0.002500			9999999		2000006054	1	1	0	9
546	1000383	0.002500			9999999		1750008621	1	1	0	9
547	1000383	0.002500			1008808		1650010788	1	1	0	9
548	1000383	0.002500			1008808		1650010737	1	1	0	9
549	1000383	0.002500			1008808		1650010723	1	1	0	7
550	1000383	0.002500			1008808		1650010713	1	1	0	9
551	1000383	0.002500			1008808		1650010681	1	1	0	9
552	1000383	0.002500			1008808		1650010679	1	1	0	9
553	1000383	0.002500			1008808		1650010590	1	1	0	9
554	1000383	0.002500			1008808		1650010539	1	1	0	9
555	1000383	0.002500			1008808		1650010530	1	1	0	9
556	1000383	0.002500			1008808		1650010498	1	1	0	9
557	1000383	0.002500			1008808		1650010045	1	1	0	9
558	1000383	0.002500			1008808		1650010020	1	1	0	9
559	1000383	0.002500			1008808		1650009989	1	1	0	9
560	1000383	0.002500			1008808		1650009780	1	1	0	9
561	1000383	0.002500			1008808		1650009488	1	1	0	9
562	1000383	0.002500			1008808		1650008203	1	1	0	9
563	1000383	0.002500			1008808		1650007027	1	1	0	9
564	1000383	0.002500			1000633		1500009762	1	1	0	9
565	1000383	0.002500			1000633		1500009346	1	1	0	9
566	1000383	0.002500			9999999		1400008724	1	1	0	7
567	1000383	0.002500			9999999		1310007970	1	1	0	9
568	1000383	0.002500			9999999		1300009744	1	1	0	9
569	1000383	0.002500			9999999		1300009576	1	1	0	9
570	1000383	0.002500			9999999		1290010257	1	1	0	3
571	1000383	0.002500			9999999		1150011431	1	1	0	7
572	1000383	0.002500			9999999		1150011375	1	1	0	9
573	1000383	0.002500			9999999		1150011353	1	1	0	9
574	1000383	0.002500			9999999		1150011339	1	1	0	7
575	1000383	0.002500			9999999		1150011308	1	1	0	7
576	1000383	0.002500			9999999		1150011307	1	1	0	9
577	1000383	0.002500			9999999		1150011284	1	1	0	9
578	1000383	0.002500			9999999		1150011258	1	1	0	9
579	1000383	0.002500			9999999		1150011250	1	1	0	9
580	1000383	0.002500			9999999		1150010895	1	1	0	9
581	1000383	0.002500			9999999		1150010883	1	1	0	9
582	1000383	0.002500			9999999		1150010880	1	1	0	3
583	1000383	0.002500			9999999		1150010873	1	1	0	7
584	1000383	0.002500			9999999		1150010821	1	1	0	9
585	1000383	0.002500			9999999		1150010800	1	1	0	9
586	1000383	0.002500			9999999		1150010743	1	1	0	9
587	1000383	0.002500			9999999		1150010682	1	1	0	9
588	1000383	0.002500			9999999		1150010451	1	1	0	9
589	1000383	0.002500			9999999		1150006565	1	1	0	9
590	1000383	0.002500			9999999		1090010001	1	1	0	9
591	1000383	0.002500			9999999		1030009427	1	1	0	9
592	1000383	0.002500			9999999		1010010893	1	1	0	9
593	1000383	0.002500			9999999		1010010892	1	1	0	9
594	1000383	0.002500			9999999		1010010816	1	1	0	3
595	1000383	0.002500			9999999		1010010811	1	1	0	6

	12	13	14	15	16	17	18	19	20	21
	Cash Out Amount	Total Origination and Discount Points	Covered/High Cost Loan Indicator	Relocation Loan Indicator	Broker Indicator	Channel	Escrow Indicator	Senior Loan Amount(s)	Loan Type of Most Senior Lien	Hybrid Period of Most Senior Lien (in months)
1						1	4	0
2						2	0	0
3						1	4	0
4						2	0	0
5						1	0	0
6						1	0	0
7						1	4	0
8						1	4	0
9						1	0	0
10						1	4	0
11						1	4	0
12						1	4	0
13						1	4	0
14						1	0	0
15						1	4	0
16						1	0	0
17						1	0	0
18						1	4	0
19						1	4	0
20						1	4	0
21						1	4	0
22						1	0	0
23						1	0	0
24						2	4	0
25						1	0	0
26						1	0	0
27						1	0	0
28						1	0	0
29						1	0	0
30						1	4	0
31						1	0	0
32						1	0	0
33						1	4	0
34						1	0	0
35						1	0	0
36						1	0	0
37						2	0	0
38						1	1	0
39						1	0	0
40						1	0	0
41						1	4	0
42						2	4	0
43						1	0	0
44						1	4	0
45						2	4	0
46						1	4	0
47						1	4	0
48						1	0	0
49						5	4	0
50						1	4	0
51						1	4	0
52						1	0	0
53						1	0	0
54						2	0	0
55						1	0	0
56						1	4	0
57						1	1	0
58						2	0	0
59						1	0	0
60						1	4	0
61						1	0	0
62						1	0	0
63						2	4	0
64						2	0	0
65						1	0	0
66						1	1	0
67						2	0	0
68						1	4	0
69						2	4	0
70						1	1	0
71						2	0	0
72						1	4	0
73						1	4	0
74						1	0	0
75						1	0	0
76						1	4	0
77						1	4	0
78						1	4	0
79						1	0	0
80						2	0	0
81						1	4	0
82						2	4	0
83						1	4	0
84						1	1	0
85						1	0	0
86						1	4	0
87						1	4	0
88						1	4	0
89						1	0	0
90						2	0	0
91						1	0	0
92						2	0	0
93						1	4	0
94						1	0	0
95						2	4	0
96						1	0	0
97						1	4	0
98						1	4	0
99						1	4	0
100						1	4	0
101						2	0	0
102						1	0	0
103						1	0	0
104						2	0	0
105						1	4	0
106						1	4	0
107						1	4	0
108						1	4	0
109						1	4	0
110						1	0	0
111						1	0	0
112						1	4	0
113						1	0	0
114						1	4	0
115						1	0	0
116						1	4	0
117						1	0	0
118						1	1	0
119						1	0	0
120						1	4	0
121						2	1	0
122						1	0	0
123						2	0	0
124						2	0	0
125						1	0	0
126						2	0	0
127						2	4	0
128						2	0	0
129						2	4	0
130						1	0	0
131						1	0	0
132						1	0	0
133						1	4	0
134						1	0	0
135						1	4	0
136						1	4	0
137						2	4	0
138						1	4	0
139						2	0	0
140						1	4	0
141						1	0	0
142						1	0	0
143						1	4	0
144						1	0	0
145						1	0	0
146						1	4	0
147						1	4	0
148						1	0	0
149						1	4	0
150						1	4	0
151						1	0	0
152						5	0	0
153						1	0	0
154						1	4	0
155						1	0	0
156						1	0	0
157						1	0	0
158						2	0	0
159						1	0	0
160						2	4	0
161						1	4	0
162						1	4	0
163						1	0	0
164						1	4	0
165						1	0	0
166						1	0	0
167						2	4	0
168						1	0	0
169						2	0	0
170						1	0	0
171						2	4	0
172						1	0	0
173						1	0	0
174						1	0	0
175						2	0	0
176						2	0	0
177						1	4	0
178						1	0	0
179						1	4	0
180						1	4	0
181						1	0	0
182						1	0	0
183						1	4	0
184						1	4	0
185						2	0	0
186						1	4	0
187						1	4	0
188						1	4	0
189						1	0	0
190						2	0	0
191						1	0	0
192						1	4	0
193						1	0	0
194						1	0	0
195						1	0	0
196						1	4	0
197						1	4	0
198						2	4	0
199						2	0	0
200						1	0	0
201						1	0	0
202						2	4	0
203						1	0	0
204						1	4	0
205						2	4	0
206						1	4	0
207						1	0	0
208						1	0	0
209						1	4	0
210						1	0	0
211						2	4	0
212						1	4	0
213						1	0	0
214						1	0	0
215						2	4	0
216						2	4	0
217						1	0	0
218						1	4	0
219						2	4	0
220						1	0	0
221						2	4	0
222						2	4	0
223						1	4	0
224						1	4	0
225						1	4	0
226						1	0	0
227						1	4	0
228						2	4	0
229						1	4	0
230						1	4	0
231						2	4	0
232						2	4	0
233						2	4	0
234						1	0	0
235						1	0	0
236						1	4	0
237						1	0	0
238						2	4	0
239						2	4	0
240						1	4	0
241						1	4	0
242						1	0	0
243						1	4	0
244						1	4	0
245						1	0	0
246						1	0	0
247						1	0	0
248						2	0	0
249						1	4	0
250						1	4	0
251						1	1	0
252						2	0	0
253						1	4	0
254						5	4	0
255						1	2	0
256						2	4	0
257						1	4	0
258						1	0	0
259						2	0	0
260						1	4	0
261						1	4	0
262						2	1	0
263						2	0	0
264						2	4	0
265						1	0	0
266						1	0	0
267						1	4	0
268						2	0	0
269						1	4	0
270						1	4	0
271						1	0	0
272						1	4	0
273						1	4	0
274						1	0	0
275						1	0	0
276						1	4	0
277						1	4	0
278						1	0	0
279						1	0	0
280						1	0	0
281						1	4	0
282						1	0	0
283						1	4	0
284						2	0	0
285						2	4	0
286						5	4	0
287						1	4	0
288						1	4	0
289						1	0	0
290						1	4	0
291						1	0	0
292						1	4	0
293						1	0	0
294						1	0	0
295						1	4	0
296						5	4	0
297						1	0	0
298						1	0	0
299						1	4	0
300						1	0	0
301						1	4	0
302						2	0	0
303						1	4	0
304						2	0	0
305						1	4	0
306						1	4	0
307						2	4	0
308						1	4	0
309						1	0	0
310						1	4	0
311						1	3	0
312						1	4	0
313						2	4	0
314						1	0	0
315						1	0	0
316						1	0	0
317						1	0	0
318						1	0	0
319						1	0	0
320						1	4	0
321						2	4	0
322						1	4	0
323						1	0	0
324						1	0	0
325						1	0	0
326						1	0	0
327						1	0	0
328						1	1	0
329						1	0	0
330						1	0	0
331						1	4	0
332						1	4	0
333						1	1	0
334						1	0	0
335						1	0	0
336						1	4	0
337						1	0	0
338						1	4	0
339						1	4	0
340						1	0	0
341						1	4	0
342						1	0	0
343						1	4	0
344						1	4	0
345						1	4	0
346						1	0	0
347						1	0	0
348						1	0	0
349						1	0	0
350						1	4	0
351						1	4	0
352						2	4	0
353						2	0	0
354						1	4	0
355						1	4	0
356						2	4	0
357						1	4	0
358						1	4	0
359						2	0	0
360						1	4	0
361						1	4	0
362						5	4	0
363						2	4	0
364						1	0	0
365						1	0	0
366						1	0	0
367						1	4	0
368						2	4	0
369						1	0	0
370						1	4	0
371						1	4	0
372						1	0	0
373						1	0	0
374						2	0	0
375						1	0	0
376						1	4	0
377						2	4	0
378						1	0	0
379						1	0	0
380						1	0	0
381						2	0	0
382						1	4	0
383						1	0	0
384						1	0	0
385						2	0	0
386						1	4	0
387						1	4	0
388						2	4	0
389						1	0	0
390						1	4	0
391						1	0	0
392						1	0	0
393						1	4	0
394						1	4	0
395						5	4	0
396						1	0	0
397						1	4	0
398						1	0	0
399						1	4	0
400						2	0	0
401						1	4	0
402						1	4	0
403						1	4	0
404						1	4	0
405						1	4	0
406						1	4	0
407						1	4	0
408						1	4	0
409						1	4	0
410						1	0	0
411						1	0	0
412						1	0	0
413						1	0	0
414						2	0	0
415						1	4	0
416						1	4	0
417						1	0	0
418						1	0	0
419						1	4	0
420						1	3	0
421						1	4	0
422						1	0	0
423						1	0	0
424						1	0	0
425						1	0	0
426						1	4	0
427						1	4	0
428						2	4	0
429						1	4	0
430						1	4	0
431						2	0	0
432						2	0	0
433						1	0	0
434						1	0	0
435						2	0	0
436						1	0	0
437						1	4	0
438						1	0	0
439						1	4	0
440						1	4	0
441						1	4	0
442						2	0	0
443						2	0	0
444						1	0	0
445						1	0	0
446						1	4	0
447						1	0	0
448						1	0	0
449						1	4	0
450						1	0	0
451						1	0	0
452						1	0	0
453						1	4	0
454						1	0	0
455						1	0	0
456						1	4	0
457						1	0	0
458						1	0	0
459						1	4	0
460						1	0	0
461						1	4	0
462						1	2	0
463						1	4	0
464						1	4	0
465						2	0	0
466						1	0	0
467						5	4	0
468						5	3	0
469						2	4	0
470						1	0	0
471						1	4	0
472						1	0	0
473						1	4	0
474						2	4	0
475						1	4	0
476						1	4	0
477						1	4	0
478						1	4	0
479						1	4	0
480						1	4	0
481						2	0	0
482						2	0	0
483						1	0	0
484						1	4	0
485						1	0	0
486						1	0	0
487						1	4	0
488						5	4	0
489						5	2	0
490						2	0	0
491						1	0	0
492						1	0	0
493						1	4	0
494						1	0	0
495						1	0	0
496						1	0	0
497						1	0	0
498						1	0	0
499						1	4	0
500						1	4	0
501						2	4	0
502						1	0	0
503						1	4	0
504						1	0	0
505						1	4	0
506						1	3	0
507						1	0	0
508						1	4	0
509						1	1	0
510						1	0	0
511						1	0	0
512						1	4	0
513						1	4	0
514						2	0	0
515						1	4	0
516						1	4	0
517						1	4	0
518						1	4	0
519						1	0	0
520						1	4	0
521						1	1	0
522						1	0	0
523						1	4	0
524						1	0	0
525						1	0	0
526						1	0	0
527						1	0	0
528						1	0	0
529						1	0	0
530						1	0	0
531						1	0	0
532						1	0	0
533						1	0	0
534						1	0	0
535						1	0	0
536						1	0	0
537						1	0	0
538						1	0	0
539						1	4	0
540						1	4	0
541						1	4	0
542						1	0	0
543						1	0	0
544						1	0	0
545						1	4	0
546						1	0	0
547						5	0	0
548						2	4	0
549						2	4	0
550						2	4	0
551						2	0	0
552						2	1	0
553						2	4	0
554						2	0	0
555						2	1	0
556						2	0	0
557						2	4	0
558						2	4	0
559						5	0	0
560						5	4	0
561						2	4	0
562						2	0	0
563						5	0	0
564						1	4	0
565						1	4	0
566						1	4	0
567						1	4	0
568						1	0	0
569						1	1	0
570						1	0	0
571						5	0	0
572						5	0	0
573						5	4	0
574						5	4	0
575						5	4	0
576						2	0	0
577						5	4	0
578						5	0	0
579						5	4	0
580						1	0	0
581						5	0	0
582						2	0	0
583						5	0	0
584						5	0	0
585						5	4	0
586						5	0	0
587						2	4	0
588						2	0	0
589						1	2	0
590						1	4	0
591						5	4	0
592						1	4	0
593						1	4	0
594						1	0	0
595						1	0	0

	22	23	24	25	26	27	28	29	30	31	32	33
	Neg Am Limit of Most Senior Lien	Junior Mortgage Balance	Origination Date of Most Senior Lien	Origination Date	Original Loan Amount	Original Interest Rate	Original Amortization Term	Original Term to Maturity	First Payment Date of Loan	Interest Type Indicator	Original Interest Only Term	Buy Down Period
1		0.00		20130325	612000.00	0.038750	360	360	20130501	1	0	0
2		0.00		20130404	1125000.00	0.037500	360	360	20130601	1	0	0
3		0.00		20130409	800000.00	0.037500	360	360	20130601	1	0	0
4		0.00		20130402	990000.00	0.038750	360	360	20130601	1	0	0
5		0.00		20130403	613200.00	0.038750	360	360	20130601	1	0	0
6		0.00		20130405	664000.00	0.038750	360	360	20130601	1	0	0
7		0.00		20130328	840000.00	0.038750	360	360	20130501	1	0	0
8		0.00		20130405	628000.00	0.038750	360	360	20130601	1	0	0
9		0.00		20130328	1000000.00	0.040000	360	360	20130501	1	0	0
10		0.00		20130401	902000.00	0.040000	360	360	20130501	1	0	0
11		0.00		20130401	700000.00	0.038750	360	360	20130501	1	0	0
12		0.00		20130404	616500.00	0.042500	360	360	20130501	1	0	0
13		0.00		20130405	950000.00	0.040000	360	360	20130601	1	0	0
14		0.00		20130318	544000.00	0.040000	360	360	20130501	1	0	0
15		0.00		20130322	1802403.00	0.038750	360	360	20130501	1	0	0
16		0.00		20130326	878000.00	0.038750	360	360	20130501	1	0	0
17		0.00		20130402	629250.00	0.041250	360	360	20130501	1	0	0
18		0.00		20130322	492750.00	0.043750	360	360	20130501	1	0	0
19		0.00		20130327	1000000.00	0.040000	360	360	20130501	1	0	0
20		0.00		20130401	656000.00	0.040000	360	360	20130601	1	0	0
21		0.00		20130325	738750.00	0.037500	360	360	20130501	1	0	0
22		0.00		20130322	540000.00	0.036250	360	360	20130501	1	0	0
23		0.00		20130327	732000.00	0.038750	360	360	20130501	1	0	0
24		0.00		20130328	652000.00	0.041250	360	360	20130501	1	0	0
25		0.00		20130401	862500.00	0.040000	360	360	20130601	1	0	0
26		0.00		20130402	540000.00	0.040000	360	360	20130601	1	0	0
27		0.00		20130404	628000.00	0.040000	360	360	20130601	1	0	0
28		0.00		20130329	795000.00	0.038750	360	360	20130501	1	0	0
29		0.00		20130327	700000.00	0.038750	360	360	20130501	1	0	0
30		0.00		20130402	436000.00	0.038750	360	360	20130601	1	0	0
31		0.00		20130322	974500.00	0.038750	360	360	20130501	1	0	0
32		0.00		20130401	1318500.00	0.038750	360	360	20130601	1	0	0
33		0.00		20130321	700000.00	0.038750	360	360	20130501	1	0	0
34		0.00		20130401	1200000.00	0.036250	360	360	20130601	1	0	0
35		0.00		20130325	538000.00	0.037500	360	360	20130501	1	0	0
36		0.00		20130328	540000.00	0.037500	360	360	20130501	1	0	0
37		0.00		20130322	688000.00	0.038750	360	360	20130501	1	0	0
38		0.00		20130326	690000.00	0.038750	360	360	20130501	1	0	0
39		87500.00		20130322	951000.00	0.040000	360	360	20130501	1	0	0
40		0.00		20130322	665000.00	0.041250	360	360	20130501	1	0	0
41		0.00		20130405	1218750.00	0.037500	360	360	20130601	1	0	0
42		0.00		20130325	664000.00	0.038750	360	360	20130501	1	0	0
43		0.00		20130321	1732500.00	0.036250	360	360	20130501	1	0	0
44		0.00		20130401	944000.00	0.040000	360	360	20130601	1	0	0
45		0.00		20130319	937500.00	0.040000	360	360	20130501	1	0	0
46		0.00		20130405	872000.00	0.038750	360	360	20130601	1	0	0
47		0.00		20130328	580000.00	0.040000	360	360	20130501	1	0	0
48		100400.00		20130402	665000.00	0.038750	360	360	20130601	1	0	0
49		0.00		20130327	656250.00	0.042500	360	360	20130501	1	0	0
50		0.00		20130329	650000.00	0.033750	360	360	20130601	1	0	0
51		0.00		20130326	1200000.00	0.035000	360	360	20130501	1	0	0
52		0.00		20130322	560000.00	0.037500	360	360	20130501	1	0	0
53		0.00		20130405	1499999.00	0.038750	360	360	20130601	1	0	0
54		0.00		20130320	1000000.00	0.038750	360	360	20130501	1	0	0
55		0.00		20130326	624000.00	0.041250	360	360	20130501	1	0	0
56		0.00		20130403	759200.00	0.037500	360	360	20130601	1	0	0
57		0.00		20130320	695000.00	0.040000	360	360	20130501	1	0	0
58		0.00		20130402	578500.00	0.038750	360	360	20130601	1	0	0
59		0.00		20130329	524000.00	0.037500	360	360	20130501	1	0	0
60		0.00		20130319	850000.00	0.038750	360	360	20130501	1	0	0
61		250000.00		20130319	643059.00	0.038750	360	360	20130501	1	0	0
62		0.00		20130403	1500000.00	0.038750	360	360	20130601	1	0	0
63		0.00		20130408	660000.00	0.038750	360	360	20130601	1	0	0
64		0.00		20130322	830000.00	0.038750	360	360	20130501	1	0	0
65		0.00		20130325	710000.00	0.037500	360	360	20130501	1	0	0
66		0.00		20130328	588750.00	0.038750	360	360	20130601	1	0	0
67		290000.00		20130328	665700.00	0.037500	360	360	20130501	1	0	0
68		0.00		20130402	664000.00	0.038750	360	360	20130601	1	0	0
69		50000.00		20130326	526000.00	0.040000	360	360	20130501	1	0	0
70		0.00		20130408	642350.00	0.037500	360	360	20130601	1	0	0
71		0.00		20130314	1000000.00	0.038750	360	360	20130501	1	0	0
72		0.00		20130329	700000.00	0.037500	360	360	20130501	1	0	0
73		0.00		20130328	965000.00	0.041250	360	360	20130501	1	0	0
74		0.00		20130319	846000.00	0.037500	360	360	20130501	1	0	0
75		0.00		20130320	725000.00	0.036250	360	360	20130501	1	0	0
76		0.00		20130329	456000.00	0.037500	360	360	20130501	1	0	0
77		0.00		20130328	999950.00	0.037500	360	360	20130501	1	0	0
78		0.00		20130322	689000.00	0.038750	360	360	20130501	1	0	0
79		0.00		20130322	771000.00	0.037500	360	360	20130501	1	0	0
80		0.00		20130328	850000.00	0.040000	360	360	20130501	1	0	0
81		0.00		20130327	908000.00	0.037500	360	360	20130501	1	0	0
82		0.00		20130313	667000.00	0.038750	360	360	20130501	1	0	0
83		0.00		20130328	842600.00	0.038750	360	360	20130501	1	0	0
84		0.00		20130402	705000.00	0.037500	360	360	20130601	1	0	0
85		0.00		20130322	1500000.00	0.038750	360	360	20130501	1	0	0
86		0.00		20130402	604000.00	0.038750	360	360	20130601	1	0	0
87		0.00		20130402	665000.00	0.036250	360	360	20130601	1	0	0
88		0.00		20130311	610000.00	0.038750	360	360	20130501	1	0	0
89		0.00		20130313	668000.00	0.036250	360	360	20130501	1	0	0
90		0.00		20130404	932000.00	0.040000	360	360	20130601	1	0	0
91		183500.00		20130402	692500.00	0.038750	360	360	20130601	1	0	0
92		0.00		20130321	710000.00	0.042500	360	360	20130501	1	0	0
93		0.00		20130405	1437000.00	0.035000	360	360	20130601	1	0	0
94		500000.00		20130321	877000.00	0.037500	360	360	20130501	1	0	0
95		0.00		20130322	650000.00	0.038750	360	360	20130501	1	0	0
96		0.00		20130402	887000.00	0.037500	360	360	20130601	1	0	0
97		0.00		20130315	542000.00	0.038750	360	360	20130501	1	0	0
98		0.00		20130328	484000.00	0.040000	360	360	20130501	1	0	0
99		0.00		20130314	540800.00	0.040000	360	360	20130501	1	0	0
100		0.00		20130329	850000.00	0.037500	360	360	20130501	1	0	0
101		0.00		20130318	1000000.00	0.036250	360	360	20130501	1	0	0
102		0.00		20130328	708000.00	0.036250	360	360	20130601	1	0	0
103		0.00		20130320	1000000.00	0.036250	360	360	20130501	1	0	0
104		0.00		20130404	650060.00	0.038750	360	360	20130601	1	0	0
105		0.00		20130320	908000.00	0.037500	360	360	20130501	1	0	0
106		0.00		20130311	492000.00	0.038750	360	360	20130501	1	0	0
107		0.00		20130401	677600.00	0.037500	360	360	20130601	1	0	0
108		0.00		20130328	692000.00	0.041250	360	360	20130501	1	0	0
109		0.00		20130328	440000.00	0.036250	360	360	20130601	1	0	0
110		0.00		20130321	719000.00	0.037500	360	360	20130501	1	0	0
111		0.00		20130320	856000.00	0.037500	360	360	20130501	1	0	0
112		0.00		20130327	1442000.00	0.035000	360	360	20130501	1	0	0
113		0.00		20130409	753500.00	0.040000	360	360	20130601	1	0	0
114		0.00		20130328	1000000.00	0.038750	360	360	20130501	1	0	0
115		0.00		20130318	876000.00	0.037500	360	360	20130501	1	0	0
116		0.00		20130329	768000.00	0.037500	360	360	20130501	1	0	0
117		43750.00		20130403	665000.00	0.038750	360	360	20130601	1	0	0
118		0.00		20130405	480000.00	0.037500	360	360	20130601	1	0	0
119		0.00		20130322	756000.00	0.033750	360	360	20130501	1	0	0
120		0.00		20130325	776450.00	0.033750	360	360	20130501	1	0	0
121		0.00		20130327	740000.00	0.038750	360	360	20130501	1	0	0
122		0.00		20130326	762000.00	0.040000	360	360	20130501	1	0	0
123		0.00		20130321	688000.00	0.036250	360	360	20130501	1	0	0
124		0.00		20130321	890000.00	0.038750	360	360	20130501	1	0	0
125		0.00		20130327	880000.00	0.036250	360	360	20130501	1	0	0
126		0.00		20130318	719000.00	0.042500	360	360	20130501	1	0	0
127		0.00		20130322	553000.00	0.040000	360	360	20130501	1	0	0
128		0.00		20130401	927000.00	0.038750	360	360	20130601	1	0	0
129		0.00		20130322	675020.00	0.038750	360	360	20130501	1	0	0
130		0.00		20130319	660000.00	0.037500	360	360	20130501	1	0	0
131		0.00		20130319	1500000.00	0.037500	360	360	20130501	1	0	0
132		0.00		20130328	819000.00	0.038750	360	360	20130501	1	0	0
133		0.00		20130328	456000.00	0.040000	360	360	20130501	1	0	0
134		0.00		20130315	591500.00	0.037500	360	360	20130501	1	0	0
135		0.00		20130329	804000.00	0.036250	360	360	20130501	1	0	0
136		0.00		20130403	832000.00	0.040000	360	360	20130601	1	0	0
137		0.00		20130329	632000.00	0.040000	360	360	20130501	1	0	0
138		0.00		20130315	624000.00	0.037500	360	360	20130501	1	0	0
139		0.00		20130307	646000.00	0.038750	360	360	20130501	1	0	0
140		0.00		20130327	830000.00	0.037500	360	360	20130501	1	0	0
141		200000.00		20130306	760000.00	0.038750	360	360	20130501	1	0	0
142		0.00		20130325	663000.00	0.037500	360	360	20130501	1	0	0
143		0.00		20130314	650000.00	0.038750	360	360	20130501	1	0	0
144		0.00		20130401	993000.00	0.038750	360	360	20130501	1	0	0
145		0.00		20130408	1089500.00	0.037500	360	360	20130601	1	0	0
146		84000.00		20130319	624000.00	0.036250	360	360	20130501	1	0	0
147		0.00		20130327	608000.00	0.036250	360	360	20130501	1	0	0
148		0.00		20130325	580000.00	0.041250	360	360	20130501	1	0	0
149		100000.00		20130321	720500.00	0.038750	360	360	20130501	1	0	0
150		0.00		20130320	735000.00	0.041250	360	360	20130501	1	0	0
151		0.00		20130321	675000.00	0.035000	360	360	20130501	1	0	0
152		0.00		20130315	1252000.00	0.038750	360	360	20130501	1	0	0
153		0.00		20130301	596000.00	0.040000	360	360	20130501	1	0	0
154		0.00		20130318	495280.00	0.038750	360	360	20130501	1	0	0
155		0.00		20130313	840000.00	0.037500	360	360	20130501	1	0	0
156		0.00		20130320	712000.00	0.040000	360	360	20130501	1	0	0
157		0.00		20130315	790000.00	0.037500	360	360	20130501	1	0	0
158		0.00		20130325	900000.00	0.038750	360	360	20130501	1	0	0
159		0.00		20130325	655000.00	0.036250	360	360	20130501	1	0	0
160		0.00		20130315	599900.00	0.040000	360	360	20130501	1	0	0
161		0.00		20130402	663120.00	0.038750	360	360	20130601	1	0	0
162		0.00		20130328	475000.00	0.038750	360	360	20130501	1	0	0
163		0.00		20130312	736000.00	0.038750	360	360	20130501	1	0	0
164		0.00		20130328	500000.00	0.040000	360	360	20130501	1	0	0
165		0.00		20130325	817391.00	0.040000	360	360	20130501	1	0	0
166		0.00		20130401	712000.00	0.041250	360	360	20130601	1	0	0
167		0.00		20130326	720000.00	0.040000	360	360	20130501	1	0	0
168		0.00		20130322	503000.00	0.040000	360	360	20130501	1	0	0
169		0.00		20130322	532000.00	0.037500	360	360	20130501	1	0	0
170		0.00		20130307	811000.00	0.038750	360	360	20130501	1	0	0
171		0.00		20130327	496800.00	0.038750	360	360	20130501	1	0	0
172		45000.00		20130312	605800.00	0.038750	360	360	20130501	1	0	0
173		0.00		20130312	841200.00	0.038750	360	360	20130501	1	0	0
174		0.00		20130325	696000.00	0.040000	360	360	20130501	1	0	0
175		0.00		20130404	941000.00	0.037500	360	360	20130601	1	0	0
176		0.00		20130401	825000.00	0.040000	360	360	20130601	1	0	0
177		0.00		20130314	770000.00	0.036250	360	360	20130501	1	0	0
178		0.00		20130326	480000.00	0.038750	360	360	20130501	1	0	0
179		0.00		20130328	724000.00	0.037500	360	360	20130501	1	0	0
180		0.00		20130326	470000.00	0.037500	360	360	20130501	1	0	0
181		0.00		20130326	900000.00	0.037500	360	360	20130501	1	0	0
182		0.00		20130325	999000.00	0.038750	360	360	20130501	1	0	0
183		0.00		20130315	784300.00	0.041250	360	360	20130501	1	0	0
184		0.00		20130315	695000.00	0.041250	360	360	20130501	1	0	0
185		0.00		20130319	728000.00	0.040000	360	360	20130501	1	0	0
186		0.00		20130328	732500.00	0.041250	360	360	20130601	1	0	0
187		0.00		20130401	616000.00	0.037500	360	360	20130501	1	0	0
188		0.00		20130328	695000.00	0.037500	360	360	20130501	1	0	0
189		0.00		20130322	728000.00	0.038750	360	360	20130501	1	0	0
190		0.00		20130308	805000.00	0.038750	360	360	20130501	1	0	0
191		0.00		20130328	527800.00	0.042500	360	360	20130501	1	0	0
192		0.00		20130315	588000.00	0.041250	360	360	20130501	1	0	0
193		0.00		20130320	558000.00	0.037500	360	360	20130501	1	0	0
194		0.00		20130312	720000.00	0.040000	360	360	20130501	1	0	0
195		0.00		20130308	1400000.00	0.040000	360	360	20130501	1	0	0
196		0.00		20130408	488000.00	0.036250	360	360	20130601	1	0	0
197		0.00		20130328	690000.00	0.038750	360	360	20130501	1	0	0
198		0.00		20130326	682500.00	0.040000	360	360	20130501	1	0	0
199		0.00		20130325	783750.00	0.040000	360	360	20130501	1	0	0
200		0.00		20130329	700000.00	0.038750	360	360	20130501	1	0	0
201		0.00		20130405	520000.00	0.040000	360	360	20130501	1	0	0
202		0.00		20130301	533700.00	0.038750	360	360	20130501	1	0	0
203		0.00		20130306	1160000.00	0.040000	360	360	20130501	1	0	0
204		0.00		20130325	568800.00	0.038750	360	360	20130501	1	0	0
205		0.00		20130318	840000.00	0.038750	360	360	20130501	1	0	0
206		0.00		20130326	582000.00	0.038750	360	360	20130501	1	0	0
207		0.00		20130320	750000.00	0.040000	360	360	20130501	1	0	0
208		0.00		20130321	435000.00	0.037500	360	360	20130501	1	0	0
209		0.00		20130315	554500.00	0.038750	360	360	20130501	1	0	0
210		0.00		20130322	828000.00	0.035000	360	360	20130501	1	0	0
211		0.00		20130321	1083750.00	0.038750	360	360	20130501	1	0	0
212		0.00		20130325	439800.00	0.040000	360	360	20130501	1	0	0
213		0.00		20130308	800000.00	0.037500	360	360	20130501	1	0	0
214		0.00		20130320	684000.00	0.040000	360	360	20130501	1	0	0
215		0.00		20130318	850000.00	0.037500	360	360	20130501	1	0	0
216		115250.00		20130327	688000.00	0.036250	360	360	20130501	1	0	0
217		0.00		20130321	634000.00	0.038750	360	360	20130501	1	0	0
218		0.00		20130308	614000.00	0.038750	360	360	20130501	1	0	0
219		0.00		20130315	793000.00	0.038750	360	360	20130501	1	0	0
220		0.00		20130314	1000000.00	0.036250	360	360	20130501	1	0	0
221		0.00		20130319	660000.00	0.038750	360	360	20130501	1	0	0
222		0.00		20130321	651000.00	0.042500	360	360	20130501	1	0	0
223		0.00		20130328	504000.00	0.041250	360	360	20130501	1	0	0
224		0.00		20130315	512000.00	0.040000	360	360	20130501	1	0	0
225		0.00		20130315	716800.00	0.038750	360	360	20130501	1	0	0
226		0.00		20130314	750000.00	0.038750	360	360	20130501	1	0	0
227		0.00		20130322	671250.00	0.037500	360	360	20130501	1	0	0
228		0.00		20130323	946000.00	0.037500	360	360	20130501	1	0	0
229		0.00		20130304	514000.00	0.038750	360	360	20130501	1	0	0
230		0.00		20130319	876000.00	0.037500	360	360	20130501	1	0	0
231		0.00		20130315	1075000.00	0.040000	360	360	20130501	1	0	0
232		0.00		20130326	559920.00	0.036250	360	360	20130501	1	0	0
233		0.00		20130311	636000.00	0.038750	360	360	20130501	1	0	0
234		0.00		20130330	736800.00	0.038750	360	360	20130501	1	0	0
235		0.00		20130321	672000.00	0.038750	360	360	20130501	1	0	0
236		0.00		20130321	731250.00	0.038750	360	360	20130501	1	0	0
237		0.00		20130225	999999.00	0.042500	360	360	20130401	1	0	0
238		0.00		20130325	492000.00	0.038750	360	360	20130501	1	0	0
239		0.00		20130318	692160.00	0.038750	360	360	20130501	1	0	0
240		0.00		20130328	485400.00	0.037500	360	360	20130501	1	0	0
241		0.00		20130322	648000.00	0.042500	360	360	20130501	1	0	0
242		400000.00		20130319	712300.00	0.035000	360	360	20130501	1	0	0
243		0.00		20130325	448000.00	0.036250	360	360	20130501	1	0	0
244		0.00		20130312	576000.00	0.036250	360	360	20130501	1	0	0
245		0.00		20130304	745000.00	0.038750	360	360	20130501	1	0	0
246		0.00		20130322	688000.00	0.038750	360	360	20130501	1	0	0
247		0.00		20130322	800000.00	0.037500	360	360	20130501	1	0	0
248		0.00		20130315	700000.00	0.040000	360	360	20130501	1	0	0
249		0.00		20130321	683000.00	0.042500	360	360	20130501	1	0	0
250		0.00		20130328	445000.00	0.038750	360	360	20130501	1	0	0
251		0.00		20130328	780000.00	0.037500	360	360	20130501	1	0	0
252		70000.00		20130322	704000.00	0.040000	360	360	20130501	1	0	0
253		0.00		20130228	1210000.00	0.036250	360	360	20130401	1	0	0
254		0.00		20130305	860000.00	0.040000	360	360	20130501	1	0	0
255		0.00		20130405	800000.00	0.038750	360	360	20130601	1	0	0
256		0.00		20130318	655600.00	0.043750	360	360	20130501	1	0	0
257		0.00		20130328	561000.00	0.035000	360	360	20130501	1	0	0
258		94000.00		20130326	686000.00	0.040000	360	360	20130501	1	0	0
259		0.00		20130318	760000.00	0.038750	360	360	20130501	1	0	0
260		350000.00		20130321	657800.00	0.037500	360	360	20130501	1	0	0
261		0.00		20130313	630000.00	0.038750	360	360	20130501	1	0	0
262		0.00		20130308	760000.00	0.036250	360	360	20130501	1	0	0
263		0.00		20130311	1027500.00	0.040000	360	360	20130501	1	0	0
264		0.00		20130318	594600.00	0.038750	360	360	20130501	1	0	0
265		0.00		20130321	464000.00	0.038750	360	360	20130501	1	0	0
266		250000.00		20130329	695000.00	0.038750	360	360	20130501	1	0	0
267		0.00		20130325	560000.00	0.040000	360	360	20130501	1	0	0
268		0.00		20130327	720000.00	0.040000	360	360	20130501	1	0	0
269		0.00		20130319	644000.00	0.040000	360	360	20130501	1	0	0
270		60000.00		20130312	580000.00	0.040000	360	360	20130501	1	0	0
271		0.00		20130322	884000.00	0.042500	360	360	20130501	1	0	0
272		0.00		20130328	530000.00	0.036250	360	360	20130501	1	0	0
273		0.00		20130328	657000.00	0.037500	360	360	20130501	1	0	0
274		0.00		20130301	580000.00	0.038750	360	360	20130501	1	0	0
275		0.00		20130401	950000.00	0.035000	360	360	20130601	1	0	0
276		0.00		20130321	775000.00	0.038750	360	360	20130501	1	0	0
277		0.00		20130320	635000.00	0.037500	360	360	20130501	1	0	0
278		0.00		20130312	531000.00	0.037500	360	360	20130501	1	0	0
279		0.00		20130320	756633.00	0.035000	360	360	20130501	1	0	0
280		0.00		20130328	695000.00	0.036250	360	360	20130501	1	0	0
281		50000.00		20130322	582000.00	0.041250	360	360	20130501	1	0	0
282		0.00		20130322	1238000.00	0.037500	360	360	20130501	1	0	0
283		0.00		20130328	817958.00	0.038750	360	360	20130501	1	0	0
284		0.00		20130312	688000.00	0.036250	360	360	20130501	1	0	0
285		0.00		20130227	875000.00	0.038750	360	360	20130401	1	0	0
286		0.00		20130307	672480.00	0.038750	360	360	20130501	1	0	0
287		0.00		20130228	780000.00	0.037500	360	360	20130401	1	0	0
288		0.00		20130221	545000.00	0.035000	360	360	20130401	1	0	0
289		0.00		20130315	759300.00	0.038750	360	360	20130501	1	0	0
290		0.00		20130315	562300.00	0.037500	360	360	20130501	1	0	0
291		0.00		20130319	969700.00	0.040000	360	360	20130501	1	0	0
292		0.00		20130221	428200.00	0.040000	360	360	20130401	1	0	0
293		0.00		20130315	1282300.00	0.035000	360	360	20130501	1	0	0
294		0.00		20130401	850000.00	0.036250	360	360	20130601	1	0	0
295		0.00		20130322	466900.00	0.037500	360	360	20130501	1	0	0
296		0.00		20130303	945750.00	0.038750	360	360	20130501	1	0	0
297		0.00		20130327	518000.00	0.038750	360	360	20130501	1	0	0
298		0.00		20130322	772000.00	0.035000	360	360	20130501	1	0	0
299		0.00		20130315	639100.00	0.037500	360	360	20130501	1	0	0
300		0.00		20130304	524000.00	0.038750	360	360	20130501	1	0	0
301		0.00		20130321	738000.00	0.038750	360	360	20130501	1	0	0
302		0.00		20130315	686000.00	0.038750	360	360	20130501	1	0	0
303		0.00		20130319	1000000.00	0.036250	360	360	20130501	1	0	0
304		0.00		20130328	650000.00	0.038750	360	360	20130601	1	0	0
305		0.00		20130320	547500.00	0.040000	360	360	20130501	1	0	0
306		0.00		20130315	824000.00	0.037500	360	360	20130501	1	0	0
307		0.00		20130326	736000.00	0.037500	360	360	20130501	1	0	0
308		0.00		20130320	639400.00	0.038750	360	360	20130501	1	0	0
309		0.00		20130301	709000.00	0.038750	360	360	20130501	1	0	0
310		0.00		20130321	750000.00	0.040000	360	360	20130501	1	0	0
311		0.00		20130321	976000.00	0.037500	360	360	20130501	1	0	0
312		0.00		20130321	457000.00	0.042500	360	360	20130501	1	0	0
313		0.00		20130319	621000.00	0.038750	360	360	20130501	1	0	0
314		0.00		20130315	852000.00	0.038750	360	360	20130501	1	0	0
315		0.00		20130314	468000.00	0.037500	360	360	20130501	1	0	0
316		0.00		20130329	514000.00	0.041250	360	360	20130501	1	0	0
317		0.00		20130403	1411000.00	0.037500	360	360	20130601	1	0	0
318		240000.00		20130304	795000.00	0.037500	360	360	20130501	1	0	0
319		0.00		20130329	999950.00	0.038750	360	360	20130501	1	0	0
320		0.00		20130328	692000.00	0.042500	360	360	20130501	1	0	0
321		0.00		20130315	1195000.00	0.037500	360	360	20130501	1	0	0
322		0.00		20130326	540000.00	0.037500	360	360	20130501	1	0	0
323		0.00		20130329	957000.00	0.038750	360	360	20130601	1	0	0
324		0.00		20130307	955000.00	0.036250	360	360	20130501	1	0	0
325		0.00		20130322	575000.00	0.037500	360	360	20130501	1	0	0
326		0.00		20130314	546000.00	0.038750	360	360	20130501	1	0	0
327		0.00		20130321	562750.00	0.038750	360	360	20130501	1	0	0
328		0.00		20130315	890000.00	0.038750	360	360	20130501	1	0	0
329		0.00		20130313	616000.00	0.040000	360	360	20130501	1	0	0
330		0.00		20130321	800000.00	0.038750	360	360	20130501	1	0	0
331		0.00		20130328	960000.00	0.037500	360	360	20130601	1	0	0
332		0.00		20130314	592200.00	0.038750	360	360	20130501	1	0	0
333		0.00		20130329	980000.00	0.040000	360	360	20130601	1	0	0
334		0.00		20130320	1026000.00	0.038750	360	360	20130501	1	0	0
335		0.00		20130328	892500.00	0.038750	360	360	20130501	1	0	0
336		0.00		20130226	660000.00	0.036250	360	360	20130401	1	0	0
337		0.00		20130321	710000.00	0.038750	360	360	20130501	1	0	0
338		0.00		20130403	663000.00	0.040000	360	360	20130601	1	0	0
339		0.00		20130318	812500.00	0.038750	360	360	20130501	1	0	0
340		0.00		20130327	670000.00	0.038750	360	360	20130501	1	0	0
341		0.00		20130326	940000.00	0.038750	360	360	20130501	1	0	0
342		0.00		20130322	460000.00	0.036250	360	360	20130501	1	0	0
343		0.00		20130327	512000.00	0.037500	360	360	20130501	1	0	0
344		0.00		20130319	983400.00	0.037500	360	360	20130501	1	0	0
345		0.00		20130306	668470.00	0.037500	360	360	20130501	1	0	0
346		0.00		20130315	624000.00	0.040000	360	360	20130501	1	0	0
347		50000.00		20130318	730000.00	0.038750	360	360	20130501	1	0	0
348		500000.00		20130325	880000.00	0.037500	360	360	20130501	1	0	0
349		0.00		20130320	702000.00	0.036250	360	360	20130501	1	0	0
350		0.00		20130329	812000.00	0.037500	360	360	20130501	1	0	0
351		0.00		20130325	575000.00	0.037500	360	360	20130501	1	0	0
352		290000.00		20130322	697000.00	0.038750	360	360	20130501	1	0	0
353		0.00		20130326	988000.00	0.038750	360	360	20130501	1	0	0
354		0.00		20130321	672000.00	0.038750	360	360	20130501	1	0	0
355		0.00		20130304	856000.00	0.037500	360	360	20130501	1	0	0
356		0.00		20130314	620000.00	0.038750	360	360	20130501	1	0	0
357		0.00		20130321	596000.00	0.037500	360	360	20130501	1	0	0
358		0.00		20130402	688000.00	0.037500	360	360	20130601	1	0	0
359		0.00		20130325	612000.00	0.040000	360	360	20130501	1	0	0
360		0.00		20130307	546000.00	0.042500	360	360	20130501	1	0	0
361		0.00		20130327	915000.00	0.037500	360	360	20130501	1	0	0
362		0.00		20130319	600000.00	0.038750	360	360	20130501	1	0	0
363		0.00		20130228	990000.00	0.040000	360	360	20130401	1	0	0
364		0.00		20130316	743000.00	0.038750	360	360	20130501	1	0	0
365		0.00		20130301	866018.00	0.042500	360	360	20130501	1	0	0
366		0.00		20130311	455000.00	0.040000	360	360	20130501	1	0	0
367		0.00		20130314	522350.00	0.038750	360	360	20130501	1	0	0
368		0.00		20130319	840000.00	0.037500	360	360	20130501	1	0	0
369		150000.00		20130315	1000000.00	0.040000	360	360	20130501	1	0	0
370		0.00		20130314	745000.00	0.038750	360	360	20130501	1	0	0
371		0.00		20130322	543750.00	0.037500	360	360	20130501	1	0	0
372		0.00		20130320	1000000.00	0.037500	360	360	20130501	1	0	0
373		0.00		20130320	569750.00	0.037500	360	360	20130501	1	0	0
374		0.00		20130313	722000.00	0.037500	360	360	20130501	1	0	0
375		0.00		20130313	862530.00	0.040000	360	360	20130501	1	0	0
376		0.00		20130225	880000.00	0.037500	360	360	20130401	1	0	0
377		150000.00		20130313	698600.00	0.038750	360	360	20130501	1	0	0
378		0.00		20130320	910000.00	0.040000	360	360	20130501	1	0	0
379		200000.00		20130315	1000000.00	0.037500	360	360	20130501	1	0	0
380		0.00		20130313	711000.00	0.038750	360	360	20130501	1	0	0
381		0.00		20130226	864500.00	0.038750	360	360	20130401	1	0	0
382		0.00		20130301	665000.00	0.037500	360	360	20130501	1	0	0
383		0.00		20130306	765000.00	0.038750	360	360	20130501	1	0	0
384		0.00		20130320	966000.00	0.038750	360	360	20130501	1	0	0
385		0.00		20130311	695000.00	0.037500	360	360	20130501	1	0	0
386		0.00		20130327	820000.00	0.038750	360	360	20130501	1	0	0
387		0.00		20130408	962500.00	0.041250	360	360	20130601	1	0	0
388		0.00		20130311	1300000.00	0.037500	360	360	20130501	1	0	0
389		0.00		20130319	821250.00	0.040000	360	360	20130501	1	0	0
390		0.00		20130225	766500.00	0.038750	360	360	20130401	1	0	0
391		0.00		20130228	489300.00	0.036250	360	360	20130401	1	0	0
392		0.00		20130322	601500.00	0.037500	360	360	20130501	1	0	0
393		0.00		20130315	700000.00	0.037500	360	360	20130501	1	0	0
394		0.00		20130308	760000.00	0.040000	360	360	20130501	1	0	0
395		0.00		20130321	555000.00	0.040000	360	360	20130501	1	0	0
396		0.00		20130320	520750.00	0.036250	360	360	20130501	1	0	0
397		0.00		20130325	632000.00	0.037500	360	360	20130501	1	0	0
398		0.00		20130318	537750.00	0.037500	360	360	20130501	1	0	0
399		0.00		20130301	897000.00	0.035000	360	360	20130401	1	0	0
400		0.00		20130301	705000.00	0.038750	360	360	20130501	1	0	0
401		0.00		20130320	812500.00	0.038750	360	360	20130501	1	0	0
402		0.00		20130222	676000.00	0.040000	360	360	20130401	1	0	0
403		0.00		20130219	875000.00	0.041250	360	360	20130401	1	0	0
404		0.00		20130312	738000.00	0.040000	360	360	20130501	1	0	0
405		0.00		20130404	660000.00	0.037500	360	360	20130601	1	0	0
406		0.00		20130328	913000.00	0.038750	360	360	20130501	1	0	0
407		0.00		20130301	980000.00	0.036250	360	360	20130401	1	0	0
408		0.00		20130304	610000.00	0.038750	360	360	20130501	1	0	0
409		0.00		20130322	718000.00	0.038750	360	360	20130501	1	0	0
410		0.00		20130301	705000.00	0.037500	360	360	20130501	1	0	0
411		0.00		20130320	682500.00	0.037500	360	360	20130501	1	0	0
412		20000.00		20130329	735000.00	0.037500	360	360	20130501	1	0	0
413		0.00		20130220	1105000.00	0.040000	360	360	20130401	1	0	0
414		120000.00		20130315	682350.00	0.038750	360	360	20130501	1	0	0
415		0.00		20130329	1083750.00	0.038750	360	360	20130501	1	0	0
416		0.00		20130322	696000.00	0.033750	360	360	20130501	1	0	0
417		0.00		20130325	1000000.00	0.035000	360	360	20130501	1	0	0
418		0.00		20130328	700000.00	0.036250	360	360	20130601	1	0	0
419		0.00		20130308	705000.00	0.037500	360	360	20130501	1	0	0
420		500000.00		20130311	493750.00	0.040000	360	360	20130501	1	0	0
421		0.00		20130325	892500.00	0.038750	360	360	20130501	1	0	0
422		0.00		20130312	888000.00	0.038750	360	360	20130501	1	0	0
423		0.00		20130314	510000.00	0.037500	360	360	20130501	1	0	0
424		0.00		20130318	564850.00	0.037500	360	360	20130501	1	0	0
425		0.00		20130327	500000.00	0.040000	360	360	20130501	1	0	0
426		0.00		20130227	998500.00	0.038750	360	360	20130401	1	0	0
427		0.00		20130308	440000.00	0.040000	360	360	20130501	1	0	0
428		0.00		20130226	600000.00	0.043750	360	360	20130401	1	0	0
429		0.00		20130322	988000.00	0.040000	360	360	20130501	1	0	0
430		0.00		20130314	528000.00	0.041250	360	360	20130501	1	0	0
431		0.00		20130313	875000.00	0.038750	360	360	20130501	1	0	0
432		0.00		20130315	714000.00	0.040000	360	360	20130501	1	0	0
433		0.00		20130313	580000.00	0.035000	360	360	20130501	1	0	0
434		0.00		20130319	1080000.00	0.037500	360	360	20130501	1	0	0
435		0.00		20130312	768750.00	0.038750	360	360	20130501	1	0	0
436		247000.00		20130405	700000.00	0.037500	360	360	20130601	1	0	0
437		0.00		20130328	558000.00	0.038750	360	360	20130501	1	0	0
438		120000.00		20130311	905000.00	0.035000	360	360	20130501	1	0	0
439		0.00		20130319	536000.00	0.036250	360	360	20130501	1	0	0
440		0.00		20130318	703500.00	0.035000	360	360	20130501	1	0	0
441		0.00		20130315	756000.00	0.037500	360	360	20130501	1	0	0
442		0.00		20130320	927500.00	0.037500	360	360	20130501	1	0	0
443		50000.00		20130312	680700.00	0.037500	360	360	20130501	1	0	0
444		0.00		20130403	695450.00	0.038750	360	360	20130601	1	0	0
445		0.00		20130312	535000.00	0.036250	360	360	20130501	1	0	0
446		0.00		20130314	780000.00	0.038750	360	360	20130501	1	0	0
447		0.00		20130311	1310000.00	0.037500	360	360	20130501	1	0	0
448		0.00		20130321	1424000.00	0.040000	360	360	20130501	1	0	0
449		0.00		20130311	680000.00	0.040000	360	360	20130501	1	0	0
450		0.00		20130301	768750.00	0.037500	360	360	20130501	1	0	0
451		0.00		20130318	575000.00	0.037500	360	360	20130501	1	0	0
452		0.00		20130227	576000.00	0.038750	360	360	20130501	1	0	0
453		575000.00		20130305	850000.00	0.040000	360	360	20130501	1	0	0
454		0.00		20130315	1036500.00	0.037500	360	360	20130501	1	0	0
455		0.00		20130227	760000.00	0.033750	360	360	20130401	1	0	0
456		0.00		20130312	1110000.00	0.037500	360	360	20130501	1	0	0
457		0.00		20130301	700000.00	0.041250	360	360	20130501	1	0	0
458		250000.00		20130326	675000.00	0.035000	360	360	20130501	1	0	0
459		0.00		20130301	1000000.00	0.035000	360	360	20130501	1	0	0
460		0.00		20130325	495000.00	0.033750	360	360	20130501	1	0	0
461		0.00		20130226	442800.00	0.040000	360	360	20130401	1	0	0
462		0.00		20130307	999999.00	0.037500	360	360	20130501	1	0	0
463		0.00		20130227	889500.00	0.036250	360	360	20130401	1	0	0
464		0.00		20130321	690000.00	0.037500	360	360	20130501	1	0	0
465		0.00		20130311	696075.00	0.036250	360	360	20130501	1	0	0
466		0.00		20130225	717000.00	0.037500	360	360	20130401	1	0	0
467		92000.00		20130228	572000.00	0.036250	360	360	20130401	1	0	0
468		0.00		20130305	780000.00	0.037500	360	360	20130501	1	0	0
469		0.00		20130322	712000.00	0.036250	360	360	20130501	1	0	0
470		0.00		20130405	984500.00	0.038750	360	360	20130601	1	0	0
471		0.00		20130305	621000.00	0.036250	360	360	20130501	1	0	0
472		0.00		20130319	528000.00	0.037500	360	360	20130501	1	0	0
473		0.00		20130227	597000.00	0.037500	360	360	20130401	1	0	0
474		0.00		20130304	624000.00	0.035000	360	360	20130501	1	0	0
475		0.00		20130327	513800.00	0.037500	360	360	20130501	1	0	0
476		0.00		20130329	542000.00	0.037500	360	360	20130501	1	0	0
477		0.00		20130226	567000.00	0.040000	360	360	20130401	1	0	0
478		0.00		20130306	665000.00	0.037500	360	360	20130501	1	0	0
479		0.00		20130322	625500.00	0.036250	360	360	20130501	1	0	0
480		0.00		20130205	662400.00	0.041250	360	360	20130401	1	0	0
481		0.00		20130312	713000.00	0.038750	360	360	20130501	1	0	0
482		125000.00		20130312	634000.00	0.036250	360	360	20130501	1	0	0
483		0.00		20130314	951000.00	0.038750	360	360	20130501	1	0	0
484		0.00		20130329	656000.00	0.038750	360	360	20130501	1	0	0
485		0.00		20130208	972800.00	0.036250	360	360	20130401	1	0	0
486		0.00		20130325	764400.00	0.038750	360	360	20130501	1	0	0
487		0.00		20130228	1040000.00	0.038750	360	360	20130401	1	0	0
488		0.00		20130321	516000.00	0.038750	360	360	20130501	1	0	0
489		0.00		20130213	628800.00	0.038750	360	360	20130401	1	0	0
490		0.00		20130305	725000.00	0.038750	360	360	20130501	1	0	0
491		0.00		20130320	1075000.00	0.035000	360	360	20130501	1	0	0
492		0.00		20130321	706000.00	0.037500	360	360	20130501	1	0	0
493		0.00		20130325	825000.00	0.036250	360	360	20130501	1	0	0
494		0.00		20130212	999999.00	0.037500	360	360	20130401	1	0	0
495		0.00		20130329	647000.00	0.037500	360	360	20130601	1	0	0
496		0.00		20130325	694000.00	0.036250	360	360	20130501	1	0	0
497		0.00		20130311	675000.00	0.035000	360	360	20130501	1	0	0
498		0.00		20130314	701000.00	0.037500	360	360	20130501	1	0	0
499		100000.00		20130208	714900.00	0.036250	360	360	20130401	1	0	0
500		0.00		20130306	678000.00	0.040000	360	360	20130501	1	0	0
501		0.00		20130215	660000.00	0.038750	360	360	20130401	1	0	0
502		0.00		20130311	652500.00	0.036250	360	360	20130501	1	0	0
503		0.00		20130322	579500.00	0.038750	360	360	20130501	1	0	0
504		0.00		20130307	1267000.00	0.038750	360	360	20130501	1	0	0
505		0.00		20130306	588000.00	0.038750	360	360	20130501	1	0	0
506		0.00		20130322	1385250.00	0.038750	360	360	20130501	1	0	0
507		500000.00		20130215	781100.00	0.036250	360	360	20130401	1	0	0
508		0.00		20130212	661000.00	0.035000	360	360	20130401	1	0	0
509		0.00		20130326	700000.00	0.038750	360	360	20130501	1	0	0
510		0.00		20130329	1109000.00	0.038750	360	360	20130501	1	0	0
511		0.00		20130107	750000.00	0.037500	360	360	20130301	1	0	0
512		0.00		20121231	706000.00	0.035000	360	360	20130301	1	0	0
513		0.00		20130111	860000.00	0.040000	360	360	20130301	1	0	0
514		0.00		20130313	928200.00	0.033750	360	360	20130501	1	0	0
515		0.00		20130326	865000.00	0.038750	360	360	20130501	1	0	0
516		0.00		20130306	785000.00	0.035000	360	360	20130501	1	0	0
517		0.00		20130304	660000.00	0.035000	360	360	20130501	1	0	0
518		100000.00		20130325	710000.00	0.040000	360	360	20130501	1	0	0
519		0.00		20130328	1070000.00	0.040000	360	360	20130501	1	0	0
520		0.00		20130222	725000.00	0.036250	360	360	20130401	1	0	0
521		0.00		20130313	711000.00	0.038750	360	360	20130501	1	0	0
522		0.00		20130312	1463600.00	0.037500	360	360	20130501	1	0	0
523		0.00		20130321	895000.00	0.037500	360	360	20130501	1	0	0
524		0.00		20130325	702040.00	0.034000	240	240	20130601	1	0	0
525		0.00		20130325	1424000.00	0.038500	360	360	20130601	1	0	0
526		0.00		20130206	675000.00	0.034500	240	240	20130401	1	0	0
527		120000.00		20130213	1500000.00	0.033000	240	240	20130401	1	0	0
528		0.00		20130208	223300.00	0.032500	240	240	20130401	1	0	0
529		250000.00		20130225	893000.00	0.033000	240	240	20130501	1	0	0
530		0.00		20130221	489500.00	0.040000	240	240	20130401	1	0	0
531		0.00		20130222	440000.00	0.040000	240	240	20130401	1	0	0
532		0.00		20130128	625000.00	0.035000	240	240	20130401	1	0	0
533		0.00		20130110	852625.00	0.035500	360	360	20130301	1	0	0
534		0.00		20130219	650000.00	0.036500	360	360	20130401	1	0	0
535		0.00		20130305	1000000.00	0.037500	360	360	20130501	1	120	0
536		0.00		20121114	2250000.00	0.037000	360	360	20130101	1	131	0
537		0.00		20121217	416250.00	0.039000	360	360	20130201	1	120	0
538		0.00		20130315	754254.00	0.038750	360	360	20130501	1	0	0
539		0.00		20130221	548000.00	0.033750	360	360	20130401	1	0	0
540		0.00		20130304	540000.00	0.041250	360	360	20130501	1	0	0
541		0.00		20130104	999999.00	0.032500	360	360	20130301	1	0	0
542		0.00		20130308	575250.00	0.037500	360	360	20130501	1	0	0
543		0.00		20130102	500000.00	0.033750	360	360	20130301	1	0	0
544		0.00		20121214	1073100.00	0.040000	360	360	20130201	1	0	0
545		0.00		20121214	804000.00	0.037500	360	360	20130201	1	0	0
546		0.00		20130320	2500000.00	0.040000	360	360	20130501	1	0	0
547		0.00		20130306	715000.00	0.038750	360	360	20130501	1	0	0
548		0.00		20130313	618750.00	0.038750	360	360	20130501	1	0	0
549		0.00		20130220	746000.00	0.042500	360	360	20130401	1	0	0
550		0.00		20130225	660000.00	0.040000	360	360	20130401	1	0	0
551		174000.00		20130305	713400.00	0.038750	360	360	20130501	1	0	0
552		0.00		20130328	609000.00	0.040000	360	360	20130501	1	0	0
553		0.00		20130304	712000.00	0.037500	360	360	20130501	1	0	0
554		0.00		20130403	693750.00	0.038750	360	360	20130601	1	0	0
555		180000.00		20130226	1460000.00	0.037500	360	360	20130401	1	0	0
556		0.00		20130219	974000.00	0.038750	360	360	20130401	1	0	0
557		0.00		20130301	788000.00	0.037500	360	360	20130501	1	0	0
558		0.00		20130326	862500.00	0.038750	360	360	20130501	1	0	0
559		57000.00		20130308	592500.00	0.038750	360	360	20130501	1	0	0
560		0.00		20130313	882000.00	0.038750	360	360	20130501	1	0	0
561		171750.00		20130219	750000.00	0.038750	360	360	20130401	1	0	0
562		0.00		20130318	986000.00	0.038750	360	360	20130501	1	0	0
563		0.00		20130110	1182250.00	0.042500	360	360	20130301	1	0	0
564		0.00		20130114	737000.00	0.037500	360	360	20130301	1	0	0
565		0.00		20130131	990000.00	0.038750	360	360	20130301	1	0	0
566		0.00		20130403	760000.00	0.037500	360	360	20130601	1	0	0
567		0.00		20130208	508000.00	0.036250	360	360	20130401	1	0	0
568		0.00		20130319	1609000.00	0.038750	360	360	20130501	1	0	0
569		0.00		20130311	1237500.00	0.037500	360	360	20130501	1	0	0
570		0.00		20130327	586000.00	0.038750	360	360	20130501	1	0	0
571		0.00		20130327	1190000.00	0.038750	360	360	20130501	1	0	0
572		0.00		20130321	667000.00	0.041250	360	360	20130501	1	0	0
573		0.00		20130321	567500.00	0.037500	360	360	20130501	1	0	0
574		0.00		20130315	696000.00	0.041250	360	360	20130501	1	0	0
575		0.00		20130325	577500.00	0.042500	360	360	20130501	1	0	0
576		0.00		20130312	782000.00	0.041250	360	360	20130501	1	0	0
577		0.00		20130322	703000.00	0.040000	360	360	20130501	1	0	0
578		0.00		20130322	565000.00	0.041250	360	360	20130501	1	0	0
579		0.00		20130328	712000.00	0.045000	360	360	20130601	1	0	0
580		0.00		20130329	689000.00	0.040000	360	360	20130501	1	0	0
581		0.00		20130308	712000.00	0.038750	360	360	20130501	1	0	0
582		0.00		20130312	910000.00	0.041250	360	360	20130501	1	0	0
583		0.00		20130321	825000.00	0.042500	360	360	20130501	1	0	0
584		0.00		20130311	774400.00	0.038750	360	360	20130501	1	0	0
585		0.00		20130322	562000.00	0.040000	360	360	20130501	1	0	0
586		0.00		20130321	896000.00	0.046250	360	360	20130501	1	0	0
587		0.00		20130311	705000.00	0.037500	360	360	20130501	1	0	0
588		0.00		20130213	679100.00	0.037500	360	360	20130401	1	0	0
589		0.00		20130208	560000.00	0.037500	360	360	20130401	1	0	0
590		0.00		20130307	1100000.00	0.037500	360	360	20130501	1	0	0
591		0.00		20130307	563000.00	0.038750	360	360	20130501	1	0	0
592		0.00		20130302	832000.00	0.037500	360	360	20130501	1	0	0
593		0.00		20130214	520000.00	0.037500	360	360	20130401	1	0	0
594		125000.00		20130215	973250.00	0.037500	360	360	20130401	1	0	0
595		0.00		20130222	1151500.00	0.038750	360	360	20130401	1	0	0

	34	35	36	37	38	39	40	41	42	43	44	45
	HELOC Draw Period	Current Loan Amount	Current Interest Rate	Current Payment Amount Due	Interest Paid Through Date	Current Payment Status	Index Type	ARM Look-back Days	Gross Margin	ARM Round Flag	ARM Round Factor	Initial Fixed Rate Period
1		611098.40	0.038750	2877.85	20130401	0	0
2		1125000.00	0.037500	5210.05	20130401	0	0
3		800000.00	0.037500	3704.92	20130401	0	0
4		990000.00	0.038750	4655.35	20130401	0	0
5		613200.00	0.038750	2883.49	20130401	0	0
6		664000.00	0.038750	3122.37	20130401	0	0
7		838762.51	0.038750	3949.99	20130401	0	0
8		628000.00	0.038750	2953.09	20130401	0	0
9		998559.18	0.040000	4774.15	20130401	0	0
10		900700.38	0.040000	4306.29	20130401	0	0
11		698968.76	0.038750	3291.66	20130401	0	0
12		615556.03	0.042500	3032.81	20130401	0	0
13		950000.00	0.040000	4535.45	20130401	0	0
14		543216.19	0.040000	2597.14	20130401	0	0
15		1799747.69	0.038750	8475.57	20130401	0	0
16		876706.53	0.038750	4128.68	20130401	0	0
17		628363.39	0.041250	3049.66	20130401	0	0
18		492086.25	0.043750	2460.23	20130401	0	0
19		998559.18	0.040000	4774.15	20130401	0	0
20		656000.00	0.040000	3131.84	20130401	0	0
21		737637.32	0.037500	3421.27	20130401	0	0
22		539168.57	0.036250	2462.68	20130401	0	0
23		730921.61	0.038750	3442.14	20130401	0	0
24		651081.33	0.041250	3159.92	20130401	0	0
25		862500.00	0.040000	4117.71	20130401	0	0
26		540000.00	0.040000	2578.04	20130401	0	0
27		628000.00	0.040000	2998.17	20130401	0	0
28		793828.81	0.038750	3738.38	20130401	0	0
29		698968.76	0.038750	3291.66	20130401	0	0
30		436000.00	0.038750	2050.23	20130401	0	0
31		973064.36	0.038750	4582.46	20130401	0	0
32		1318500.00	0.038750	6200.08	20130401	0	0
33		698968.76	0.038750	3291.66	20130401	0	0
34		1200000.00	0.036250	5472.62	20130401	0	0
35		537189.69	0.037500	2491.56	20130401	0	0
36		539186.68	0.037500	2500.82	20130401	0	0
37		686986.43	0.038750	3235.23	20130401	0	0
38		688983.49	0.038750	3244.64	20130401	0	0
39		949629.78	0.040000	4540.22	20130401	0	0
40		664063.02	0.041250	3222.92	20130401	0	0
41		1218750.00	0.037500	5644.22	20130401	0	0
42		663021.79	0.038750	3122.37	20130401	0	0
43		1729832.50	0.036250	7901.09	20130401	0	0
44		944000.00	0.040000	4506.80	20130401	0	0
45		936149.23	0.040000	4475.77	20130401	0	0
46		872000.00	0.038750	4100.47	20130401	0	0
47		579164.32	0.040000	2769.01	20130401	0	0
48		665000.00	0.038750	3127.08	20130401	0	0
49		655345.86	0.042500	3228.36	20130401	0	0
50		650000.00	0.033750	2873.63	20130401	0	0
51		1198111.46	0.035000	5388.54	20130401	0	0
52		559156.55	0.037500	2593.45	20130401	0	0
53		1499999.00	0.038750	7053.55	20130401	0	0
54		998526.80	0.038750	4702.37	20130401	0	0
55		623120.79	0.041250	3024.21	20130401	0	0
56		759200.00	0.037500	3515.97	20130401	0	0
57		693998.63	0.040000	3318.04	20130401	0	0
58		578500.00	0.038750	2720.32	20130401	0	0
59		523210.77	0.037500	2426.73	20130401	0	0
60		848747.77	0.038750	3997.02	20130401	0	0
61		642111.64	0.038750	3023.90	20130401	0	0
62		1500000.00	0.038750	7053.56	20130401	0	0
63		660000.00	0.038750	3103.56	20130401	0	0
64		828777.24	0.038750	3902.97	20130401	0	0
65		708930.63	0.037500	3288.12	20130401	0	0
66		588750.00	0.038750	2768.52	20130401	0	0
67		664697.35	0.037500	3082.96	20130401	0	0
68		664000.00	0.038750	3122.37	20130401	0	0
69		525242.12	0.040000	2511.20	20130401	0	0
70		642350.00	0.037500	2974.82	20130401	0	0
71		998526.80	0.038750	4702.37	20130401	0	0
72		698945.69	0.037500	3241.81	20130401	0	0
73		963640.32	0.041250	4676.87	20130401	0	0
74		844725.79	0.037500	3917.96	20130401	0	0
75		723883.73	0.036250	3306.37	20130401	0	0
76		455313.19	0.037500	2111.81	20130401	0	0
77		998443.92	0.037500	4630.92	20130401	0	0
78		687984.97	0.038750	3239.93	20130401	0	0
79		769838.76	0.037500	3570.62	20130401	0	0
80		848775.30	0.040000	4058.03	20130401	0	0
81		906632.41	0.037500	4205.09	20130401	0	0
82		666017.36	0.038750	3136.48	20130401	0	0
83		841358.68	0.038750	3962.22	20130401	0	0
84		705000.00	0.037500	3264.96	20130401	0	0
85		1497790.19	0.038750	7053.56	20130401	0	0
86		604000.00	0.038750	2840.23	20130401	0	0
87		665000.00	0.036250	3032.74	20130401	0	0
88		609101.34	0.038750	2868.45	20130401	0	0
89		666786.50	0.036250	3046.42	20130401	0	0
90		932000.00	0.040000	4449.51	20130401	0	0
91		692500.00	0.038750	3256.39	20130401	0	0
92		709021.81	0.042500	3492.77	20130401	0	0
93		1437000.00	0.035000	6452.77	20130401	0	0
94		875679.11	0.037500	4061.52	20130401	0	0
95		649042.42	0.038750	3056.54	20130401	0	0
96		887000.00	0.037500	4107.84	20130401	0	0
97		541201.53	0.038750	2548.68	20130401	0	0
98		483302.64	0.040000	2310.69	20130401	0	0
99		540020.81	0.040000	2581.86	20130401	0	0
100		848719.77	0.037500	3936.48	20130401	0	0
101		998460.32	0.036250	4560.51	20130401	0	0
102		708000.00	0.036250	3228.84	20130401	0	0
103		998460.32	0.036250	4560.51	20130401	0	0
104		650060.00	0.038750	3056.82	20130401	0	0
105		906632.41	0.037500	4205.09	20130401	0	0
106		491275.18	0.038750	2313.57	20130401	0	0
107		677600.00	0.037500	3138.07	20130401	0	0
108		691024.97	0.041250	3353.78	20130401	0	0
109		440000.00	0.036250	2006.63	20130401	0	0
110		717917.08	0.037500	3329.80	20130401	0	0
111		854710.73	0.037500	3964.27	20130401	0	0
112		1439730.61	0.035000	6475.22	20130401	0	0
113		753500.00	0.040000	3597.32	20130401	0	0
114		998526.80	0.038750	4702.37	20130401	0	0
115		874680.61	0.037500	4056.89	20130401	0	0
116		766843.27	0.037500	3556.73	20130401	0	0
117		665000.00	0.038750	3127.08	20130401	0	0
118		480000.00	0.037500	2222.95	20130401	0	0
119		754784.00	0.033750	3342.25	20130401	0	0
120		775201.11	0.033750	3432.66	20130401	0	0
121		738909.83	0.038750	3479.75	20130401	0	0
122		760902.10	0.040000	3637.90	20130401	0	0
123		686940.70	0.036250	3137.63	20130401	0	0
124		888688.85	0.038750	4185.11	20130401	0	0
125		878645.08	0.036250	4013.25	20130401	0	0
126		718009.41	0.042500	3537.05	20130401	0	0
127		552203.22	0.040000	2640.11	20130401	0	0
128		927000.00	0.038750	4359.10	20130401	0	0
129		674025.56	0.038750	3174.19	20130401	0	0
130		659005.94	0.037500	3056.56	20130401	0	0
131		1497740.77	0.037500	6946.73	20130401	0	0
132		817793.45	0.038750	3851.24	20130401	0	0
133		455342.99	0.040000	2177.01	20130401	0	0
134		590609.11	0.037500	2739.33	20130401	0	0
135		802762.10	0.036250	3666.65	20130401	0	0
136		832000.00	0.040000	3972.10	20130401	0	0
137		631089.40	0.040000	3017.26	20130401	0	0
138		623060.16	0.037500	2889.84	20130401	0	0
139		645048.30	0.038750	3037.73	20130401	0	0
140		828749.89	0.037500	3843.86	20130401	0	0
141		758880.37	0.038750	3573.80	20130401	0	0
142		662001.42	0.037500	3070.46	20130401	0	0
143		649042.42	0.038750	3056.54	20130401	0	0
144		991537.11	0.038750	4669.45	20130401	0	0
145		1089500.00	0.037500	5045.64	20130401	0	0
146		623039.24	0.036250	2845.76	20130401	0	0
147		607063.88	0.036250	2772.79	20130401	0	0
148		579182.78	0.041250	2810.97	20130401	0	0
149		719438.55	0.038750	3388.06	20130401	0	0
150		733964.38	0.041250	3562.18	20130401	0	0
151		673937.70	0.035000	3031.05	20130401	0	0
152		1250042.92	0.038750	5887.37	20130401	0	0
153		595141.27	0.040000	2845.40	20130401	0	0
154		494550.35	0.038750	2328.99	20130401	0	0
155		838734.83	0.037500	3890.17	20130401	0	0
156		710974.13	0.040000	3399.20	20130401	0	0
157		788810.14	0.037500	3658.61	20130401	0	0
158		898674.12	0.038750	4232.13	20130401	0	0
159		653991.51	0.036250	2987.14	20130401	0	0
160		598807.87	0.040000	2864.01	20130401	0	0
161		663120.00	0.038750	3118.24	20130401	0	0
162		474300.22	0.038750	2233.63	20130401	0	0
163		734915.73	0.038750	3460.94	20130401	0	0
164		499279.59	0.040000	2387.08	20130401	0	0
165		816213.29	0.040000	3902.35	20130401	0	0
166		712000.00	0.041250	3450.71	20130401	0	0
167		718962.60	0.040000	3437.39	20130401	0	0
168		502275.27	0.040000	2401.40	20130401	0	0
169		531198.73	0.037500	2463.77	20130401	0	0
170		809805.23	0.038750	3813.62	20130401	0	0
171		496068.11	0.038750	2336.14	20130401	0	0
172		604907.53	0.038750	2848.70	20130401	0	0
173		839960.75	0.038750	3955.63	20130401	0	0
174		694997.19	0.040000	3322.81	20130401	0	0
175		941000.00	0.037500	4357.92	20130401	0	0
176		825000.00	0.040000	3938.68	20130401	0	0
177		768814.44	0.036250	3511.60	20130401	0	0
178		479292.86	0.038750	2257.14	20130401	0	0
179		722909.54	0.037500	3352.96	20130401	0	0
180		469292.11	0.037500	2176.64	20130401	0	0
181		898644.46	0.037500	4168.04	20130401	0	0
182		997528.27	0.038750	4697.67	20130401	0	0
183		783194.92	0.041250	3801.11	20130401	0	0
184		694020.74	0.041250	3368.32	20130401	0	0
185		726951.09	0.040000	3475.58	20130401	0	0
186		732500.00	0.041250	3550.06	20130401	0	0
187		615072.21	0.037500	2852.79	20130401	0	0
188		693953.23	0.037500	3218.65	20130401	0	0
189		726927.50	0.038750	3423.33	20130401	0	0
190		803814.07	0.038750	3785.41	20130401	0	0
191		527072.83	0.042500	2596.46	20130401	0	0
192		587171.51	0.041250	2849.74	20130401	0	0
193		557159.56	0.037500	2584.19	20130401	0	0
194		718962.61	0.040000	3437.39	20130401	0	0
195		1397982.86	0.040000	6683.81	20130401	0	0
196		488000.00	0.036250	2225.53	20130401	0	0
197		688983.49	0.038750	3244.64	20130401	0	0
198		681516.64	0.040000	3258.36	20130401	0	0
199		782620.76	0.040000	3741.74	20130401	0	0
200		698968.76	0.038750	3291.66	20130401	0	0
201		519250.77	0.040000	2482.56	20130401	0	0
202		532913.75	0.038750	2509.66	20130401	0	0
203		1158328.65	0.040000	5538.02	20130401	0	0
204		567962.04	0.038750	2674.71	20130401	0	0
205		838762.50	0.038750	3949.99	20130401	0	0
206		581142.60	0.038750	2736.78	20130401	0	0
207		748919.39	0.040000	3580.61	20130401	0	0
208		434344.83	0.037500	2014.55	20130401	0	0
209		553683.11	0.038750	2607.46	20130401	0	0
210		826696.91	0.035000	3718.09	20130401	0	0
211		1082153.42	0.038750	5096.19	20130401	0	0
212		439166.33	0.040000	2099.67	20130401	0	0
213		798795.08	0.037500	3704.92	20130401	0	0
214		683014.48	0.040000	3265.52	20130401	0	0
215		848719.77	0.037500	3936.48	20130401	0	0
216		686940.70	0.036250	3137.63	20130401	0	0
217		633065.99	0.038750	2981.30	20130401	0	0
218		613095.45	0.038750	2887.26	20130401	0	0
219		791831.74	0.038750	3728.98	20130401	0	0
220		998460.32	0.036250	4560.51	20130401	0	0
221		659027.68	0.038750	3103.56	20130401	0	0
222		650103.10	0.042500	3202.53	20130401	0	0
223		501270.50	0.041250	2442.63	20130401	0	0
224		511262.30	0.040000	2444.37	20130401	0	0
225		715744.01	0.038750	3370.66	20130401	0	0
226		748895.10	0.038750	3526.78	20130401	0	0
227		670239.00	0.037500	3108.66	20130401	0	0
228		944575.18	0.037500	4381.07	20130401	0	0
229		513242.77	0.038750	2417.02	20130401	0	0
230		874680.61	0.037500	4056.89	20130401	0	0
231		1073451.12	0.040000	5132.21	20130401	0	0
232		559057.91	0.036250	2553.52	20130401	0	0
233		635063.04	0.038750	2990.71	20130401	0	0
234		735714.54	0.038750	3464.71	20130401	0	0
235		671010.01	0.038750	3159.99	20130401	0	0
236		730172.72	0.038750	3438.61	20130401	0	0
237		997238.66	0.042500	4919.39	20130401	0	0
238		491275.18	0.038750	2313.57	20130401	0	0
239		691140.31	0.038750	3254.79	20130401	0	0
240		484668.92	0.037500	2247.96	20130401	0	0
241		647107.23	0.042500	3187.77	20130401	0	0
242		711178.99	0.035000	3198.55	20130401	0	0
243		447310.22	0.036250	2043.11	20130401	0	0
244		575113.14	0.036250	2626.86	20130401	0	0
245		743902.46	0.038750	3503.27	20130401	0	0
246		686986.44	0.038750	3235.23	20130401	0	0
247		798795.08	0.037500	3704.92	20130401	0	0
248		698454.33	0.040000	3341.91	20130401	0	0
249		682059.01	0.042500	3359.95	20130401	0	0
250		444344.42	0.038750	2092.56	20130401	0	0
251		778825.20	0.037500	3612.30	20130401	0	0
252		702985.66	0.040000	3361.00	20130401	0	0
253		1206268.35	0.036250	5518.22	20130401	0	0
254		858760.89	0.040000	4105.77	20130401	0	0
255		800000.00	0.038750	3761.90	20130401	0	0
256		654716.90	0.043750	3273.31	20130401	0	0
257		560117.11	0.035000	2519.14	20130401	0	0
258		685011.60	0.040000	3275.07	20130401	0	0
259		758880.37	0.038750	3573.80	20130401	0	0
260		656809.26	0.037500	3046.37	20130401	0	0
261		629071.89	0.038750	2962.49	20130401	0	0
262		758829.84	0.036250	3465.99	20130401	0	0
263		1026019.56	0.040000	4905.44	20130401	0	0
264		593724.03	0.038750	2796.03	20130401	0	0
265		463316.43	0.038750	2181.90	20130401	0	0
266		693976.12	0.038750	3268.15	20130401	0	0
267		559193.14	0.040000	2673.53	20130401	0	0
268		718962.61	0.040000	3437.39	20130401	0	0
269		643072.12	0.040000	3074.55	20130401	0	0
270		579164.32	0.040000	2769.01	20130401	0	0
271		882782.08	0.042500	4348.75	20130401	0	0
272		529183.97	0.036250	2417.07	20130401	0	0
273		656010.46	0.037500	3042.67	20130401	0	0
274		579145.54	0.038750	2727.38	20130401	0	0
275		950000.00	0.035000	4265.92	20130401	0	0
276		773858.26	0.038750	3644.34	20130401	0	0
277		634043.60	0.037500	2940.78	20130401	0	0
278		530200.24	0.037500	2459.14	20130401	0	0
279		755442.23	0.035000	3397.62	20130401	0	0
280		693929.92	0.036250	3169.56	20130401	0	0
281		581179.97	0.041250	2820.66	20130401	0	0
282		1236135.38	0.037500	5733.37	20130401	0	0
283		816752.98	0.038750	3846.34	20130401	0	0
284		686940.70	0.036250	3137.63	20130401	0	0
285		872417.74	0.038750	4114.57	20130401	0	0
286		671489.30	0.038750	3162.25	20130401	0	0
287		777646.73	0.037500	3612.30	20130401	0	0
288		543282.08	0.035000	2447.29	20130401	0	0
289		758181.40	0.038750	3570.51	20130401	0	0
290		561453.09	0.037500	2604.10	20130401	0	0
291		968302.83	0.040000	4629.50	20130401	0	0
292		426964.03	0.040000	2044.29	20130401	0	0
293		1280281.94	0.035000	5758.10	20130401	0	0
294		850000.00	0.036250	3876.44	20130401	0	0
295		466196.77	0.037500	2162.29	20130401	0	0
296		944356.71	0.038750	4447.27	20130401	0	0
297		517236.88	0.038750	2435.83	20130401	0	0
298		770785.05	0.035000	3466.62	20130401	0	0
299		638137.42	0.037500	2959.77	20130401	0	0
300		523228.04	0.038750	2464.04	20130401	0	0
301		736912.78	0.038750	3470.35	20130401	0	0
302		684989.38	0.038750	3225.83	20130401	0	0
303		998460.32	0.036250	4560.51	20130401	0	0
304		650000.00	0.038750	3056.54	20130401	0	0
305		546711.15	0.040000	2613.85	20130401	0	0
306		822758.93	0.037500	3816.07	20130401	0	0
307		734891.47	0.037500	3408.53	20130401	0	0
308		638458.03	0.038750	3006.70	20130401	0	0
309		707955.50	0.038750	3333.98	20130401	0	0
310		748919.39	0.040000	3580.61	20130401	0	0
311		974529.99	0.037500	4520.01	20130401	0	0
312		456370.37	0.042500	2248.17	20130401	0	0
313		620085.14	0.038750	2920.17	20130401	0	0
314		850744.83	0.038750	4006.42	20130401	0	0
315		467295.12	0.037500	2167.38	20130401	0	0
316		513275.78	0.041250	2491.10	20130401	0	0
317		1411000.00	0.037500	6534.56	20130401	0	0
318		793802.61	0.037500	3681.77	20130401	0	0
319		998525.79	0.038750	4702.14	20130401	0	0
320		691046.61	0.042500	3404.22	20130401	0	0
321		1193200.15	0.037500	5534.23	20130401	0	0
322		539186.68	0.037500	2500.82	20130401	0	0
323		957000.00	0.038750	4500.17	20130401	0	0
324		953529.61	0.036250	4355.29	20130401	0	0
325		574133.97	0.037500	2662.91	20130401	0	0
326		545195.64	0.038750	2567.49	20130401	0	0
327		561920.95	0.038750	2646.26	20130401	0	0
328		888688.85	0.038750	4185.11	20130401	0	0
329		615112.45	0.040000	2940.88	20130401	0	0
330		798821.43	0.038750	3761.90	20130401	0	0
331		960000.00	0.037500	4445.91	20130401	0	0
332		591327.57	0.038750	2784.74	20130401	0	0
333		980000.00	0.040000	4678.67	20130401	0	0
334		1024488.50	0.038750	4824.63	20130401	0	0
335		891185.16	0.038750	4196.87	20130401	0	0
336		657964.55	0.036250	3009.94	20130401	0	0
337		708954.03	0.038750	3338.68	20130401	0	0
338		663000.00	0.040000	3165.26	20130401	0	0
339		811303.02	0.038750	3820.68	20130401	0	0
340		669012.95	0.038750	3150.59	20130401	0	0
341		938615.19	0.038750	4420.23	20130401	0	0
342		459291.74	0.036250	2097.84	20130401	0	0
343		511228.85	0.037500	2371.15	20130401	0	0
344		981918.85	0.037500	4554.28	20130401	0	0
345		667463.18	0.037500	3095.79	20130401	0	0
346		623100.93	0.040000	2979.07	20130401	0	0
347		728924.56	0.038750	3432.73	20130401	0	0
348		878674.58	0.037500	4075.42	20130401	0	0
349		700919.14	0.036250	3201.48	20130401	0	0
350		810777.00	0.037500	3760.50	20130401	0	0
351		574133.97	0.037500	2662.91	20130401	0	0
352		695973.18	0.038750	3277.55	20130401	0	0
353		986544.48	0.038750	4645.94	20130401	0	0
354		671010.00	0.038750	3159.99	20130401	0	0
355		854710.73	0.037500	3964.27	20130401	0	0
356		619086.61	0.038750	2915.47	20130401	0	0
357		595102.33	0.037500	2760.17	20130401	0	0
358		688000.00	0.037500	3186.24	20130401	0	0
359		611118.22	0.040000	2921.78	20130401	0	0
360		545247.76	0.042500	2685.99	20130401	0	0
361		913621.87	0.037500	4237.51	20130401	0	0
362		599116.08	0.038750	2821.42	20130401	0	0
363		987142.43	0.040000	4726.41	20130401	0	0
364		741905.41	0.038750	3493.86	20130401	0	0
365		864824.86	0.042500	4260.29	20130401	0	0
366		454344.43	0.040000	2172.24	20130401	0	0
367		521580.48	0.038750	2456.28	20130401	0	0
368		838734.82	0.037500	3890.17	20130401	0	0
369		998559.18	0.040000	4774.15	20130401	0	0
370		743902.46	0.038750	3503.27	20130401	0	0
371		542931.03	0.037500	2518.19	20130401	0	0
372		998493.84	0.037500	4631.16	20130401	0	0
373		568891.87	0.037500	2638.60	20130401	0	0
374		720912.56	0.037500	3343.69	20130401	0	0
375		861287.25	0.040000	4117.85	20130401	0	0
376		877345.02	0.037500	4075.42	20130401	0	0
377		697570.82	0.038750	3285.08	20130401	0	0
378		908688.85	0.040000	4344.48	20130401	0	0
379		998493.84	0.037500	4631.16	20130401	0	0
380		709952.55	0.038750	3343.39	20130401	0	0
381		861948.71	0.038750	4065.20	20130401	0	0
382		663998.41	0.037500	3079.72	20130401	0	0
383		763873.00	0.038750	3597.31	20130401	0	0
384		964576.89	0.038750	4542.49	20130401	0	0
385		693953.23	0.037500	3218.65	20130401	0	0
386		818791.98	0.038750	3855.94	20130401	0	0
387		962500.00	0.041250	4664.75	20130401	0	0
388		1298041.99	0.037500	6020.50	20130401	0	0
389		820066.73	0.040000	3920.77	20130401	0	0
390		764237.93	0.038750	3604.37	20130401	0	0
391		487790.99	0.036250	2231.46	20130401	0	0
392		600594.05	0.037500	2785.64	20130401	0	0
393		698945.69	0.037500	3241.81	20130401	0	0
394		758904.97	0.040000	3628.36	20130401	0	0
395		554200.35	0.040000	2649.65	20130401	0	0
396		519948.21	0.036250	2374.89	20130401	0	0
397		631048.11	0.037500	2926.89	20130401	0	0
398		536940.07	0.037500	2490.40	20130401	0	0
399		894172.51	0.035000	4027.93	20130401	0	0
400		703961.39	0.038750	3315.17	20130401	0	0
401		811303.02	0.038750	3820.68	20130401	0	0
402		674048.76	0.040000	3227.33	20130401	0	0
403		872530.00	0.041250	4240.69	20130401	0	0
404		736936.68	0.040000	3523.32	20130401	0	0
405		660000.00	0.037500	3056.56	20130401	0	0
406		911654.97	0.038750	4293.26	20130401	0	0
407		976977.68	0.036250	4469.30	20130401	0	0
408		609101.34	0.038750	2868.45	20130401	0	0
409		716942.24	0.038750	3376.30	20130401	0	0
410		703938.17	0.037500	3264.96	20130401	0	0
411		681472.05	0.037500	3160.76	20130401	0	0
412		733892.98	0.037500	3403.90	20130401	0	0
413		1101810.48	0.040000	5275.44	20130401	0	0
414		681344.76	0.038750	3208.66	20130401	0	0
415		1082153.42	0.038750	5096.19	20130401	0	0
416		694880.51	0.033750	3076.99	20130401	0	0
417		998426.22	0.035000	4490.45	20130401	0	0
418		700000.00	0.036250	3192.36	20130401	0	0
419		703938.17	0.037500	3264.96	20130401	0	0
420		493038.59	0.040000	2357.24	20130401	0	0
421		891185.16	0.038750	4196.87	20130401	0	0
422		886691.79	0.038750	4175.71	20130401	0	0
423		509231.86	0.037500	2361.89	20130401	0	0
424		563731.33	0.037500	2615.91	20130401	0	0
425		499279.59	0.040000	2387.08	20130401	0	0
426		995553.25	0.038750	4695.32	20130401	0	0
427		439366.04	0.040000	2100.63	20130401	0	0
428		598380.63	0.043750	2995.71	20130401	0	0
429		986576.47	0.040000	4716.86	20130401	0	0
430		527256.05	0.041250	2558.95	20130401	0	0
431		873710.95	0.038750	4114.57	20130401	0	0
432		712971.25	0.040000	3408.75	20130401	0	0
433		579087.21	0.035000	2604.46	20130401	0	0
434		1078373.35	0.037500	5001.65	20130401	0	0
435		767617.47	0.038750	3614.95	20130401	0	0
436		700000.00	0.037500	3241.81	20130401	0	0
437		557177.96	0.038750	2623.92	20130401	0	0
438		903575.73	0.035000	4063.85	20130401	0	0
439		535174.74	0.036250	2444.43	20130401	0	0
440		702392.85	0.035000	3159.03	20130401	0	0
441		754861.35	0.037500	3501.15	20130401	0	0
442		926103.04	0.037500	4295.40	20130401	0	0
443		679674.76	0.037500	3152.43	20130401	0	0
444		695450.00	0.038750	3270.26	20130401	0	0
445		534176.28	0.036250	2439.87	20130401	0	0
446		778850.90	0.038750	3667.85	20130401	0	0
447		1308026.94	0.037500	6066.81	20130401	0	0
448		1421948.28	0.040000	6798.39	20130401	0	0
449		679020.25	0.040000	3246.42	20130401	0	0
450		767592.14	0.037500	3560.20	20130401	0	0
451		574133.97	0.037500	2662.91	20130401	0	0
452		575151.43	0.038750	2708.57	20130401	0	0
453		848775.30	0.040000	4058.03	20130401	0	0
454		1034938.87	0.037500	4800.19	20130401	0	0
455		757551.70	0.033750	3359.93	20130401	0	0
456		1108328.17	0.037500	5140.58	20130401	0	0
457		699013.70	0.041250	3392.55	20130401	0	0
458		673937.70	0.035000	3031.05	20130401	0	0
459		998201.70	0.035000	4490.45	20130401	0	0
460		494203.81	0.033750	2188.38	20130401	0	0
461		441521.89	0.040000	2113.99	20130401	0	0
462		998492.85	0.037500	4631.15	20130401	0	0
463		886756.76	0.036250	4056.58	20130401	0	0
464		688960.75	0.037500	3195.50	20130401	0	0
465		695003.27	0.036250	3174.46	20130401	0	0
466		714836.80	0.037500	3320.54	20130401	0	0
467		570235.94	0.036250	2608.61	20130401	0	0
468		778825.19	0.037500	3612.30	20130401	0	0
469		710903.74	0.036250	3247.09	20130401	0	0
470		984500.00	0.038750	4629.48	20130401	0	0
471		620043.86	0.036250	2832.08	20130401	0	0
472		527204.75	0.037500	2445.25	20130401	0	0
473		595174.26	0.037500	2764.80	20130401	0	0
474		623017.96	0.035000	2802.04	20130401	0	0
475		513026.14	0.037500	2379.49	20130401	0	0
476		541183.66	0.037500	2510.09	20130401	0	0
477		565363.40	0.040000	2706.94	20130401	0	0
478		663998.41	0.037500	3079.72	20130401	0	0
479		624536.93	0.036250	2852.60	20130401	0	0
480		660530.15	0.041250	3210.32	20130401	0	0
481		711949.61	0.038750	3352.79	20130401	0	0
482		633023.84	0.036250	2891.37	20130401	0	0
483		949598.99	0.038750	4471.95	20130401	0	0
484		655033.57	0.038750	3084.76	20130401	0	0
485		969799.87	0.036250	4436.47	20130401	0	0
486		763273.89	0.038750	3594.49	20130401	0	0
487		1036930.78	0.038750	4890.47	20130401	0	0
488		515239.83	0.038750	2426.42	20130401	0	0
489		626944.31	0.038750	2956.85	20130401	0	0
490		723931.93	0.038750	3409.22	20130401	0	0
491		1073308.19	0.035000	4827.23	20130401	0	0
492		704936.65	0.037500	3269.60	20130401	0	0
493		823729.77	0.036250	3762.42	20130401	0	0
494		996981.99	0.037500	4631.15	20130401	0	0
495		647000.00	0.037500	2996.36	20130401	0	0
496		692931.46	0.036250	3165.00	20130401	0	0
497		673937.70	0.035000	3031.05	20130401	0	0
498		699944.19	0.037500	3246.44	20130401	0	0
499		712695.24	0.036250	3260.31	20130401	0	0
500		677023.12	0.040000	3236.88	20130401	0	0
501		658052.24	0.038750	3103.56	20130401	0	0
502		651495.36	0.036250	2975.73	20130401	0	0
503		578646.28	0.038750	2725.02	20130401	0	0
504		1265133.45	0.038750	5957.90	20130401	0	0
505		587133.76	0.038750	2764.99	20130401	0	0
506		1383209.24	0.038750	6513.96	20130401	0	0
507		778691.07	0.036250	3562.22	20130401	0	0
508		658916.42	0.035000	2968.19	20130401	0	0
509		698968.76	0.038750	3291.66	20130401	0	0
510		1107366.22	0.038750	5214.93	20130401	0	0
511		746547.03	0.037500	3473.37	20130401	0	0
512		702657.00	0.035000	3170.26	20130401	0	0
513		856270.29	0.040000	4105.77	20130401	0	0
514		926389.60	0.033750	4103.54	20130401	0	0
515		863725.68	0.038750	4067.55	20130401	0	0
516		783764.58	0.035000	3525.00	20130401	0	0
517		658961.31	0.035000	2963.69	20130401	0	0
518		708977.02	0.040000	3389.65	20130401	0	0
519		1068458.33	0.040000	5108.34	20130401	0	0
520		722764.09	0.036250	3306.37	20130401	0	0
521		709952.55	0.038750	3343.39	20130401	0	0
522		1461395.59	0.037500	6778.16	20130401	0	0
523		893652.00	0.037500	4144.88	20130401	0	0
524		702040.00	0.034000	4035.57	20130401	0	0
525		1424000.00	0.038500	6675.83	20130401	0	0
526		671080.81	0.034500	3897.41	20130401	0	0
527		1491145.78	0.033000	8546.03	20130401	0	0
528		221974.65	0.032500	1266.55	20130401	0	0
529		885843.26	0.033000	5087.74	20130401	0	0
530		486826.33	0.040000	2966.27	20130401	0	0
531		437596.70	0.040000	2666.31	20130401	0	0
532		621391.08	0.035000	3624.75	20130401	0	0
533		848622.70	0.035500	3852.50	20130401	0	0
534		648004.15	0.036500	2973.49	20130401	0	0
535		1000000.00	0.037500	3125.00	20130401	0	0
536		2246581.13	0.037000	6926.96	20130401	0	0
537		416250.00	0.039000	1352.81	20130401	0	0
538		753142.82	0.038750	3546.78	20130401	0	0
539		546234.64	0.033750	2422.69	20130401	0	0
540		539239.14	0.041250	2617.11	20130401	0	0
541		995054.44	0.032500	4352.06	20130401	0	0
542		574383.58	0.037500	2664.07	20130401	0	0
543		497580.49	0.033750	2210.48	20130401	0	0
544		1066884.42	0.040000	5123.14	20130401	0	0
545		799133.45	0.037500	3723.45	20130401	0	0
546		2496397.95	0.040000	11935.38	20130401	0	0
547		713946.65	0.038750	3362.20	20130401	0	0
548		617838.46	0.038750	2909.59	20130401	0	0
549		743940.78	0.042500	3669.87	20130401	0	0
550		658094.95	0.040000	3150.94	20130401	0	0
551		712349.02	0.038750	3354.67	20130401	0	0
552		608122.54	0.040000	2907.46	20130401	0	0
553		710927.62	0.037500	3297.38	20130401	0	0
554		693750.00	0.038750	3262.27	20130401	0	0
555		1455595.15	0.037500	6761.49	20130401	0	0
556		971125.56	0.038750	4580.11	20130401	0	0
557		786813.15	0.037500	3649.35	20130401	0	0
558		861229.37	0.038750	4055.79	20130401	0	0
559		591627.10	0.038750	2786.15	20130401	0	0
560		880700.64	0.038750	4147.49	20130401	0	0
561		747519.14	0.038750	3526.78	20130401	0	0
562		984547.42	0.038750	4636.54	20130401	0	0
563		1169621.38	0.042500	5815.96	20130401	0	0
564		733645.59	0.037500	3413.16	20130401	0	0
565		985610.44	0.038750	4655.35	20130401	0	0
566		760000.00	0.037500	3519.68	20130401	0	0
567		506433.32	0.036250	2316.74	20130401	0	0
568		1606629.62	0.038750	7566.11	20130401	0	0
569		1235636.13	0.037500	5731.06	20130401	0	0
570		585136.70	0.038750	2755.59	20130401	0	0
571		1188246.89	0.038750	5595.82	20130401	0	0
572		666060.20	0.041250	3232.61	20130401	0	0
573		566645.26	0.037500	2628.18	20130401	0	0
574		695019.34	0.041250	3373.16	20130401	0	0
575		576704.36	0.042500	2840.95	20130401	0	0
576		780898.16	0.041250	3789.96	20130401	0	0
577		701987.10	0.040000	3356.23	20130401	0	0
578		564203.92	0.041250	2738.27	20130401	0	0
579		712000.00	0.045000	3607.60	20130401	0	0
580		688007.28	0.040000	3289.39	20130401	0	0
581		710650.11	0.038750	3348.09	20130401	0	0
582		908717.81	0.041250	4410.31	20130401	0	0
583		823863.38	0.042500	4058.50	20130401	0	0
584		771882.09	0.038750	3641.52	20130401	0	0
585		561190.26	0.040000	2683.07	20130401	0	0
586		894846.64	0.046250	4606.69	20130401	0	0
587		703938.15	0.037500	3264.96	20130401	0	0
588		674249.82	0.037500	3145.02	20130401	0	0
589		558310.46	0.037500	2593.45	20130401	0	0
590		1098343.23	0.037500	5094.27	20130401	0	0
591		562170.59	0.038750	2647.43	20130401	0	0
592		830746.88	0.037500	3853.12	20130401	0	0
593		518431.15	0.037500	2408.20	20130401	0	0
594		970313.70	0.037500	4507.27	20130401	0	0
595		1148101.74	0.038750	5414.78	20130401	0	0

	46	47	48	49	50	51	52	53	54	55	56	57
	Initial Interest Rate Cap (Change Up)	Initial Interest Rate Cap (Change Down)	Subsequent Interest Rate Reset Period	Subsequent Interest Rate Cap (Change Down)	Subsequent Interest Rate Cap (Change Up)	Lifetime Maximum Rate (Ceiling)	Lifetime Minimum Rate (Floor)	Negative Amortization Limit	Initial Negative Amortization Recast Period	Subsequent Negative Amortization Recast Period	Initial Fixed Payment Period	Subsequent Payment Reset Period
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595

	58	59	60	61	62	63	64	65	66	67	68	69
	Initial Periodic Payment Cap	Subsequent Periodic Payment Cap	Initial Minimum Payment Reset Period	Subsequent Minimum Payment Reset Period	Option ARM Indicator	Options at Recast	Initial Minimum Payment	Current Minimum Payment	Prepayment Penalty Calculation	Prepayment Penalty Type	Prepayment Penalty Total Term	Prepayment Penalty Hard Term
1											0
2											0
3											0
4											0
5											0
6											0
7											0
8											0
9											0
10											0
11											0
12											0
13											0
14											0
15											0
16											0
17											0
18											0
19											0
20											0
21											0
22											0
23											0
24											0
25											0
26											0
27											0
28											0
29											0
30											0
31											0
32											0
33											0
34											0
35											0
36											0
37											0
38											0
39											0
40											0
41											0
42											0
43											0
44											0
45											0
46											0
47											0
48											0
49											0
50											0
51											0
52											0
53											0
54											0
55											0
56											0
57											0
58											0
59											0
60											0
61											0
62											0
63											0
64											0
65											0
66											0
67											0
68											0
69											0
70											0
71											0
72											0
73											0
74											0
75											0
76											0
77											0
78											0
79											0
80											0
81											0
82											0
83											0
84											0
85											0
86											0
87											0
88											0
89											0
90											0
91											0
92											0
93											0
94											0
95											0
96											0
97											0
98											0
99											0
100											0
101											0
102											0
103											0
104											0
105											0
106											0
107											0
108											0
109											0
110											0
111											0
112											0
113											0
114											0
115											0
116											0
117											0
118											0
119											0
120											0
121											0
122											0
123											0
124											0
125											0
126											0
127											0
128											0
129											0
130											0
131											0
132											0
133											0
134											0
135											0
136											0
137											0
138											0
139											0
140											0
141											0
142											0
143											0
144											0
145											0
146											0
147											0
148											0
149											0
150											0
151											0
152											0
153											0
154											0
155											0
156											0
157											0
158											0
159											0
160											0
161											0
162											0
163											0
164											0
165											0
166											0
167											0
168											0
169											0
170											0
171											0
172											0
173											0
174											0
175											0
176											0
177											0
178											0
179											0
180											0
181											0
182											0
183											0
184											0
185											0
186											0
187											0
188											0
189											0
190											0
191											0
192											0
193											0
194											0
195											0
196											0
197											0
198											0
199											0
200											0
201											0
202											0
203											0
204											0
205											0
206											0
207											0
208											0
209											0
210											0
211											0
212											0
213											0
214											0
215											0
216											0
217											0
218											0
219											0
220											0
221											0
222											0
223											0
224											0
225											0
226											0
227											0
228											0
229											0
230											0
231											0
232											0
233											0
234											0
235											0
236											0
237											0
238											0
239											0
240											0
241											0
242											0
243											0
244											0
245											0
246											0
247											0
248											0
249											0
250											0
251											0
252											0
253											0
254											0
255											0
256											0
257											0
258											0
259											0
260											0
261											0
262											0
263											0
264											0
265											0
266											0
267											0
268											0
269											0
270											0
271											0
272											0
273											0
274											0
275											0
276											0
277											0
278											0
279											0
280											0
281											0
282											0
283											0
284											0
285											0
286											0
287											0
288											0
289											0
290											0
291											0
292											0
293											0
294											0
295											0
296											0
297											0
298											0
299											0
300											0
301											0
302											0
303											0
304											0
305											0
306											0
307											0
308											0
309											0
310											0
311											0
312											0
313											0
314											0
315											0
316											0
317											0
318											0
319											0
320											0
321											0
322											0
323											0
324											0
325											0
326											0
327											0
328											0
329											0
330											0
331											0
332											0
333											0
334											0
335											0
336											0
337											0
338											0
339											0
340											0
341											0
342											0
343											0
344											0
345											0
346											0
347											0
348											0
349											0
350											0
351											0
352											0
353											0
354											0
355											0
356											0
357											0
358											0
359											0
360											0
361											0
362											0
363											0
364											0
365											0
366											0
367											0
368											0
369											0
370											0
371											0
372											0
373											0
374											0
375											0
376											0
377											0
378											0
379											0
380											0
381											0
382											0
383											0
384											0
385											0
386											0
387											0
388											0
389											0
390											0
391											0
392											0
393											0
394											0
395											0
396											0
397											0
398											0
399											0
400											0
401											0
402											0
403											0
404											0
405											0
406											0
407											0
408											0
409											0
410											0
411											0
412											0
413											0
414											0
415											0
416											0
417											0
418											0
419											0
420											0
421											0
422											0
423											0
424											0
425											0
426											0
427											0
428											0
429											0
430											0
431											0
432											0
433											0
434											0
435											0
436											0
437											0
438											0
439											0
440											0
441											0
442											0
443											0
444											0
445											0
446											0
447											0
448											0
449											0
450											0
451											0
452											0
453											0
454											0
455											0
456											0
457											0
458											0
459											0
460											0
461											0
462											0
463											0
464											0
465											0
466											0
467											0
468											0
469											0
470											0
471											0
472											0
473											0
474											0
475											0
476											0
477											0
478											0
479											0
480											0
481											0
482											0
483											0
484											0
485											0
486											0
487											0
488											0
489											0
490											0
491											0
492											0
493											0
494											0
495											0
496											0
497											0
498											0
499											0
500											0
501											0
502											0
503											0
504											0
505											0
506											0
507											0
508											0
509											0
510											0
511											0
512											0
513											0
514											0
515											0
516											0
517											0
518											0
519											0
520											0
521											0
522											0
523											0
524									99	99	60
525									99	99	60
526									99	99	60
527									99	99	60
528									99	99	60
529									99	99	60
530									99	99	60
531											0
532									99	99	60
533									99	99	60
534									99	99	60
535									99	99	60
536									99	99	60
537									99	99	60
538											0
539											0
540											0
541											0
542											0
543											0
544											0
545											0
546											0
547											0
548											0
549											0
550											0
551											0
552											0
553											0
554											0
555											0
556											0
557											0
558											0
559											0
560											0
561											0
562											0
563											0
564											0
565											0
566											0
567											0
568											0
569											0
570											0
571											0
572											0
573											0
574											0
575											0
576											0
577											0
578											0
579											0
580											0
581											0
582											0
583											0
584											0
585											0
586											0
587											0
588											0
589											0
590											0
591											0
592											0
593											0
594											0
595											0

	70	71	72	73	74	75	76	77	78	79	80	81
	Primary Borrower ID	Number of Mortgaged Properties	Total Number of Borrowers	Self-employment Flag	Current ‘Other’ Monthly Payment	Length of Employment: Borrower	Length of Employment: Co- Borrower	Years in Home	FICO Model Used	Most Recent FICO Date	Primary Wage Earner Original FICO: Equifax	Primary Wage Earner Original FICO: Experian
1	464	1		1		35		4	1
2	88	2		1		20	7	0	1
3	592	3		0		11	13	0	1
4	313	1		0		0		2.5	1
5	409	1		0		15.5	13	12.75	1
6	91	1		1		32		0	1
7	45	2		0		9.5	20.5	0	1
8	270	2		0		1	6	0	1
9	436	2		1		13		0	1
10	470	1		1		7	20	0	1
11	498	2		0		6.75		0	1
12	338	1		1		13	3	1.75	1
13	155	4		0		12.5	12.5	6	1
14	299	1		0		14.25	5.75	1.25	1
15	141	1		0		19		0	1
16	485	1		0		26		0	1
17	437	3		0		14	15.25	0	1
18	350	3		1		35	16	0	1
19	478	1		1		10		18	1
20	471	2		0		0.25		0	1
21	344	2		0		0.75		0	1
22	78	1		0		19		7	1
23	420	1		0		4.5	4	15	1
24	487	1		0		18		0	1
25	134	2		0		10		0	1
26	424	1		1		19	13	0	1
27	431	1		0		3	0	2.25	1
28	208	1		0		5.5	0	10	1
29	525	1		0		33		24	1
30	370	2		0		12	5.25	0	1
31	435	1		0		0	8	3	1
32	524	2		0		7	15	0	1
33	115	1		0		0		0	1
34	481	2		0		15		0	1
35	76	1		1		11		1.5	1
36	298	2		0		0.5	8	0	1
37	316	1		1		2		0	1
38	514	1		0		0	0	0	1
39	492	2		0		5.5		10	1
40	138	2		0		1.5	0.25	3	1
41	306	1		0		1	5.5	0	1
42	113	1		0		4		0	1
43	48	1		0		25.75		0	1
44	288	2		0		2.75		0	1
45	557	3		0		8	4	0	1
46	283	2		0		4.5		0	1
47	261	1		0		14		2	1
48	506	2		1		15		14	1
49	106	1		1		5	2	0	1
50	65	1		1		10		8	1
51	392	1		0		0.25		0	1
52	331	1		0		0	5	9	1
53	536	1		0		17	4.5	5	1
54	305	1		0		11	3	21	1
55	280	2		0		7	6.5	0	1
56	432	2		0		2.5	5	0	1
57	589	1		0		6	8	2.25	1
58	159	1		0		4.5		2.5	1
59	177	1		0		20.25		0	1
60	397	3		1		5		3	1
61	442	1		1		10		13	1
62	238	1		1		7	10	2	1
63	77	1		0		0.5	5.5	0	1
64	201	1		0		27.5		7.5	1
65	38	1		0		14.5		1.25	1
66	34	2		0		11.75	8	12	1
67	541	1		0		17		7	1
68	282	1		0		2		0	1
69	458	1		0		1.75	0.25	3	1
70	205	1		0		2.75		1.75	1
71	35	1		0		1	1	0	1
72	587	1		0		0		8	1
73	43	2		1		8	8	0	1
74	249	1		0		0.25		0	1
75	575	1		0		7	0	8	1
76	220	1		0		2		0	1
77	324	3		0		20		0	1
78	577	1		0		8.25	23.5	9.5	1
79	530	1		1		15	12	5	1
80	59	1		0		0		30	1
81	190	1		0		3	3	0	1
82	462	1		0		11		12	1
83	554	2		0		14	1.25	0.5	1
84	39	1		0		0.25	15	0	1
85	210	2		1		23		0	1
86	371	4		0		21		0.5	1
87	10	1		0		2.5		2.5	1
88	323	1		0		22		20	1
89	301	1		0		18	8	6	1
90	161	1		1		10		7.5	1
91	495	1		0		10		12	1
92	567	1		1		4.75		0	1
93	401	3		0		18		0	1
94	393	2		1		46		17	1
95	546	1		0		24		16	1
96	578	1		0		7.5		2	1
97	374	1		1		10.25		3.5	1
98	263	1		1		31	15	0	1
99	356	1		0		2.25	5.75	0	1
100	140	1		0		0	14	0	1
101	520	1		1		5		0	1
102	531	1		0		12		7	1
103	171	1		0		1.5	9	1.75	1
104	584	1		0		3.25	4	0	1
105	447	1		0		0		0	1
106	334	1		0		0		0	1
107	593	1		0		0.5		0	1
108	169	3		0		14.5	4.5	0	1
109	146	1		0		15		12.25	1
110	383	1		0		2.5	1.25	10	1
111	507	1		0		1.5		0.75	1
112	440	1		1		30		4	1
113	240	1		0		14		2.25	1
114	271	1		0		1.5	11	0.08	1
115	8	2		0		10		0	1
116	510	2		0		12.75	11.75	0	1
117	232	1		0		3.5		3.75	1
118	231	1		0		8	3.25	0	1
119	480	1		0		0		0	1
120	258	1		0		0		0	1
121	417	1		0		21	17	7	1
122	564	2		0		15.5	12.75	8	1
123	11	2		0		25	16	9	1
124	509	1		0		11	8	3	1
125	6	2		0		14	14	4	1
126	556	1		1		9		0.5	1
127	101	1		1		7.75		2	1
128	571	4		1		17		2	1
129	133	1		0		19	20	2.5	1
130	355	1		0		0		16	1
131	114	1		1		10		35	1
132	443	1		0		9	13	1.25	1
133	378	2		1		3	3	0	1
134	539	4		1		38	15	10	1
135	163	1		0		0	0	0	1
136	388	1		0		14	5	4.25	1
137	80	3		0		9.75	5.5	0	1
138	396	1		0		1	0.25	0	1
139	449	1		0		9		12	1
140	5	2		1		0		6	1
141	467	2		0		11	29	18	1
142	527	3		1		6.75		2	1
143	117	1		1		9.5		4	1
144	207	1		0		11.75	11	2.75	1
145	463	4		0		24		11.75	1
146	174	1		0		34	16	16	1
147	413	1		0		2.5		0	1
148	545	3		0		13.75	23.5	9.5	1
149	229	1		0		13		2.75	1
150	239	1		0		10		10	1
151	241	1		0		0.5		0	1
152	320	1		1		17		0	1
153	585	1		0		1		0	1
154	406	1		1		8.5		3.75	1
155	366	3		1		2.75		0	1
156	304	1		0		2.25	0.5	6.75	1
157	501	1		0		2		14	1
158	153	2		1		2	20	0	1
159	569	2		0		0		2.5	1
160	548	1		0		1.75		5	1
161	354	1		0		3		2.5	1
162	111	1		0		13.5		6	1
163	86	3		0		6	8	0	1
164	17	2		0		2		0	1
165	429	2		0		21.5	11.25	5.5	1
166	206	1		0		35		16	1
167	267	2		0		5.5		0	1
168	245	1		0		19	5	4	1
169	327	2		0		7	7	3	1
170	494	4		1		20		17	1
171	2	3		1		5		0	1
172	259	1		0		10	11	3	1
173	562	2		1		3		0	1
174	337	1		0		18		3	1
175	57	1		0		10	2.5	7.5	1
176	51	1		0		26	19	19	1
177	576	1		0		0.75		0	1
178	296	1		0		6.5	2.5	0	1
179	191	4		0		10		0	1
180	572	1		0		6	4	2	1
181	446	1		0		1.25		6	1
182	237	2		1		16		0	1
183	274	1		0		25.5		0	1
184	95	2		0		32		0	1
185	581	2		0		3	1	0	1
186	326	1		0		0	3	1	1
187	123	1		0		3		4	1
188	98	1		0		10		2	1
189	364	1		0		6		0	1
190	542	1		0		3.75		13	1
191	295	2		1		13		0	1
192	407	3		0		4	9	0	1
193	307	1		1		9		6.5	1
194	505	1		0		3	3	0	1
195	411	1		0		4.75		0	1
196	202	1		1		8.5	2.5	0	1
197	69	2		0		4		0	1
198	529	3		0		7.25		8.75	1
199	125	1		0		2	7	0	1
200	543	2		0		2		0	1
201	223	2		0		7.75		0	1
202	300	1		0		4.5		1.25	1
203	84	1		0		13		5	1
204	310	1		1		18.5	7	0	1
205	185	2		0		3.5		0	1
206	164	1		0		17		2	1
207	362	4		0		11.5		0	1
208	246	1		0		0		10	1
209	385	2		0		0.5	10	11	1
210	314	1		0		0		0	1
211	31	2		0		12	4	0	1
212	329	1		0		6.25		2	1
213	521	1		0		18.75	3	0	1
214	391	2		0		4		0	1
215	497	1		0		8	19	9	1
216	178	3		0		1.25	0.25	5	1
217	265	1		0		4.25		10	1
218	515	1		0		0		24	1
219	473	1		1		9.5		8.5	1
220	137	1		1		5.5	5	0	1
221	361	1		0		10		3	1
222	380	1		0		10		3	1
223	89	1		0		15.5	12.5	0	1
224	549	1		0		1	10	16	1
225	322	2		1		21		5.5	1
226	66	1		0		0.5	28	0	1
227	375	3		0		21	17	0	1
228	348	1		0		14	0.75	5	1
229	264	2		1		12	15	8	1
230	198	4		0		15		0	1
231	105	1		1		13		5	1
232	466	1		0		1.75		0	1
233	68	1		0		4	2	1.25	1
234	433	1		1		13	7	7	1
235	173	1		0		7	0	0	1
236	225	1		0		0		0	1
237	268	4		0		10		0	1
238	53	1		0		1.5	0.25	0	1
239	30	2		0		2		0	1
240	275	1		0		8	5	0	1
241	482	2		0		1.25	16	13	1
242	272	1		0		39	32	8	1
243	189	2		0		0.25		0	1
244	110	1		0		0		0	1
245	414	1		0		4		13	1
246	579	3		0		7	7	5	1
247	566	1		0		0	5	1	1
248	55	1		0		4		1	1
249	517	1		0		0	4	9	1
250	474	2		0		10		0	1
251	242	1		0		6.25		4	1
252	502	1		1		6		5	1
253	23	1		1		5	15	4	1
254	594	3		0		6	5.5	4	1
255	94	2		0		9	15	0	1
256	558	2		0		1	7	0	1
257	516	3		0		2	2	7	1
258	489	1		0		6	1	9	1
259	250	1		0		4.75		0	1
260	204	1		0		9		1.5	1
261	276	2		1		10		0	1
262	434	3		1		23		16	1
263	533	1		1		10		6.25	1
264	219	3		0		11	7	2	1
265	528	3		0		10	10	8	1
266	342	1		0		1.75		2.75	1
267	116	1		0		8.75		1.75	1
268	358	2		0		3.75		8	1
269	20	2		0		3		7	1
270	484	1		0		5.5		13	1
271	544	1		0		0.5	18	5	1
272	315	1		0		5	0.25	0	1
273	428	2		0		7	27	6	1
274	319	1		0		7		0	1
275	14	1		1		7		3.5	1
276	12	1		0		20		11	1
277	382	1		0		14	8	8.5	1
278	399	1		0		0	13.5	5	1
279	325	2		0		3.5	0.5	0	1
280	400	1		0		18		3.5	1
281	203	1		0		6.75		5	1
282	277	2		0		1		1.5	1
283	341	1		0		3		0	1
284	523	1		0		9	0	0	1
285	286	1		0		14.5	10	15	1
286	405	1		0		4	1	0	1
287	156	1		0		6.5	7.5	0	1
288	472	1		0		7		8	1
289	149	1		0		11	0	12	1
290	128	1		0		2.5		0	1
291	347	3		1		25	25	7.5	1
292	40	1		0		1.5		1.5	1
293	284	1		0		12	1.5	0	1
294	22	1		0		4.25	6.5	5	1
295	64	1		0		3.5	3	1.75	1
296	586	1		0		8		2	1
297	260	1		0		5		2	1
298	479	1		1		11	11	7	1
299	49	1		0		7	0	3	1
300	254	4		0		1.5		0	1
301	365	1		1		0	0	7	1
302	144	1		0		4	0.75	1	1
303	410	3		0		5		0	1
304	281	1		0		8		1	1
305	552	1		0		10	27	0	1
306	402	1		1		2.75		0	1
307	476	2		0		0		0	1
308	278	1		0		26		19	1
309	218	1		0		10	5.5	1.5	1
310	215	1		0		0.5		0.5	1
311	330	2		0		0.5		0	1
312	175	1		0		23		3	1
313	291	2		0		15		2	1
314	244	1		1		7		1.5	1
315	317	1		0		10	0	2	1
316	97	3		0		4		4	1
317	422	3		1		40		5	1
318	157	1		0		15		1.5	1
319	363	3		0		25.75		6.5	1
320	565	2		1		7		0	1
321	384	1		0		6.5	2	1.5	1
322	167	1		0		0		0	1
323	252	1		0		29		11	1
324	454	3		0		2		5.5	1
325	563	2		0		0		0	1
326	340	1		0		0		8	1
327	251	1		0		7		6	1
328	4	2		1		30		0	1
329	119	1		0		6		9	1
330	186	1		1		13.75	20	8.5	1
331	555	2		0		10		11	1
332	257	1		0		13		10	1
333	147	2		0		5		10.5	1
334	418	2		0		0	23	2	1
335	408	1		0		27		5.75	1
336	266	1		0		12	2	0	1
337	518	1		0		11.5		2.5	1
338	92	1		0		3	8	5	1
339	192	4		0		4.5	5.75	1	1
340	421	3		1		28	11	12	1
341	99	2		0		1.25		0	1
342	222	1		0		0		10	1
343	179	2		0		6.25		5	1
344	503	1		0		14		1	1
345	387	1		0		5.5	0.5	0	1
346	373	1		1		4.5	0	5.75	1
347	588	1		0		1	0.25	7	1
348	438	4		0		29		10	1
349	79	1		1		10	10	8	1
350	132	1		0		0.5	10	14	1
351	126	1		0		2		1	1
352	109	1		0		3.5		4	1
353	582	3		0		6		3	1
354	46	3		0		3.5		0	1
355	183	2		0		6.5		0	1
356	212	1		0		20	26	9	1
357	21	1		0		10		4	1
358	336	3		1		11		0	1
359	142	4		0		3		3.25	1
360	293	1		0		19		4	1
361	580	1		1		11		1	1
362	353	3		1		16	16	0	1
363	236	1		0		21	17	9	1
364	193	1		0		10		2.5	1
365	568	1		0		4.5	15	0	1
366	235	3		0		2.5		2	1
367	234	2		0		11	0.25	0	1
368	188	2		1		32		4	1
369	168	1		0		1	0.25	6.5	1
370	444	2		1		8		1.75	1
371	377	1		0		9.25		0	1
372	42	2		0		2.25		8	1
373	321	1		0		6.75		3.25	1
374	216	1		0		13	11.5	13	1
375	547	1		0		8	3	1.75	1
376	152	3		1		52		0	1
377	333	1		0		25	6	7	1
378	3	1		1		21		1.75	1
379	591	3		0		6	9	3	1
380	213	2		0		0.5		2.5	1
381	486	2		1		21.25		19	1
382	143	1		0		12.5	1.5	5	1
383	441	1		1		5		0.5	1
384	349	2		1		8		2	1
385	262	2		0		1.5		7	1
386	93	2		0		13.75		0	1
387	369	2		1		8		0.083333333	1
388	200	2		1		4		0	1
389	448	2		0		30.5		0	1
390	459	2		0		18	20	0	1
391	160	2		0		23.5		13	1
392	551	1		1		24	48	31	1
393	135	1		0		0.25		0	1
394	451	1		0		13.5		5.25	1
395	328	1		0		28.5		6	1
396	318	1		0		0		0	1
397	248	1		0		11		10	1
398	294	1		0		13		3	1
399	148	1		0		7.25	0.5	0	1
400	475	1		0		7		15	1
401	453	1		0		11		14	1
402	158	2		0		28	5.75	0	1
403	439	2		1		2	2	9	1
404	386	1		0		0	15.5	1	1
405	166	1		0		2.25	2	0	1
406	44	2		1		13		7	1
407	165	3		1		28		0	1
408	412	2		0		10	13	0	1
409	228	3		0		25	25	11	1
410	456	1		1		5		0	1
411	359	2		1		7	15	6	1
412	526	1		0		30		30	1
413	381	1		0		18		4	1
414	483	1		1		15		4	1
415	233	1		0		4	2	0	1
416	16	1		0		0	0.5	0	1
417	63	3		0		0.5		0	1
418	455	2		1		0	2	3.166666667	1
419	100	1		0		12		1.5	1
420	71	1		1		9	0.5	15	1
421	559	1		1		3		0.083333333	1
422	130	1		0		5		1	1
423	332	1		0		33		12	1
424	256	1		0		0		6.25	1
425	33	1		0		0		1	1
426	52	1		0		11.5		1.25	1
427	224	2		0		6		5	1
428	255	1		0		10	10	0	1
429	194	1		0		5.75		5	1
430	490	1		0		14		5	1
431	573	1		0		0.75		7	1
432	227	2		0		14	1	2	1
433	351	2		0		1	30	3	1
434	335	1		0		6		0	1
435	450	1		0		8	12	8	1
436	24	2		0		13	5	5	1
437	221	1		1		25		32	1
438	430	1		0		0	8	8	1
439	404	1		0		22	0.5	2.5	1
440	560	3		1		10.25		2.5	1
441	253	1		0		0.25		0.5	1
442	170	1		1		10		6	1
443	425	1		0		10	5	1.5	1
444	285	1		0		2.25		5.5	1
445	81	1		0		0		10	1
446	87	2		1		32		6	1
447	85	1		0		3		1	1
448	346	2		0		2	3	4	1
449	127	1		0		18		4	1
450	292	1		0		2		7	1
451	311	1		0		12.25	10.5	0.75	1
452	124	1		0		0.25		10	1
453	151	1		1		6	8	2	1
454	290	1		1		21	4	2.5	1
455	180	1		0		12	18.75	0	1
456	184	1		0		10.5	7.75	0	1
457	28	1		0		6	2.75	9	1
458	499	2		1		25	35	28	1
459	415	1		0		1.5	2.25	0	1
460	41	1		0		0		1	1
461	279	1		1		12		0	1
462	352	2		1		23	17	0.083333333	1
463	145	1		0		12	2.25	2.5	1
464	7	1		0		7.25		5	1
465	445	1		1		9	1.25	3.25	1
466	574	1		0		1.75		1	1
467	67	2		0		11	18	1.75	1
468	90	1		0		1.5	0.75	3	1
469	82	1		0		0	0.5	6	1
470	199	3		0		6.5		1.5	1
471	357	1		0		7		4	1
472	398	4		0		0		10.25	1
473	36	2		0		0.5		0.1666	1
474	104	2		0		15		25	1
475	19	1		0		30	30	6	1
476	136	1		0		12.5	5	8	1
477	226	1		0		0		5	1
478	118	1		0		0.5		12	1
479	553	1		1		6	2.5	14	1
480	32	1		0		4		0	1
481	197	1		0		11.75		1.25	1
482	561	1		1		9.25		9.5	1
483	511	4		0		2		1.25	1
484	182	1		1		11.75		9.75	1
485	61	1		0		20	19.75	13	1
486	312	2		0		4.5	5	0	1
487	195	2		0		1.5	3	0	1
488	209	1		0		3		5.5	1
489	376	1		1		15		0.5	1
490	570	1		0		11	8	3	1
491	18	1		0		15.5	22	0.75	1
492	537	1		1		27	0	5	1
493	540	1		1		26		15	1
494	162	1		1		20		18	1
495	508	1		0		3.25		9	1
496	297	1		1		0.25	8	10.25	1
497	176	2		1		33		9	1
498	538	2		0		5.5		4	1
499	154	1		1		3.5		2	1
500	15	2		0		4		9	1
501	269	1		0		14	6	0.2499	1
502	309	1		1		5		7	1
503	129	2		0		0		22	1
504	457	2		0		0		2.25	1
505	172	2		0		17		5	1
506	62	2		0		1.25		9	1
507	512	3		1		5		8	1
508	214	1		0		27.75		0	1
509	47	1		0		5	9	3	1
510	13	2		1		2	0	7	1
511	102	1		0		4	19.5	10.7	1
512	303	2		0		14.3	14.3	4.8	1
513	121	1		0		6.3	13	5	1
514	211	2		1		39		17.75	1
515	217	1		0		22.5		15	1
516	25	1		0		4.25		0	1
517	150	2		0		15	0	2	1
518	26	1		1		34		12	1
519	83	2		1		10.25		32	1
520	29	1		0		20		7	1
521	50	2		1		10	13	1	1
522	469	1		0		2.5	22	8	1
523	535	2		1		11		8	1
524	416	2		0		8		7	1
525	488	2		1		8	8	1	1
526	120	1		0		1.25		1	1
527	56	1		0		5	3	4	1
528	534	1		0		4.5		7	1
529	583	1		0		3	14	2	1
530	1	8		1		30	15	0	1
531	1	8		1		30	15	0	1
532	496	2		0		0.25	5	3.1666	1
533	500	3		0		7	3	0	1
534	367	2		1		12		0	1
535	27	1		0		13	5	0	1
536	131	1		0		7		2	1
537	108	2		0		13		0	1
538	122	2		0		0.75		9.5	1
539	273	1		0		35.5		0	1
540	247	3		0		2		0	1
541	72	1		0		1.25		0	1
542	395	2		1		5		3	1
543	379	1		0		0		0	1
544	519	1		0		44		3.25	1
545	112	1		0		2		5	1
546	308	1		1		5		22	1
547	452	1		0		4.5		1	1
548	343	2		0		13	3	2	1
549	96	2		0		4.5		0	1
550	37	1		0		0.5		7	1
551	75	1		0		12	10	8	1
552	9	1		0		8.5	0	8	1
553	74	2		0		2.5		2	1
554	73	1		0		20		2	1
555	107	1		0		7		2	1
556	389	1		1		0	35	4	1
557	372	2		1		7.5		3	1
558	390	1		0		11.75		12	1
559	302	1		1		30		16	1
560	70	1		1		11		22	1
561	139	3		0		1.5	0	7	1
562	504	1		1		31		28	1
563	289	1		1		11		7	1
564	187	3		0		9.5		2.5	1
565	58	2		0		21.25	12.75	6	1
566	394	2		1		4		0	1
567	181	2		0		22.75		18	1
568	54	2		1		3	3	3	1
569	243	1		0		5		8	1
570	60	3		0		8.5		21	1
571	460	1		0		0		0	1
572	465	1		1		26	22	6	1
573	368	1		0		8.5		6	1
574	403	2		0		3.5	7	0	1
575	339	3		0		7		0	1
576	345	2		0		28		16	1
577	427	1		0		15		7	1
578	513	2		1		6.5		12	1
579	468	1		0		26	4.75	11	1
580	196	2		1		14	16	4	1
581	532	4		1		11		1.75	1
582	493	1		1		28	28	11	1
583	522	5		1		12	1.5	0	1
584	590	2		1		9	4	1	1
585	360	1		0		10	0	2	1
586	461	3		1		7.25		5	1
587	477	1		0		0		10	1
588	230	1		0		12	10	2	1
589	103	1		0		8		4	1
590	550	2		0		14	14	6	1
591	287	3		0		31		1	1
592	423	1		1		17		6	1
593	419	1		0		6	5	10	1
594	491	3		1		2		7	1
595	426	1		0		4	6	0	1

	82	83	84	85	86	87	88	89	90	91	92	93
	Primary Wage Earner Original FICO: TransUnion	Secondary Wage Earner Original FICO: Equifax	Secondary Wage Earner Original FICO: Experian	Secondary Wage Earner Original FICO: TransUnion	Original Primary Borrower FICO	Most Recent Primary Borrower FICO	Most Recent Co- Borrower FICO	Most Recent FICO Method	VantageScore: Primary Borrower	VantageScore: Co- Borrower	Most Recent VantageScore Method	VantageScore Date
1					707
2					789
3					773
4					762
5					787
6					774
7					765
8					780
9					773
10					745
11					804
12					798
13					784
14					728
15					763
16					718
17					787
18					751
19					704
20					747
21					779
22					774
23					755
24					813
25					775
26					790
27					748
28					789
29					789
30					807
31					768
32					787
33					799
34					800
35					781
36					738
37					768
38					728
39					768
40					775
41					785
42					770
43					805
44					724
45					760
46					800
47					747
48					803
49					747
50					802
51					749
52					786
53					733
54					801
55					770
56					731
57					751
58					819
59					784
60					767
61					754
62					723
63					782
64					808
65					800
66					779
67					785
68					782
69					750
70					806
71					782
72					811
73					747
74					782
75					745
76					780
77					792
78					744
79					786
80					722
81					736
82					756
83					771
84					766
85					739
86					766
87					741
88					713
89					778
90					784
91					779
92					744
93					789
94					781
95					723
96					777
97					776
98					780
99					769
100					789
101					770
102					781
103					808
104					747
105					798
106					790
107					779
108					736
109					810
110					780
111					786
112					798
113					750
114					768
115					801
116					812
117					774
118					779
119					783
120					798
121					788
122					803
123					768
124					792
125					784
126					721
127					795
128					773
129					794
130					768
131					723
132					793
133					725
134					772
135					750
136					725
137					767
138					792
139					798
140					757
141					743
142					796
143					759
144					739
145					714
146					788
147					793
148					799
149					768
150					729
151					807
152					797
153					801
154					796
155					737
156					799
157					809
158					777
159					760
160					769
161					744
162					778
163					785
164					734
165					803
166					786
167					760
168					758
169					798
170					770
171					755
172					761
173					782
174					786
175					706
176					779
177					738
178					783
179					782
180					800
181					804
182					754
183					736
184					811
185					791
186					805
187					775
188					796
189					793
190					791
191					775
192					797
193					772
194					784
195					767
196					768
197					808
198					743
199					783
200					714
201					773
202					794
203					753
204					727
205					797
206					746
207					760
208					788
209					770
210					789
211					768
212					783
213					722
214					794
215					767
216					795
217					767
218					750
219					803
220					694
221					803
222					773
223					747
224					794
225					766
226					805
227					766
228					720
229					763
230					737
231					782
232					794
233					798
234					799
235					759
236					776
237					789
238					725
239					740
240					788
241					720
242					772
243					795
244					748
245					790
246					792
247					773
248					771
249					803
250					770
251					796
252					763
253					749
254					797
255					775
256					715
257					745
258					801
259					801
260					758
261					755
262					797
263					764
264					809
265					707
266					768
267					787
268					789
269					759
270					731
271					795
272					792
273					781
274					754
275					744
276					785
277					726
278					770
279					770
280					785
281					789
282					747
283					755
284					778
285					773
286					785
287					769
288					777
289					735
290					773
291					740
292					746
293					793
294					775
295					765
296					777
297					747
298					756
299					787
300					772
301					773
302					761
303					766
304					804
305					733
306					744
307					808
308					767
309					739
310					798
311					771
312					777
313					737
314					799
315					772
316					784
317					786
318					800
319					761
320					723
321					790
322					750
323					787
324					791
325					771
326					814
327					768
328					759
329					766
330					778
331					805
332					702
333					754
334					713
335					765
336					803
337					800
338					768
339					745
340					790
341					792
342					784
343					733
344					799
345					760
346					778
347					761
348					785
349					718
350					791
351					789
352					773
353					786
354					760
355					795
356					795
357					790
358					766
359					796
360					781
361					787
362					795
363					789
364					761
365					801
366					767
367					800
368					753
369					784
370					775
371					804
372					767
373					706
374					809
375					740
376					793
377					788
378					735
379					798
380					735
381					774
382					799
383					789
384					745
385					782
386					801
387					726
388					778
389					778
390					707
391					782
392					798
393					793
394					763
395					802
396					768
397					776
398					809
399					790
400					775
401					803
402					772
403					741
404					774
405					772
406					767
407					783
408					742
409					787
410					736
411					787
412					780
413					803
414					802
415					723
416					789
417					794
418					761
419					772
420					720
421					764
422					737
423					777
424					801
425					784
426					758
427					736
428					806
429					777
430					799
431					790
432					714
433					787
434					762
435					789
436					768
437					803
438					751
439					773
440					783
441					760
442					795
443					777
444					746
445					796
446					763
447					726
448					772
449					778
450					756
451					796
452					776
453					790
454					797
455					771
456					722
457					768
458					749
459					784
460					790
461					801
462					746
463					770
464					762
465					768
466					803
467					741
468					795
469					786
470					787
471					734
472					768
473					778
474					782
475					725
476					762
477					792
478					741
479					812
480					787
481					753
482					737
483					776
484					766
485					793
486					729
487					783
488					738
489					762
490					733
491					790
492					798
493					777
494					760
495					775
496					788
497					794
498					724
499					774
500					779
501					753
502					726
503					760
504					799
505					705
506					721
507					719
508					817
509					766
510					785
511					797
512					780
513					760
514					784
515					744
516					751
517					775
518					739
519					702
520					725
521					787
522					747
523					776
524					755
525					757
526					775
527					783
528					788
529					760
530					802
531					802
532					798
533					774
534					751
535					782
536					790
537					719
538					798
539					736
540					763
541					790
542					711
543					784
544					791
545					791
546					792
547					787
548					732
549					762
550					772
551					782
552					765
553					792
554					764
555					783
556					779
557					772
558					762
559					708
560					778
561					778
562					766
563					758
564					761
565					762
566					784
567					697
568					780
569					739
570					737
571					790
572					796
573					732
574					780
575					727
576					749
577					766
578					766
579					724
580					779
581					788
582					802
583					733
584					743
585					786
586					796
587					791
588					777
589					771
590					750
591					764
592					763
593					791
594					770
595					776

	94	95	96	97	98	99	100	101	102	103	104
	Credit Report: Longest Trade Line	Credit Report: Maximum Trade Line	Credit Report: Number of Trade Lines	Credit Line Usage Ratio	Most Recent 12- month Pay History	Months Bankruptcy	Months Foreclosure	Primary Borrower Wage Income	Co-Borrower Wage Income	Primary Borrower Other Income	Co-Borrower Other Income
1					000000000000			43510.00	0.00	0.00	0.00
2					000000000000			21750.34	35804.17	0.00	0.00
3					000000000000			5211.54	16308.34	0.00	4216.67
4					000000000000			25833.34	0.00	0.00	0.00
5					000000000000			14238.67	0.00	0.00	0.00
6					000000000000			10325.92	5808.00	0.00	0.00
7					000000000000			4905.25	5305.74	0.00	3600.00
8					000000000000			11666.67	8571.33	0.00	0.00
9					000000000000			60710.00		0.00
10					000000000000			7697.87	7464.74	0.00	0.00
11					000000000000			15794.48		0.00
12					000000000000			10512.00	12702.34	0.00	0.00
13					000000000000			12500.00	2500.00	0.00	0.00
14					000000000000			2900.00	2384.12	25322.96	0.00
15					000000000000			22971.00		8125.00
16					000000000000			7999.01		11585.94
17					000000000000			7687.00	21560.36	0.00	0.00
18					000000000000			15798.00	8616.00	0.00	0.00
19					000000000000			20000.00		0.00
20					000000000000			12500.00	0.00	0.00	0.00
21					000000000000			14000.00	0.00	0.00	0.00
22					000000000000			12500.00		0.00
23					000000000000			15096.00	0.00	5348.00	0.00
24					000000000000			12916.65		0.00
25					000000000000			25000.00	0.00	0.00	0.00
26					000000000000			6250.00	8411.00	0.00	0.00
27					000000000000			19833.33	0.00	7849.92	0.00
28					000000000000			14309.75	0.00	0.00	0.00
29					000000000000			18766.52	0.00	0.00	0.00
30					000000000000			11000.00	3171.63	0.00	0.00
31					000000000000			11250.00	10129.17	0.00	0.00
32					000000000000			25833.30	20540.04	0.00	0.00
33					000000000000			13672.25	838.80	0.00	0.00
34					000000000000			23333.33		49413.10
35					000000000000			22475.88	0.00	0.00	0.00
36					000000000000			8028.01	4263.32	0.00	0.00
37					000000000000			15302.11		1250.00
38					000000000000			9999.16	5893.33	0.00	0.00
39					000000000000			6250.00		8716.83
40					000000000000			10416.67	7083.33	0.00	0.00
41					000000000000			0.00	35462.00	0.00	0.00
42					000000000000			10915.84		0.00
43					000000000000			33333.34		159348.10
44					000000000000			22500.00		0.00
45					000000000000			15154.00	0.00	16387.00	0.00
46					000000000000			13033.79		7512.08
47					000000000000			21666.66	0.00	0.00	0.00
48					000000000000			36448.79	0.00	0.00	0.00
49					000000000000			16214.42	5083.33	0.00	0.00
50					000000000000			33806.67	0.00	0.00	0.00
51					000000000000			16666.67	0.00	0.00	0.00
52					000000000000			12083.34	10300.00	0.00	0.00
53					000000000000			18000.00	21236.50	0.00	0.00
54					000000000000			15450.00	7952.00	0.00	0.00
55					000000000000			11750.00	9416.68	2927.53	673.74
56					000000000000			11531.25	9806.46	0.00	0.00
57					000000000000			15316.67	5583.07	0.00	0.00
58					000000000000			9171.06		0.00
59					000000000000			8038.75	0.00	4063.13	0.00
60					000000000000			48788.75		0.00
61					000000000000			58786.25		0.00
62					000000000000			56319.49	23942.14	0.00	0.00
63					000000000000			11104.16	6516.67	0.00	0.00
64					000000000000			20124.00	0.00	0.00	0.00
65					000000000000			10750.00		0.00
66					000000000000			16666.66	13424.78	0.00	0.00
67					000000000000			30416.66		0.00
68					000000000000			15166.67		0.00
69					000000000000			7492.50	10000.00	0.00	0.00
70					000000000000			18750.00	0.00	0.00	0.00
71					000000000000			14300.00	11666.66	0.00	0.00
72					000000000000			31468.70	0.00	0.00	0.00
73					000000000000			12886.62	12990.84	0.00	0.00
74					000000000000			18333.34		0.00
75					000000000000			19166.66	0.00	0.00	0.00
76					000000000000			12500.00		0.00
77					000000000000			16666.67		16865.86
78					000000000000			14166.66	26000.00	0.00	0.00
79					000000000000			39951.75	8124.09	0.00	0.00
80					000000000000			2169.67	958.83	15122.56	0.00
81					000000000000			0.00	17498.00	0.00	0.00
82					000000000000			10500.00		1991.92
83					000000000000			15269.36	15416.67	0.00	0.00
84					000000000000			11250.00	5708.83	0.00	0.00
85					000000000000			41635.40		0.00
86					000000000000			14890.00	0.00	0.00	0.00
87					000000000000			20239.38	0.00	0.00	0.00
88					000000000000			9277.35	0.00	0.00	3950.54
89					000000000000			10002.50	4893.58	0.00	0.00
90					000000000000			34734.85	0.00	0.00	0.00
91					000000000000			14567.77	0.00	0.00	0.00
92					000000000000			22000.12		0.00
93					000000000000			20705.66	0.00	18999.58	0.00
94					000000000000			40246.30	0.00	0.00	0.00
95					000000000000			15600.00		1416.67
96					000000000000			18333.33	0.00	0.00	0.00
97					000000000000			8903.57	0.00	4592.95	0.00
98					000000000000			24583.33	24583.33	0.00	0.00
99					000000000000			11250.00	0.00	0.00	0.00
100					000000000000			23333.33	8827.67	0.00	0.00
101					000000000000			24432.31		0.00
102					000000000000			15746.49		0.00
103					000000000000			16033.34	7097.66	0.00	0.00
104					000000000000			17500.00	8747.46	0.00	0.00
105					000000000000			20800.00		0.00
106					000000000000			11250.00		6715.00
107					000000000000			15416.67		0.00
108					000000000000			11250.00	6666.67	33730.75	2107.15
109					000000000000			11831.73	0.00	0.00	0.00
110					000000000000			11916.67	0.00	0.00	0.00
111					000000000000			15833.34		0.00
112					000000000000			27373.62	0.00	0.00	0.00
113					000000000000			13816.50		1981.65
114					000000000000			20994.92	8280.83	0.00	0.00
115					000000000000			33416.67		16678.48
116					000000000000			11649.73	9902.53	0.00	0.00
117					000000000000			29767.67		0.00
118					000000000000			8419.17	16737.50	0.00	0.00
119					000000000000			20000.00	0.00	0.00	0.00
120					000000000000			17916.00		0.00
121					000000000000			16666.00	12886.85	0.00	0.00
122					000000000000			24200.00	25096.93	0.00	0.00
123					000000000000			5982.44	8415.33	5214.68	0.00
124					000000000000			10416.66	0.00	10526.62	0.00
125					000000000000			28165.30	4710.14	5601.17	0.00
126					000000000000			30099.04		0.00
127					000000000000			16377.21		0.00
128					000000000000			12789.30		0.00
129					000000000000			12719.58	12719.58	0.00	0.00
130					000000000000			9784.04		0.00
131					000000000000			49562.79	0.00	0.00	0.00
132					000000000000			8925.28	4977.85	0.00	0.00
133					000000000000			19066.67	0.00	0.00	0.00
134					000000000000			7137.87	8666.12	0.00	0.00
135					000000000000			8848.33	9583.33	0.00	0.00
136					000000000000			7927.24	2974.00	2169.58	1175.00
137					000000000000			11605.00	7917.82	0.00	3012.50
138					000000000000			11900.00	0.00	845.14	0.00
139					000000000000			37575.67	0.00	0.00	0.00
140					000000000000			0.00	32349.51	0.00	0.00
141					000000000000			14333.34	14416.67	0.00	0.00
142					000000000000			21941.92	0.00	0.00	0.00
143					000000000000			17801.88	0.00	0.00	0.00
144					000000000000			39583.33	5076.75	0.00	0.00
145					000000000000			47725.33	0.00	0.00	0.00
146					000000000000			21009.60	2218.58	0.00	0.00
147					000000000000			13333.34		0.00
148					000000000000			8335.73	7090.28	0.00	0.00
149					000000000000			7416.67		11389.31
150					000000000000			47419.50		0.00
151					000000000000			20833.00	0.00	8333.00	0.00
152					000000000000			31377.79		4312.33
153					000000000000			14583.34		0.00
154					000000000000			10887.97		0.00
155					000000000000			63537.94		0.00
156					000000000000			9583.38	1657.20	0.00	0.00
157					000000000000			14806.20		4159.21
158					000000000000			1633.00	16171.67	0.00	0.00
159					000000000000			14833.87		0.00
160					000000000000			10000.00		11838.19
161					000000000000			14166.48	0.00	0.00	0.00
162					000000000000			14744.08		4467.63
163					000000000000			14542.93	8166.67	1416.66	0.00
164					000000000000			29166.67	0.00	0.00	0.00
165					000000000000			14170.25	6673.33	0.00	0.00
166					000000000000			11043.00	0.00	18068.00	0.00
167					000000000000			21666.66	0.00	0.00	0.00
168					000000000000			15426.28	0.00	0.00	0.00
169					000000000000			18324.00	6402.00	0.00	0.00
170					000000000000			26418.58		0.00
171					000000000000			23694.71		0.00
172					000000000000			18750.00	13026.33	0.00	0.00
173					000000000000			36214.46		0.00
174					000000000000			15757.21	0.00	0.00	0.00
175					000000000000			9893.00	16666.67	0.00	0.00
176					000000000000			22370.75	10541.67	0.00	0.00
177					000000000000			15834.00	0.00	0.00	0.00
178					000000000000			9583.31	5032.67	0.00	0.00
179					000000000000			20000.00		12639.17
180					000000000000			8453.97	2106.00	0.00	0.00
181					000000000000			28166.67	0.00	0.00	0.00
182					000000000000			41886.69	0.00	0.00	0.00
183					000000000000			12958.33		0.00
184					000000000000			20000.00		0.00
185					000000000000			11333.76	7735.00	0.00	0.00
186					000000000000			0.00	16250.00	0.00	0.00
187					000000000000			22256.04	0.00	0.00	0.00
188					000000000000			24601.89		0.00
189					000000000000			17083.34	0.00	0.00	0.00
190					000000000000			12500.00	0.00	15677.16	0.00
191					000000000000			20011.00		0.00
192					000000000000			10726.49	3104.13	4549.21	0.00
193					000000000000			15476.46	0.00	0.00	0.00
194					000000000000			10833.33	4166.67	0.00	0.00
195					000000000000			33333.00	0.00	9875.00	0.00
196					000000000000			9446.00	2725.38	0.00	0.00
197					000000000000			14333.33		0.00
198					000000000000			6500.00	0.00	35450.38	0.00
199					000000000000			12620.63	2680.92	0.00	0.00
200					000000000000			60440.25		0.00
201					000000000000			5416.67	0.00	33159.97	0.00
202					000000000000			11666.67		0.00
203					000000000000			27767.13	0.00	0.00	0.00
204					000000000000			17027.14	0.00	0.00	0.00
205					000000000000			16666.66		5500.00
206					000000000000			12301.75		0.00
207					000000000000			32580.21	0.00	15433.69	0.00
208					000000000000			2233.80	1650.80	7219.99	0.00
209					000000000000			11250.00	8036.75	0.00	0.00
210					000000000000			14583.34		0.00
211					000000000000			27102.64	12361.92	50913.84	0.00
212					000000000000			14735.41	0.00	0.00	0.00
213					000000000000			14629.62	0.00	0.00	0.00
214					000000000000			17102.02		75883.81
215					000000000000			14391.56	0.00	0.00	0.00
216					000000000000			4731.81	8737.73	0.00	0.00
217					000000000000			10810.54		0.00
218					000000000000			10147.00		0.00
219					000000000000			19909.86		0.00
220					000000000000			52553.17	5849.99	0.00	0.00
221					000000000000			26938.88	0.00	0.00	0.00
222					000000000000			14541.68	0.00	0.00	0.00
223					000000000000			8834.16	5661.83	0.00	0.00
224					000000000000			3333.35	9220.00	0.00	0.00
225					000000000000			38263.42		0.00
226					000000000000			2532.64	9323.06	0.00	0.00
227					000000000000			29165.00	0.00	0.00	0.00
228					000000000000			18762.08	3753.00	0.00	0.00
229					000000000000			7704.59	1842.73	0.00	0.00
230					000000000000			14583.00	0.00	12791.67	0.00
231					000000000000			94646.34	0.00	0.00	0.00
232					000000000000			8056.86		2047.73
233					000000000000			13494.97	11966.67	0.00	0.00
234					000000000000			11291.68	7952.56	0.00	0.00
235					000000000000			10311.51	8406.66	0.00	0.00
236					000000000000			13250.00	0.00	0.00	0.00
237					000000000000			50000.00	0.00	0.00	0.00
238					000000000000			35717.80	0.00	0.00	0.00
239					000000000000			20165.02		0.00
240					000000000000			1091.67	8083.33	0.00	0.00
241					000000000000			10416.67	4467.39	0.00	0.00
242					000000000000			2603.13	11202.57	0.00	0.00
243					000000000000			13333.34	0.00	0.00	0.00
244					000000000000			24999.99	0.00	0.00	0.00
245					000000000000			9715.34		514.97
246					000000000000			12813.66	11032.08	0.00	0.00
247					000000000000			24932.63	0.00	0.00	0.00
248					000000000000			2774.00	0.00	29472.24	0.00
249					000000000000			9166.66	8333.34	0.00	0.00
250					000000000000			21083.34		0.00
251					000000000000			17235.18	0.00	0.00	0.00
252					000000000000			18638.71		0.00
253					000000000000			14979.17	28056.46	0.00	0.00
254					000000000000			20000.00	4642.76	11110.49	0.00
255					000000000000			16666.66	10254.58	5508.29	0.00
256					000000000000			7402.79	7635.09	0.00	0.00
257					000000000000			5808.04	13166.76	0.00	0.00
258					000000000000			10658.35	5000.00	0.00	0.00
259					000000000000			18550.00	0.00	0.00	0.00
260					000000000000			33574.19	0.00	0.00	0.00
261					000000000000			11274.29		0.00
262					000000000000			7140.50		0.00
263					000000000000			39017.90		0.00
264					000000000000			8333.33	1700.25	9084.13	0.00
265					000000000000			14166.66	6500.00	0.00	0.00
266					000000000000			8333.33		13122.91
267					000000000000			26350.00	0.00	0.00	0.00
268					000000000000			10999.99		0.00
269					000000000000			15574.00	0.00	0.00	0.00
270					000000000000			9808.33		0.00
271					000000000000			9166.66	11988.90	0.00	0.00
272					000000000000			8809.78	6888.62	0.00	0.00
273					000000000000			25000.00	0.00	0.00	0.00
274					000000000000			28987.21		0.00
275					000000000000			59551.25		0.00
276					000000000000			18750.03		0.00
277					000000000000			7427.66	6650.00	0.00	2874.62
278					000000000000			0.00	58042.00	0.00	0.00
279					000000000000			15581.29	10833.34	0.00	0.00
280					000000000000			13378.66		0.00
281					000000000000			13337.68	0.00	0.00	0.00
282					000000000000			43439.07	0.00	0.00	0.00
283					000000000000			27500.98	0.00	0.00	0.00
284					000000000000			29583.34	0.00	0.00	0.00
285					000000000000			10218.18	7463.73	0.00	0.00
286					000000000000			11623.16	13217.84	2975.75	0.00
287					000000000000			11716.66	10255.32	0.00	0.00
288					000000000000			10479.58		0.00
289					000000000000			42019.24	0.00	0.00	0.00
290					000000000000			16125.50		0.00
291					000000000000			19985.08	19985.08	0.00	0.00
292					000000000000			11041.66	0.00	0.00	0.00
293					000000000000			22083.33	9930.54	14208.33	0.00
294					000000000000			19503.54	5416.67	0.00	0.00
295					000000000000			14895.83	0.00	0.00	0.00
296					000000000000			14869.16		0.00
297					000000000000			10737.51	0.00	0.00	0.00
298					000000000000			13539.46	2430.05	0.00	0.00
299					000000000000			5964.55	0.00	11962.77	0.00
300					000000000000			10416.66	2000.00	9034.67	0.00
301					000000000000			0.00	7294.42	6700.00	0.00
302					000000000000			9168.33	9417.02	0.00	0.00
303					000000000000			17545.79	0.00	0.00	0.00
304					000000000000			14583.34		0.00
305					000000000000			10610.17	22138.89	0.00	0.00
306					000000000000			13934.37	0.00	0.00	0.00
307					000000000000			21666.66		0.00
308					000000000000			20500.00	0.00	0.00	0.00
309					000000000000			9570.47	8765.47	0.00	0.00
310					000000000000			18333.33	0.00	0.00	0.00
311					000000000000			22916.66	0.00	0.00	0.00
312					000000000000			11597.00	0.00	0.00	0.00
313					000000000000			33203.66	0.00	0.00	0.00
314					000000000000			25720.10	0.00	0.00	0.00
315					000000000000			4166.00	0.00	22393.11	0.00
316					000000000000			185803.69	0.00	0.00	0.00
317					000000000000			22669.45	0.00	0.00	0.00
318					000000000000			11576.00	0.00	2511.25	0.00
319					000000000000			8333.32		45414.91
320					000000000000			79662.92		0.00
321					000000000000			19166.74	12084.76	0.00	0.00
322					000000000000			19146.00	0.00	0.00	0.00
323					000000000000			19813.73	0.00	0.00	0.00
324					000000000000			16666.66	0.00	0.00	315435.66
325					000000000000			8541.66		0.00
326					000000000000			14166.66		0.00
327					000000000000			14639.73		0.00
328					000000000000			38116.50		5711.67
329					000000000000			10700.00		0.00
330					000000000000			10128.67	0.00	437.00	0.00
331					000000000000			49066.66	0.00	0.00	0.00
332					000000000000			27916.67		0.00
333					000000000000			132042.00		0.00
334					000000000000			0.00	26700.84	0.00	6949.75
335					000000000000			19552.09		4016.12
336					000000000000			9166.22	9362.50	0.00	0.00
337					000000000000			15613.87		0.00
338					000000000000			6152.71	13583.34	0.00	0.00
339					000000000000			16575.87	9199.97	0.00	0.00
340					000000000000			22642.00	0.00	0.00	0.00
341					000000000000			20833.32	0.00	0.00	0.00
342					000000000000			28373.87		0.00
343					000000000000			19666.00	0.00	0.00	0.00
344					000000000000			10833.33	0.00	39594.50	0.00
345					000000000000			10121.00	6041.67	0.00	0.00
346					000000000000			14464.46	1209.90	3096.90	0.00
347					000000000000			13333.34	0.00	0.00	0.00
348					000000000000			13743.07		4482.17
349					000000000000			8000.00	7500.00	0.00	0.00
350					000000000000			13750.00	12958.33	0.00	0.00
351					000000000000			12906.26		0.00
352					000000000000			14583.33	0.00	4760.54	0.00
353					000000000000			16634.54		0.00
354					000000000000			33171.19		0.00
355					000000000000			12500.00	0.00	6658.98	0.00
356					000000000000			12185.60	10626.46	0.00	0.00
357					000000000000			12977.50		0.00
358					000000000000			52697.12		0.00
359					000000000000			13364.00		0.00
360					000000000000			9789.94		1285.00
361					000000000000			40448.84	0.00	0.00	0.00
362					000000000000			3800.00	0.00	0.00	0.00
363					000000000000			25000.00	17500.00	23237.54	0.00
364					000000000000			11250.00	0.00	8000.00	0.00
365					000000000000			6387.00	7238.58	0.00	0.00
366					000000000000			12018.93	13456.77	0.00	0.00
367					000000000000			9983.33	8583.00	0.00	0.00
368					000000000000			34196.37		0.00
369					000000000000			18750.00	11666.68	0.00	0.00
370					000000000000			34666.67	0.00	3551.15	0.00
371					000000000000			17111.00		0.00
372					000000000000			0.00	0.00	40455.23	0.00
373					000000000000			12708.32		3583.33
374					000000000000			20375.00	4958.31	0.00	0.00
375					000000000000			20195.00	8536.85	0.00	5833.33
376					000000000000			13650.82	1284.00	0.00	0.00
377					000000000000			14375.00	12449.92	0.00	0.00
378					000000000000			51310.50		0.00
379					000000000000			15833.34	7162.44	1375.00	3091.67
380					000000000000			20833.33	0.00	0.00	0.00
381					000000000000			47734.46	0.00	0.00	0.00
382					000000000000			8930.02	6866.67	0.00	0.00
383					000000000000			16666.66		0.00
384					000000000000			419650.03		0.00
385					000000000000			14583.34	0.00	0.00	0.00
386					000000000000			20833.33	0.00	61090.07	0.00
387					000000000000			80807.50	0.00	0.00	0.00
388					000000000000			30000.00		0.00
389					000000000000			25707.75	0.00	23547.83	0.00
390					000000000000			10684.08	8665.54	0.00	677.91
391					000000000000			11656.67	0.00	0.00	0.00
392					000000000000			779.83	8940.83	0.00	0.00
393					000000000000			16666.66	0.00	0.00	0.00
394					000000000000			18333.32	0.00	22666.66	0.00
395					000000000000			7008.00	0.00	1988.91	0.00
396					000000000000			18829.87		0.00
397					000000000000			12308.34		7857.65
398					000000000000			11041.65		0.00
399					000000000000			13970.66	10666.66	0.00	0.00
400					000000000000			13150.62	0.00	5678.04	0.00
401					000000000000			15833.33		2083.33
402					000000000000			24858.45	0.00	0.00	0.00
403					000000000000			22427.65	0.00	0.00	0.00
404					000000000000			8750.00	9657.26	0.00	0.00
405					000000000000			14166.66	8333.33	0.00	0.00
406					000000000000			32570.00	0.00	0.00	0.00
407					000000000000			36830.50		0.00
408					000000000000			7849.46	10779.60	0.00	0.00
409					000000000000			12300.00	8872.00	0.00	0.00
410					000000000000			2764.92	0.00	6209.14	0.00
411					000000000000			1251.79	18961.67	0.00	0.00
412					000000000000			11565.90	0.00	0.00	0.00
413					000000000000			36752.00		0.00
414					000000000000			20289.83		0.00
415					000000000000			14520.85	11875.00	2608.47	937.50
416					000000000000			12083.33	8114.58	0.00	0.00
417					000000000000			37498.00	0.00	0.00	0.00
418					000000000000			10991.00	2950.29	0.00	0.00
419					000000000000			16666.66		0.00
420					000000000000			9013.75	7999.33	0.00	0.00
421					000000000000			20763.29	0.00	0.00	0.00
422					000000000000			30973.23		0.00
423					000000000000			30333.33		0.00
424					000000000000			3109.96	0.00	10627.37	0.00
425					000000000000			6471.84	2458.40	0.00	0.00
426					000000000000			27083.34	0.00	0.00	0.00
427					000000000000			29166.66		0.00
428					000000000000			10321.69	0.00	0.00	0.00
429					000000000000			14583.34	0.00	31474.26	0.00
430					000000000000			15362.85	0.00	0.00	0.00
431					000000000000			11961.26		2083.33
432					000000000000			10875.00	0.00	5687.54	0.00
433					000000000000			5000.00	10780.83	0.00	5874.27
434					000000000000			25000.00		0.00
435					000000000000			9095.01	7675.00	0.00	6953.42
436					000000000000			12152.00	8212.00	0.00	0.00
437					000000000000			35124.17	0.00	0.00	0.00
438					000000000000			0.00	29713.74	0.00	0.00
439					000000000000			3559.63	10517.35	0.00	0.00
440					000000000000			46047.58		0.00
441					000000000000			14583.33	0.00	0.00	0.00
442					000000000000			0.00		38233.65
443					000000000000			10130.38	13321.32	0.00	0.00
444					000000000000			14704.58	0.00	0.00	0.00
445					000000000000			2178.78		12900.00
446					000000000000			36000.00		0.00
447					000000000000			29655.20	0.00	4166.67	0.00
448					000000000000			47916.67	3787.33	0.00	0.00
449					000000000000			25000.00	0.00	0.00	0.00
450					000000000000			16666.00	0.00	0.00	0.00
451					000000000000			7718.76	18711.92	0.00	9779.46
452					000000000000			11250.01	0.00	0.00	0.00
453					000000000000			40485.67	1989.78	0.00	185.21
454					000000000000			22624.33	0.00	0.00	0.00
455					000000000000			13466.68	1157.08	2094.33	0.00
456					000000000000			33333.33	9080.00	0.00	0.00
457					000000000000			6250.00	0.00	21668.02	0.00
458					000000000000			9224.00	8217.00	0.00	0.00
459					000000000000			11816.67	15441.42	0.00	0.00
460					000000000000			21452.59	1105.80	0.00	0.00
461					000000000000			22394.88		0.00
462					000000000000			25452.00	6166.67	0.00	0.00
463					000000000000			14083.33	3250.00	0.00	0.00
464					000000000000			12171.99		0.00
465					000000000000			34204.30	0.00	0.00	0.00
466					000000000000			16064.92		0.00
467					000000000000			18291.76	0.00	0.00	0.00
468					000000000000			9753.38	0.00	5248.78	0.00
469					000000000000			0.00	15230.82	0.00	0.00
470					000000000000			16632.78		15570.83
471					000000000000			12916.67		27982.08
472					000000000000			14500.00		0.00
473					000000000000			10833.04		0.00
474					000000000000			10410.42		6696.26
475					000000000000			11348.48	13675.65	0.00	0.00
476					000000000000			8903.25	5418.21	0.00	0.00
477					000000000000			0.00		9422.50
478					000000000000			17916.67	0.00	0.00	0.00
479					000000000000			9875.00	9193.58	0.00	0.00
480					000000000000			11699.43		0.00
481					000000000000			15164.61		12557.51
482					000000000000			45191.25	0.00	0.00	0.00
483					000000000000			38293.95	0.00	0.00	0.00
484					000000000000			11057.00		0.00
485					000000000000			17275.99	14121.58	0.00	0.00
486					000000000000			12033.33	11666.67	0.00	0.00
487					000000000000			21395.83	9628.51	0.00	0.00
488					000000000000			3000.00		29005.98
489					000000000000			28927.92	0.00	0.00	0.00
490					000000000000			12146.33	7455.74	0.00	0.00
491					000000000000			22588.33	13645.05	16138.39	0.00
492					000000000000			7330.26	8082.53	0.00	0.00
493					000000000000			17165.67		0.00
494					000000000000			18750.00		0.00
495					000000000000			23731.83	0.00	0.00	0.00
496					000000000000			2228.50	7324.66	0.00	0.00
497					000000000000			49684.00		0.00
498					000000000000			25926.64		0.00
499					000000000000			38883.77	0.00	0.00	0.00
500					000000000000			22884.31	0.00	0.00	0.00
501					000000000000			15666.67	0.00	0.00	0.00
502					000000000000			17055.66		0.00
503					000000000000			2563.00	0.00	9908.00	0.00
504					000000000000			5466.93	4013.41	0.00	0.00
505					000000000000			8696.83		9932.03
506					000000000000			22916.67		19993.75
507					000000000000			11106.69		0.00
508					000000000000			17751.06		0.00
509					000000000000			16666.68	0.00	0.00	0.00
510					000000000000			44470.50	0.00	0.00	0.00
511					000000000000			26818.88	13736.67	0.00	0.00
512					000000000000				10971.63	514.44	-1019.50
513					000000000000			31166.66	13519.25	0.00	0.00
514					000000000000			45176.70		0.00
515					000000000000			9211.50		7115.58
516					000000000000			18750.01		0.00
517					000000000000			12075.02	0.00	5179.17	0.00
518					000000000000			8882.67	5788.03	0.00	0.00
519					000000000000			47608.00	0.00	0.00	0.00
520					000000000000			29165.98	0.00	0.00	0.00
521					000000000000			4662.08	19944.13	0.00	0.00
522					000000000000			9073.98	10416.67	0.00	2397.65
523					000000000000			36800.00	0.00	0.00	0.00
524					000000000000			0.00	0.00	9224.00	0.00
525					000000000000			0.00	0.00	23100.33	34187.17
526					000000000000			19000.00		0.00
527					000000000000			54816.83	31342.63	0.00	0.00
528					000000000000			11656.00	0.00	0.00	0.00
529					000000000000			8636.00	7938.00	0.00	0.00
530					000000000000			31333.00	2371.00	12191.00	0.00
531					000000000000			31333.25	2371.17	0.00	0.00
532					000000000000			20833.33	12716.77	0.00	0.00
533					000000000000			11777.00	0.00	480.00	2041.73
534					000000000000			49500.33	0.00	0.00	0.00
535					000000000000			15000.00	7687.00	4015.00	0.00
536					000000000000			24000.00	0.00	43083.33	0.00
537					000000000000			20833.34	0.00	0.00	0.00
538					000000000000			46453.83		0.00
539					000000000000			18039.97		13082.28
540					000000000000			34533.00	0.00	0.00	0.00
541					000000000000			21666.67		0.00
542					000000000000			12530.42	0.00	0.00	0.00
543					000000000000			41666.66	0.00	0.00	0.00
544					000000000000			12000.00	0.00	6006.00	1263.00
545					000000000000			47233.33		44594.29
546					000000000000			110716.85		0.00
547					000000000000			21064.00		2191.96
548					000000000000			27284.64	0.00	0.00	0.00
549					000000000000			21470.83		7507.80
550					000000000000			16666.66	0.00	0.00	0.00
551					000000000000			20833.34	0.00	0.00	0.00
552					000000000000			14682.56	0.00	0.00	0.00
553					000000000000			12500.00	0.00	13583.33	0.00
554					000000000000			20833.34		0.00
555					000000000000			23752.26	0.00	8416.67	0.00
556					000000000000			0.00	7400.00	0.00	9501.00
557					000000000000			42716.21	0.00	0.00	0.00
558					000000000000			20833.34	0.00	0.00	0.00
559					000000000000			13361.74		6129.58
560					000000000000			15000.00		8151.67
561					000000000000			54977.30	0.00	0.00	0.00
562					000000000000			23076.54	0.00	0.00	0.00
563					000000000000			82695.92		0.00
564					000000000000			23154.17		6933.67
565					000000000000			12032.08	11854.18	0.00	0.00
566					000000000000			26529.96		0.00
567					000000000000			33041.67		0.00
568					000000000000			96197.96	13940.00	0.00	0.00
569					000000000000			20833.33	0.00	36908.79	0.00
570					000000000000			12800.22		0.00
571					000000000000			0.00		37474.08
572					000000000000			13583.33	5295.84	0.00	0.00
573					000000000000			14000.00		0.00
574					000000000000			6562.23	16735.33	0.00	0.00
575					000000000000			16362.33	0.00	0.00	0.00
576					000000000000			12454.00		0.00
577					000000000000			12528.00	0.00	2428.00	0.00
578					000000000000			52721.47	0.00	0.00	0.00
579					000000000000			9048.00	4556.38	0.00	0.00
580					000000000000			7498.18	27032.50	0.00	0.00
581					000000000000			10606.95		0.00
582					000000000000			30061.23	0.00	0.00	0.00
583					000000000000			21283.66	13461.54	0.00	0.00
584					000000000000			59138.67	10486.75	0.00	0.00
585					000000000000			17083.33	0.00	0.00	0.00
586					000000000000			16333.33		0.00
587					000000000000			10441.80		0.00
588					000000000000			18025.58	0.00	0.00	0.00
589					000000000000			16330.67		0.00
590					000000000000			18449.75	29916.67	0.00	0.00
591					000000000000			16251.83		9844.45
592					000000000000			16804.40		0.00
593					000000000000			6779.50	6661.95	0.00	0.00
594					000000000000			1795.25	0.00	12523.01	0.00
595					000000000000			6972.63	14929.42	0.00	0.00

	105	106	107	108	109	110	111	112	113	114	115	116
	All Borrower Wage Income	All Borrower Total Income	4506-T Indicator	Borrower Income Verification Level	Co-Borrower Income Verification	Borrower Employment Verification	Co-Borrower Employment Verification	Borrower Asset Verification	Co-Borrower Asset Verification	Liquid / Cash Reserves	Monthly Debt All Borrowers	Originator DTI
1	43510.00	43510.00	1	5		3		4		67971.23	7238.76	0.166370
2	57554.51	57554.51	1	5		3		4		139254.00	17931.17	0.311551
3	21519.88	25736.55	1	5		3		4		158034.86	7813.59	0.303599
4	25833.34	25833.34	1	5		3		4		417432.23	8658.38	0.335163
5	14238.67	14238.67	1	5		3		4		245124.58	3582.19	0.251582
6	16133.92	16133.92	1	5		3		4		86833.04	4812.93	0.298311
7	10210.99	13810.99	1	5		3		4		164471.13	5967.65	0.432094
8	20238.00	20238.00	1	5		3		4		293195.30	5743.40	0.283793
9	60710.00	60710.00	1	5		3		4		590047.36	19111.63	0.314802
10	15162.61	15162.61	1	5		3		4		211615.19	6015.36	0.396723
11	15794.48	15794.48	1	5		3		4		387101.80	6791.59	0.429998
12	23214.34	23214.34	1	4		3		4		36137.38	3958.39	0.170515
13	15000.00	15000.00	1	5		3		4		142643.28	6659.08	0.443939
14	5284.12	30607.08	1	5		3		4		92516.30	5827.47	0.190396
15	22971.00	31096.00	1	5		3		4		281505.15	12004.70	0.386053
16	7999.01	19584.95	1	5		3		4		1138059.25	8237.61	0.420609
17	29247.36	29247.36	1	5		3		4		101359.08	11701.40	0.400084
18	24414.00	24414.00	1	5		3		4		95770.36	10859.62	0.444811
19	20000.00	20000.00	1	5		3		4		181783.46	7365.08	0.368254
20	12500.00	12500.00	1	5		3		4		277435.57	4350.89	0.348071
21	14000.00	14000.00	1	5		3		4		86132.74	4965.69	0.354692
22	12500.00	12500.00	1	5		3		4		266219.18	3766.96	0.301357
23	15096.00	20444.00	1	5		3		4		1549099.91	6814.54	0.333327
24	12916.65	12916.65	1	5		3		4		531555.74	4214.10	0.326253
25	25000.00	25000.00	1	5		3		4		172007.28	10828.82	0.433153
26	14661.00	14661.00	1	5		3		4		129496.45	3041.47	0.207453
27	19833.33	27683.25	1	5		3		4		323261.68	5863.98	0.211824
28	14309.75	14309.75	1	5		3		4		91613.89	5693.41	0.397869
29	18766.52	18766.52	1	5		3		4		504538.27	7097.82	0.378217
30	14171.63	14171.63	1	5		3		4		128139.50	4097.66	0.289145
31	21379.17	21379.17	1	5		3		4		181097.53	6528.56	0.305370
32	46373.34	46373.34	1	5		3		4		1076577.50	12673.00	0.273282
33	14511.05	14511.05	1	5		3		4		1039630.80	4651.44	0.320545
34	23333.33	72746.43	1	5		3		4		414024.94	31178.97	0.428598
35	22475.88	22475.88	1	5		3		4		364093.73	4239.94	0.188644
36	12291.33	12291.33	1	5		3		4		268492.16	5046.08	0.410540
37	15302.11	16552.11	1	5		3		4		454272.66	7505.55	0.453450
38	15892.49	15892.49	1	5		3		4		646956.57	6390.39	0.402101
39	6250.00	14966.83	1	5		3		4		245927.71	6470.21	0.432303
40	17500.00	17500.00	1	5		3		4		196327.47	6286.14	0.359208
41	35462.00	35462.00	1	5		3		4		193210.05	8780.92	0.247615
42	10915.84	10915.84	1	5		3		4		105068.80	4026.85	0.368900
43	33333.34	192681.44	1	5		3		4		896215.94	14039.73	0.072865
44	22500.00	22500.00	1	5		3		4		134985.01	8731.44	0.388064
45	15154.00	31541.00	1	5		3		4		287492.48	13415.52	0.425336
46	13033.79	20545.87	1	5		3		4		171546.23	6339.33	0.308545
47	21666.66	21666.66	1	5		3		4		240605.28	4460.26	0.205858
48	36448.79	36448.79	1	5		3		4		121916.71	7266.58	0.199364
49	21297.75	21297.75	1	5		3		4		65911.83	7705.06	0.361778
50	33806.67	33806.67	1	5		3		4		189527.18	5149.26	0.152315
51	16666.67	16666.67	1	5		3		4		2986935.70	7456.87	0.447412
52	22383.34	22383.34	1	5		3		4		96390.33	5119.05	0.228699
53	39236.50	39236.50	1	5		3		4		403876.63	10547.28	0.268813
54	23402.00	23402.00	1	5		3		4		611190.06	7037.38	0.300717
55	21166.68	24767.95	1	5		3		4		196009.22	9643.08	0.389337
56	21337.71	21337.71	1	5		3		4		219672.81	5854.30	0.274364
57	20899.74	20899.74	1	5		3		4		33313.07	5262.16	0.251781
58	9171.06	9171.06	1	5		3		4		93965.40	3361.73	0.366559
59	8038.75	12101.88	1	5		3		4		365374.94	3274.61	0.270587
60	48788.75	48788.75	1	5		3		4		211787.51	10621.60	0.217706
61	58786.25	58786.25	1	5		3		4		414457.79	6356.15	0.108123
62	80261.63	80261.63	1	5		3		4		598354.90	10804.02	0.134610
63	17620.83	17620.83	1	5		3		4		75551.56	4117.86	0.233693
64	20124.00	20124.00	1	5		3		4		177008.12	6644.68	0.330187
65	10750.00	10750.00	1	5		3		4		38842.96	4356.90	0.405293
66	30091.44	30091.44	1	5		3		4		318020.83	10655.11	0.354091
67	30416.66	30416.66	1	5		3		4		4955859.05	5310.99	0.174608
68	15166.67	15166.67	1	5		3		4		256181.20	4732.73	0.312048
69	17492.50	17492.50	1	5		3		4		89446.87	5527.53	0.315994
70	18750.00	18750.00	1	5		3		4		182595.86	4874.08	0.259951
71	25966.66	25966.66	1	5		3		4		194561.09	8304.09	0.319798
72	31468.70	31468.70	1	5		3		4		755416.06	4309.51	0.136946
73	25877.46	25877.46	1	5		3		4		76403.67	7560.46	0.292164
74	18333.34	18333.34	1	5		3		4		561036.62	5085.41	0.277386
75	19166.66	19166.66	1	5		3		4		46031.82	5405.02	0.282001
76	12500.00	12500.00	1	5		3		4		103194.98	3320.68	0.265654
77	16666.67	33532.53	1	5		3		4		302198.98	11733.94	0.349927
78	40166.66	40166.66	1	5		3		4		425815.41	6850.10	0.170542
79	48075.84	48075.84	1	5		3		4		383750.62	6061.93	0.126091
80	3128.50	18251.06	1	5		3		4		3288580.95	4959.51	0.271738
81	17498.00	17498.00	1	5		3		4		120673.54	6777.33	0.387320
82	10500.00	12491.92	1	5		3		4		84471.95	5585.06	0.447094
83	30686.03	30686.03	1	5		3		4		73141.60	8550.94	0.278659
84	16958.83	16958.83	1	5		3		4		120460.70	7502.87	0.442417
85	41635.40	41635.40	1	5		3		4		184312.49	17866.37	0.429115
86	14890.00	14890.00	1	5		3		4		67386.20	5862.60	0.393727
87	20239.38	20239.38	1	5		3		4		58305.94	4493.20	0.222003
88	9277.35	13227.89	1	5		3		4		266394.66	4587.05	0.346771
89	14896.08	14896.08	1	5		3		4		85251.33	4828.04	0.324115
90	34734.85	34734.85	1	5		3		4		331988.74	6192.11	0.178268
91	14567.77	14567.77	1	5		3		4		482120.38	5057.42	0.347165
92	22000.12	22000.12	1	5		3		4		51853.53	9463.75	0.430168
93	20705.66	39705.24	1	5		3		4		1096606.33	13946.51	0.351251
94	40246.30	40246.30	1	5		3		4		277582.53	9646.35	0.239683
95	15600.00	17016.67	1	5		3		4		29679.06	5952.98	0.349832
96	18333.33	18333.33	1	5		3		4		56292.03	6749.98	0.368181
97	8903.57	13496.52	1	5		3		4		69136.84	3158.37	0.234014
98	49166.66	49166.66	1	5		3		4		1237854.62	8034.67	0.163417
99	11250.00	11250.00	1	5		3		4		31326.22	3707.30	0.329538
100	32161.00	32161.00	1	5		3		4		661336.72	5623.06	0.174841
101	24432.31	24432.31	1	5		3		4		1353369.58	6745.91	0.276106
102	15746.49	15746.49	1	5		3		4		146799.04	5076.50	0.322389
103	23131.00	23131.00	1	5		3		4		459906.84	6030.88	0.260727
104	26247.46	26247.46	1	5		3		4		44900.33	5721.34	0.217977
105	20800.00	20800.00	1	5		3		4		54068.52	5930.87	0.285138
106	11250.00	17965.00	1	5		3		4		214914.73	6366.47	0.354382
107	15416.67	15416.67	1	5		3		4		50330.69	4587.92	0.297595
108	17916.67	53754.57	1	5		3		4		143599.92	11934.11	0.222011
109	11831.73	11831.73	1	5		3		4		268812.13	3056.12	0.258299
110	11916.67	11916.67	1	5		3		4		279062.37	4776.54	0.400828
111	15833.34	15833.34	1	5		3		4		82913.69	5645.27	0.356543
112	27373.62	27373.62	1	5		3		4		230472.53	8809.54	0.321826
113	13816.50	15798.15	1	5		3		4		77902.36	6970.59	0.441228
114	29275.75	29275.75	1	5		3		4		198885.46	7412.39	0.253192
115	33416.67	50095.15	1	5		3		4		340048.67	14116.21	0.281788
116	21552.26	21552.26	1	5		3		4		1226146.70	7757.80	0.359953
117	29767.67	29767.67	1	5		3		4		51351.09	7904.15	0.265528
118	25156.67	25156.67	1	5		3		4		174424.67	4960.29	0.197176
119	20000.00	20000.00	1	5		3		4		276051.67	5794.16	0.289708
120	17916.00	17916.00	1	5		3		4		100836.44	5412.08	0.302081
121	29552.85	29552.85	1	5		3		4		836178.36	5454.30	0.184561
122	49296.93	49296.93	1	5		3		4		121538.09	7447.93	0.151083
123	14397.77	19612.45	1	5		3		4		174888.69	6794.89	0.346458
124	10416.66	20943.28	1	5		3		4		160301.30	5707.88	0.272540
125	32875.44	38476.61	1	5		3		4		292202.90	4945.36	0.128529
126	30099.04	30099.04	1	5		3		4		85187.42	8518.87	0.283028
127	16377.21	16377.21	1	5		3		4		93118.00	5322.28	0.324981
128	12789.30	12789.30	1	5		3		4		215992.88	2878.62	0.225080
129	25439.16	25439.16	1	5		3		4		156904.34	5299.18	0.208308
130	9784.04	9784.04	1	5		3		4		222782.63	4349.80	0.444581
131	49562.79	49562.79	1	5		3		4		1191459.67	10078.05	0.203339
132	13903.13	13903.13	1	5		3		4		47308.02	5215.88	0.375159
133	19066.67	19066.67	1	5		3		4		49198.08	5333.63	0.279736
134	15803.99	15803.99	1	5		3		4		327627.87	3957.11	0.250387
135	18431.66	18431.66	1	5		3		4		37916.89	4726.36	0.256426
136	10901.24	14245.82	1	5		3		4		289477.97	6374.38	0.447456
137	19522.82	22535.32	1	5		3		4		158772.02	8623.50	0.382666
138	11900.00	12745.14	1	5		3		4		294147.25	5001.47	0.392422
139	37575.67	37575.67	1	5		3		4		438227.86	6070.57	0.161556
140	32349.51	32349.51	1	5		3		4		545158.53	9702.81	0.299937
141	28750.01	28750.01	1	5		3		4		1083557.61	8960.11	0.311656
142	21941.92	21941.92	1	5		3		4		125119.34	8258.04	0.376359
143	17801.88	17801.88	1	5		3		4		72886.64	4924.64	0.276636
144	44660.08	44660.08	1	5		3		4		236608.66	6710.80	0.150264
145	47725.33	47725.33	1	5		3		4		949071.32	9015.55	0.188905
146	23228.18	23228.18	1	5		3		4		33796.70	4615.69	0.198711
147	13333.34	13333.34	1	5		3		4		102764.43	3782.96	0.283722
148	15426.01	15426.01	1	5		3		4		110008.74	5378.32	0.348653
149	7416.67	18805.98	1	5		3		4		364873.34	7375.25	0.392176
150	47419.50	47419.50	1	5		3		4		151604.14	6442.32	0.135858
151	20833.00	29166.00	1	5		3		4		391129.00	4013.65	0.137614
152	31377.79	35690.12	1	5		3		4		165833.04	15059.62	0.421955
153	14583.34	14583.34	1	5		3		4		99775.46	6407.18	0.439349
154	10887.97	10887.97	1	5		3		4		217299.79	3388.80	0.311243
155	63537.94	63537.94	1	5		3		4		1221584.70	16917.55	0.266259
156	11240.58	11240.58	1	5		3		4		71094.22	4484.49	0.398955
157	14806.20	18965.41	1	5		3		4		100034.33	5738.84	0.302595
158	17804.67	17804.67	1	5		3		4		135798.24	6657.99	0.373946
159	14833.87	14833.87	1	5		3		4		42109.22	4850.02	0.326956
160	10000.00	21838.19	1	5		3		4		169717.65	5666.01	0.259454
161	14166.48	14166.48	1	5		3		4		383663.10	5173.81	0.365215
162	14744.08	19211.71	1	5		3		4		554026.80	7020.71	0.365439
163	22709.60	24126.26	1	5		3		4		441339.98	10722.46	0.444431
164	29166.67	29166.67	1	5		3		4		1305814.28	9898.88	0.339390
165	20843.58	20843.58	1	5		3		4		274560.62	8288.10	0.397633
166	11043.00	29111.00	1	5		3		4		351003.44	7628.30	0.262042
167	21666.66	21666.66	1	5		3		4		355129.99	6399.53	0.295363
168	15426.28	15426.28	1	5		3		4		27140.06	4049.23	0.262489
169	24726.00	24726.00	1	5		3		4		138742.16	8612.07	0.348300
170	26418.58	26418.58	1	5		3		4		582364.96	11905.56	0.450651
171	23694.71	23694.71	1	5		3		4		457983.61	10460.03	0.441450
172	31776.33	31776.33	1	5		3		4		116935.23	6791.56	0.213730
173	36214.46	36214.46	1	5		3		4		348256.00	8661.38	0.239169
174	15757.21	15757.21	1	5		3		4		58058.32	4590.20	0.291308
175	26559.67	26559.67	1	5		3		4		273619.31	7306.49	0.275097
176	32912.42	32912.42	1	5		3		4		450528.50	5774.48	0.175450
177	15834.00	15834.00	1	5		3		4		97456.89	6434.34	0.406362
178	14615.98	14615.98	1	5		3		4		56047.67	3729.87	0.255191
179	20000.00	32639.17	1	5		3		4		190928.11	10235.19	0.313586
180	10559.97	10559.97	1	5		3		4		22491.83	3175.98	0.300757
181	28166.67	28166.67	1	5		3		4		46047.92	8929.31	0.317017
182	41886.69	41886.69	1	5		3		4		318312.83	9719.89	0.232052
183	12958.33	12958.33	1	5		3		4		271093.77	4604.85	0.355358
184	20000.00	20000.00	1	5		3		4		132977.72	7272.38	0.363619
185	19068.76	19068.76	1	5		3		4		307347.63	7598.14	0.398460
186	16250.00	16250.00	1	5		3		4		387198.69	4582.86	0.282022
187	22256.04	22256.04	1	5		3		4		621784.15	6148.72	0.276272
188	24601.89	24601.89	1	5		3		4		254328.05	5811.41	0.236218
189	17083.34	17083.34	1	5		3		4		264725.92	4547.82	0.266214
190	12500.00	28177.16	1	5		3		4		156672.00	5276.99	0.187279
191	20011.00	20011.00	1	5		3		4		499217.97	7310.92	0.365345
192	13830.62	18379.83	1	5		3		4		216389.91	8741.21	0.475587
193	15476.46	15476.46	1	5		3		4		335475.65	4860.46	0.314055
194	15000.00	15000.00	1	5		3		4		328560.89	4818.96	0.321264
195	33333.00	43208.00	1	5		3		4		359706.62	15633.60	0.361822
196	12171.38	12171.38	1	5		3		4		114036.31	3101.07	0.254784
197	14333.33	14333.33	1	5		3		4		340775.72	4789.81	0.334173
198	6500.00	41950.38	1	5		3		4		138496.88	8715.36	0.207754
199	15301.55	15301.55	1	5		3		4		61045.52	5345.99	0.349376
200	60440.25	60440.25	1	5		3		4		4611540.35	7394.44	0.122343
201	5416.67	38576.64	1	5		3		4		104668.16	7023.92	0.182077
202	11666.67	11666.67	1	5		3		4		31579.75	3338.66	0.286171
203	27767.13	27767.13	1	5		3		4		280764.63	7589.26	0.273318
204	17027.14	17027.14	1	5		3		4		180922.86	6828.63	0.401044
205	16666.66	22166.66	1	5		3		4		1090750.28	6409.27	0.289140
206	12301.75	12301.75	1	5		3		4		52968.60	4627.75	0.376186
207	32580.21	48013.90	1	5		3		4		429715.50	10741.09	0.223708
208	3884.60	11104.59	1	5		3		4		1024805.60	5119.07	0.460987
209	19286.75	19286.75	1	5		3		4		80149.30	6539.89	0.339087
210	14583.34	14583.34	1	5		3		4		271418.13	4973.25	0.341023
211	39464.56	90378.40	1	5		3		4		643202.06	20176.16	0.223241
212	14735.41	14735.41	1	5		3		4		52643.63	3807.50	0.258391
213	14629.62	14629.62	1	5		3		4		93556.51	6567.25	0.448901
214	17102.02	92985.83	1	5		3		4		54007.68	40006.60	0.430244
215	14391.56	14391.56	1	5		3		4		85809.68	5449.77	0.378678
216	13469.54	13469.54	1	5		3		4		74112.43	5025.53	0.373103
217	10810.54	10810.54	1	5		3		4		45582.51	4419.67	0.408830
218	10147.00	10147.00	1	5		3		4		31645.72	4440.56	0.437623
219	19909.86	19909.86	1	5		3		4		41422.24	4908.08	0.246515
220	58403.16	58403.16	1	5		3		4		1038661.22	7517.25	0.128713
221	26938.88	26938.88	1	5		3		4		341439.30	4798.19	0.178114
222	14541.68	14541.68	1	5		3		4		46744.65	4281.03	0.294397
223	14495.99	14495.99	1	5		3		4		37851.89	5312.39	0.366473
224	12553.35	12553.35	1	5		3		4		64442.25	3291.39	0.262192
225	38263.42	38263.42	1	5		3		4		115005.30	10812.25	0.282574
226	11855.70	11855.70	1	5		3		4		1031275.72	5943.27	0.501301
227	29165.00	29165.00	1	5		3		4		464998.60	7450.17	0.255449
228	22515.08	22515.08	1	5		3		4		493831.60	6366.39	0.282761
229	9547.32	9547.32	1	5		3		4		67994.29	3295.81	0.345208
230	14583.00	27374.67	1	5		3		4		328776.64	9790.52	0.357649
231	94646.34	94646.34	1	5		3		4		321343.38	8850.19	0.093508
232	8056.86	10104.59	1	5		3		4		142266.60	4346.02	0.430104
233	25461.64	25461.64	1	5		3		4		92563.64	5625.44	0.220938
234	19244.24	19244.24	1	4		3		4		235323.37	5006.58	0.260160
235	18718.17	18718.17	1	5		3		4		68529.83	4960.95	0.265034
236	13250.00	13250.00	1	5		3		4		235728.47	4364.48	0.329395
237	50000.00	50000.00	1	5		3		4		1185575.90	17863.30	0.357266
238	35717.80	35717.80	1	5		3		4		61757.23	6550.39	0.183393
239	20165.02	20165.02	1	5		3		4		108291.26	7804.97	0.387055
240	9175.00	9175.00	1	5		3		4		51013.21	3669.67	0.399964
241	14884.06	14884.06	1	5		3		4		40980.18	5039.24	0.338566
242	13805.70	13805.70	1	5		3		4		76055.80	5595.89	0.405332
243	13333.34	13333.34	1	5		3		4		75636.98	4147.18	0.311038
244	24999.99	24999.99	1	5		3		4		814635.04	8587.67	0.343507
245	9715.34	10230.31	1	5		3		4		114386.61	4457.01	0.435667
246	23845.74	23845.74	1	5		3		4		112065.66	5663.77	0.237517
247	24932.63	24932.63	1	5		3		4		632413.91	6413.87	0.257248
248	2774.00	32246.24	1	5		3		4		1323703.46	7173.82	0.222470
249	17500.00	17500.00	1	5		3		4		31448.46	5437.23	0.310699
250	21083.34	21083.34	1	5		3		4		67296.88	4767.24	0.226114
251	17235.18	17235.18	1	5		3		4		158227.13	5674.34	0.329230
252	18638.71	18638.71	1	5		3		4		251298.13	6395.37	0.343123
253	43035.63	43035.63	1	5		3		4		321296.75	7990.73	0.185677
254	24642.76	35753.25	1	5		3		4		256888.67	9548.23	0.267059
255	26921.24	32429.53	1	5		3		4		371257.24	9660.40	0.297889
256	15037.88	15037.88	1	5		3		4		79095.09	6141.26	0.408386
257	18974.80	18974.80	1	5		3		4		313700.36	6889.73	0.363099
258	15658.35	15658.35	1	5		3		4		37460.08	6464.10	0.412821
259	18550.00	18550.00	1	5		3		4		304200.36	5528.64	0.298040
260	33574.19	33574.19	1	5		3		4		1113116.48	6345.32	0.188994
261	11274.29	11274.29	1	5		3		4		490599.38	4678.68	0.414987
262	7140.50	7140.50	1	4		3		4		155301.80	2707.85	0.379224
263	39017.90	39017.90	1	5		3		4		199192.83	6670.19	0.170952
264	10033.58	19117.71	1	5		3		4		68048.64	4231.34	0.221331
265	20666.66	20666.66	1	5		3		4		298087.86	4709.13	0.227861
266	8333.33	21456.24	1	5		3		4		124865.03	6932.15	0.323083
267	26350.00	26350.00	1	5		3		4		185683.26	5549.71	0.210615
268	10999.99	10999.99	1	5		3		4		59512.31	4603.97	0.418543
269	15574.00	15574.00	1	5		3		4		127585.73	4878.87	0.313270
270	9808.33	9808.33	1	5		3		4		42466.16	4231.91	0.431461
271	21155.56	21155.56	1	5		3		4		387849.27	5619.64	0.265634
272	15698.40	15698.40	1	5		3		4		503322.18	4228.32	0.269347
273	25000.00	25000.00	1	5		3		4		425161.68	7768.82	0.310753
274	28987.21	28987.21	1	5		3		4		215458.88	6163.14	0.212616
275	59551.25	59551.25	1	5		3		4		787244.33	7098.81	0.119205
276	18750.03	18750.03	1	5		3		4		60459.88	7471.29	0.398468
277	14077.66	16952.28	1	5		3		4		31289.26	4552.74	0.268562
278	58042.00	58042.00	1	5		3		4		102284.45	3764.60	0.064860
279	26414.63	26414.63	1	5		3		4		194256.21	7925.95	0.300059
280	13378.66	13378.66	1	5		3		4		102059.45	4996.31	0.373454
281	13337.68	13337.68	1	5		3		4		72631.60	4718.19	0.353749
282	43439.07	43439.07	1	5		3		4		127009.50	11199.33	0.257817
283	27500.98	27500.98	1	5		3		4		77442.19	8767.45	0.318805
284	29583.34	29583.34	1	5		3		4		54016.36	8121.48	0.274529
285	17681.91	17681.91	1	5		3		4		168562.83	6929.58	0.391902
286	24841.00	27816.75	1	5		3		4		73600.22	3743.19	0.134566
287	21971.98	21971.98	1	5		3		4		185700.73	5168.40	0.235227
288	10479.58	10479.58	1	5		3		4		202602.06	3771.64	0.359904
289	42019.24	42019.24	1	5		3		4		254323.31	6419.70	0.152780
290	16125.50	16125.50	1	5		3		4		1718699.70	5768.37	0.357717
291	39970.16	39970.16	1	5		3		4		499302.53	12988.82	0.324963
292	11041.66	11041.66	1	5		3		4		43452.63	4369.59	0.395737
293	32013.87	46222.20	1	5		3		4		3102702.24	18838.18	0.407557
294	24920.21	24920.21	1	5		3		4		56139.86	6085.42	0.244196
295	14895.83	14895.83	1	5		3		4		21800.34	3698.19	0.248270
296	14869.16	14869.16	1	5		3		4		129749.59	5429.99	0.365185
297	10737.51	10737.51	1	5		3		4		169502.40	3894.05	0.362659
298	15969.51	15969.51	1	5		3		4		28911.85	5840.16	0.365707
299	5964.55	17927.32	1	5		3		4		94319.45	4636.35	0.258619
300	12416.66	21451.33	1	5		3		4		129571.57	6110.60	0.284859
301	7294.42	13994.42	1	5		3		4		86345.23	5174.86	0.369780
302	18585.35	18585.35	1	5		3		4		44455.80	4453.16	0.239606
303	17545.79	17545.79	1	5		3		4		2235592.38	7271.89	0.414452
304	14583.34	14583.34	1	5		3		4		218427.25	5575.93	0.382349
305	32749.06	32749.06	1	5		3		4		279026.71	6385.84	0.194993
306	13934.37	13934.37	1	4		3		4		360971.39	5021.15	0.360343
307	21666.66	21666.66	1	5		3		4		2833.60	6661.61	0.307459
308	20500.00	20500.00	1	5		3		4		730395.03	6193.44	0.302119
309	18335.94	18335.94	1	5		3		4		108047.35	6253.00	0.341024
310	18333.33	18333.33	1	5		3		4		39861.75	5672.20	0.309393
311	22916.66	22916.66	1	5		3		4		539637.12	7328.52	0.319790
312	11597.00	11597.00	1	5		3		4		95262.99	3645.84	0.314378
313	33203.66	33203.66	1	5		3		4		338897.33	5778.47	0.174031
314	25720.10	25720.10	1	5		3		4		239147.19	6922.05	0.269130
315	4166.00	26559.11	1	5		3		4		265723.73	4085.11	0.153812
316	185803.69	185803.69	1	5		3		4		1165795.04	28286.94	0.152241
317	22669.45	22669.45	1	5		3		4		1138894.72	5690.94	0.251040
318	11576.00	14087.25	1	5		3		4		296727.14	6325.01	0.448988
319	8333.32	53748.23	1	5		3		4		356922.09	12765.96	0.237514
320	79662.92	79662.92	1	5		3		4		176133.16	10236.13	0.128493
321	31251.50	31251.50	1	5		3		4		215669.61	7722.90	0.247121
322	19146.00	19146.00	1	5		3		4		216703.23	6977.34	0.364428
323	19813.73	19813.73	1	5		3		4		107897.05	7511.54	0.379108
324	16666.66	332102.32	1	5		3		4		148664.76	11408.71	0.034353
325	8541.66	8541.66	1	5		3		4		67167.52	3699.76	0.433143
326	14166.66	14166.66	1	5		3		4		161652.53	3414.34	0.241012
327	14639.73	14639.73	1	5		3		4		192081.66	4288.21	0.292916
328	38116.50	43828.17	1	5		3		4		69287.55	18427.69	0.420453
329	10700.00	10700.00	1	5		3		4		146649.47	3817.11	0.356739
330	10128.67	10565.67	1	5		3		4		462949.34	4963.06	0.469735
331	49066.66	49066.66	1	5		3		4		173056.95	14883.83	0.303339
332	27916.67	27916.67	1	5		3		4		242929.04	5504.36	0.197171
333	132042.00	132042.00	1	5		3		4		670357.34	18040.24	0.136625
334	26700.84	33650.59	1	5		3		4		225484.71	11722.72	0.348366
335	19552.09	23568.21	1	5		3		4		533988.29	6287.41	0.266775
336	18528.72	18528.72	1	5		3		4		74380.06	4841.52	0.261298
337	15613.87	15613.87	1	5		3		4		170634.32	5139.40	0.329156
338	19736.05	19736.05	1	5		3		4		649205.47	5602.00	0.283846
339	25775.84	25775.84	1	5		3		4		87688.20	11386.30	0.441743
340	22642.00	22642.00	1	5		3		4		225928.62	8132.06	0.359158
341	20833.32	20833.32	1	5		3		4		55562.44	8314.56	0.399099
342	28373.87	28373.87	1	5		3		4		132136.56	5885.05	0.207411
343	19666.00	19666.00	1	5		3		4		39140.31	4629.10	0.235386
344	10833.33	50427.83	1	5		3		4		44575.22	6725.71	0.133373
345	16162.67	16162.67	1	5		3		4		196523.79	4111.36	0.254374
346	15674.36	18771.26	1	4		3		4		187218.27	3615.68	0.192618
347	13333.34	13333.34	1	5		3		4		165946.37	5950.48	0.446286
348	13743.07	18225.24	1	5		3		4		849833.94	6957.07	0.381727
349	15500.00	15500.00	1	5		3		4		65561.02	5666.60	0.365587
350	26708.33	26708.33	1	5		3		4		77121.06	5234.89	0.196002
351	12906.26	12906.26	1	5		3		4		177182.60	3965.46	0.307251
352	14583.33	19343.87	1	5		3		4		404956.33	7380.07	0.381520
353	16634.54	16634.54	1	5		3		4		268378.36	7203.57	0.433049
354	33171.19	33171.19	1	5		3		4		341285.37	8858.53	0.267055
355	12500.00	19158.98	1	5		3		4		223373.45	7626.19	0.398048
356	22812.06	22812.06	1	5		3		4		279173.30	4218.79	0.184937
357	12977.50	12977.50	1	5		3		4		60439.74	4095.85	0.315612
358	52697.12	52697.12	1	5		3		4		762740.26	10143.98	0.192496
359	13364.00	13364.00	1	5		3		4		65220.93	4534.08	0.339276
360	9789.94	11074.94	1	5		3		4		55054.81	4509.41	0.407172
361	40448.84	40448.84	1	5		3		4		55648.30	6403.50	0.158311
362	3800.00	3800.00	1	5		3		4		1114165.53	1537.98	0.404731
363	42500.00	65737.54	1	5		3		4		754685.48	8174.27	0.124347
364	11250.00	19250.00	1	5		3		4		171627.50	6288.38	0.326669
365	17946.58	17946.58	1	5		3		4		71372.07	5826.61	0.324664
366	25475.70	25475.70	1	5		3		4		129339.94	7410.27	0.290876
367	18566.33	18566.33	1	5		3		4		101834.76	5282.31	0.284510
368	34196.37	34196.37	1	4		3		4		337871.24	11421.11	0.333986
369	30416.68	30416.68	1	5		3		4		310591.02	8560.32	0.281435
370	34666.67	38217.82	1	5		3		4		47788.27	9356.95	0.244832
371	17111.00	17111.00	1	5		3		4		138667.88	4601.71	0.268933
372	0.00	40455.23	1	5		3		4		3257123.42	9820.10	0.242740
373	12708.32	16291.65	1	5		3		4		44388.37	5773.60	0.354390
374	25333.31	25333.31	1	5		3		4		148725.31	4274.57	0.168733
375	28731.85	34565.18	1	5		3		4		169037.84	7417.65	0.214599
376	14934.82	14934.82	1	5		3		4		1711370.79	5818.86	0.389617
377	26824.92	26824.92	1	5		3		4		1074558.23	5264.85	0.196267
378	51310.50	51310.50	1	5		3		4		242622.42	9628.72	0.187656
379	22995.78	27462.45	1	5		3		4		465650.20	9111.85	0.331793
380	20833.33	20833.33	1	5		3		4		151923.83	7640.04	0.366722
381	47734.46	47734.46	1	5		3		4		508339.75	11830.99	0.247850
382	15796.69	15796.69	1	5		3		4		60082.94	4601.81	0.291315
383	16666.66	16666.66	1	4		3		4		254488.03	4618.10	0.277086
384	419650.03	419650.03	1	5		3		4		1116683.96	13412.01	0.031960
385	14583.34	14583.34	1	5		3		4		91423.64	5727.46	0.392740
386	20833.33	81923.40	1	5		3		4		246279.63	7974.51	0.097341
387	80807.50	80807.50	1	5		3		4		133606.71	6872.44	0.085047
388	30000.00	30000.00	1	5		3		4		342333.40	11002.86	0.366762
389	25707.75	49255.58	1	5		3		4		189210.83	14859.47	0.301681
390	19349.62	20027.53	1	5		3		4		391850.33	6536.89	0.326395
391	11656.67	11656.67	1	5		3		4		39610.32	3193.82	0.273991
392	9720.66	9720.66	1	5		3		4		65820.27	3425.11	0.352354
393	16666.66	16666.66	1	5		3		4		249110.66	6898.53	0.413912
394	18333.32	40999.98	1	5		3		4		57889.90	8038.50	0.196061
395	7008.00	8996.91	1	5		3		4		259976.26	3364.58	0.373971
396	18829.87	18829.87	1	5		3		4		2524155.72	6150.49	0.326635
397	12308.34	20165.99	1	5		3		4		78540.48	5251.97	0.260437
398	11041.65	11041.65	1	5		3		4		79188.95	4462.83	0.404181
399	24637.32	24637.32	1	5		3		4		149742.38	5593.90	0.227050
400	13150.62	18828.66	1	5		3		4		347438.90	4345.41	0.230787
401	15833.33	17916.66	1	5		3		4		128201.95	8285.81	0.462464
402	24858.45	24858.45	1	5		3		4		48277.67	8958.04	0.360362
403	22427.65	22427.65	1	5		3		4		1024218.57	8971.69	0.400028
404	18407.26	18407.26	1	5		3		4		124824.13	4469.80	0.242828
405	22499.99	22499.99	1	5		3		4		131726.43	7315.22	0.325121
406	32570.00	32570.00	1	5		3		4		420956.78	8322.09	0.255514
407	36830.50	36830.50	1	4		3		4		78670.84	11104.65	0.301507
408	18629.06	18629.06	1	5		3		4		55218.92	6835.39	0.366921
409	21172.00	21172.00	1	5		3		4		226025.25	5301.05	0.250380
410	2764.92	8974.06	1	5		3		4		1293089.27	4088.33	0.455572
411	20213.46	20213.46	1	5		3		4		65743.39	5631.31	0.278592
412	11565.90	11565.90	1	5		3		4		27315.25	4598.86	0.397622
413	36752.00	36752.00	1	5		3		4		200838.08	7322.51	0.199241
414	20289.83	20289.83	1	5		3		4		1424500.24	7545.36	0.371879
415	26395.85	29941.82	1	5		3		4		70388.03	8064.83	0.269350
416	20197.91	20197.91	1	5		3		4		50665.10	4431.22	0.219390
417	37498.00	37498.00	1	5		3		4		363033.74	15878.98	0.423462
418	13941.29	13941.29	1	5		3		4		350835.71	6596.63	0.473172
419	16666.66	16666.66	1	5		3		4		61441.09	6043.25	0.362595
420	17013.08	17013.08	1	5		3		4		229681.69	4834.74	0.284178
421	20763.29	20763.29	1	5		3		4		271761.83	6797.09	0.327361
422	30973.23	30973.23	1	5		3		4		1936961.28	13691.87	0.442055
423	30333.33	30333.33	1	5		3		4		836449.51	8969.32	0.295692
424	3109.96	13737.33	1	5		3		4		62357.09	4362.77	0.317585
425	8930.24	8930.24	1	5		3		4		266470.53	3539.06	0.396301
426	27083.34	27083.34	1	5		3		4		565637.72	6111.11	0.225641
427	29166.66	29166.66	1	5		3		4		85755.16	7773.00	0.266503
428	10321.69	10321.69	1	5		3		4		250006.86	3868.59	0.374802
429	14583.34	46057.60	1	5		3		4		113469.01	6732.79	0.146182
430	15362.85	15362.85	1	5		3		4		103070.41	3363.76	0.218954
431	11961.26	14044.59	1	5		3		4		226293.85	5218.48	0.371565
432	10875.00	16562.54	1	5		3		4		70958.02	5287.81	0.319263
433	15780.83	21655.10	1	5		3		4		85567.14	6561.08	0.302981
434	25000.00	25000.00	1	5		3		4		8374979.41	10819.05	0.432762
435	16770.01	23723.43	1	5		3		4		70706.85	4919.74	0.207379
436	20364.00	20364.00	1	5		3		4		502089.92	6329.80	0.310833
437	35124.17	35124.17	1	5		3		4		49061.76	6246.13	0.177830
438	29713.74	29713.74	1	5		3		4		229842.00	10424.92	0.350845
439	14076.98	14076.98	1	5		3		4		28254.97	3404.21	0.241828
440	46047.58	46047.58	1	4		3		4		158334.61	11300.95	0.245419
441	14583.33	14583.33	1	5		3		4		290512.00	6114.27	0.419264
442	0.00	38233.65	1	5		3		4		1556172.07	8650.63	0.226257
443	23451.70	23451.70	1	5		3		4		74109.87	4973.00	0.212053
444	14704.58	14704.58	1	5		3		4		92289.63	5890.23	0.400571
445	2178.78	15078.78	1	5		3		4		2404980.76	5546.37	0.367826
446	36000.00	36000.00	1	5		3		4		47835.03	14470.34	0.401954
447	29655.20	33821.87	1	5		3		4		109056.63	12004.40	0.354930
448	51704.00	51704.00	1	5		3		4		1190712.36	12909.87	0.249688
449	25000.00	25000.00	1	5		3		4		82350.48	5700.33	0.228013
450	16666.00	16666.00	1	5		3		4		179452.20	6077.37	0.364657
451	26430.68	36210.14	1	5		3		4		677129.09	6645.00	0.183512
452	11250.01	11250.01	1	5		3		4		105226.07	4373.01	0.388712
453	42475.45	42660.66	1	5		3		4		668733.63	10631.68	0.249215
454	22624.33	22624.33	1	5		3		4		225239.06	8208.47	0.362816
455	14623.76	16718.09	1	5		3		4		1801466.02	6948.64	0.415636
456	42413.33	42413.33	1	5		3		4		269866.31	8843.39	0.208505
457	6250.00	27918.02	1	5		3		4		531246.64	4663.68	0.167049
458	17441.00	17441.00	1	5		3		4		588063.34	6573.86	0.376920
459	27258.09	27258.09	1	5		3		4		226942.77	7150.91	0.262341
460	22558.39	22558.39	1	5		3		4		3607671.61	4847.44	0.214884
461	22394.88	22394.88	1	5		3		4		425431.55	4308.22	0.192375
462	31618.67	31618.67	1	5		3		4		250425.45	10550.93	0.333693
463	17333.33	17333.33	1	5		3		4		121097.63	7778.30	0.448748
464	12171.99	12171.99	1	5		3		4		152888.02	4698.60	0.386017
465	34204.30	34204.30	1	5		3		4		829037.96	6577.73	0.192307
466	16064.92	16064.92	1	5		3		4		408023.86	5188.79	0.322989
467	18291.76	18291.76	1	5		3		4		40906.23	6718.91	0.367319
468	9753.38	15002.16	1	5		3		4		143890.81	5757.38	0.383770
469	15230.82	15230.82	1	5		3		4		50076.67	5549.04	0.364330
470	16632.78	32203.61	1	5		3		4		75926.93	14152.49	0.439469
471	12916.67	40898.75	1	5		3		4		119711.41	4790.80	0.117138
472	14500.00	14500.00	1	5		3		4		789541.96	3661.60	0.252524
473	10833.04	10833.04	1	5		3		4		240884.56	3573.07	0.329831
474	10410.42	17106.68	1	5		3		4		180755.73	5879.91	0.343720
475	25024.13	25024.13	1	5		3		4		26697.08	6338.96	0.253314
476	14321.46	14321.46	1	5		3		4		101415.18	4276.69	0.298621
477	0.00	9422.50	1	5		3		4		580300.92	3318.14	0.352151
478	17916.67	17916.67	1	5		3		4		106423.91	5449.55	0.304161
479	19068.58	19068.58	1	4		3		4		192939.25	4138.42	0.217028
480	11699.43	11699.43	1	5		3		4		89066.85	4456.75	0.380937
481	15164.61	27722.12	1	5		3		4		663062.71	6217.63	0.224284
482	45191.25	45191.25	1	5		3		4		119768.04	5055.27	0.111864
483	38293.95	38293.95	1	5		3		4		2034247.83	16254.10	0.424456
484	11057.00	11057.00	1	5		3		4		129173.14	3989.21	0.360786
485	31397.57	31397.57	1	5		3		4		712216.99	8376.53	0.266789
486	23700.00	23700.00	1	5		3		4		129853.28	6809.15	0.287306
487	31024.34	31024.34	1	5		3		4		120806.71	10878.78	0.350653
488	3000.00	32005.98	1	5		3		4		2199090.84	8798.16	0.274891
489	28927.92	28927.92	1	5		3		4		203064.68	4260.79	0.147290
490	19602.07	19602.07	1	5		3		4		99220.37	6686.93	0.341134
491	36233.38	52371.77	1	5		3		4		873291.70	7183.31	0.137160
492	15412.79	15412.79	1	4		3		4		40923.23	4876.07	0.316365
493	17165.67	17165.67	1	5		3		4		961346.74	6745.51	0.392965
494	18750.00	18750.00	1	5		3		4		67577.87	6510.83	0.347244
495	23731.83	23731.83	1	5		3		4		42319.79	6475.99	0.272882
496	9553.16	9553.16	1	5		3		4		156004.83	4562.69	0.477611
497	49684.00	49684.00	1	5		3		4		184434.07	8146.34	0.163963
498	25926.64	25926.64	1	5		3		4		151544.91	8447.99	0.325842
499	38883.77	38883.77	1	5		3		4		194501.44	4994.78	0.128454
500	22884.31	22884.31	1	5		3		4		272894.83	8617.18	0.376554
501	15666.67	15666.67	1	5		3		4		63953.64	4833.25	0.308505
502	17055.66	17055.66	1	5		3		4		143991.45	7135.22	0.418349
503	2563.00	12471.00	1	5		3		4		79696.53	5348.33	0.428861
504	36041.61	36325.92	1	5		3		4		185622.46	11269.43	0.310231
505	8696.83	18628.86	1	5		3		4		297968.43	6657.97	0.357401
506	22916.67	42910.42	1	5		3		4		180774.10	13288.03	0.309669
507	11106.69	11106.69	1	5		3		4		714129.00	2376.85	0.214002
508	17751.06	17751.06	1	5		3		4		280054.74	4906.11	0.276384
509	16666.68	16666.68	1	5		3		4		89135.12	5611.09	0.336665
510	44470.50	44470.50	1	5		3		4		121820.27	11704.55	0.263198
511	40555.55	40555.55	1	5		3		4		39061.91	5135.55	0.126630
512	10971.63	10466.57	1	5		3		4		546297.40	5046.88	0.482190
513	44685.91	44685.91	1	5		3		4		84526.10	6918.72	0.154830
514	45176.70	45176.70	1	5		3		4		353634.07	17500.28	0.387374
515	9211.50	16327.08	1	5		3		4		300791.55	6040.01	0.369938
516	18750.01	18750.01	1	5		3		4		84557.80	5518.43	0.294316
517	12075.02	17254.19	1	5		3		4		82606.26	6541.56	0.379129
518	14670.70	14670.70	1	5		3		4		315891.96	6153.36	0.419432
519	47608.00	47608.00	1	5		3		4		433383.17	11389.69	0.239239
520	29165.98	29165.98	1	5		3		4		342468.80	5176.93	0.177499
521	24606.21	24606.21	1	5		3		4		168513.06	8676.10	0.352598
522	19490.65	21888.30	1	5		3		4		75441.35	8903.09	0.406751
523	36800.00	36800.00	1	5		3		4		105971.60	8222.22	0.223430
524	0.00	43346.50	0	5		2		4		1099114.75	13794.63	0.318241
525	0.00	57287.50	0	4		2		4		662568.54	13705.98	0.239249
526	19000.00	19000.00	0	5		2		4		216582.35	7084.32	0.372859
527	86159.46	86159.46	1	5		2		4		619465.66	14436.10	0.167551
528	11656.00	11656.00	1	5		2		4		1401459.52	2494.75	0.214031
529	16574.00	16574.00	0	5		2		4		754278.00	6475.51	0.390703
530	33704.00	45895.00	0	5		2		4		422278.24	18940.82	0.412699
531	33704.42	33704.42	0	5		2		4		417228.09	6422.18	0.190544
532	33550.10	33550.10	0	5		3		4		83637.09	6759.61	0.201478
533	25648.34	40932.49	0	5		2		4		314345.00	18500.42	0.451974
534	49500.33	49500.33	0	5		2		4		639301.25	9927.09	0.200546
535	22687.00	26702.00	0	5		2		4		821986.36	4786.09	0.179241
536	24000.00	67083.33	0	5		3		4		591878.29	12728.73	0.189745
537	20833.34	20833.34	0	5		2		4		335568.85	6001.29	0.288062
538	46453.83	46453.83	1	5		3		4		807961.92	11014.34	0.237103
539	18039.97	31122.25	1	5		3		4		320205.33	7178.04	0.230640
540	34533.00	34533.00	0	5		3		4		139946.39	12902.63	0.373632
541	21666.67	21666.67	0	5		3		4		941827.33	6399.97	0.295383
542	12530.42	12530.42	0	5		3		4		25779.25	3689.04	0.294407
543	41666.66	41666.66	1	5		3		4		519997.81	4415.54	0.105973
544	12000.00	19269.00	0	5		3		4		188552.62	7455.48	0.386916
545	47233.33	91827.62	1	5		3		4		4413898.72	7274.31	0.079217
546	110716.85	110716.85	1	5		3		4		2992702.22	16822.76	0.151944
547	21064.00	23255.96	1	5		3		4		409564.27	5338.31	0.229546
548	27284.64	27284.64	1	5		3		4		38783.08	7505.46	0.275080
549	21470.83	28978.63	1	5		3		4		284354.94	11598.93	0.400258
550	16666.66	16666.66	1	5		3		4		147750.37	5817.30	0.349038
551	20833.34	20833.34	1	5		3		4		39763.42	5316.69	0.255201
552	14682.56	14682.56	1	5		3		4		237561.16	4717.18	0.321278
553	12500.00	26083.33	1	5		3		4		173226.05	7637.93	0.292828
554	20833.34	20833.34	1	5		3		4		227946.21	5583.86	0.268025
555	23752.26	32168.93	1	5		3		4		2720823.75	13983.25	0.434682
556	7400.00	16901.00	1	5		3		4		612002.75	6327.68	0.374397
557	42716.21	42716.21	1	5		3		4		86678.78	5780.44	0.135322
558	20833.34	20833.34	1	5		3		4		103994.17	6516.21	0.312778
559	13361.74	19491.32	1	5		3		4		380122.80	7181.62	0.368452
560	15000.00	23151.67	1	5		3		4		5285013.06	7053.09	0.304647
561	54977.30	54977.30	1	5		3		4		240880.10	9370.06	0.170435
562	23076.54	23076.54	1	5		3		4		71053.33	5676.00	0.245964
563	82695.92	82695.92	1	5		3		4		202089.73	14190.70	0.171601
564	23154.17	30087.84	1	5		3		4		181194.21	10716.09	0.356160
565	23886.26	23886.26	1	5		3		4		164850.89	8685.52	0.363620
566	26529.96	26529.96	1	5		3		4		255857.36	9695.69	0.365462
567	33041.67	33041.67	1	5		3		4		144505.66	8775.67	0.265594
568	110137.96	110137.96	1	4		3		4		750214.06	29241.30	0.265497
569	20833.33	57742.12	1	5		3		4		340126.54	8824.96	0.152834
570	12800.22	12800.22	1	5		3		4		277857.92	5252.37	0.410334
571	0.00	37474.08	1	5		3		4		8708199.44	8003.38	0.213571
572	18879.17	18879.17	1	5		3		4		79838.49	5903.71	0.312710
573	14000.00	14000.00	1	5		3		4		64381.32	3592.11	0.256579
574	23297.56	23297.56	1	5		3		4		455729.85	7039.82	0.302170
575	16362.33	16362.33	1	5		3		4		188276.22	6230.38	0.380776
576	12454.00	12454.00	1	5		3		4		23932.47	5274.09	0.423486
577	12528.00	14956.00	1	5		3		4		101248.71	6582.88	0.440150
578	52721.47	52721.47	1	5		3		4		204633.10	7691.01	0.145880
579	13604.38	13604.38	1	5		3		4		240369.26	5269.03	0.387304
580	34530.68	34530.68	1	5		3		4		489618.27	5812.03	0.168315
581	10606.95	10606.95	1	5		3		4		66605.62	4440.80	0.418669
582	30061.23	30061.23	1	5		3		4		1407087.67	5496.61	0.182847
583	34745.20	34745.20	1	5		3		4		167516.30	13261.10	0.381667
584	69625.42	69625.42	1	5		3		4		85813.40	8870.97	0.127410
585	17083.33	17083.33	1	5		3		4		323833.91	4182.10	0.244806
586	16333.33	16333.33	1	5		3		4		63920.55	7053.39	0.431840
587	10441.80	10441.80	1	5		3		4		125861.64	4534.80	0.434293
588	18025.58	18025.58	1	5		3		4		113946.00	6048.32	0.335541
589	16330.67	16330.67	1	5		3		4		435084.53	3274.48	0.200511
590	48366.42	48366.42	1	5		3		4		100494.53	11381.97	0.235328
591	16251.83	26096.28	1	5		3		4		1011389.25	6173.34	0.236560
592	16804.40	16804.40	1	5		3		4		63085.08	5025.37	0.299051
593	13441.45	13441.45	1	5		3		4		75482.47	3325.37	0.247397
594	1795.25	14318.26	1	5		3		4		359044.27	6093.36	0.425566
595	21902.05	21902.05	1	5		3		4		953178.14	7578.35	0.346011

	117	118	119	120	121	122	123	124	125	126	127	128
	Fully Indexed Rate	Qualification Method	Percentage of Down Payment from Borrower Own Funds	City	State	Postal Code	Property Type	Occupancy	Sales Price	Original Appraised Property Value	Original Property Valuation Type	Original Property Valuation Date
1				ESCALON	CA	95320	1	1		960000.00	3	20130211
2			13.925400	LOS ANGELES	CA	90049	1	1	2125000.00	2125000.00	3	20130323
3			100.000000	MILTON	GA	30004	1	1	1000000.00	1080000.00	3	20130308
4				PALO ALTO	CA	94306	1	1		1800000.00	3	20130318
5				LAKE OSWEGO	OR	97035	1	1		820000.00	3	20130314
6			100.000000	REDONDO BEACH	CA	90278	1	1	830000.00	830000.00	3	20130320
7			100.000000	NEWPORT BEACH	CA	92660	1	1	1200000.00	1200000.00	3	20130318
8			100.000000	SAN DIEGO	CA	92127	7	1	785000.00	785000.00	3	20130314
9			100.000000	LAS VEGAS	NV	89118	1	2	2000000.00	2000000.00	3	20130319
10			100.000000	STUDIO CITY	CA	91607	1	1	1203500.00	1203500.00	3	20130321
11			100.000000	REDWOOD CITY	CA	94062	1	1	1000000.00	1000000.00	3	20130315
12				SEATTLE	WA	98122	1	1		843000.00	3	20130318
13				LEESBURG	VA	20175	1	1		1400000.00	3	20130318
14				SPRING	TX	77386	7	1		680000.00	3	20121228
15			100.000000	GREAT FALLS	VA	22066	7	1	2574861.00	2575000.00	3	20130303
16			100.000000	NEWPORT BEACH	CA	92663	7	1	1778000.00	1780000.00	3	20130315
17			100.000000	MAMMOTH LAKES	CA	93546	1	2	839000.00	839000.00	3	20130313
18			58.307700	GOLD CANYON	AZ	85118	7	2	657000.00	658000.00	3	20130227
19				WALNUT	CA	91789	1	1		1550000.00	3	20130314
20			100.000000	OAKLAND	CA	94611	1	1	820000.00	820000.00	3	20130322
21			100.000000	SAN DIEGO	CA	92131	7	1	985000.00	985000.00	3	20130305
22				SAN FRANCISCO	CA	94116	1	1		1050000.00	3	20130313
23				SANTA CRUZ	CA	95060	1	1		915000.00	3	20130107
24			100.000000	DANVILLE	CA	94526	1	1	850000.00	815000.00	3	20130315
25			100.000000	RIVERSIDE	CA	92506	1	1	1150000.00	1150000.00	3	20130306
26			100.000000	SACRAMENTO	CA	95819	1	1	675000.00	675000.00	3	20130318
27				SCOTTSDALE	AZ	85262	7	1		980000.00	3	20130322
28				CHICAGO	IL	60614	1	1		1300000.00	3	20130308
29				PIEDMONT	CA	94611	1	1		1700000.00	3	20130305
30			100.000000	GILBERT	AZ	85296	7	1	550000.00	545000.00	3	20130308
31				PLEASANTON	CA	94566	1	1		1400000.00	3	20130215
32			100.000000	LOS GATOS	CA	95033	1	1	1758000.00	1760000.00	3	20130318
33			100.000000	DAVIS	CA	95618	1	1	875000.00	880000.00	3	20130305
34			100.000000	SAN JOSE	CA	95124	1	1	1600000.00	1600000.00	3	20130313
35				HOLLYWOOD	FL	33312	7	1		750000.00	3	20130218
36			100.000000	DALLAS	TX	75205	1	1	775000.00	775000.00	3	20130320
37			100.000000	FRISCO	TX	75034	1	1	860000.00	900000.00	3	20130308
38			100.000000	SAN FRANCISCO	CA	94115	3	1	990000.00	995000.00	3	20130311
39				SAN FRANCISCO	CA	94131	1	1		1520000.00	3	20130301
40				CARMEL	CA	93923	1	1		850000.00	3	20130212
41			100.000000	AUSTIN	TX	78703	1	1	1625000.00	1635000.00	3	20130319
42			100.000000	BELLEVUE	WA	98004	1	1	830000.00	830000.00	3	20130304
43			100.000000	HOUSTON	TX	77005	1	1	2475000.00	2500000.00	3	20130305
44			100.000000	AUSTIN	TX	78746	1	1	1180000.00	1195000.00	3	20130318
45			100.000000	SAN FRANCISCO	CA	94131	1	1	1250000.00	1250000.00	3	20130228
46			100.000000	DALLAS	TX	75225	1	1	1090000.00	1100000.00	3	20130320
47				WILMETTE	IL	60091	1	1		753000.00	3	20130215
48				TORRANCE	CA	90505	1	1		1100000.00	3	20130307
49			100.000000	BOCA RATON	FL	33496	7	1	875000.00	875000.00	3	20130302
50				DELRAY BEACH	FL	33483	1	1		1225000.00	3	20130319
51			100.000000	MONTE SERENO	CA	95030	1	1	1730000.00	1730000.00	3	20130227
52				ROCKLIN	CA	95765	7	1		778000.00	3	20130313
53				GREENBRAE	CA	94904	1	1		1950000.00	3	20130321
54				CUPERTINO	CA	95014	1	1		1540000.00	3	20130304
55			100.000000	DALLAS	TX	75214	1	1	780000.00	790000.00	3	20130311
56			100.000000	MORAGA	CA	94556	1	1	949000.00	970000.00	3	20130308
57				SAN FRANCISCO	CA	94110	1	1		900000.00	3	20130227
58				SAN DIEGO	CA	92130	7	1		890000.00	3	20130307
59			100.000000	CHARLESTON	SC	29403	7	1	655000.00	700000.00	3	20130226
60				NEWCASTLE	WA	98056	7	1		1100000.00	3	20130210
61				NEWPORT BEACH	CA	92660	7	1		1550000.00	3	20130307
62				ARLINGTON	VA	22207	1	1		2200000.00	3	20130312
63			100.000000	BROOKLINE	MA	02467	1	1	825000.00	835000.00	3	20130227
64				REDONDO BEACH	CA	92128	1	1		1500000.00	3	20130308
65				SANTA CLARA	CA	95051	1	1		1040000.00	3	20130313
66				CHARLESTOWN	MA	02129	3	1		830000.00	3	20130307
67				CALABASAS	CA	91302	7	1		2025000.00	3	20130304
68			100.000000	AUSTIN	TX	78746	1	1	830000.00	830000.00	3	20130318
69				CHINO HILLS	CA	91709	7	1		828000.00	3	20130224
70				WILMETTE	IL	60091	1	1		905000.00	3	20130307
71			100.000000	LOS ANGELES	CA	90027	1	1	1250000.00	1260000.00	3	20130222
72				SARATOGA	CA	95070	1	1		1295000.00	3	20130227
73			97.530700	BROOKLYN	NY	11238	12	1	1287000.00	2130000.00	3	20130222
74			100.000000	SAN JOSE	CA	95120	1	1	1128000.00	1130000.00	3	20130306
75				PALO ALTO	CA	94301	1	1		1300000.00	3	20130225
76			100.000000	CHICAGO	IL	60657	12	1	570000.00	570000.00	3	20130312
77			100.000000	SHORT HILLS	NJ	07078	1	1	1250000.00	1250000.00	3	20130225
78				CARLSBAD	CA	92008	1	1		1125000.00	3	20130221
79				LOS ANGELES	CA	90020	1	1		1750000.00	3	20130301
80				MONTE SERENO	CA	95030	7	1		2350000.00	3	20130306
81			100.000000	WASHINGTON	DC	20010	12	1	1135000.00	1135000.00	3	20130304
82				RANCHO PALOS VERDES	CA	90275	1	1		1260000.00	3	20130227
83				WASHINGTON	DC	20003	12	1		1053312.00	3	20130312
84			100.000000	MILTON	MA	02186	1	1	960000.00	968000.00	3	20130307
85			100.000000	LOS GATOS	CA	95032	1	1	2001000.00	2000000.00	3	20130227
86				BOULDER	CO	80302	1	1		830000.00	3	20130318
87				CHICAGO	IL	60614	8	1		1150000.00	3	20130306
88				WAYZATA	MN	55391	1	1		975000.00	3	20130128
89				DALLAS	TX	75205	1	1		990000.00	3	20130226
90				CARDIFF BY THE SEA	CA	92007	1	1		1565000.00	3	20130325
91				SAN MATEO	CA	94402	1	1		1580000.00	3	20130306
92			100.000000	SIMI VALLEY	CA	93065	7	1	890000.00	890000.00	3	20130226
93			100.000000	SEATTLE	WA	98105	1	1	2390000.00	2395000.00	3	20130315
94				MERCER ISLAND	WA	98040	1	1		2500000.00	3	20130211
95				CARLSBAD	CA	92008	1	1		1200000.00	3	20130209
96				MANHATTAN BEACH	CA	90266	1	1		1300000.00	3	20130308
97				WASHINGTON	UT	84780	1	1		735000.00	3	20130211
98			100.000000	SCOTTSDALE	AZ	85255	7	1	605000.00	640000.00	3	20130313
99			100.000000	SEATTLE	WA	98115	1	1	676000.00	676000.00	3	20130228
100			100.000000	ARLINGTON	VA	22205	1	1	1525000.00	1525000.00	3	20130309
101			100.000000	MILL VALLEY	CA	94941	1	1	1690000.00	1695000.00	3	20130303
102				SUNNYVALE	CA	94087	1	1		1270000.00	3	20130319
103				SAN FRANCISCO	CA	94110	1	1		1465000.00	3	20130307
104			100.000000	Houston	TX	77005	1	1	812575.00	813000.00	3	20130319
105			100.000000	SEBASTOPOL	CA	95472	1	1	1135000.00	1135000.00	3	20130308
106			100.000000	SCOTTSDALE	AZ	85255	7	1	618700.00	620000.00	3	20130216
107			100.000000	NORTHBROOK	IL	60062	1	1	847000.00	850000.00	3	20130207
108			100.000000	CHARLOTTE	NC	28205	1	1	865000.00	865000.00	3	20130208
109				ARLINGTON	VA	22201	1	1		817500.00	3	20130312
110				BELMONT	CA	94002	7	1		900000.00	3	20130226
111				SAN FRANCISCO	CA	94131	1	1		1431000.00	3	20130304
112				BROOKLYN	NY	11217	13	1		2550000.00	3	20130219
113				SAN LUIS OBISPO	CA	93401	1	1		960000.00	3	20130313
114				MOUNTAIN BROOK	AL	35213	1	1		1475000.00	3	20130304
115			100.000000	SANTA ROSA	CA	95405	1	1	1095000.00	1095000.00	3	20130221
116			100.000000	MCLEAN	VA	22101	7	1	960000.00	960000.00	3	20130305
117				NAPERVILLE	IL	60563	1	1		940000.00	3	20130305
118			100.000000	DEERFIELD	IL	60015	1	1	600000.00	630000.00	3	20130313
119			100.000000	CARLSBAD	CA	92011	7	1	945000.00	950000.00	3	20130306
120			100.000000	PLANO	TX	75093	7	1	970618.00	975000.00	3	20130311
121				SAN JOSE	CA	95126	1	1		1100000.00	3	20130306
122				SAN DIEGO	CA	92130	7	1		1050000.00	3	20130301
123				SAN MARINO	CA	91108	1	1		1950000.00	3	20130302
124				BURLINGAME	CA	94010	1	1		1475000.00	3	20130301
125				COLORADO SPRINGS	CO	80908	7	1		1100000.00	3	20130312
126				DORAL	FL	33178	7	1		910000.00	3	20130226
127				WINTER PARK	FL	32789	1	1		900000.00	3	20130217
128				GRANITE BAY	CA	95746	7	1		1560000.00	3	20130311
129				OLNEY	MD	20832	7	1		915000.00	3	20130306
130				MALIBU	CA	90265	1	1		1500000.00	3	20130304
131				DIABLO	CA	94528	1	1		2075000.00	3	20121207
132				LOS ANGELES	CA	90039	1	1		1110000.00	3	20130302
133			100.000000	CHANDLER	AZ	85249	7	1	570000.00	575000.00	3	20130222
134				PETALUMA	CA	94954	1	1		845000.00	3	20130212
135			14.706500	ALEXANDRIA	VA	22304	1	1	1005000.00	1010000.00	3	20130305
136				SAMMAMISH	WA	98075	7	1		1040000.00	3	20130306
137			100.000000	MILTON	GA	30004	7	1	790000.00	790000.00	3	20130226
138			100.000000	SEATTLE	WA	98105	1	1	780000.00	780000.00	3	20130225
139				SAN DIEGO	CA	92130	1	1		1160000.00	3	20130221
140				BROOKLYN	NY	11217	13	1		2600000.00	3	20130226
141				ORANGE	CA	92869	7	1		1600000.00	3	20130208
142				PLAYA DEL REY	CA	90293	1	1		1125000.00	3	20130301
143				SAN DIEGO	CA	92116	1	1		1000000.00	3	20130228
144				DELAWARE	OH	43015	7	1		1325000.00	3	20130307
145				SAN LUIS OBISPO	CA	93405	1	1		2000000.00	3	20130312
146				PIEDMONT	CA	94611	1	1		1400000.00	3	20130307
147			100.000000	GREENWOOD VILLAGE	CO	80111	7	1	760000.00	760000.00	3	20130305
148				SALINAS	CA	93908	1	1		730000.00	3	20130225
149				LADERA RANCH	CA	92694	7	1		1220000.00	3	20130218
150				HINSDALE	IL	60521	1	1		940000.00	3	20130128
151			100.000000	CORLE MADERA	CA	94925	1	1	2425000.00	2425000.00	3	20130228
152			12.052900	DALLAS	TX	75225	1	1	1875000.00	1875000.00	3	20130304
153			100.000000	DALLAS	TX	75225	7	1	745000.00	755000.00	3	20130205
154				RIDGEFIELD	WA	98642	1	1		700000.00	3	20130215
155			100.000000	AUSTIN	TX	78746	1	1	1840000.00	1950000.00	3	20130222
156				SAN FRANCISCO	CA	94114	3	1		890000.00	3	20130301
157				SARATOGA	CA	95070	1	1		1225000.00	3	20130226
158			100.000000	PACIFIC GROVE	CA	93950	1	1	1125000.00	1250000.00	3	20130228
159				SAN JOSE	CA	95129	1	1		1100000.00	3	20130305
160				OCEANSIDE	CA	92057	7	1		750000.00	3	20130219
161				LONGMONT	CO	80503	7	1		1050000.00	3	20130308
162				REDMOND	WA	98052	7	1		860000.00	3	20130125
163			100.000000	CAMPBELL	CA	95008	1	1	920000.00	920000.00	3	20130225
164			100.000000	NAPLES	FL	34102	3	2	880000.00	900000.00	3	20130221
165				REDONDO BEACH	CA	90278	1	1		1090000.00	3	20130305
166				EVERGREEN	CO	80439	7	1		1100000.00	3	20130212
167			100.000000	LOUISVILLE	KY	40245	7	1	960000.00	960000.00	3	20130311
168				ARLINGTON HEIGHTS	IL	60005	1	1		650000.00	3	20130221
169				BLOOMINGTON	MN	55438	1	1		665000.00	3	20130205
170				SAN FRANCISCO	CA	94123	14	1		1575000.00	3	20121115
171			100.000000	FAIRFIELD	CA	94535	12	1	621000.00	640000.00	3	20130225
172				HINSDALE	IL	60521	1	1		830000.00	3	20130110
173			100.000000	CORTE MADERA	CA	94925	1	1	1051500.00	1052000.00	3	20130227
174				LAFAYETTE	CA	94549	1	1		1000000.00	3	20130211
175				VILLANOVA	PA	19085	1	1		1700000.00	3	20130318
176				LOS ANGELES	CA	90272	1	1		1430000.00	3	20130312
177			100.000000	SANTA CLARITA	CA	91387	7	1	1100000.00	1100000.00	3	20130222
178			100.000000	DALLAS	TX	75214	1	1	600000.00	600000.00	3	20130228
179			100.000000	IJAMSVILLE	MD	21754	7	1	905000.00	915000.00	3	20130301
180				SAN RAMON	CA	94583	7	1		640000.00	3	20130305
181				CAPISTRANO BEACH	CA	92624	1	1		1850000.00	3	20130228
182			100.000000	STEAMBOAT	CO	80487	7	2	1525000.00	1550000.00	3	20130228
183			100.000000	ALEXANDRIA	VA	22304	1	1	980400.00	1000000.00	3	20130305
184			100.000000	NAPA	CA	94558	1	1	1045000.00	1045000.00	3	20130214
185			100.000000	FREMONT	CA	94539	1	1	945000.00	910000.00	3	20130221
186				NEWTON	MA	02459	1	1		960000.00	3	20130301
187				MIAMI	FL	33181	1	1		887000.00	3	20130228
188				SAN CLEMENTE	CA	92672	3	1		1150000.00	3	20130304
189			100.000000	SILVERADO	CA	92676	1	1	910000.00	915000.00	3	20130301
190				LOS ANGELES	CA	90064	1	1		1650000.00	3	20130214
191			100.000000	INCLINE VILLAGE	NV	89451	1	2	703750.00	750000.00	3	20130227
192			100.000000	DENVER	CO	80220	1	1	750000.00	760000.00	3	20130218
193				FORT WORTH	TX	76107	1	1		1139800.00	3	20130224
194			100.000000	ALAMO	CA	94507	7	1	900000.00	900000.00	3	20130220
195			100.000000	KETCHUM	ID	83340	1	2	2024900.00	2155000.00	3	20130212
196			100.000000	LAKEWOOD	CO	80215	1	1	613500.00	610000.00	3	20130304
197			100.000000	OYSTER BAY COVE	NY	11771	1	1	920000.00	940000.00	3	20130201
198				NEWCASTLE	CA	95658	1	1		855000.00	3	20130308
199			100.000000	HALF MOON BAY	CA	94019	1	1	1045000.00	1045000.00	3	20130211
200			100.000000	LAKESIDE	MI	49116	1	2	1000000.00	1056000.00	3	20130222
201			82.118400	WESTERN SPRINGS	IL	60558	1	1	650000.00	660000.00	3	20130227
202				NASHVILLE	TN	37205	1	1		865000.00	3	20130211
203				MANHATTAN BEACH	CA	90266	1	1		1772000.00	3	20130218
204			100.000000	DALLAS	TX	75214	1	1	711000.00	745000.00	3	20130221
205			100.000000	WINDERMERE	FL	34756	7	1	1200000.00	1240000.00	3	20130220
206				MOORESVILLE	NC	28117	1	1		995000.00	3	20130313
207			60.809100	LOS ANGELES	CA	90068	1	1	2000000.00	2000000.00	3	20130226
208				IRVING	TX	75038	7	1		613000.00	3	20130302
209				SEATTLE	WA	98105	1	1		820000.00	3	20130212
210			100.000000	DALLAS	TX	75205	1	1	1035000.00	1045000.00	3	20130301
211			100.000000	ATLANTA	GA	30309	1	1	1445000.00	1445000.00	3	20130225
212				GUILFORD	CT	06437	1	1		560000.00	3	20130301
213			100.000000	REDONDO BEACH	CA	90277	1	1	1000000.00	1000000.00	3	20130220
214			100.000000	MISSOURI CITY	TX	77459	7	1	855000.00	860000.00	3	20130225
215				PETALUMA	CA	94952	1	1		1750000.00	3	20130129
216				WASHINGTON	DC	20016	1	1		1129000.00	3	20130304
217				SAN DIEGO	CA	92130	7	1		925000.00	3	20130223
218				LOS GATOS	CA	95030	1	1		1100000.00	3	20130221
219				VENICE	CA	90291	1	1		1200000.00	3	20130216
220			100.000000	DALLAS	TX	75205	1	1	1595000.00	1625000.00	3	20130227
221				GREENWOOD VILLAGE	CO	80121	7	1		825000.00	3	20130227
222				SAN DIEGO	CA	92122	1	1		900000.00	3	20130212
223			100.000000	HAMILTON	NJ	08620	1	1	630000.00	635000.00	3	20130224
224				OREM	UT	84097	1	1		640000.00	3	20130227
225				DALLAS	TX	75287	7	1		896000.00	3	20130218
226			100.000000	SAUSALITO	CA	94965	1	1	1000000.00	1000000.00	3	20130222
227			100.000000	COALVILLE	UT	84017	7	1	895000.00	895000.00	3	20130221
228				GREAT FALLS	VA	22066	7	1		1630000.00	3	20130302
229				CHANDLER	AZ	85248	7	1		825000.00	3	20130215
230			100.000000	MILTON	GA	30004	7	1	1095000.00	1100000.00	3	20130214
231				ALTADENA	CA	91001	1	1		1500000.00	3	20130208
232			100.000000	PORTLAND	OR	97229	7	1	699900.00	700000.00	3	20130308
233				ENCINITAS	CA	92024	7	1		795000.00	3	20130123
234				CAMPBELL	CA	95008	1	1		950000.00	3	20130301
235			100.000000	SAN DIEGO	CA	92120	1	1	840000.00	850000.00	3	20130225
236			100.000000	BEND	OR	97701	7	1	975000.00	975000.00	3	20130222
237			100.000000	TAMPA	FL	33606	1	1	1337500.00	1340000.00	3	20130213
238			100.000000	APALACHIN	NY	13732	1	1	615000.00	625000.00	3	20130204
239			100.000000	STATEN ISLAND	NY	10304	1	1	865200.00	920000.00	3	20130213
240			100.000000	DALLAS	TX	75225	1	1	835400.00	837500.00	3	20130228
241				SAN JOSE	CA	95125	1	1		810000.00	3	20130208
242				MORGAN HILL	CA	95037	1	1		1857000.00	3	20130224
243			100.000000	FAIR OAKS RANCH	TX	78015	7	1	560000.00	561000.00	3	20130307
244			100.000000	CARLSBAD	CA	92009	7	1	967980.00	950000.00	3	20130225
245				SAN FRANCISCO	CA	94114	3	1		1100000.00	3	20130206
246				FREMONT	CA	94539	1	1		860000.00	3	20130222
247				SAN FRANCISCO	CA	94114	1	1		1670000.00	3	20130301
248				GRANITE BAY	CA	95746	7	1		1000000.00	3	20130212
249				SEATTLE	WA	98102	1	1		878000.00	3	20130304
250			100.000000	PARKER	CO	80134	1	1	610000.00	610000.00	3	20130312
251				MEDFIELD	MA	02052	1	1		1040000.00	3	20130222
252				OAKLAND	CA	94610	1	1		1080000.00	3	20130209
253				GREAT FALLS	VA	22066	7	1		1900000.00	3	20130103
254				EDMONDS	WA	98026	1	1		1075000.00	3	20130201
255			100.000000	MADISON	NJ	07940	1	1	1125000.00	1125000.00	3	20130305
256			100.000000	DALLAS	TX	75230	1	1	819500.00	820000.00	3	20130306
257				MERCER ISLAND	WA	98040	1	1		850000.00	3	20130208
258				REDONDO BEACH	CA	90277	1	1		1200000.00	3	20130221
259			100.000000	Coto De Caza	CA	92679	7	1	950000.00	950000.00	3	20130222
260				WESTFIELD	NJ	07090	1	1		2300000.00	3	20130211
261			100.000000	UNIVERSITY PARK	TX	75205	1	1	840000.00	840000.00	3	20130301
262				LOS ANGELES	CA	91601	1	1		950000.00	3	20130116
263				TUCSON	AZ	85718	7	1		1370000.00	3	20130209
264				WHEATON	IL	60187	1	1		770000.00	3	20130301
265				ACAMPO	CA	95220	1	1		580000.00	3	20130218
266				CORONA DEL MAR	CA	92625	7	1		1755000.00	3	20130219
267				ALLEN	TX	75013	7	1		720000.00	3	20130318
268				SARATOGA	CA	95070	7	1		960000.00	3	20130301
269				SACRAMENTO	CA	95816	1	1		1000000.00	3	20130305
270				GRANITE BAY	CA	95746	1	1		810000.00	3	20130122
271				MORAGA	CA	94556	1	1		1150000.00	3	20130131
272			100.000000	ATLANTA	GA	30327	1	1	760000.00	765000.00	3	20130219
273				REHOBOTH BEACH	DE	19971	1	2		1600000.00	3	20130222
274			100.000000	FORT WORTH	TX	76107	1	1	725000.00	725000.00	3	20130214
275				NEW YORK	NY	10011	2	1		2550000.00	3	20121221
276				WINCHESTER	MA	01890	1	1		1310000.00	3	20130220
277				SEATTLE	WA	98107	1	1		1000000.00	3	20130228
278				SEATTLE	WA	98199	1	1		835000.00	3	20130206
279			100.000000	DUBLIN	CA	94568	7	1	945792.00	946000.00	3	20130130
280				SAN JOSE	CA	95120	1	1		1170000.00	3	20130220
281				NOBLESVILLE	IN	46062	7	1		790000.00	3	20130221
282				BOULDER	CO	80304	1	1		2150000.00	3	20130302
283			100.000000	SAINT LOUIS	MO	63124	7	1	1022448.00	1025000.00	3	20130225
284			100.000000	ORANGE	CA	92869	7	1	860000.00	860000.00	3	20130223
285				SARATOGA	CA	95070	1	1		2050000.00	3	20130207
286			100.000000	Seattle	WA	98117	1	1	840600.00	855000.00	3	20130123
287			100.000000	FALLS CHURCH	VA	22046	1	1	975000.00	975000.00	3	20130206
288				LOS GATOS	CA	95030	1	1		1525000.00	3	20130129
289				POWAY	CA	92064	7	1		1235000.00	3	20130220
290			100.000000	PLANO	TX	75093	7	1	762300.00	785000.00	3	20130304
291				BRECKENRIDGE	CO	80424	7	2		1400000.00	3	20130204
292				HOUSTON	TX	77063	7	1		600000.00	3	20130128
293			100.000000	HOUSTON	TX	77005	1	1	2252300.00	2300000.00	3	20130226
294				CHESTNUT HILL	MA	02467	1	1		1420000.00	3	20130214
295				AUSTIN	TX	78703	1	1		593000.00	3	20130220
296				BELLEVUE	WA	98004	1	1		1455000.00	3	20130131
297				CHICAGO	IL	60618	1	1		715000.00	3	20130220
298				DANVILLE	CA	94526	1	1		1300000.00	3	20130215
299				BELLEVUE	WA	98008	1	1		1550000.00	3	20130102
300			100.000000	DUNWOODY	GA	30338	7	1	662000.00	655000.00	3	20130128
301				LOVELAND	CO	80538	7	1		1180000.00	3	20130218
302				SUNNYVALE	CA	94087	1	1		1200000.00	3	20130201
303			100.000000	LAKE OSWEGO	OR	97035	1	1	3200000.00	3300000.00	3	20130228
304				DALLAS	TX	75225	1	1		1100000.00	3	20130305
305			100.000000	PANAMA CITY BEACH	FL	32413	7	2	730000.00	740000.00	3	20130217
306			100.000000	RENTON	WA	98059	1	1	1030000.00	1050000.00	3	20130215
307			93.923000	LONG BEACH	CA	90815	1	1	920000.00	923500.00	3	20130204
308				HOUSTON	TX	77098	1	1		1150000.00	3	20130218
309				SAN FRANCISCO	CA	94132	1	1		995000.00	3	20121220
310				ANN ARBOR	MI	48104	1	1		965000.00	3	20130215
311			100.000000	SEATTLE	WA	98199	1	1	1220000.00	1250000.00	3	20130216
312				FORT MILL	SC	29708	7	1		645000.00	3	20130118
313				CARLSBAD	CA	92009	7	1		1200000.00	3	20130226
314				NORTHBROOK	IL	60062	1	1		1065000.00	3	20130208
315				DALLAS	TX	75229	1	1		760000.00	3	20130226
316				WATERVILLE VALLEY	NH	03215	1	2		710000.00	3	20130313
317				NEWPORT BEACH	CA	92660	7	1		4036000.00	3	20130308
318				LOS ALTOS	CA	94024	1	1		1770000.00	3	20130211
319				GEORGETOWN	TX	78628	7	1		1300000.00	3	20130219
320			100.000000	HENDERSON	NV	89012	7	1	890000.00	865000.00	3	20130211
321				REDWOOD CITY	CA	94062	1	1		2050000.00	3	20130221
322			100.000000	KNOXVILLE	TN	37922	7	1	675000.00	777000.00	3	20130212
323				MANHATTAN BEACH	CA	90266	1	1		1700000.00	3	20130216
324				SAN MARINO	CA	91108	1	1		3600000.00	3	20130202
325			100.000000	CHARLOTTE	NC	28207	1	1	775000.00	775000.00	3	20130214
326				CAMPBELL	CA	95008	1	1		932000.00	3	20130219
327				HOLLIS	NH	03049	1	1		725000.00	3	20130220
328			100.000000	HINGHAM	MA	02043	3	1	1112500.00	1125000.00	3	20130213
329				SEVERNA PARK	MD	21146	1	1		875000.00	3	20130205
330				MIAMI BEACH	FL	33140	1	1		1000000.00	3	20130212
331				SETAUKET	NY	11733	1	1		1200000.00	3	20130215
332				ORCHARD LAKE	MI	48324	1	1		846000.00	3	20121220
333				PRINCETON	NJ	08540	7	1		1340000.00	3	20130221
334				SACRAMENTO	CA	95864	7	1		1560000.00	3	20130201
335				LAFAYETTE	CA	94549	1	1		1190000.00	3	20130214
336			81.604600	SAN FRANCISCO	CA	94110	1	1	825000.00	825000.00	3	20130212
337				CUPERTINO	CA	95014	1	1		1255000.00	3	20130218
338				HINGHAM	MA	02043	1	1		840000.00	3	20130222
339				HENDERSON	NV	89052	7	1		1250000.00	3	20130112
340				LAFAYETTE	CA	94549	1	1		1100000.00	3	20130221
341			78.625800	RIDGEFILED	CT	06877	1	1	1175000.00	1175000.00	3	20130129
342				GLENVIEW	IL	60025	1	1		1090000.00	3	20130213
343				WELLESLEY	MA	02482	1	1		950000.00	3	20130208
344				GREENWOOD VILLAGE	CO	80212	7	1		1900000.00	3	20130220
345			100.000000	SEATTLE	WA	98117	1	1	838000.00	838000.00	3	20130215
346				ELIZABETH	CO	80107	1	1		780000.00	3	20130221
347				SAN JOSE	CA	95120	1	1		1120000.00	3	20130220
348				NEWPORT BEACH	CA	92660	7	1		1725000.00	3	20130130
349				SUNNYVALE	CA	94087	1	1		1225000.00	3	20130208
350				CHEVY CHASE	MD	20815	1	1		1500000.00	3	20130308
351				SAN FRANCISCO	CA	94131	1	1		975000.00	3	20130211
352				GREENWICH	CT	06830	1	1		1725000.00	3	20130215
353				SARATOGA	CA	95070	1	1		1705000.00	3	20130202
354			100.000000	BALTIMORE	MD	21209	7	1	840000.00	875000.00	3	20130218
355			100.000000	SEATTLE	WA	98136	1	1	1070000.00	1070000.00	3	20130208
356				GLEN ELLYN	IL	60137	1	1		975000.00	3	20130218
357				CARLISLE	MA	01741	1	1		889000.00	3	20130219
358			100.000000	ST. LOUIS	MO	63122	1	1	860000.00	900000.00	3	20130218
359				MILTON	GA	30004	7	1		1000000.00	3	20130225
360				SPRING	TX	77379	7	1		690000.00	3	20130211
361				CARMEL	CA	93923	1	1		1525000.00	3	20130218
362			100.000000	SCOTTSDALE	AZ	85262	7	2	900000.00	860000.00	3	20130220
363				CHESTERFIELD	MO	63017	7	1		1340000.00	3	20130208
364				NAPERVILLE	IL	60540	1	1		1075000.00	3	20130131
365			100.000000	ALISO VIEJO	CA	92656	7	1	1082523.00	1083000.00	3	20130128
366				BENICIA	CA	94510	1	1		590000.00	3	20130204
367			100.000000	DOWNERS GROVE	IL	60515	12	1	653263.00	655000.00	3	20121210
368				CUMMING	GA	30041	1	1		1400000.00	3	20130222
369				DALLAS	TX	75225	1	1		1450000.00	3	20130225
370				GRANITE BAY	CA	95746	7	1		1150000.00	3	20130212
371			100.000000	AUSTIN	TX	78701	4	1	725000.00	726000.00	3	20130213
372				PARADISE VALLEY	AZ	85253	1	1		2060000.00	3	20130222
373				HOUSTON	TX	77055	1	1		950000.00	3	20130212
374				CORTE MADERA	CA	94925	1	1		1152000.00	3	20130211
375				PORTLAND	OR	97201	1	1		1396000.00	3	20130214
376			100.000000	ALEXANDRIA	VA	22309	1	1	1100000.00	1550000.00	3	20130204
377				ARLINGTON	VA	22207	1	1		1564140.00	3	20130208
378				NEWTON	PA	18940	1	1		1400000.00	3	20121220
379				BURLINGAME	CA	94010	1	1		1866000.00	3	20130207
380				COS COB	CT	06807	1	1		1425000.00	3	20130208
381				ENCINO	CA	91436	1	1		1330000.00	3	20130206
382				ARLINGTON	VA	22201	1	1		960000.00	3	20130130
383				ORINDA	CA	94563	1	1		1275000.00	3	20130212
384				HINSDALE	IL	60521	1	1		1650000.00	3	20130212
385				SAN FRANCISCO	CA	94114	3	1		1250000.00	3	20130123
386			100.000000	OSTERVILLE	MA	02655	1	2	1220000.00	1220000.00	3	20130207
387				LITTLETON	CO	80127	7	1		1375000.00	3	20130305
388				STEAMBOAT SPRINGS	CO	80487	1	2		2225000.00	3	20130119
389			100.000000	TEMECULA	CA	92591	1	1	1095000.00	1095000.00	3	20130130
390			100.000000	CLAREMONT	CA	91711	1	1	1095000.00	1095000.00	3	20130128
391				HAYMARKET	VA	20169	1	1		725000.00	3	20130211
392				PALO ALTO	CA	94303	1	1		1675000.00	3	20130218
393			100.000000	BRONXVILLE	NY	10708	1	1	1725000.00	1725000.00	3	20130201
394				RIVERSIDE	CA	92506	7	1		1115000.00	3	20130212
395				LINCOLN	CA	95648	7	1		700000.00	3	20130218
396			100.000000	IRVING	TX	75038	7	1	717758.00	745000.00	3	20130207
397				HINSDALE	IL	60521	7	1		1016000.00	3	20130211
398				HOUSTON	TX	77096	7	1		885000.00	3	20130220
399			100.000000	FALLS CHURCH	VA	22043	7	1	1390000.00	1390000.00	3	20130211
400				SAN JOSE	CA	95125	1	1		1120000.00	3	20130125
401				SUNNYVALE	CA	94087	1	1		1250000.00	3	20130213
402			100.000000	HENDERSON	NV	89052	7	1	845000.00	845000.00	3	20130123
403				SACRAMENTO	CA	95864	1	1		1150000.00	3	20130118
404				SEATTLE	WA	98105	1	1		960000.00	3	20130104
405			100.000000	NEW YORK	NY	10036	4	1	825000.00	850000.00	3	20130208
406				BETHESDA	MD	20817	1	1		1250000.00	3	20130228
407			91.566400	OCALA	FL	34482	7	1	1400000.00	1400000.00	3	20130118
408			100.000000	WEST LINN	OR	97068	7	1	762500.00	762500.00	3	20130204
409				NEWTON	MA	02459	1	1		1350000.00	3	20130211
410			100.000000	LOS GATOS	CA	95032	1	1	940000.00	940000.00	3	20130201
411				KANSAS CITY	MO	64110	7	1		975000.00	98	20130209
412				ALAMO	CA	94507	1	1		985000.00	3	20130214
413				SAN FRANCISCO	CA	94123	3	1		1520000.00	3	20130201
414				CALABASAS	CA	91302	7	1		1700000.00	3	20130122
415			79.970500	NEWTON	MA	02468	1	1	1445000.00	1450000.00	3	20130208
416			100.000000	BETHESDA	MD	20816	1	1	870000.00	870000.00	3	20130204
417			100.000000	EDINA	MN	55424	1	1	1575000.00	1600000.00	3	20130130
418				LOS ALTOS	CA	94024	1	1		4255000.00	3	20130212
419				Short Hills	NJ	07078	1	1		1200000.00	3	20130130
420				BROOKLINE	MA	02445	1	1		1325000.00	3	20130103
421				MIAMI BEACH	FL	33140	1	1		1300000.00	3	20130118
422				KENSINGTON	CA	94708	1	1		1600000.00	3	20130205
423				DALLAS	TX	75230	1	1		820000.00	3	20130206
424				HOUSTON	TX	77019	1	1		875000.00	3	20130201
425				OKATIE	SC	29909	7	1		850000.00	3	20130209
426				FALLS CHURCH	VA	22046	1	1		1370000.00	3	20130210
427				CHICAGO	IL	60654	4	1		550000.00	3	20121221
428			100.000000	FOUNTAIN HILLS	AZ	85268	1	1	800000.00	800000.00	3	20130125
429				ATLANTA	GA	30305	1	1		1235000.00	3	20130202
430				SAMMAMISH	WA	98075	7	1		660000.00	3	20130207
431				MANHATTAN BEACH	CA	90266	1	1		1175000.00	3	20130227
432				PACLFIC PALLSADES	CA	90272	1	1		1912000.00	3	20130222
433				PROSPER	TX	75078	7	1		930000.00	3	20130219
434			100.000000	DALLAS	TX	75205	1	1	1800000.00	1800000.00	3	20130208
435				ALAMO	CA	94507	1	1		1060000.00	3	20130103
436				NEW YORK	NY	10024	2	1		1675000.00	3	20130129
437				GLENCOE	IL	60022	1	1		800000.00	3	20130206
438				MENLO PARK	CA	94025	1	1		1650000.00	3	20130124
439				MERCER ISLAND	WA	98040	1	1		975000.00	3	20130125
440				ANNANDALE	VA	22003	1	1		1150000.00	3	20130205
441				SCARSDALE	NY	10583	1	1		1100000.00	3	20130126
442				CHARLOTTE	NC	28207	1	1		3600000.00	3	20130212
443				SAN DIEGO	CA	92106	1	1		1550000.00	3	20130125
444				HOUSTON	TX	77025	1	1		993500.00	3	20130130
445				DALLAS	TX	75230	7	1		896000.00	3	20130205
446				GREENSBORO	NC	27455	7	1		975000.00	3	20130204
447				OAK BROOK	IL	60523	7	1		2200000.00	3	20130201
448				SAN RAMON	CA	94583	7	1		1850000.00	3	20130208
449				COLUMBIA	SC	29205	1	1		850000.00	98	20130211
450				DALLAS	TX	75225	1	1		1700000.00	3	20130131
451				DALLAS	TX	75230	1	1		1050000.00	3	20130219
452				SAN RAFAEL	CA	94903	12	1		725000.00	3	20130203
453				BOULDER	CO	80302	1	1		1900000.00	3	20130115
454				UNIVERSITY PARK	TX	75225	1	1		1900000.00	3	20130124
455			100.000000	HOUSTON	TX	77056	7	1	1274000.00	1300000.00	3	20130204
456			100.000000	NEEDHAM	MA	02494	1	1	1387500.00	1400000.00	3	20130205
457				CORONADO	CA	92118	7	1		875000.00	3	20130128
458				BERKELEY	CA	94707	1	1		1240000.00	3	20130205
459			100.000000	MCLEAN	VA	22101	1	1	1827500.00	1880000.00	3	20130123
460				NEW YORK	NY	10016	2	1		875000.00	3	20130110
461			100.000000	SCOTTSDALE	AZ	85262	1	1	553500.00	566000.00	3	20130117
462				MCCALL	ID	83638	7	2		1900000.00	3	20130209
463				BROADLANDS	VA	20148	7	1		1250000.00	3	20130123
464				MANCHESTER	MA	01944	1	1		875000.00	3	20130121
465				SANTA MONICA	CA	90405	1	1		1175000.00	3	20130129
466				SAN FRANCISCO	CA	94115	3	1		1195000.00	3	20130124
467				LIGHTHOUSE POINT	FL	33064	1	1		902000.00	3	20130123
468				DOVER	MA	02030	1	1		1325000.00	3	20130123
469				SHORT HILLS	NJ	07078	1	1		975000.00	3	20130130
470				BURR RIDGE	IL	60527	7	1		1400000.00	3	20130114
471				MORGAN	UT	84050	1	1		1100000.00	3	20121227
472				SEATTLE	WA	98115	1	1		660000.00	3	20130201
473				PARADISE VALLEY	AZ	85253	1	1		752948.19	3	20130118
474				SOLANA BEACH	CA	92075	7	1		1050000.00	3	20130122
475				ACTON	MA	01720	1	1		850000.00	3	20130212
476				ANNAPOLIS	MD	21405	7	1		920000.00	3	20130212
477				LAFAYETTE	CO	80026	7	1		730000.00	3	20130122
478				SAN ANSELMO	CA	94960	1	1		1100000.00	3	20130113
479				BETHESDA	MD	20816	12	1		1425000.00	3	20130228
480			100.000000	LAS VEGAS	NV	89134	7	1	828000.00	830000.00	3	20130111
481				LOS ALTOS	CA	94024	1	1		2450000.00	3	20130125
482				Charlotte	NC	28207	1	1		1100000.00	3	20130128
483				WASHIGTON	DC	20015	1	1		1275000.00	3	20130125
484				ATLANTA	GA	30327	1	1		820000.00	3	20130129
485				GREAT FALLS	VA	22066	7	1		1600000.00	3	20130118
486			100.000000	CHICAGO	IL	60647	1	1	955500.00	960000.00	3	20121227
487			100.000000	NEWTON	MA	02466	1	1	1300000.00	1300000.00	3	20130117
488				NEWBURGH	IN	47630	1	1		860000.00	3	20130129
489				SALT LAKE CITY	UT	84108	7	1		890000.00	3	20121226
490				SAN JOSE	CA	95132	1	1		975000.00	3	20130201
491				NEEDHAM	MA	02492	1	1		2500000.00	3	20130207
492				SAN RAMON	CA	94582	7	1		939500.00	3	20130114
493				RIVERSIDE	CT	06878	1	1		1650000.00	3	20130117
494				WASHINGTON	DC	20016	1	1		1975000.00	3	20130119
495				SUDBURY	MA	01776	1	1		970000.00	3	20130113
496				AUSTIN	TX	78704	1	1		1010000.00	3	20130114
497				SENECA	SC	29672	7	1		1560000.00	3	20130207
498				LOS ANGELES	CA	91316	1	1		1060000.00	3	20130111
499				CHEVY CHASE	MD	20815	1	1		1550000.00	3	20130111
500				LEXINGTON	MA	02421	1	1		1150000.00	3	20130104
501				NASHVILLE	TN	37221	1	1		830000.00	3	20130114
502				DALLAS	TX	75214	1	1		870000.00	3	20130117
503				BOCA RATON	FL	33431	7	1		830000.00	3	20121227
504				ENCINITAS	CA	92024	1	1		2400000.00	3	20130109
505				MARVIN	NC	28173	7	1		874000.00	3	20130117
506				GLENVIEW	IL	60025	1	1		1847000.00	3	20121213
507				SAN FRANCISCO	CA	94123	12	1		3250000.00	3	20130111
508			100.000000	OAKTON	VA	22124	1	1	1251000.00	1251000.00	3	20121230
509				DOVER	MA	02030	1	1		1375000.00	3	20130108
510				SOUTH DENNIS	MA	02660	1	2		1929000.00	3	20130213
511				ALEXANDRIA	VA	22307	1	1		1100000.00	3	20121226
512				WASHINGTON	DC	20011	1	1		1175000.00	98	20121220
513				ARLINGTON	VA	22205	1	1		1120000.00	3	20121226
514				WAYZATA	MN	55391	1	1		1428000.00	3	20121201
515				BARRINGTON	IL	60010	1	1		1700000.00	3	20130111
516			100.000000	NEEDHAM	MA	02494	1	1	1370000.00	1370000.00	3	20121109
517				VIENNA	VA	22180	1	1		910000.00	3	20121213
518				SCITUATE	MA	02066	13	1		1360000.00	3	20121126
519				NEWTON	MA	02468	1	1		1575000.00	3	20130201
520				SUDBURY	MA	01776	1	1		995000.00	3	20121218
521				HINGHAM	MA	02043	1	1		900000.00	3	20121206
522				SAN FRANCISCO	CA	94118	12	1		2300000.00	3	20121126
523				HALF MOON BAY	CA	94019	1	1		1700000.00	3	20121201
524				Los Angeles	CA	90035	13	1		1000000.00	3	20130226
525				LOS ANGELES (ENCINO AREA)	CA	91436	1	1		2350000.00	3	20130215
526				LOS ANGELES	CA	90068	1	1		975000.00	3	20130130
527				PIEDMONT	CA	94611	1	1		2500000.00	3	20130123
528				SAN JOSE	CA	95118	3	1		335000.00	3	20130123
529				SAN FRANCISCO	CA	94110	13	1		1600000.00	3	20130123
530				San Jose	CA	95117	15	3		890000.00	3	20130122
531				San Jose	CA	95118	13	3		800000.00	3	20130122
532				REDWOOD CITY	CA	94061	1	1		990000.00	3	20130118
533			56.168100	Santa Barbara	CA	93108	1	1	1652625.00	1695000.00	3	20121227
534				Scarborough	ME	04074	3	2		1000000.00	3	20121216
535			100.000000	DOVER	MA	02030	1	1	1830000.00	1900000.00	3	20121017
536				PALO ALTO	CA	94303	1	1		4739000.00	3	20121023
537			100.000000	MONTAUK	NY	11954	1	2	580000.00	555000.00	3	20121031
538				RUMSON	NJ	07760	1	1		2400000.00	3	20130126
539			100.000000	ATLANTA	GA	30342	7	1	685000.00	695000.00	3	20130118
540			100.000000	ANN ARBOR	MI	48105	1	1	675000.00	717000.00	3	20121220
541			100.000000	SAN CARLOS	CA	94070	1	1	1730000.00	1775000.00	3	20121211
542				WENATCHEE	WA	98801	1	1		885000.00	98	20121207
543			100.000000	TOWN AND COUNTRY	MO	63017	7	1	950000.00	960000.00	3	20121113
544				HUNTINGTON BEACH	CA	92649	1	1		2750000.00	3	20120907
545				AURORA	OH	44202	7	1		1500000.00	3	20120818
546				EL PASO	TX	79902	7	1		5000000.00	3	20130125
547				ENCINO	CA	91436	1	1		1075000.00	3	20130116
548				st louis	MO	63119	7	1		825000.00	3	20130117
549			100.000000	LAKE FOREST	IL	60045	7	1	1000000.00	1319500.00	3	20130109
550				Weston	CT	06883	1	1		1000000.00	3	20130110
551				SANTA MONICA	CA	90405	1	1		1185000.00	3	20130105
552				NORTH ATTLEBORO	MA	02760	1	1		775000.00	3	20130124
553				RYE	NY	10580	1	1		966000.00	3	20121231
554				Mamaroneck	NY	10543	1	1		915000.00	3	20121226
555				WESTPORT	CT	06880	1	1		2350000.00	3	20130118
556				Seattle	WA	98040	1	1		2175000.00	3	20121228
557				SCOTTSDALE	AZ	85266	1	1		1025000.00	3	20130122
558				SEATTLE	WA	98112	1	1		1202000.00	3	20130225
559				GRANBURY	TX	76049	1	1		975000.00	3	20130118
560				WESTPORT	CT	06880	1	1		2155000.00	3	20121203
561				Severna Park	MD	21146	7	1		1229000.00	3	20121119
562				Los Gatos	CA	95032	1	1		1740000.00	3	20121130
563				HOUSTON	TX	77025	7	1		1875000.00	3	20121102
564				HIGHLAND	MD	20777	7	1		1025000.00	3	20121213
565				ARLINGTON	VA	22205	1	1		1280000.00	3	20130104
566			100.000000	MONTAUK	NY	11954	1	2	950000.00	950000.00	3	20121210
567				NAPLES	FL	34102	1	1		950000.00	3	20121015
568				EVANSTON	IL	60201	1	1		2470000.00	3	20121229
569				NAPERVILLE	IL	60563	7	1		1650000.00	3	20121107
570				MAITLAND	FL	32751	1	1		975000.00	3	20130305
571			100.000000	LONG BEACH	CA	90803	7	1	1700000.00	1700000.00	3	20130306
572				CAMARILLO	CA	93010	7	1		1100000.00	3	20130227
573				SALT LAKE CITY	UT	84102	1	1		775000.00	3	20130219
574			100.000000	CAMARILLO	CA	93012	7	1	1160000.00	1160000.00	3	20130215
575			100.000000	HOUSTON	TX	77005	1	1	770000.00	789000.00	3	20130223
576				CORONADO	CA	92118	13	1		1400000.00	3	20130218
577				MOORPARK	CA	93021	7	1		1220000.00	3	20130221
578				TAHOE CITY	CA	96145	7	2		890000.00	3	20130221
579				STEVENSON RANCH	CA	91381	7	1		890000.00	3	20130131
580				HUNTINGTON BEACH	CA	92648	1	1		1000000.00	3	20130301
581				LOS ANGELES	CA	90019	1	1		1220000.00	3	20130131
582				WALNUT CREEK	CA	94596	7	1		1400000.00	3	20130205
583			100.000000	COVINA	CA	91724	1	1	1250000.00	1100000.00	3	20130129
584				HOUSTON	TX	77024	7	1		1192000.00	3	20130125
585				HIGHLANDS RANCH	CO	80126	7	1		865000.00	3	20130211
586				SHERMAN OAKS	CA	91403	1	1		1120000.00	3	20130128
587				SAN CLEMENTE	CA	92673	7	1		1035500.00	3	20130110
588				SACRAMENTO	CA	95816	1	1		1150000.00	3	20121220
589				LAS VEGAS	NV	89128	7	1		792000.00	3	20121208
590				ST. LOUIS	MO	63124	7	1		1500000.00	3	20121116
591				Poway	CA	92064	1	1		1334000.00	3	20130204
592				MILPITAS	CA	95035	1	1		1040000.00	3	20130222
593				CARMEL	CA	93923	1	1		650000.00	3	20130108
594				MILL VALLEY	CA	94941	1	1		1750000.00	3	20130117
595			100.000000	SAN FRANCISCO	CA	94127	1	1	1700000.00	1645000.00	3	20130122

	129	130	131	132	133	134	135	136	137	138
	Original Automated Valuation Model (AVM) Model Name	Original AVM Confidence Score	Most Recent Property Value2	Most Recent Property Valuation Type	Most Recent Property Valuation Date	Most Recent AVM Model Name	Most Recent AVM Confidence Score	Original CLTV	Original LTV	Original Pledged Assets
1								0.637500	0.637500	0
2								0.529400	0.529400	0
3								0.800000	0.800000	0
4								0.550000	0.550000	0
5								0.747800	0.747800	0
6								0.800000	0.800000	0
7								0.700000	0.700000	0
8								0.800000	0.800000	0
9								0.500000	0.500000	0
10								0.749400	0.749400	0
11								0.700000	0.700000	0
12								0.731300	0.731300	0
13								0.678500	0.678500	0
14								0.800000	0.800000	0
15								0.700000	0.700000	0
16								0.493800	0.493800	0
17								0.750000	0.750000	0
18								0.750000	0.750000	0
19								0.645100	0.645100	0
20								0.800000	0.800000	0
21								0.750000	0.750000	0
22								0.514200	0.514200	0
23								0.800000	0.800000	0
24								0.800000	0.800000	0
25								0.750000	0.750000	0
26								0.800000	0.800000	0
27								0.640800	0.640800	0
28								0.611500	0.611500	0
29								0.411700	0.411700	0
30								0.800000	0.800000	0
31								0.696000	0.696000	0
32								0.750000	0.750000	0
33								0.800000	0.800000	0
34								0.750000	0.750000	0
35								0.717300	0.717300	0
36								0.696700	0.696700	0
37								0.800000	0.800000	0
38								0.696900	0.696900	0
39								0.683200	0.625600	0
40								0.782300	0.782300	0
41								0.750000	0.750000	0
42								0.800000	0.800000	0
43								0.700000	0.700000	0
44								0.800000	0.800000	0
45								0.750000	0.750000	0
46								0.800000	0.800000	0
47								0.770200	0.770200	0
48								0.695800	0.604500	0
49								0.750000	0.750000	0
50								0.530600	0.530600	0
51								0.693600	0.693600	0
52								0.719700	0.719700	0
53								0.769200	0.769200	0
54								0.649300	0.649300	0
55								0.800000	0.800000	0
56								0.800000	0.800000	0
57								0.772200	0.772200	0
58								0.650000	0.650000	0
59								0.800000	0.800000	0
60								0.772700	0.772700	0
61								0.576100	0.414800	0
62								0.681800	0.681800	0
63								0.800000	0.800000	0
64								0.553300	0.553300	0
65								0.682600	0.682600	0
66								0.709300	0.709300	0
67								0.471900	0.328700	0
68								0.800000	0.800000	0
69								0.695600	0.635200	0
70								0.709700	0.709700	0
71								0.800000	0.800000	0
72								0.540500	0.540500	0
73								0.749800	0.749800	0
74								0.750000	0.750000	0
75								0.557600	0.557600	0
76								0.800000	0.800000	0
77								0.799900	0.799900	0
78								0.612400	0.612400	0
79								0.440500	0.440500	0
80								0.361700	0.361700	0
81								0.800000	0.800000	0
82								0.529300	0.529300	0
83								0.799900	0.799900	0
84								0.734300	0.734300	0
85								0.750000	0.750000	0
86								0.727700	0.727700	0
87								0.578200	0.578200	0
88								0.625600	0.625600	0
89								0.674700	0.674700	0
90								0.595500	0.595500	0
91								0.554400	0.438200	0
92								0.797700	0.797700	0
93								0.601200	0.601200	0
94								0.550800	0.350800	0
95								0.541600	0.541600	0
96								0.682300	0.682300	0
97								0.737400	0.737400	0
98								0.800000	0.800000	0
99								0.800000	0.800000	0
100								0.557300	0.557300	0
101								0.591700	0.591700	0
102								0.557400	0.557400	0
103								0.682500	0.682500	0
104								0.800000	0.800000	0
105								0.800000	0.800000	0
106								0.795200	0.795200	0
107								0.800000	0.800000	0
108								0.800000	0.800000	0
109								0.538200	0.538200	0
110								0.798800	0.798800	0
111								0.598100	0.598100	0
112								0.565400	0.565400	0
113								0.784800	0.784800	0
114								0.677900	0.677900	0
115								0.800000	0.800000	0
116								0.800000	0.800000	0
117								0.753900	0.707400	0
118								0.800000	0.800000	0
119								0.800000	0.800000	0
120								0.799900	0.799900	0
121								0.672700	0.672700	0
122								0.725700	0.725700	0
123								0.352800	0.352800	0
124								0.603300	0.603300	0
125								0.800000	0.800000	0
126								0.790100	0.790100	0
127								0.614400	0.614400	0
128								0.594200	0.594200	0
129								0.737700	0.737700	0
130								0.440000	0.440000	0
131								0.722800	0.722800	0
132								0.737800	0.737800	0
133								0.800000	0.800000	0
134								0.700000	0.700000	0
135								0.800000	0.800000	0
136								0.800000	0.800000	0
137								0.800000	0.800000	0
138								0.800000	0.800000	0
139								0.556800	0.556800	0
140								0.319200	0.319200	0
141								0.600000	0.475000	0
142								0.589300	0.589300	0
143								0.650000	0.650000	0
144								0.749400	0.749400	0
145								0.544700	0.544700	0
146								0.505700	0.445700	0
147								0.800000	0.800000	0
148								0.794500	0.794500	0
149								0.672500	0.590500	0
150								0.781900	0.781900	0
151								0.278300	0.278300	0
152								0.667700	0.667700	0
153								0.800000	0.800000	0
154								0.707500	0.707500	0
155								0.456500	0.456500	0
156								0.800000	0.800000	0
157								0.644800	0.644800	0
158								0.800000	0.800000	0
159								0.595400	0.595400	0
160								0.799800	0.799800	0
161								0.631500	0.631500	0
162								0.552300	0.552300	0
163								0.800000	0.800000	0
164								0.568100	0.568100	0
165								0.749900	0.749900	0
166								0.647200	0.647200	0
167								0.750000	0.750000	0
168								0.773800	0.773800	0
169								0.800000	0.800000	0
170								0.514900	0.514900	0
171								0.800000	0.800000	0
172								0.784000	0.729800	0
173								0.800000	0.800000	0
174								0.696000	0.696000	0
175								0.553500	0.553500	0
176								0.576900	0.576900	0
177								0.700000	0.700000	0
178								0.800000	0.800000	0
179								0.800000	0.800000	0
180								0.734300	0.734300	0
181								0.486400	0.486400	0
182								0.655000	0.655000	0
183								0.799900	0.799900	0
184								0.665000	0.665000	0
185								0.800000	0.800000	0
186								0.763000	0.763000	0
187								0.694400	0.694400	0
188								0.604300	0.604300	0
189								0.800000	0.800000	0
190								0.487800	0.487800	0
191								0.749900	0.749900	0
192								0.784000	0.784000	0
193								0.489500	0.489500	0
194								0.800000	0.800000	0
195								0.691300	0.691300	0
196								0.800000	0.800000	0
197								0.750000	0.750000	0
198								0.798200	0.798200	0
199								0.750000	0.750000	0
200								0.700000	0.700000	0
201								0.800000	0.800000	0
202								0.616900	0.616900	0
203								0.654600	0.654600	0
204								0.800000	0.800000	0
205								0.700000	0.700000	0
206								0.584900	0.584900	0
207								0.375000	0.375000	0
208								0.709600	0.709600	0
209								0.676200	0.676200	0
210								0.800000	0.800000	0
211								0.750000	0.750000	0
212								0.785300	0.785300	0
213								0.800000	0.800000	0
214								0.800000	0.800000	0
215								0.485700	0.485700	0
216								0.711400	0.609300	0
217								0.685400	0.685400	0
218								0.558100	0.558100	0
219								0.660800	0.660800	0
220								0.626900	0.626900	0
221								0.800000	0.800000	0
222								0.723300	0.723300	0
223								0.800000	0.800000	0
224								0.800000	0.800000	0
225								0.800000	0.800000	0
226								0.750000	0.750000	0
227								0.750000	0.750000	0
228								0.580300	0.580300	0
229								0.623000	0.623000	0
230								0.800000	0.800000	0
231								0.716600	0.716600	0
232								0.800000	0.800000	0
233								0.800000	0.800000	0
234								0.775500	0.775500	0
235								0.800000	0.800000	0
236								0.750000	0.750000	0
237								0.747600	0.747600	0
238								0.800000	0.800000	0
239								0.800000	0.800000	0
240								0.581000	0.581000	0
241								0.800000	0.800000	0
242								0.598900	0.383500	0
243								0.800000	0.800000	0
244								0.606300	0.606300	0
245								0.677200	0.677200	0
246								0.800000	0.800000	0
247								0.479000	0.479000	0
248								0.700000	0.700000	0
249								0.777900	0.777900	0
250								0.729500	0.729500	0
251								0.750000	0.750000	0
252								0.716600	0.651800	0
253								0.636800	0.636800	0
254								0.800000	0.800000	0
255								0.711100	0.711100	0
256								0.800000	0.800000	0
257								0.660000	0.660000	0
258								0.650000	0.571600	0
259								0.800000	0.800000	0
260								0.438100	0.286000	0
261								0.750000	0.750000	0
262								0.800000	0.800000	0
263								0.750000	0.750000	0
264								0.772200	0.772200	0
265								0.800000	0.800000	0
266								0.538400	0.396000	0
267								0.777700	0.777700	0
268								0.750000	0.750000	0
269								0.644000	0.644000	0
270								0.790100	0.716000	0
271								0.768600	0.768600	0
272								0.697300	0.697300	0
273								0.410600	0.410600	0
274								0.800000	0.800000	0
275								0.372500	0.372500	0
276								0.591600	0.591600	0
277								0.635000	0.635000	0
278								0.635900	0.635900	0
279								0.799900	0.799900	0
280								0.594000	0.594000	0
281								0.800000	0.736700	0
282								0.575800	0.575800	0
283								0.799900	0.799900	0
284								0.800000	0.800000	0
285								0.426800	0.426800	0
286								0.800000	0.800000	0
287								0.800000	0.800000	0
288								0.357300	0.357300	0
289								0.614800	0.614800	0
290								0.737600	0.737600	0
291								0.692600	0.692600	0
292								0.713600	0.713600	0
293								0.569300	0.569300	0
294								0.598500	0.598500	0
295								0.787300	0.787300	0
296								0.650000	0.650000	0
297								0.724400	0.724400	0
298								0.593800	0.593800	0
299								0.412300	0.412300	0
300								0.800000	0.800000	0
301								0.625400	0.625400	0
302								0.571600	0.571600	0
303								0.312500	0.312500	0
304								0.590900	0.590900	0
305								0.750000	0.750000	0
306								0.800000	0.800000	0
307								0.800000	0.800000	0
308								0.556000	0.556000	0
309								0.712500	0.712500	0
310								0.777200	0.777200	0
311								0.800000	0.800000	0
312								0.708500	0.708500	0
313								0.517500	0.517500	0
314								0.800000	0.800000	0
315								0.615700	0.615700	0
316								0.723900	0.723900	0
317								0.349600	0.349600	0
318								0.584700	0.449100	0
319								0.769100	0.769100	0
320								0.800000	0.800000	0
321								0.582900	0.582900	0
322								0.800000	0.800000	0
323								0.562900	0.562900	0
324								0.265200	0.265200	0
325								0.741900	0.741900	0
326								0.585800	0.585800	0
327								0.776200	0.776200	0
328								0.800000	0.800000	0
329								0.704000	0.704000	0
330								0.800000	0.800000	0
331								0.800000	0.800000	0
332								0.700000	0.700000	0
333								0.731300	0.731300	0
334								0.657600	0.657600	0
335								0.750000	0.750000	0
336								0.800000	0.800000	0
337								0.565700	0.565700	0
338								0.789200	0.789200	0
339								0.650000	0.650000	0
340								0.609000	0.609000	0
341								0.800000	0.800000	0
342								0.422000	0.422000	0
343								0.538900	0.538900	0
344								0.517500	0.517500	0
345								0.797600	0.797600	0
346								0.800000	0.800000	0
347								0.696400	0.651700	0
348								0.800000	0.510100	0
349								0.573000	0.573000	0
350								0.541300	0.541300	0
351								0.589700	0.589700	0
352								0.572100	0.404000	0
353								0.579400	0.579400	0
354								0.800000	0.800000	0
355								0.800000	0.800000	0
356								0.635800	0.635800	0
357								0.670400	0.670400	0
358								0.800000	0.800000	0
359								0.612000	0.612000	0
360								0.791300	0.791300	0
361								0.600000	0.600000	0
362								0.697600	0.697600	0
363								0.738800	0.738800	0
364								0.691100	0.691100	0
365								0.799900	0.799900	0
366								0.771100	0.771100	0
367								0.799600	0.799600	0
368								0.600000	0.600000	0
369								0.793100	0.689600	0
370								0.647800	0.647800	0
371								0.750000	0.750000	0
372								0.485400	0.485400	0
373								0.599700	0.599700	0
374								0.626700	0.626700	0
375								0.617800	0.617800	0
376								0.800000	0.800000	0
377								0.542500	0.446600	0
378								0.650000	0.650000	0
379								0.643000	0.535900	0
380								0.498900	0.498900	0
381								0.650000	0.650000	0
382								0.692700	0.692700	0
383								0.600000	0.600000	0
384								0.585400	0.585400	0
385								0.556000	0.556000	0
386								0.672100	0.672100	0
387								0.700000	0.700000	0
388								0.584200	0.584200	0
389								0.750000	0.750000	0
390								0.700000	0.700000	0
391								0.674800	0.674800	0
392								0.359100	0.359100	0
393								0.405700	0.405700	0
394								0.681600	0.681600	0
395								0.792800	0.792800	0
396								0.725500	0.725500	0
397								0.622000	0.622000	0
398								0.607600	0.607600	0
399								0.645300	0.645300	0
400								0.629400	0.629400	0
401								0.650000	0.650000	0
402								0.800000	0.800000	0
403								0.760800	0.760800	0
404								0.768700	0.768700	0
405								0.800000	0.800000	0
406								0.730400	0.730400	0
407								0.700000	0.700000	0
408								0.800000	0.800000	0
409								0.531800	0.531800	0
410								0.750000	0.750000	0
411								0.700000	0.700000	0
412								0.766400	0.746100	0
413								0.726900	0.726900	0
414								0.471900	0.401300	0
415								0.750000	0.750000	0
416								0.800000	0.800000	0
417								0.634900	0.634900	0
418								0.164500	0.164500	0
419								0.587500	0.587500	0
420								0.750000	0.372600	0
421								0.686500	0.686500	0
422								0.555000	0.555000	0
423								0.621900	0.621900	0
424								0.645500	0.645500	0
425								0.588200	0.588200	0
426								0.728800	0.728800	0
427								0.800000	0.800000	0
428								0.750000	0.750000	0
429								0.800000	0.800000	0
430								0.800000	0.800000	0
431								0.744600	0.744600	0
432								0.373400	0.373400	0
433								0.623600	0.623600	0
434								0.600000	0.600000	0
435								0.725200	0.725200	0
436								0.565300	0.417900	0
437								0.697500	0.697500	0
438								0.621200	0.548400	0
439								0.549700	0.549700	0
440								0.611700	0.611700	0
441								0.687200	0.687200	0
442								0.257600	0.257600	0
443								0.471400	0.439100	0
444								0.700000	0.700000	0
445								0.597000	0.597000	0
446								0.800000	0.800000	0
447								0.595400	0.595400	0
448								0.769700	0.769700	0
449								0.800000	0.800000	0
450								0.452200	0.452200	0
451								0.547600	0.547600	0
452								0.794400	0.794400	0
453								0.750000	0.447300	0
454								0.545500	0.545500	0
455								0.596500	0.596500	0
456								0.800000	0.800000	0
457								0.800000	0.800000	0
458								0.745900	0.544300	0
459								0.547100	0.547100	0
460								0.565700	0.565700	0
461								0.800000	0.800000	0
462								0.526300	0.526300	0
463								0.711600	0.711600	0
464								0.788500	0.788500	0
465								0.592400	0.592400	0
466								0.600000	0.600000	0
467								0.736100	0.634100	0
468								0.588600	0.588600	0
469								0.730200	0.730200	0
470								0.703200	0.703200	0
471								0.564500	0.564500	0
472								0.800000	0.800000	0
473								0.792800	0.792800	0
474								0.594200	0.594200	0
475								0.604400	0.604400	0
476								0.589100	0.589100	0
477								0.776700	0.776700	0
478								0.604500	0.604500	0
479								0.438900	0.438900	0
480								0.800000	0.800000	0
481								0.291000	0.291000	0
482								0.690000	0.576300	0
483								0.745800	0.745800	0
484								0.800000	0.800000	0
485								0.608000	0.608000	0
486								0.800000	0.800000	0
487								0.800000	0.800000	0
488								0.600000	0.600000	0
489								0.706500	0.706500	0
490								0.743500	0.743500	0
491								0.430000	0.430000	0
492								0.751400	0.751400	0
493								0.500000	0.500000	0
494								0.506300	0.506300	0
495								0.667000	0.667000	0
496								0.687100	0.687100	0
497								0.432600	0.432600	0
498								0.661300	0.661300	0
499								0.525700	0.461200	0
500								0.589500	0.589500	0
501								0.795100	0.795100	0
502								0.750000	0.750000	0
503								0.698100	0.698100	0
504								0.527900	0.527900	0
505								0.672700	0.672700	0
506								0.750000	0.750000	0
507								0.394100	0.240300	0
508								0.528300	0.528300	0
509								0.509000	0.509000	0
510								0.574900	0.574900	0
511								0.681800	0.681800	0
512								0.600800	0.600800	0
513								0.767800	0.767800	0
514								0.650000	0.650000	0
515								0.508800	0.508800	0
516								0.572900	0.572900	0
517								0.725200	0.725200	0
518								0.595500	0.522000	0
519								0.679300	0.679300	0
520								0.728600	0.728600	0
521								0.790000	0.790000	0
522								0.636300	0.636300	0
523								0.526400	0.526400	0
524								0.702000	0.702000	0
525								0.605900	0.605900	0
526								0.692300	0.692300	0
527								0.648000	0.600000	0
528								0.666500	0.666500	0
529								0.714300	0.558100	0
530								0.550000	0.550000	0
531								0.550000	0.550000	0
532								0.631300	0.631300	0
533								0.515900	0.515900	0
534								0.650000	0.650000	0
535								0.546400	0.546400	0
536								0.474700	0.474700	0
537								0.750000	0.750000	0
538								0.314200	0.314200	0
539								0.800000	0.800000	0
540								0.800000	0.800000	0
541								0.578000	0.578000	0
542								0.650000	0.650000	0
543								0.526300	0.526300	0
544								0.390200	0.390200	0
545								0.536000	0.536000	0
546								0.500000	0.500000	0
547								0.665100	0.665100	0
548								0.750000	0.750000	0
549								0.746000	0.746000	0
550								0.660000	0.660000	0
551								0.748800	0.602000	0
552								0.785800	0.785800	0
553								0.737000	0.737000	0
554								0.758100	0.758100	0
555								0.697800	0.621200	0
556								0.447800	0.447800	0
557								0.768700	0.768700	0
558								0.717500	0.717500	0
559								0.666100	0.607600	0
560								0.409200	0.409200	0
561								0.750000	0.610200	0
562								0.566600	0.566600	0
563								0.630500	0.630500	0
564								0.719000	0.719000	0
565								0.773400	0.773400	0
566								0.800000	0.800000	0
567								0.534700	0.534700	0
568								0.651400	0.651400	0
569								0.750000	0.750000	0
570								0.601000	0.601000	0
571								0.700000	0.700000	0
572								0.606300	0.606300	0
573								0.732200	0.732200	0
574								0.600000	0.600000	0
575								0.750000	0.750000	0
576								0.558500	0.558500	0
577								0.576200	0.576200	0
578								0.634800	0.634800	0
579								0.800000	0.800000	0
580								0.689000	0.689000	0
581								0.583600	0.583600	0
582								0.650000	0.650000	0
583								0.750000	0.750000	0
584								0.649600	0.649600	0
585								0.649700	0.649700	0
586								0.800000	0.800000	0
587								0.680800	0.680800	0
588								0.590500	0.590500	0
589								0.707000	0.707000	0
590								0.733300	0.733300	0
591								0.422000	0.422000	0
592								0.800000	0.800000	0
593								0.800000	0.800000	0
594								0.627500	0.556100	0
595								0.700000	0.700000	0

	139	140	141	142	143	144	145	146	147	148	149
	Mortgage Insurance Company Name	Mortgage Insurance Percent	MI: Lender or Borrower Paid?	Pool Insurance Co. Name	Pool Insurance Stop Loss %	MI Certificate Number	Updated DTI (Front-end)	Updated DTI (Back-end)	Modification Effective Payment Date	Total Capitalized Amount	Total Deferred Amount
1	0	0
2	0	0
3	0	0
4	0	0
5	0	0
6	0	0
7	0	0
8	0	0
9	0	0
10	0	0
11	0	0
12	0	0
13	0	0
14	0	0
15	0	0
16	0	0
17	0	0
18	0	0
19	0	0
20	0	0
21	0	0
22	0	0
23	0	0
24	0	0
25	0	0
26	0	0
27	0	0
28	0	0
29	0	0
30	0	0
31	0	0
32	0	0
33	0	0
34	0	0
35	0	0
36	0	0
37	0	0
38	0	0
39	0	0
40	0	0
41	0	0
42	0	0
43	0	0
44	0	0
45	0	0
46	0	0
47	0	0
48	0	0
49	0	0
50	0	0
51	0	0
52	0	0
53	0	0
54	0	0
55	0	0
56	0	0
57	0	0
58	0	0
59	0	0
60	0	0
61	0	0
62	0	0
63	0	0
64	0	0
65	0	0
66	0	0
67	0	0
68	0	0
69	0	0
70	0	0
71	0	0
72	0	0
73	0	0
74	0	0
75	0	0
76	0	0
77	0	0
78	0	0
79	0	0
80	0	0
81	0	0
82	0	0
83	0	0
84	0	0
85	0	0
86	0	0
87	0	0
88	0	0
89	0	0
90	0	0
91	0	0
92	0	0
93	0	0
94	0	0
95	0	0
96	0	0
97	0	0
98	0	0
99	0	0
100	0	0
101	0	0
102	0	0
103	0	0
104	0	0
105	0	0
106	0	0
107	0	0
108	0	0
109	0	0
110	0	0
111	0	0
112	0	0
113	0	0
114	0	0
115	0	0
116	0	0
117	0	0
118	0	0
119	0	0
120	0	0
121	0	0
122	0	0
123	0	0
124	0	0
125	0	0
126	0	0
127	0	0
128	0	0
129	0	0
130	0	0
131	0	0
132	0	0
133	0	0
134	0	0
135	0	0
136	0	0
137	0	0
138	0	0
139	0	0
140	0	0
141	0	0
142	0	0
143	0	0
144	0	0
145	0	0
146	0	0
147	0	0
148	0	0
149	0	0
150	0	0
151	0	0
152	0	0
153	0	0
154	0	0
155	0	0
156	0	0
157	0	0
158	0	0
159	0	0
160	0	0
161	0	0
162	0	0
163	0	0
164	0	0
165	0	0
166	0	0
167	0	0
168	0	0
169	0	0
170	0	0
171	0	0
172	0	0
173	0	0
174	0	0
175	0	0
176	0	0
177	0	0
178	0	0
179	0	0
180	0	0
181	0	0
182	0	0
183	0	0
184	0	0
185	0	0
186	0	0
187	0	0
188	0	0
189	0	0
190	0	0
191	0	0
192	0	0
193	0	0
194	0	0
195	0	0
196	0	0
197	0	0
198	0	0
199	0	0
200	0	0
201	0	0
202	0	0
203	0	0
204	0	0
205	0	0
206	0	0
207	0	0
208	0	0
209	0	0
210	0	0
211	0	0
212	0	0
213	0	0
214	0	0
215	0	0
216	0	0
217	0	0
218	0	0
219	0	0
220	0	0
221	0	0
222	0	0
223	0	0
224	0	0
225	0	0
226	0	0
227	0	0
228	0	0
229	0	0
230	0	0
231	0	0
232	0	0
233	0	0
234	0	0
235	0	0
236	0	0
237	0	0
238	0	0
239	0	0
240	0	0
241	0	0
242	0	0
243	0	0
244	0	0
245	0	0
246	0	0
247	0	0
248	0	0
249	0	0
250	0	0
251	0	0
252	0	0
253	0	0
254	0	0
255	0	0
256	0	0
257	0	0
258	0	0
259	0	0
260	0	0
261	0	0
262	0	0
263	0	0
264	0	0
265	0	0
266	0	0
267	0	0
268	0	0
269	0	0
270	0	0
271	0	0
272	0	0
273	0	0
274	0	0
275	0	0
276	0	0
277	0	0
278	0	0
279	0	0
280	0	0
281	0	0
282	0	0
283	0	0
284	0	0
285	0	0
286	0	0
287	0	0
288	0	0
289	0	0
290	0	0
291	0	0
292	0	0
293	0	0
294	0	0
295	0	0
296	0	0
297	0	0
298	0	0
299	0	0
300	0	0
301	0	0
302	0	0
303	0	0
304	0	0
305	0	0
306	0	0
307	0	0
308	0	0
309	0	0
310	0	0
311	0	0
312	0	0
313	0	0
314	0	0
315	0	0
316	0	0
317	0	0
318	0	0
319	0	0
320	0	0
321	0	0
322	0	0
323	0	0
324	0	0
325	0	0
326	0	0
327	0	0
328	0	0
329	0	0
330	0	0
331	0	0
332	0	0
333	0	0
334	0	0
335	0	0
336	0	0
337	0	0
338	0	0
339	0	0
340	0	0
341	0	0
342	0	0
343	0	0
344	0	0
345	0	0
346	0	0
347	0	0
348	0	0
349	0	0
350	0	0
351	0	0
352	0	0
353	0	0
354	0	0
355	0	0
356	0	0
357	0	0
358	0	0
359	0	0
360	0	0
361	0	0
362	0	0
363	0	0
364	0	0
365	0	0
366	0	0
367	0	0
368	0	0
369	0	0
370	0	0
371	0	0
372	0	0
373	0	0
374	0	0
375	0	0
376	0	0
377	0	0
378	0	0
379	0	0
380	0	0
381	0	0
382	0	0
383	0	0
384	0	0
385	0	0
386	0	0
387	0	0
388	0	0
389	0	0
390	0	0
391	0	0
392	0	0
393	0	0
394	0	0
395	0	0
396	0	0
397	0	0
398	0	0
399	0	0
400	0	0
401	0	0
402	0	0
403	0	0
404	0	0
405	0	0
406	0	0
407	0	0
408	0	0
409	0	0
410	0	0
411	0	0
412	0	0
413	0	0
414	0	0
415	0	0
416	0	0
417	0	0
418	0	0
419	0	0
420	0	0
421	0	0
422	0	0
423	0	0
424	0	0
425	0	0
426	0	0
427	0	0
428	0	0
429	0	0
430	0	0
431	0	0
432	0	0
433	0	0
434	0	0
435	0	0
436	0	0
437	0	0
438	0	0
439	0	0
440	0	0
441	0	0
442	0	0
443	0	0
444	0	0
445	0	0
446	0	0
447	0	0
448	0	0
449	0	0
450	0	0
451	0	0
452	0	0
453	0	0
454	0	0
455	0	0
456	0	0
457	0	0
458	0	0
459	0	0
460	0	0
461	0	0
462	0	0
463	0	0
464	0	0
465	0	0
466	0	0
467	0	0
468	0	0
469	0	0
470	0	0
471	0	0
472	0	0
473	0	0
474	0	0
475	0	0
476	0	0
477	0	0
478	0	0
479	0	0
480	0	0
481	0	0
482	0	0
483	0	0
484	0	0
485	0	0
486	0	0
487	0	0
488	0	0
489	0	0
490	0	0
491	0	0
492	0	0
493	0	0
494	0	0
495	0	0
496	0	0
497	0	0
498	0	0
499	0	0
500	0	0
501	0	0
502	0	0
503	0	0
504	0	0
505	0	0
506	0	0
507	0	0
508	0	0
509	0	0
510	0	0
511	0	0
512	0	0
513	0	0
514	0	0
515	0	0
516	0	0
517	0	0
518	0	0
519	0	0
520	0	0
521	0	0
522	0	0
523	0	0
524	0	0
525	0	0
526	0	0
527	0	0
528	0	0
529	0	0
530	0	0
531	0	0
532	0	0
533	0	0
534	0	0
535	0	0
536	0	0							1/31/2013
537	0	0
538	0	0
539	0	0
540	0	0
541	0	0
542	0	0
543	0	0
544	0	0
545	0	0
546	0	0
547	0	0
548	0	0
549	0	0
550	0	0
551	0	0
552	0	0
553	0	0
554	0	0
555	0	0
556	0	0
557	0	0
558	0	0
559	0	0
560	0	0
561	0	0
562	0	0
563	0	0
564	0	0
565	0	0
566	0	0
567	0	0
568	0	0
569	0	0
570	0	0
571	0	0
572	0	0
573	0	0
574	0	0
575	0	0
576	0	0
577	0	0
578	0	0
579	0	0
580	0	0
581	0	0
582	0	0
583	0	0
584	0	0
585	0	0
586	0	0
587	0	0
588	0	0
589	0	0
590	0	0
591	0	0
592	0	0
593	0	0
594	0	0
595	0	0

	150	151	152	153	154	155	156	157
	Pre-Modification Interest (Note) Rate	Pre-Modification P&I Payment	Pre-Modification Initial Interest Rate Change Downward Cap	Pre-Modification Subsequent Interest Rate Cap	Pre-Modification Next Interest Rate Change Date	Pre-Modification I/O Term	Forgiven Principal Amount	Forgiven Interest Amount
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536	3.7	10356.37				0
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595

	158	159	160	161	162	163	164	165
	Number of Modifications	Cash To/From Brrw at Closing	Brrw - Yrs at in Industry	CoBrrw - Yrs at in Industry	Junior Mortgage Drawn Amount	Maturity Date	Primary Borrower Wage Income (Salary)	Primary Borrower Wage Income (Bonus)
1			40		0	20430401	43510	0
2			20	15	0	20430501	21750.34	0
3			11	25	0	20430501	5211.54	0
4			15		0	20430501	25833.34	0
5			18	22	0	20430501	14238.67	0
6			32		0	20430501	10325.92	0
7			25	25	0	20430401	4905.25	0
8			10	6	0	20430501	11666.67	0
9			30		0	20430401	60710	0
10			7	20	0	20430401	7697.87	0
11			6.75		0	20430401	15794.48	0
12			13	13	0	20430401	10512	0
13			18	12.5	0	20430501	12500	0
14			17	10	0	20430401	2900	0
15			19		0	20430401	22971	8125
16			26		0	20430401	7999.01	0
17			22	26	0	20430401	7687	0
18			35	18	0	20430401	15798	0
19			19		0	20430401	20000	0
20			15		0	20430501	12500	0
21			5		0	20430401	14000	0
22			19		0	20430401	12500	0
23			27	20	0	20430401	15096	5348
24			18		0	20430401	12916.65	0
25			10		0	20430501	25000	0
26			19	13	0	20430501	6250	0
27			3	0	0	20430501	19833.33	7849.92
28			11	16	0	20430401	14309.75	0
29			39		0	20430401	18766.52	0
30			12	12	0	20430501	11000	0
31			5	8	0	20430401	11250	0
32			15	15	0	20430501	25833.3	0
33			0		0	20430401	13672.25	0
34			22		0	20430501	23333.33	43579.77
35			11		0	20430401	22475.88	0
36			9	8	0	20430401	8028.01	0
37			35		0	20430401	15302.11	0
38			9	9	0	20430401	9999.16	0
39			6		52457	20430401	6250	252.53
40			27	6	0	20430401	10416.67	0
41			8		0	20430501	0	0
42			9		0	20430401	10915.84	0
43			25.75		0	20430401	33333.34	159348.1
44			8		0	20430501	22500	0
45			8	15	0	20430401	15154	6048
46			4.5		0	20430501	13033.79	7512.08
47			14		0	20430401	21666.66	0
48			18		35103	20430501	36448.79	0
49			5	2	0	20430401	16214.42	0
50			10		0	20430501	33806.67	0
51			10		0	20430401	16666.67	0
52			21	5	0	20430401	12083.34	0
53			17	15	0	20430501	18000	0
54			25	21	0	20430401	15450	0
55			7	12.5	0	20430401	11750	2927.53
56			4	10	0	20430501	11531.25	0
57			14	8	0	20430401	15316.67	0
58			17		0	20430501	9171.06	0
59			20.25		0	20430401	8038.75	4063.13
60			5		0	20430401	48788.75	0
61			19		250000	20430401	58786.25	0
62			16	16	0	20430501	56319.49	0
63			6	5.5	0	20430501	11104.16	0
64			27.5		0	20430401	20124	0
65			17		0	20430401	10750	0
66			18	8	0	20430501	16666.66	0
67			25		268992	20430401	30416.66	0
68			13		0	20430501	15166.67	0
69			15	8.5	50000	20430401	7492.5	0
70			13		0	20430501	18750	0
71			9	12	0	20430401	14300	0
72			21		0	20430401	31468.7	0
73			10	10	0	20430401	12886.62	0
74			5		0	20430401	18333.34	0
75			11	0	0	20430401	19166.66	0
76			8		0	20430401	12500	0
77			20		0	20430401	16666.67	16865.86
78			15	25	0	20430401	14166.66	0
79			15	12	0	20430401	39951.75	0
80			0		0	20430401	2169.67	0
81			3.5	3.5	0	20430401	0	0
82			11		0	20430401	10500	1991.92
83			15	5	0	20430401	15269.36	0
84			5	15	0	20430501	11250	0
85			23		0	20430401	41635.4	0
86			21		0	20430501	14890	0
87			10		0	20430501	20239.38	0
88			23		0	20430401	9277.35	0
89			18	8	0	20430401	10002.5	0
90			13.5		0	20430501	34734.85	0
91			24		171517	20430501	14567.77	0
92			4.75		0	20430401	22000.12	0
93			18		0	20430501	20705.66	18999.58
94			46		498632.72	20430401	40246.3	0
95			24		0	20430401	15600	1416.67
96			8		0	20430501	18333.33	0
97			17		0	20430401	8903.57	0
98			31	15	0	20430401	24583.33	0
99			5	5.75	0	20430401	11250	0
100			20	14	0	20430401	23333.33	0
101			30		0	20430401	24432.31	0
102			12		0	20430501	15746.49	0
103			24	9	0	20430401	16033.34	0
104			3.25	4	0	20430501	17500	0
105			16		0	20430401	20800	0
106			6		0	20430401	11250	6715
107			15		0	20430501	15416.67	0
108			14.5	5	0	20430401	11250	33730.75
109			27		0	20430501	11831.73	0
110			2.5	1.25	0	20430401	11916.67	0
111			6		0	20430401	15833.34	0
112			35		0	20430401	27373.62	0
113			30		0	20430501	13816.5	1981.65
114			12	12	0	20430401	20994.92	0
115			30		0	20430401	33416.67	16678.48
116			12.75	11.75	0	20430401	11649.73	0
117			5		43750	20430501	29767.67	0
118			8	4	0	20430501	8419.17	0
119			15		0	20430401	20000	0
120			20		0	20430401	17916	0
121			21	17	0	20430401	16666	0
122			15.5	14	0	20430401	24200	0
123			52	16	0	20430401	5982.44	0
124			11	8	0	20430401	10416.66	3500
125			30	14	0	20430401	28165.3	0
126			9		0	20430401	30099.04	0
127			11		0	20430401	16377.21	0
128			17		0	20430501	12789.3	0
129			19	20	0	20430401	12719.58	0
130			0		0	20430401	9784.04	0
131			10		0	20430401	49562.79	0
132			15	13	0	20430401	8925.28	0
133			28	3	0	20430401	19066.67	0
134			38	20	0	20430401	7137.87	0
135			7	10	0	20430401	8848.33	0
136			20.5	22.5	0	20430501	7927.24	2169.58
137			9.75	5.5	0	20430401	11605	0
138			13	4	0	20430401	11900	845.14
139			20		0	20430401	37575.67	0
140			20	20	0	20430401	0	0
141			27	29	34086	20430401	14333.34	0
142			28		0	20430401	21941.92	0
143			15		0	20430401	17801.88	0
144			29	25	0	20430401	39583.33	0
145			24		0	20430501	47725.33	0
146			34	16	84000	20430401	21009.6	0
147			9		0	20430401	13333.34	0
148			13.75	23.5	0	20430401	8335.73	0
149			15		96831	20430401	7416.67	0
150			20		0	20430401	47419.5	0
151			13		0	20430401	20833	8333
152			18		0	20430401	31377.79	0
153			11		0	20430401	14583.34	0
154			35		0	20430401	10887.97	0
155			0		0	20430401	63537.94	0
156			10	8	0	20430401	9583.38	0
157			8		0	20430401	14806.2	4159.21
158			2	20	0	20430401	1633	0
159			18		0	20430401	14833.87	0
160			9		0	20430401	10000	11838.19
161			3		0	20430501	14166.48	0
162			14		0	20430401	14744.08	4467.63
163			12	8	0	20430401	14542.93	1416.66
164			35		0	20430401	29166.67	0
165			25	12	0	20430401	14170.25	0
166			35		0	20430501	11043	18068
167			16		0	20430401	21666.66	0
168			21	5	0	20430401	15426.28	0
169			7	7	0	20430401	18324	0
170			20		0	20430401	26418.58	0
171			12		0	20430401	23694.71	0
172			10	11	43434	20430401	18750	0
173			6		0	20430401	36214.46	0
174			19		0	20430401	15757.21	0
175			30	24	0	20430501	9893	0
176			30	21	0	20430501	22370.75	0
177			30		0	20430401	15834	0
178			8	5	0	20430401	9583.31	0
179			10		0	20430401	20000	12639.17
180			6	4	0	20430401	8453.97	0
181			39		0	20430401	28166.67	0
182			20		0	20430401	41886.69	0
183			25.5		0	20430401	12958.33	0
184			34		0	20430401	20000	0
185			20	18	0	20430401	11333.76	0
186			0	3	0	20430501	0	0
187			9		0	20430401	22256.04	0
188			10		0	20430401	24601.89	0
189			6		0	20430401	17083.34	0
190			8		0	20430401	12500	15677.16
191			13		0	20430401	20011	0
192			18	9	0	20430401	10726.49	4549.21
193			9		0	20430401	15476.46	0
194			3	3	0	20430401	10833.33	0
195			25		0	20430401	33333	9875
196			13	10	0	20430501	9446	0
197			19		0	20430401	14333.33	0
198			15		0	20430401	6500	35450.38
199			15	7	0	20430401	12620.63	0
200			18		0	20430401	60440.25	0
201			13		0	20430401	5416.67	0
202			4.5		0	20430401	11666.67	0
203			14		0	20430401	27767.13	0
204			19	10	0	20430401	17027.14	0
205			30		0	20430401	16666.66	5500
206			17		0	20430401	12301.75	0
207			20		0	20430401	32580.21	15433.69
208			0		0	20430401	2233.8	0
209			0.5	15	0	20430401	11250	0
210			5		0	20430401	14583.34	0
211			12	22	0	20430401	27102.64	50913.84
212			20		0	20430401	14735.41	0
213			25	10	0	20430401	14629.62	0
214			22		0	20430401	17102.02	0
215			14	19	0	20430401	14391.56	0
216			20	15	84756	20430401	4731.81	0
217			13		0	20430401	10810.54	0
218			0		0	20430401	10147	0
219			20		0	20430401	19909.86	0
220			13	11	0	20430401	52553.17	0
221			12		0	20430401	26938.88	0
222			10		0	20430401	14541.68	0
223			15.5	12.5	0	20430401	8834.16	0
224			21	10	0	20430401	3333.35	0
225			21		0	20430401	38263.42	0
226			0.5	28	0	20430401	2532.64	0
227			21		0	20430401	29165	0
228			14	6	0	20430401	18762.08	0
229			12	15	0	20430401	7704.59	0
230			15		0	20430401	14583	12791.67
231			16		0	20430401	94646.34	0
232			22		0	20430401	8056.86	2047.73
233			15	15	0	20430401	13494.97	0
234			13	10	0	20430401	11291.68	0
235			7	4.5	0	20430401	10311.51	0
236			16		0	20430401	13250	0
237			35		0	20430301	50000	0
238			4	4	0	20430401	35717.8	0
239			2		0	20430401	20165.02	0
240			15	12	0	20430401	1091.67	0
241			20	16	0	20430401	10416.67	0
242			40	33	396113	20430401	2603.13	0
243			21		0	20430401	13333.34	0
244			31		0	20430401	24999.99	0
245			4		0	20430401	9715.34	0
246			15	12	0	20430401	12813.66	0
247			11	5	0	20430401	24932.63	0
248			26		0	20430401	2774	0
249			10	12	0	20430401	9166.66	0
250			28		0	20430401	21083.34	0
251			15		0	20430401	17235.18	0
252			15		62193	20430401	18638.71	0
253			20	15	0	20430301	14979.17	0
254			6	10	0	20430401	20000	11110.49
255			9	15	0	20430501	16666.66	5508.29
256			1	7	0	20430401	7402.79	0
257			10	3	0	20430401	5808.04	0
258			30	25	94000	20430401	10658.35	0
259			21		0	20430401	18550	0
260			24		208667	20430401	33574.19	0
261			16		0	20430401	11274.29	0
262			23		0	20430401	7140.5	0
263			17		0	20430401	39017.9	0
264			11	7	0	20430401	8333.33	0
265			10	10	0	20430401	14166.66	0
266			19		223192	20430401	8333.33	0
267			15		0	20430401	26350	0
268			20		0	20430401	10999.99	0
269			13		0	20430401	15574	0
270			18		59024	20430401	9808.33	0
271			9	18	0	20430401	9166.66	0
272			10	10.25	0	20430401	8809.78	0
273			10	27	0	20430401	25000	0
274			7		0	20430401	28987.21	0
275			7		0	20430501	59551.25	0
276			20		0	20430401	18750.03	0
277			15	10	0	20430401	7427.66	0
278			0	16	0	20430401	0	0
279			11	6	0	20430401	15581.29	0
280			19		0	20430401	13378.66	0
281			6.75		50000	20430401	13337.68	0
282			12		0	20430401	43439.07	0
283			13		0	20430401	27500.98	0
284			20	0	0	20430401	29583.34	0
285			16	15	0	20430301	10218.18	0
286			10	10	0	20430401	11623.16	2975.75
287			20	16	0	20430301	11716.66	0
288			25		0	20430301	10479.58	0
289			11	0	0	20430401	42019.24	0
290			2.5		0	20430401	16125.5	0
291			25	25	0	20430401	19985.08	0
292			4		0	20430301	11041.66	0
293			14	11	0	20430401	22083.33	14208.33
294			16	6.5	0	20430501	19503.54	0
295			3.5	3	0	20430401	14895.83	0
296			8		0	20430401	14869.16	0
297			10		0	20430401	10737.51	0
298			11	11	0	20430401	13539.46	0
299			19	0	0	20430401	5964.55	0
300			13		0	20430401	10416.66	0
301			0	10	0	20430401	0	0
302			5	9	0	20430401	9168.33	0
303			5		0	20430401	17545.79	0
304			8		0	20430501	14583.34	0
305			10	27	0	20430401	10610.17	0
306			24		0	20430401	13934.37	0
307			25		0	20430401	21666.66	0
308			41		0	20430401	20500	0
309			11	7	0	20430401	9570.47	0
310			5		0	20430401	18333.33	0
311			44		0	20430401	22916.66	0
312			23		49539.4	20430401	11597	0
313			24		0	20430401	33203.66	0
314			7		0	20430401	25720.1	0
315			10	0	0	20430401	4166	0
316			15		0	20430401	185803.69	0
317			45		0	20430501	22669.45	0
318			17		240000	20430401	11576	2511.25
319			26		0	20430401	8333.32	0
320			20		0	20430401	79662.92	0
321			15	11	0	20430401	19166.74	0
322			27		0	20430401	19146	0
323			29		0	20430501	19813.73	0
324			25		0	20430401	16666.66	0
325			6		0	20430401	8541.66	0
326			19		0	20430401	14166.66	0
327			20		0	20430401	14639.73	0
328			30		0	20430401	38116.5	0
329			20		0	20430401	10700	0
330			20	21	0	20430401	10128.67	0
331			10		0	20430501	49066.66	0
332			13		0	20430401	27916.67	0
333			27		0	20430501	132042	0
334			0	23	0	20430401	0	0
335			27		0	20430401	19552.09	4016.12
336			14	5	0	20430301	9166.22	0
337			15		0	20430401	15613.87	0
338			12	8	0	20430501	6152.71	0
339			19	5.75	0	20430401	16575.87	0
340			34	31	0	20430401	22642	0
341			10		0	20430401	20833.32	0
342			0		0	20430401	28373.87	0
343			10		0	20430401	19666	0
344			21		0	20430401	10833.33	5000
345			5.5	3	0	20430401	10121	0
346			38	0	0	20430401	14464.46	0
347			1	0.25	40366	20430401	13333.34	0
348			29		401951	20430401	13743.07	4482.17
349			10	10	0	20430401	8000	0
350			19	29	0	20430401	13750	0
351			13		0	20430401	12906.26	0
352			17.5		289046.94	20430401	14583.33	0
353			27		0	20430401	16634.54	0
354			18		0	20430401	33171.19	0
355			9		0	20430401	12500	0
356			20	35	0	20430401	12185.6	0
357			10		0	20430401	12977.5	0
358			11		0	20430501	52697.12	0
359			3		0	20430401	13364	0
360			36		0	20430401	9789.94	0
361			11		0	20430401	40448.84	0
362			16	16	0	20430401	3800	0
363			28	20	0	20430301	25000	23237.54
364			24		0	20430401	11250	8000
365			4.5	15	0	20430401	6387	0
366			30		0	20430401	12018.93	0
367			12	3	0	20430401	9983.33	0
368			32		0	20430401	34196.37	0
369			15	15	150000	20430401	18750	0
370			12		0	20430401	34666.67	0
371			9.25		0	20430401	17111	0
372			23		0	20430401	0	0
373			25		0	20430401	12708.32	3583.33
374			14	23	0	20430401	20375	0
375			13	8	0	20430401	20195	0
376			52		0	20430301	13650.82	0
377			25	6	150000	20430401	14375	0
378			21		0	20430401	51310.5	0
379			20	33	200000	20430401	15833.34	1375
380			5		0	20430401	20833.33	0
381			30		0	20430301	47734.46	0
382			12.5	10	0	20430401	8930.02	0
383			20		0	20430401	16666.66	0
384			11		0	20430401	419650.03	0
385			20		0	20430401	14583.34	0
386			14		0	20430401	20833.33	61090.07
387			8		0	20430501	80807.5	0
388			17		0	20430401	30000	0
389			35		0	20430401	25707.75	23547.83
390			18	20	0	20430301	10684.08	0
391			25		0	20430301	11656.67	0
392			24	48	0	20430401	779.83	0
393			18		0	20430401	16666.66	0
394			13.5		0	20430401	18333.32	22666.66
395			29		0	20430401	7008	0
396			11		0	20430401	18829.87	0
397			12		0	20430401	12308.34	7857.65
398			16		0	20430401	11041.65	0
399			15	10	0	20430301	13970.66	0
400			27		0	20430401	13150.62	5678.04
401			11		0	20430401	15833.33	2083.33
402			28	5.75	0	20430301	24858.45	0
403			20	2	0	20430301	22427.65	0
404			22	21	0	20430401	8750	0
405			3	2	0	20430501	14166.66	0
406			13		0	20430401	32570	0
407			28		0	20430301	36830.5	0
408			10	20	0	20430401	7849.46	0
409			25	25	0	20430401	12300	0
410			5		0	20430401	2764.92	0
411			7	16	0	20430401	1251.79	0
412			40		9901	20430401	11565.9	0
413			20		0	20430301	36752	0
414			15		120000	20430401	20289.83	0
415			12	15	0	20430401	14520.85	2608.47
416			4	5	0	20430401	12083.33	0
417			3		0	20430401	37498	0
418			20	20	0	20430501	10991	0
419			16		0	20430401	16666.66	0
420			26	9	414914	20430401	9013.75	0
421			6		0	20430401	20763.29	0
422			29		0	20430401	30973.23	0
423			33		0	20430401	30333.33	0
424			0		0	20430401	3109.96	0
425			0		0	20430401	6471.84	0
426			11.5		0	20430301	27083.34	0
427			6		0	20430401	29166.66	0
428			10	10	0	20430301	10321.69	0
429			10		0	20430401	14583.34	0
430			20		0	20430401	15362.85	0
431			20		0	20430401	11961.26	2083.33
432			14	6	0	20430401	10875	0
433			5	30	0	20430401	5000	0
434			6		0	20430401	25000	0
435			16	16	0	20430401	9095.01	0
436			27	23	247000	20430501	12152	0
437			25		0	20430401	35124.17	0
438			0	8	120000	20430401	0	0
439			22	12	0	20430401	3559.63	0
440			14		0	20430401	46047.58	0
441			12		0	20430401	14583.33	0
442			10		0	20430401	0	0
443			15	14	50000	20430401	10130.38	0
444			12		0	20430501	14704.58	0
445			0		0	20430401	2178.78	0
446			32		0	20430401	36000	0
447			7		0	20430401	29655.2	0
448			2	3	0	20430401	47916.67	0
449			18		129994.58	20430401	25000	0
450			14		0	20430401	16666	0
451			12.25	10.5	0	20430401	7718.76	0
452			30		0	20430401	11250.01	0
453			18	20	575000	20430401	40485.67	0
454			21	10	0	20430401	22624.33	0
455			23	18.75	0	20430301	13466.68	2094.33
456			12	8	0	20430401	33333.33	0
457			6	10	0	20430401	6250	0
458			33	37	37783	20430401	9224	0
459			30	20	0	20430401	11816.67	0
460			0		0	20430401	21452.59	0
461			12		0	20430301	22394.88	0
462			23	17	0	20430401	25452	0
463			12	2.25	0	20430301	14083.33	0
464			15		0	20430401	12171.99	0
465			9	2	0	20430401	34204.3	0
466			7		0	20430301	16064.92	0
467			25	24	2098	20430301	18291.76	0
468			6	12	0	20430401	9753.38	5248.78
469			0	14	0	20430401	0	0
470			7		0	20430501	16632.78	0
471			15		0	20430401	12916.67	27982.08
472			20		0	20430401	14500	0
473			8		0	20430301	10833.04	0
474			15		0	20430401	10410.42	0
475			30	30	0	20430401	11348.48	0
476			22	14	0	20430401	8903.25	0
477			0		0	20430301	0	0
478			15		0	20430401	17916.67	0
479			34	25	0	20430401	9875	0
480			20		0	20430301	11699.43	0
481			17		0	20430401	15164.61	0
482			16		30516	20430401	45191.25	0
483			30		0	20430401	38293.95	0
484			15		0	20430401	11057	0
485			45	30	0	20430301	17275.99	0
486			5	5	0	20430401	12033.33	0
487			12	3.5	0	20430301	21395.83	0
488			22		0	20430401	3000	17194.2
489			15		0	20430301	28927.92	0
490			13	8	0	20430401	12146.33	0
491			20	22	0	20430401	22588.33	16138.39
492			27	2	0	20430401	7330.26	0
493			26		0	20430401	17165.67	0
494			0		0	20430301	18750	0
495			3.25		0	20430501	23731.83	0
496			8	26	0	20430401	2228.5	0
497			33		0	20430401	49684	0
498			41		0	20430401	25926.64	0
499			10		100000	20430301	38883.77	0
500			21		0	20430401	22884.31	0
501			14	6	0	20430301	15666.67	0
502			5		0	20430401	17055.66	0
503			0		0	20430401	2563	0
504			0		0	20430401	5466.93	0
505			23		0	20430401	8696.83	0
506			9		0	20430401	22916.67	19993.75
507			47		197484	20430301	11106.69	0
508			39		0	20430301	17751.06	0
509			12	9	0	20430401	16666.68	0
510			2	0	0	20430401	44470.5	0
511			18	20	0	20430201	26818.88	0
512			15	15	0	20430201	0	0
513			15	13	0	20430201	31166.66	0
514			50		0	20430401	45176.7	0
515			0		0	20430401	9211.5	0
516			15		0	20430401	18750.01	0
517			16	0	0	20430401	12075.02	5179.17
518			34		28536	20430401	8882.67	0
519			30		0	20430401	47608	0
520			20		0	20430301	29165.98	0
521			13	13	0	20430401	4662.08	0
522			3	22	0	20430401	9073.98	0
523			28		0	20430401	36800	0
524			18		0	20330501	0	0
525			8	8	0	20430501	0	0
526			18		0	20330301	19000	0
527			11	9	120000	20330301	54816.83	0
528			10		0	20330301	11656	0
529			20	14	250000	20330401	8636	0
530			40	30	0	20330301	31333	0
531			40	30	0	20330301	31333.25	0
532			17	5	0	20330301	20833.33	0
533			19	19	0	20430201	11777	0
534			15		0	20430301	49500.33	0
535			13	5	0	20430401	15000	4015
536	1		16		0	20421201	24000	43083.33
537			14		0	20430101	20833.34	0
538			0.75		0	20430401	46453.83	0
539			35.5		0	20430301	18039.97	13082.28
540			12		0	20430401	34533	0
541			10		0	20430201	21666.67	0
542			7		0	20430401	12530.42	0
543			0		0	20430201	41666.66	0
544			44		0	20430101	12000	1435
545			2		0	20430101	47233.33	0
546			0		0	20430401	110716.85	0
547			5		0	20430401	21064	2191.96
548			20	4	0	20430401	27284.64	0
549			4.5		0	20430301	21470.83	7507.8
550			18		0	20430301	16666.66	0
551			20	18	174000	20430401	20833.34	0
552			14	13	0	20430401	14682.56	0
553			12		0	20430401	12500	13583.33
554			20		0	20430501	20833.34	0
555			31		180000	20430301	23752.26	8416.67
556			0	35	0	20430301	0	0
557			14		0	20430401	42716.21	0
558			11.75		0	20430401	20833.34	0
559			30		29870	20430401	13361.74	0
560			11		0	20430401	15000	0
561			1.5	0	171750	20430301	54977.3	0
562			34		0	20430401	23076.54	0
563			11		0	20430201	82695.92	0
564			9.5		0	20430201	23154.17	0
565			25	19.25	0	20430201	12032.08	0
566			15		0	20430501	26529.96	0
567			28		0	20430301	33041.67	0
568			24	10	0	20430401	96197.96	0
569			16		0	20430401	20833.33	36908.79
570			8.5		0	20430401	12800.22	0
571			0		0	20430401	0	0
572			26	28	0	20430401	13583.33	0
573			8.5		0	20430401	14000	0
574			10	10	0	20430401	6562.23	0
575			12		0	20430401	16362.33	0
576			29		0	20430401	12454	0
577			15		0	20430401	12528	2428
578			15		0	20430401	52721.47	0
579			26	8	0	20430501	9048	0
580			14	16	0	20430401	7498.18	0
581			11		0	20430401	10606.95	0
582			38	38	0	20430401	30061.23	0
583			12	12	0	20430401	21283.66	0
584			9	4	0	20430401	59138.67	0
585			10	0	0	20430401	17083.33	0
586			30		0	20430401	16333.33	0
587			0		0	20430401	10441.8	0
588			17	35	0	20430301	18025.58	0
589			14		0	20430301	16330.67	0
590			14	14	0	20430401	18449.75	0
591			31		0	20430401	16251.83	9844.45
592			17		0	20430401	16804.4	0
593			6	5	0	20430301	6779.5	0
594			2		122858.14	20430301	1795.25	0
595			4	6	0	20430301	6972.63	0

	166	167	168	169	170	171	172
	Primary Borrower Wage Income (Commission)	Co-Borrower Wage Income (Salary)	Co-Borrower Wage Income (Bonus)	Co-Borrower Wage Income (Commission)	Originator Doc Code	RWT Income Verification	RWT Asset Verification
1	0	0	0	0	Full	Two Years	Two Months
2	0	35804.17	0	0	Full	Two Years	Two Months
3	0	16308.34	4216.67	0	Full	Two Years	Two Months
4	0	0	0	0	Full	Two Years	Two Months
5	0	0	0	0	Full	Two Years	Two Months
6	0	5808	0	0	Full	Two Years	Two Months
7	0	5305.74	0	0	Full	Two Years	Two Months
8	0	8571.33	0	0	Full	Two Years	Two Months
9	0	0	0	0	Full	Two Years	Two Months
10	0	7464.74	0	0	Full	Two Years	Two Months
11	0	0	0	0	Full	Two Years	Two Months
12	0	12702.34	0	0	Full	Two Years	Two Months
13	0	2500	0	0	Full	Two Years	Two Months
14	25322.96	2384.12	0	0	Full	Two Years	Two Months
15	0	0	0	0	Full	Two Years	Two Months
16	9316.94	0	0	0	Full	Two Years	Two Months
17	0	21560.36	0	0	Full	Two Years	Two Months
18	0	8616	0	0	Full	Two Years	Two Months
19	0	0	0	0	Full	Two Years	Two Months
20	0	0	0	0	Full	Two Years	Two Months
21	0	0	0	0	Full	Two Years	Two Months
22	0	0	0	0	Full	Two Years	Two Months
23	0	0	0	0	Full	Two Years	Two Months
24	0	0	0	0	Full	Two Years	Two Months
25	0	0	0	0	Full	Two Years	Two Months
26	0	8411	0	0	Full	Two Years	Two Months
27	0	0	0	0	Full	Two Years	Two Months
28	0	0	0	0	Full	Two Years	Two Months
29	0	0	0	0	Full	Two Years	Two Months
30	0	3171.63	0	0	Full	Two Years	Two Months
31	0	10129.17	0	0	Full	Two Years	Two Months
32	0	20540.04	0	0	Full	Two Years	Two Months
33	0	838.8	0	0	Full	Two Years	Two Months
34	0	0	0	0	Full	Two Years	Two Months
35	0	0	0	0	Full	Two Years	Two Months
36	0	4263.32	0	0	Full	Two Years	Two Months
37	0	0	0	0	Full	Two Years	Two Months
38	0	5893.33	0	0	Full	Two Years	Two Months
39	8009.83	0	0	0	Full	Two Years	Two Months
40	0	7083.33	0	0	Full	Two Years	Two Months
41	0	35462	0	0	Full	Two Years	Two Months
42	0	0	0	0	Full	Two Years	Two Months
43	0	0	0	0	Full	Two Years	Two Months
44	0	0	0	0	Full	Two Years	Two Months
45	10339	0	0	0	Full	Two Years	Two Months
46	0	0	0	0	Full	Two Years	Two Months
47	0	0	0	0	Full	Two Years	Two Months
48	0	0	0	0	Full	Two Years	Two Months
49	0	5083.33	0	0	Full	Two Years	Two Months
50	0	0	0	0	Full	Two Years	Two Months
51	0	0	0	0	Full	Two Years	Two Months
52	0	10300	0	0	Full	Two Years	Two Months
53	0	21236.5	0	0	Full	Two Years	Two Months
54	0	7952	0	0	Full	Two Years	Two Months
55	0	9416.68	673.74	0	Full	Two Years	Two Months
56	0	9806.46	0	0	Full	Two Years	Two Months
57	0	5583.07	0	0	Full	Two Years	Two Months
58	0	0	0	0	Full	Two Years	Two Months
59	0	0	0	0	Full	Two Years	Two Months
60	0	0	0	0	Full	Two Years	Two Months
61	0	0	0	0	Full	Two Years	Two Months
62	0	23942.14	0	0	Full	Two Years	Two Months
63	0	6516.67	0	0	Full	Two Years	Two Months
64	0	0	0	0	Full	Two Years	Two Months
65	0	0	0	0	Full	Two Years	Two Months
66	0	13424.78	0	0	Full	Two Years	Two Months
67	0	0	0	0	Full	Two Years	Two Months
68	0	0	0	0	Full	Two Years	Two Months
69	0	10000	0	0	Full	Two Years	Two Months
70	0	0	0	0	Full	Two Years	Two Months
71	0	11666.66	0	0	Full	Two Years	Two Months
72	0	0	0	0	Full	Two Years	Two Months
73	0	12990.84	0	0	Full	Two Years	Two Months
74	0	0	0	0	Full	Two Years	Two Months
75	0	0	0	0	Full	Two Years	Two Months
76	0	0	0	0	Full	Two Years	Two Months
77	0	0	0	0	Full	Two Years	Two Months
78	0	26000	0	0	Full	Two Years	Two Months
79	0	8124.09	0	0	Full	Two Years	Two Months
80	0	958.83	0	0	Full	Two Years	Two Months
81	0	17498	0	0	Full	Two Years	Two Months
82	0	0	0	0	Full	Two Years	Two Months
83	0	15416.67	0	0	Full	Two Years	Two Months
84	0	5708.83	0	0	Full	Two Years	Two Months
85	0	0	0	0	Full	Two Years	Two Months
86	0	0	0	0	Full	Two Years	Two Months
87	0	0	0	0	Full	Two Years	Two Months
88	0	0	0	0	Full	Two Years	Two Months
89	0	4893.58	0	0	Full	Two Years	Two Months
90	0	0	0	0	Full	Two Years	Two Months
91	0	0	0	0	Full	Two Years	Two Months
92	0	0	0	0	Full	Two Years	Two Months
93	0	0	0	0	Full	Two Years	Two Months
94	0	0	0	0	Full	Two Years	Two Months
95	0	0	0	0	Full	Two Years	Two Months
96	0	0	0	0	Full	Two Years	Two Months
97	0	0	0	0	Full	Two Years	Two Months
98	0	24583.33	0	0	Full	Two Years	Two Months
99	0	0	0	0	Full	Two Years	Two Months
100	0	8827.67	0	0	Full	Two Years	Two Months
101	0	0	0	0	Full	Two Years	Two Months
102	0	0	0	0	Full	Two Years	Two Months
103	0	7097.66	0	0	Full	Two Years	Two Months
104	0	8747.46	0	0	Full	Two Years	Two Months
105	0	0	0	0	Full	Two Years	Two Months
106	0	0	0	0	Full	Two Years	Two Months
107	0	0	0	0	Full	Two Years	Two Months
108	0	6666.67	0	2107.15	Full	Two Years	Two Months
109	0	0	0	0	Full	Two Years	Two Months
110	0	0	0	0	Full	Two Years	Two Months
111	0	0	0	0	Full	Two Years	Two Months
112	0	0	0	0	Full	Two Years	Two Months
113	0	0	0	0	Full	Two Years	Two Months
114	0	8280.83	0	0	Full	Two Years	Two Months
115	0	0	0	0	Full	Two Years	Two Months
116	0	9902.53	0	0	Full	Two Years	Two Months
117	0	0	0	0	Full	Two Years	Two Months
118	0	16737.5	0	0	Full	Two Years	Two Months
119	0	0	0	0	Full	Two Years	Two Months
120	0	0	0	0	Full	Two Years	Two Months
121	0	12886.85	0	0	Full	Two Years	Two Months
122	0	25096.93	0	0	Full	Two Years	Two Months
123	0	8415.33	0	0	Full	Two Years	Two Months
124	7026.62	0	0	0	Full	Two Years	Two Months
125	0	4710.14	0	0	Full	Two Years	Two Months
126	0	0	0	0	Full	Two Years	Two Months
127	0	0	0	0	Full	Two Years	Two Months
128	0	0	0	0	Full	Two Years	Two Months
129	0	12719.58	0	0	Full	Two Years	Two Months
130	0	0	0	0	Full	Two Years	Two Months
131	0	0	0	0	Full	Two Years	Two Months
132	0	4977.85	0	0	Full	Two Years	Two Months
133	0	0	0	0	Full	Two Years	Two Months
134	0	8666.12	0	0	Full	Two Years	Two Months
135	0	9583.33	0	0	Full	Two Years	Two Months
136	0	2974	0	0	Full	Two Years	Two Months
137	0	7917.82	3012.5	0	Full	Two Years	Two Months
138	0	0	0	0	Full	Two Years	Two Months
139	0	0	0	0	Full	Two Years	Two Months
140	0	32349.51	0	0	Full	Two Years	Two Months
141	0	14416.67	0	0	Full	Two Years	Two Months
142	0	0	0	0	Full	Two Years	Two Months
143	0	0	0	0	Full	Two Years	Two Months
144	0	5076.75	0	0	Full	Two Years	Two Months
145	0	0	0	0	Full	Two Years	Two Months
146	0	2218.58	0	0	Full	Two Years	Two Months
147	0	0	0	0	Full	Two Years	Two Months
148	0	7090.28	0	0	Full	Two Years	Two Months
149	11389.31	0	0	0	Full	Two Years	Two Months
150	0	0	0	0	Full	Two Years	Two Months
151	0	0	0	0	Full	Two Years	Two Months
152	0	0	0	0	Full	Two Years	Two Months
153	0	0	0	0	Full	Two Years	Two Months
154	0	0	0	0	Full	Two Years	Two Months
155	0	0	0	0	Full	Two Years	Two Months
156	0	1657.2	0	0	Full	Two Years	Two Months
157	0	0	0	0	Full	Two Years	Two Months
158	0	16171.67	0	0	Full	Two Years	Two Months
159	0	0	0	0	Full	Two Years	Two Months
160	0	0	0	0	Full	Two Years	Two Months
161	0	0	0	0	Full	Two Years	Two Months
162	0	0	0	0	Full	Two Years	Two Months
163	0	8166.67	0	0	Full	Two Years	Two Months
164	0	0	0	0	Full	Two Years	Two Months
165	0	6673.33	0	0	Full	Two Years	Two Months
166	0	0	0	0	Full	Two Years	Two Months
167	0	0	0	0	Full	Two Years	Two Months
168	0	0	0	0	Full	Two Years	Two Months
169	0	6402	0	0	Full	Two Years	Two Months
170	0	0	0	0	Full	Two Years	Two Months
171	0	0	0	0	Full	Two Years	Two Months
172	0	13026.33	0	0	Full	Two Years	Two Months
173	0	0	0	0	Full	Two Years	Two Months
174	0	0	0	0	Full	Two Years	Two Months
175	0	16666.67	0	0	Full	Two Years	Two Months
176	0	10541.67	0	0	Full	Two Years	Two Months
177	0	0	0	0	Full	Two Years	Two Months
178	0	5032.67	0	0	Full	Two Years	Two Months
179	0	0	0	0	Full	Two Years	Two Months
180	0	2106	0	0	Full	Two Years	Two Months
181	0	0	0	0	Full	Two Years	Two Months
182	0	0	0	0	Full	Two Years	Two Months
183	0	0	0	0	Full	Two Years	Two Months
184	0	0	0	0	Full	Two Years	Two Months
185	0	7735	0	0	Full	Two Years	Two Months
186	0	16250	0	0	Full	Two Years	Two Months
187	0	0	0	0	Full	Two Years	Two Months
188	0	0	0	0	Full	Two Years	Two Months
189	0	0	0	0	Full	Two Years	Two Months
190	0	0	0	0	Full	Two Years	Two Months
191	0	0	0	0	Full	Two Years	Two Months
192	0	3104.13	0	0	Full	Two Years	Two Months
193	0	0	0	0	Full	Two Years	Two Months
194	0	4166.67	0	0	Full	Two Years	Two Months
195	0	0	0	0	Full	Two Years	Two Months
196	0	2725.38	0	0	Full	Two Years	Two Months
197	0	0	0	0	Full	Two Years	Two Months
198	0	0	0	0	Full	Two Years	Two Months
199	0	2680.92	0	0	Full	Two Years	Two Months
200	0	0	0	0	Full	Two Years	Two Months
201	33159.97	0	0	0	Full	Two Years	Two Months
202	0	0	0	0	Full	Two Years	Two Months
203	0	0	0	0	Full	Two Years	Two Months
204	0	0	0	0	Full	Two Years	Two Months
205	0	0	0	0	Full	Two Years	Two Months
206	0	0	0	0	Full	Two Years	Two Months
207	0	0	0	0	Full	Two Years	Two Months
208	0	1650.8	0	0	Full	Two Years	Two Months
209	0	8036.75	0	0	Full	Two Years	Two Months
210	0	0	0	0	Full	Two Years	Two Months
211	0	12361.92	0	0	Full	Two Years	Two Months
212	0	0	0	0	Full	Two Years	Two Months
213	0	0	0	0	Full	Two Years	Two Months
214	75883.81	0	0	0	Full	Two Years	Two Months
215	0	0	0	0	Full	Two Years	Two Months
216	0	8737.73	0	0	Full	Two Years	Two Months
217	0	0	0	0	Full	Two Years	Two Months
218	0	0	0	0	Full	Two Years	Two Months
219	0	0	0	0	Full	Two Years	Two Months
220	0	5849.99	0	0	Full	Two Years	Two Months
221	0	0	0	0	Full	Two Years	Two Months
222	0	0	0	0	Full	Two Years	Two Months
223	0	5661.83	0	0	Full	Two Years	Two Months
224	0	9220	0	0	Full	Two Years	Two Months
225	0	0	0	0	Full	Two Years	Two Months
226	0	9323.06	0	0	Full	Two Years	Two Months
227	0	0	0	0	Full	Two Years	Two Months
228	0	3753	0	0	Full	Two Years	Two Months
229	0	1842.73	0	0	Full	Two Years	Two Months
230	0	0	0	0	Full	Two Years	Two Months
231	0	0	0	0	Full	Two Years	Two Months
232	0	0	0	0	Full	Two Years	Two Months
233	0	11966.67	0	0	Full	Two Years	Two Months
234	0	7952.56	0	0	Full	Two Years	Two Months
235	0	8406.66	0	0	Full	Two Years	Two Months
236	0	0	0	0	Full	Two Years	Two Months
237	0	0	0	0	Full	Two Years	Two Months
238	0	0	0	0	Full	Two Years	Two Months
239	0	0	0	0	Full	Two Years	Two Months
240	0	8083.33	0	0	Full	Two Years	Two Months
241	0	4467.39	0	0	Full	Two Years	Two Months
242	0	11202.57	0	0	Full	Two Years	Two Months
243	0	0	0	0	Full	Two Years	Two Months
244	0	0	0	0	Full	Two Years	Two Months
245	0	0	0	0	Full	Two Years	Two Months
246	0	11032.08	0	0	Full	Two Years	Two Months
247	0	0	0	0	Full	Two Years	Two Months
248	29472.24	0	0	0	Full	Two Years	Two Months
249	0	8333.34	0	0	Full	Two Years	Two Months
250	0	0	0	0	Full	Two Years	Two Months
251	0	0	0	0	Full	Two Years	Two Months
252	0	0	0	0	Full	Two Years	Two Months
253	0	28056.46	0	0	Full	Two Years	Two Months
254	0	4642.76	0	0	Full	Two Years	Two Months
255	0	10254.58	0	0	Full	Two Years	Two Months
256	0	7635.09	0	0	Full	Two Years	Two Months
257	0	13166.76	0	0	Full	Two Years	Two Months
258	0	5000	0	0	Full	Two Years	Two Months
259	0	0	0	0	Full	Two Years	Two Months
260	0	0	0	0	Full	Two Years	Two Months
261	0	0	0	0	Full	Two Years	Two Months
262	0	0	0	0	Full	Two Years	Two Months
263	0	0	0	0	Full	Two Years	Two Months
264	9084.13	1700.25	0	0	Full	Two Years	Two Months
265	0	6500	0	0	Full	Two Years	Two Months
266	13122.91	0	0	0	Full	Two Years	Two Months
267	0	0	0	0	Full	Two Years	Two Months
268	0	0	0	0	Full	Two Years	Two Months
269	0	0	0	0	Full	Two Years	Two Months
270	0	0	0	0	Full	Two Years	Two Months
271	0	11988.9	0	0	Full	Two Years	Two Months
272	0	6888.62	0	0	Full	Two Years	Two Months
273	0	0	0	0	Full	Two Years	Two Months
274	0	0	0	0	Full	Two Years	Two Months
275	0	0	0	0	Full	Two Years	Two Months
276	0	0	0	0	Full	Two Years	Two Months
277	0	6650	0	2874.62	Full	Two Years	Two Months
278	0	58042	0	0	Full	Two Years	Two Months
279	0	10833.34	0	0	Full	Two Years	Two Months
280	0	0	0	0	Full	Two Years	Two Months
281	0	0	0	0	Full	Two Years	Two Months
282	0	0	0	0	Full	Two Years	Two Months
283	0	0	0	0	Full	Two Years	Two Months
284	0	0	0	0	Full	Two Years	Two Months
285	0	7463.73	0	0	Full	Two Years	Two Months
286	0	13217.84	0	0	Full	Two Years	Two Months
287	0	10255.32	0	0	Full	Two Years	Two Months
288	0	0	0	0	Full	Two Years	Two Months
289	0	0	0	0	Full	Two Years	Two Months
290	0	0	0	0	Full	Two Years	Two Months
291	0	19985.08	0	0	Full	Two Years	Two Months
292	0	0	0	0	Full	Two Years	Two Months
293	0	9930.54	0	0	Full	Two Years	Two Months
294	0	5416.67	0	0	Full	Two Years	Two Months
295	0	0	0	0	Full	Two Years	Two Months
296	0	0	0	0	Full	Two Years	Two Months
297	0	0	0	0	Full	Two Years	Two Months
298	0	2430.05	0	0	Full	Two Years	Two Months
299	11962.77	0	0	0	Full	Two Years	Two Months
300	9034.67	2000	0	0	Full	Two Years	Two Months
301	0	7294.42	0	0	Full	Two Years	Two Months
302	0	9417.02	0	0	Full	Two Years	Two Months
303	0	0	0	0	Full	Two Years	Two Months
304	0	0	0	0	Full	Two Years	Two Months
305	0	22138.89	0	0	Full	Two Years	Two Months
306	0	0	0	0	Full	Two Years	Two Months
307	0	0	0	0	Full	Two Years	Two Months
308	0	0	0	0	Full	Two Years	Two Months
309	0	8765.47	0	0	Full	Two Years	Two Months
310	0	0	0	0	Full	Two Years	Two Months
311	0	0	0	0	Full	Two Years	Two Months
312	0	0	0	0	Full	Two Years	Two Months
313	0	0	0	0	Full	Two Years	Two Months
314	0	0	0	0	Full	Two Years	Two Months
315	22393.11	0	0	0	Full	Two Years	Two Months
316	0	0	0	0	Full	Two Years	Two Months
317	0	0	0	0	Full	Two Years	Two Months
318	0	0	0	0	Full	Two Years	Two Months
319	45414.91	0	0	0	Full	Two Years	Two Months
320	0	0	0	0	Full	Two Years	Two Months
321	0	12084.76	0	0	Full	Two Years	Two Months
322	0	0	0	0	Full	Two Years	Two Months
323	0	0	0	0	Full	Two Years	Two Months
324	0	0	0	0	Full	Two Years	Two Months
325	0	0	0	0	Full	Two Years	Two Months
326	0	0	0	0	Full	Two Years	Two Months
327	0	0	0	0	Full	Two Years	Two Months
328	0	0	0	0	Full	Two Years	Two Months
329	0	0	0	0	Full	Two Years	Two Months
330	0	0	0	0	Full	Two Years	Two Months
331	0	0	0	0	Full	Two Years	Two Months
332	0	0	0	0	Full	Two Years	Two Months
333	0	0	0	0	Full	Two Years	Two Months
334	0	26700.84	6949.75	0	Full	Two Years	Two Months
335	0	0	0	0	Full	Two Years	Two Months
336	0	9362.5	0	0	Full	Two Years	Two Months
337	0	0	0	0	Full	Two Years	Two Months
338	0	13583.34	0	0	Full	Two Years	Two Months
339	0	9199.97	0	0	Full	Two Years	Two Months
340	0	0	0	0	Full	Two Years	Two Months
341	0	0	0	0	Full	Two Years	Two Months
342	0	0	0	0	Full	Two Years	Two Months
343	0	0	0	0	Full	Two Years	Two Months
344	34594.5	0	0	0	Full	Two Years	Two Months
345	0	6041.67	0	0	Full	Two Years	Two Months
346	0	1209.9	0	0	Full	Two Years	Two Months
347	0	0	0	0	Full	Two Years	Two Months
348	0	0	0	0	Full	Two Years	Two Months
349	0	7500	0	0	Full	Two Years	Two Months
350	0	12958.33	0	0	Full	Two Years	Two Months
351	0	0	0	0	Full	Two Years	Two Months
352	0	0	0	0	Full	Two Years	Two Months
353	0	0	0	0	Full	Two Years	Two Months
354	0	0	0	0	Full	Two Years	Two Months
355	6658.98	0	0	0	Full	Two Years	Two Months
356	0	10626.46	0	0	Full	Two Years	Two Months
357	0	0	0	0	Full	Two Years	Two Months
358	0	0	0	0	Full	Two Years	Two Months
359	0	0	0	0	Full	Two Years	Two Months
360	0	0	0	0	Full	Two Years	Two Months
361	0	0	0	0	Full	Two Years	Two Months
362	0	0	0	0	Full	Two Years	Two Months
363	0	17500	0	0	Full	Two Years	Two Months
364	0	0	0	0	Full	Two Years	Two Months
365	0	7238.58	0	0	Full	Two Years	Two Months
366	0	13456.77	0	0	Full	Two Years	Two Months
367	0	8583	0	0	Full	Two Years	Two Months
368	0	0	0	0	Full	Two Years	Two Months
369	0	11666.68	0	0	Full	Two Years	Two Months
370	0	0	0	0	Full	Two Years	Two Months
371	0	0	0	0	Full	Two Years	Two Months
372	40455.23	0	0	0	Full	Two Years	Two Months
373	0	0	0	0	Full	Two Years	Two Months
374	0	4958.31	0	0	Full	Two Years	Two Months
375	0	8536.85	0	0	Full	Two Years	Two Months
376	0	1284	0	0	Full	Two Years	Two Months
377	0	12449.92	0	0	Full	Two Years	Two Months
378	0	0	0	0	Full	Two Years	Two Months
379	0	7162.44	3091.67	0	Full	Two Years	Two Months
380	0	0	0	0	Full	Two Years	Two Months
381	0	0	0	0	Full	Two Years	Two Months
382	0	6866.67	0	0	Full	Two Years	Two Months
383	0	0	0	0	Full	Two Years	Two Months
384	0	0	0	0	Full	Two Years	Two Months
385	0	0	0	0	Full	Two Years	Two Months
386	0	0	0	0	Full	Two Years	Two Months
387	0	0	0	0	Full	Two Years	Two Months
388	0	0	0	0	Full	Two Years	Two Months
389	0	0	0	0	Full	Two Years	Two Months
390	0	8665.54	0	0	Full	Two Years	Two Months
391	0	0	0	0	Full	Two Years	Two Months
392	0	8940.83	0	0	Full	Two Years	Two Months
393	0	0	0	0	Full	Two Years	Two Months
394	0	0	0	0	Full	Two Years	Two Months
395	1988.91	0	0	0	Full	Two Years	Two Months
396	0	0	0	0	Full	Two Years	Two Months
397	0	0	0	0	Full	Two Years	Two Months
398	0	0	0	0	Full	Two Years	Two Months
399	0	10666.66	0	0	Full	Two Years	Two Months
400	0	0	0	0	Full	Two Years	Two Months
401	0	0	0	0	Full	Two Years	Two Months
402	0	0	0	0	Full	Two Years	Two Months
403	0	0	0	0	Full	Two Years	Two Months
404	0	9657.26	0	0	Full	Two Years	Two Months
405	0	8333.33	0	0	Full	Two Years	Two Months
406	0	0	0	0	Full	Two Years	Two Months
407	0	0	0	0	Full	Two Years	Two Months
408	0	10779.6	0	0	Full	Two Years	Two Months
409	0	8872	0	0	Full	Two Years	Two Months
410	0	0	0	0	Full	Two Years	Two Months
411	0	18961.67	0	0	Full	Two Years	Two Months
412	0	0	0	0	Full	Two Years	Two Months
413	0	0	0	0	Full	Two Years	Two Months
414	0	0	0	0	Full	Two Years	Two Months
415	0	11875	937.5	0	Full	Two Years	Two Months
416	0	8114.58	0	0	Full	Two Years	Two Months
417	0	0	0	0	Full	Two Years	Two Months
418	0	2950.29	0	0	Full	Two Years	Two Months
419	0	0	0	0	Full	Two Years	Two Months
420	0	7999.33	0	0	Full	Two Years	Two Months
421	0	0	0	0	Full	Two Years	Two Months
422	0	0	0	0	Full	Two Years	Two Months
423	0	0	0	0	Full	Two Years	Two Months
424	0	0	0	0	Full	Two Years	Two Months
425	0	2458.4	0	0	Full	Two Years	Two Months
426	0	0	0	0	Full	Two Years	Two Months
427	0	0	0	0	Full	Two Years	Two Months
428	0	0	0	0	Full	Two Years	Two Months
429	31474.26	0	0	0	Full	Two Years	Two Months
430	0	0	0	0	Full	Two Years	Two Months
431	0	0	0	0	Full	Two Years	Two Months
432	0	0	0	0	Full	Two Years	Two Months
433	0	10780.83	5874.27	0	Full	Two Years	Two Months
434	0	0	0	0	Full	Two Years	Two Months
435	0	7675	0	6953.42	Full	Two Years	Two Months
436	0	8212	0	0	Full	Two Years	Two Months
437	0	0	0	0	Full	Two Years	Two Months
438	0	29713.74	0	0	Full	Two Years	Two Months
439	0	10517.35	0	0	Full	Two Years	Two Months
440	0	0	0	0	Full	Two Years	Two Months
441	0	0	0	0	Full	Two Years	Two Months
442	0	0	0	0	Full	Two Years	Two Months
443	0	13321.32	0	0	Full	Two Years	Two Months
444	0	0	0	0	Full	Two Years	Two Months
445	0	0	0	0	Full	Two Years	Two Months
446	0	0	0	0	Full	Two Years	Two Months
447	0	0	0	0	Full	Two Years	Two Months
448	0	3787.33	0	0	Full	Two Years	Two Months
449	0	0	0	0	Full	Two Years	Two Months
450	0	0	0	0	Full	Two Years	Two Months
451	0	18711.92	9779.46	0	Full	Two Years	Two Months
452	0	0	0	0	Full	Two Years	Two Months
453	0	1989.78	185.21	0	Full	Two Years	Two Months
454	0	0	0	0	Full	Two Years	Two Months
455	0	1157.08	0	0	Full	Two Years	Two Months
456	0	9080	0	0	Full	Two Years	Two Months
457	21668.02	0	0	0	Full	Two Years	Two Months
458	0	8217	0	0	Full	Two Years	Two Months
459	0	15441.42	0	0	Full	Two Years	Two Months
460	0	1105.8	0	0	Full	Two Years	Two Months
461	0	0	0	0	Full	Two Years	Two Months
462	0	6166.67	0	0	Full	Two Years	Two Months
463	0	3250	0	0	Full	Two Years	Two Months
464	0	0	0	0	Full	Two Years	Two Months
465	0	0	0	0	Full	Two Years	Two Months
466	0	0	0	0	Full	Two Years	Two Months
467	0	0	0	0	Full	Two Years	Two Months
468	0	0	0	0	Full	Two Years	Two Months
469	0	15230.82	0	0	Full	Two Years	Two Months
470	0	0	0	0	Full	Two Years	Two Months
471	0	0	0	0	Full	Two Years	Two Months
472	0	0	0	0	Full	Two Years	Two Months
473	0	0	0	0	Full	Two Years	Two Months
474	0	0	0	0	Full	Two Years	Two Months
475	0	13675.65	0	0	Full	Two Years	Two Months
476	0	5418.21	0	0	Full	Two Years	Two Months
477	0	0	0	0	Full	Two Years	Two Months
478	0	0	0	0	Full	Two Years	Two Months
479	0	9193.58	0	0	Full	Two Years	Two Months
480	0	0	0	0	Full	Two Years	Two Months
481	12557.51	0	0	0	Full	Two Years	Two Months
482	0	0	0	0	Full	Two Years	Two Months
483	0	0	0	0	Full	Two Years	Two Months
484	0	0	0	0	Full	Two Years	Two Months
485	0	14121.58	0	0	Full	Two Years	Two Months
486	0	11666.67	0	0	Full	Two Years	Two Months
487	0	9628.51	0	0	Full	Two Years	Two Months
488	11811.78	0	0	0	Full	Two Years	Two Months
489	0	0	0	0	Full	Two Years	Two Months
490	0	7455.74	0	0	Full	Two Years	Two Months
491	0	13645.05	0	0	Full	Two Years	Two Months
492	0	8082.53	0	0	Full	Two Years	Two Months
493	0	0	0	0	Full	Two Years	Two Months
494	0	0	0	0	Full	Two Years	Two Months
495	0	0	0	0	Full	Two Years	Two Months
496	0	7324.66	0	0	Full	Two Years	Two Months
497	0	0	0	0	Full	Two Years	Two Months
498	0	0	0	0	Full	Two Years	Two Months
499	0	0	0	0	Full	Two Years	Two Months
500	0	0	0	0	Full	Two Years	Two Months
501	0	0	0	0	Full	Two Years	Two Months
502	0	0	0	0	Full	Two Years	Two Months
503	0	0	0	0	Full	Two Years	Two Months
504	0	4013.41	0	0	Full	Two Years	Two Months
505	9932.03	0	0	0	Full	Two Years	Two Months
506	0	0	0	0	Full	Two Years	Two Months
507	0	0	0	0	Full	Two Years	Two Months
508	0	0	0	0	Full	Two Years	Two Months
509	0	0	0	0	Full	Two Years	Two Months
510	0	0	0	0	Full	Two Years	Two Months
511	0	13736.67	0	0	Full	Two Years	Two Months
512	0	10971.63			Full	Two Years	Two Months
513	0	13519.25			Full	Two Years	Two Months
514	0	0	0	0	Full	Two Years	Two Months
515	7115.58	0	0	0	Full	Two Years	Two Months
516	0	0	0	0	Full	Two Years	Two Months
517	0	0	0	0	Full	Two Years	Two Months
518	0	5788.03	0	0	Full	Two Years	Two Months
519	0	0	0	0	Full	Two Years	Two Months
520	0	0	0	0	Full	Two Years	Two Months
521	0	19944.13	0	0	Full	Two Years	Two Months
522	0	10416.67	2397.65	0	Full	Two Years	Two Months
523	0	0	0	0	Full	Two Years	Two Months
524	0	0	0	0	Full	Two Years	Two Months
525	0	0	0	0	Full	Two Years	Two Months
526	0	0	0	0	Full	Two Years	Two Months
527	0	31342.63	0	0	Full	Two Years	Two Months
528	0	0	0	0	Full	Two Years	Two Months
529	0	7938	0	0	Full	Two Years	Two Months
530	0	2371	0	0	Full	Two Years	Two Months
531	0	2371.17	0	0	Full	Two Years	Two Months
532	0	12716.77	0	0	Full	Two Years	Two Months
533	0	0	0	0	Full	Two Years	Two Months
534	0	0	0	0	Full	Two Years	Two Months
535	0	7687	0	0	Full	Two Years	Two Months
536	0	0	0	0	Full	Two Years	Two Months
537	0	0	0	0	Full	Two Years	Two Months
538	0	0	0	0	Full	Two Years	Two Months
539	0	0	0	0	Full	Two Years	Two Months
540	0	0	0	0	Full	Two Years	Two Months
541	0	0	0	0	Full	Two Years	Two Months
542	0	0	0	0	Full	Two Years	Two Months
543	0	0	0	0	Full	Two Years	Two Months
544	0	0	0	0	Full	Two Years	Two Months
545	0	0	0	0	Full	Two Years	Two Months
546	0	0	0	0	Full	Two Years	Two Months
547	0	0	0	0	Full	Two Years	Two Months
548	0	0	0	0	Full	Two Years	Two Months
549	0	0	0	0	Full	Two Years	Two Months
550	0	0	0	0	Full	Two Years	Two Months
551	0	0	0	0	Full	Two Years	Two Months
552	0	0	0	0	Full	Two Years	Two Months
553	0	0	0	0	Full	Two Years	Two Months
554	0	0	0	0	Full	Two Years	Two Months
555	0	0	0	0	Full	Two Years	Two Months
556	0	7400	4702	0	Full	Two Years	Two Months
557	0	0	0	0	Full	Two Years	Two Months
558	0	0	0	0	Full	Two Years	Two Months
559	0	0	0	0	Full	Two Years	Two Months
560	0	0	0	0	Full	Two Years	Two Months
561	0	0	0	0	Full	Two Years	Two Months
562	0	0	0	0	Full	Two Years	Two Months
563	0	0	0	0	Full	Two Years	Two Months
564	0				Full	Two Years	Two Months
565	0	11854.18	0	0	Full	Two Years	Two Months
566	0	0	0	0	Full	Two Years	Two Months
567	0	0	0	0	Full	Two Years	Two Months
568	0	13940	0	0	Full	Two Years	Two Months
569	0	0	0	0	Full	Two Years	Two Months
570	0	0	0	0	Full	Two Years	Two Months
571	0	0	0	0	Full	Two Years	Two Months
572	0	5295.84	0	0	Full	Two Years	Two Months
573	0	0	0	0	Full	Two Years	Two Months
574	0	16735.33	0	0	Full	Two Years	Two Months
575	0	0	0	0	Full	Two Years	Two Months
576	0	0	0	0	Full	Two Years	Two Months
577	0	0	0	0	Full	Two Years	Two Months
578	0	0	0	0	Full	Two Years	Two Months
579	0	4556.38	0	0	Full	Two Years	Two Months
580	0	27032.5	0	0	Full	Two Years	Two Months
581	0	0	0	0	Full	Two Years	Two Months
582	0	0	0	0	Full	Two Years	Two Months
583	0	13461.54	0	0	Full	Two Years	Two Months
584	0	10486.75	0	0	Full	Two Years	Two Months
585	0	0	0	0	Full	Two Years	Two Months
586	0	0	0	0	Full	Two Years	Two Months
587	0	0	0	0	Full	Two Years	Two Months
588	0	0	0	0	Full	Two Years	Two Months
589	0	0	0	0	Full	Two Years	Two Months
590	0	29916.67	0	0	Full	Two Years	Two Months
591	0	0	0	0	Full	Two Years	Two Months
592	0	0	0	0	Full	Two Years	Two Months
593	0	6661.95	0	0	Full	Two Years	Two Months
594	0	0	0	0	Full	Two Years	Two Months
595	0	14929.42	0	0	Full	Two Years	Two Months

MERSID	Organization
1008808	Cole Taylor Bank
1000633	George Mason
9999999	Other
1000536	Prime Lending
1000383	RRAC/Cenlar
9999996	WJ Bradley
1000200	PHH
1002338	First Republic

ASF RMBS DISCLOSURE PACKAGE

Field Number	Field Name	Field Description	Type of Field	Data Type	Sample Data	Format	When Applicable?	Valid Values	Proposed Unique Coding	Notes
1	Primary Servicer	The MERS Organization ID of the company that has or will have the right to service the loan.	General Information	Numeric – Integer	2351805	9(7)	Always	”9999999” if Unknown
2	Servicing Fee—Percentage	Aggregate monthly fee paid to all servicers, stated in decimal form.	General Information	Numeric - Decimal	0.0025	9.999999	Loans without flat-dollar servicing fees	>= 0 and < 1		Must be populated if Field 3 is Null
3	Servicing Fee—Flat-dollar	Aggregate monthly fee paid to all servicers, stated as a dollar amount.	General Information	Numeric – Decimal	7.5	9(3).99	Loans with flat-dollar servicing fees	>= 0 and <= 999		Must be populated if 2 is Null
4	Servicing Advance Methodology	The manner in which principal and/or interest are to be advanced by the servicer.	General Information	Numeric – Integer	2	99	Always	See Coding	1 = Scheduled Interest, Scheduled Principal 2 = Actual Interest, Actual Principal 3 = Scheduled Interest, Actual Principal 99 = Unknown
5	Originator	The MERS Organization ID of the entity that lends funds to the borrower and, in return, places a lien on the mortgage property as collateral.	General Information	Numeric – Integer	5938671	9(7)	Always	”9999999” if Unknown
6	Loan Group	Indicates the collateral group number in which the loan falls (for structures with multiple collateral groups). Use “1” if there is only one loan group.	General Information	Text	1A	XXXX	Always	“UNK” if Unknown
7	Loan Number	Unique National Mortgage Loan ID Number (Vendor TBD).	General Information	Numeric – Integer	TBD	TBD	Always	TBD		Details to be provided by Vendor
8	Amortization Type	Indicates whether the loan’s interest rate is fixed or adjustable (Hybrid ARMs are adjustable).	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Fixed 2 = Adjustable 99 = Unknown
9	Lien Position	A number indicating the loan’s lien position (1 = first lien, etc.).	Loan Type	Numeric – Integer	1	99	Always	>0	99 = Unknown
10	HELOC Indicator	Indicates whether the loan is a home equity line of credit.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
11	Loan Purpose	Indicates the purpose of the loan.	Loan Type	Numeric – Integer	9	99	Always	See Coding	See Appendix A
12	Cash Out Amount	For “Cash-out” loans (see Glossary): [NEW LOAN AMOUNT] – [PAID-OFF FIRST MORTGAGE LOAN AMOUNT] – [PAID-OFF SECOND MORTGAGE LOAN AMOUNT (if Second was used to purchase the property)] – [CLOSING COSTS].	Loan Type	Numeric – Decimal	72476.5	9(10).99	Always	>= 0
13	Total Origination and Discount Points (in dollars)	Amount paid to the lender to increase the lender’s effective yield and, in the case of discount points, to reduce the interest rate paid by the borrower.	Loan Type	Numeric – Decimal	5250	9(10).99	Always	>= 0		Typically Lines 801 and 802 of HUD Settlement Statement
14	Covered/High Cost Loan Indicator	Indicates whether the loan is categorized as “high cost” or “covered” according to state or federal statutes or regulations.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
15	Relocation Loan Indicator	Indicates whether the loan is part of a corporate relocation program.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
16	Broker Indicator	Indicates whether a broker took the application.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
17	Channel	Code indicating the source (channel) from which the Issuer obtained the mortgage loan.	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Retail 2 = Broker 3 = Correspondent Bulk 4 = Correspondent Flow with delegated underwriting 5 = Correspondent Flow without delegated underwriting 99 = Unknown
18	Escrow Indicator	Indicates whether various homeownership expenses are paid by the borrower directly or through an escrow account (as of securitization cut-off date).	Loan Type	Numeric – Integer	3	99	Always	See Coding	0 = No Escrows 1 = Taxes 2 = Insurance 3 = HOA dues 4 = Taxes and Insurance 5 = All 99 =Unknown
19	Senior Loan Amount(s)	For non-first mortgages, the sum of the balances of all associated senior mortgages at the time of origination of the subordinate lien.	Mortgage Lien Info	Numeric – Decimal	611004.25	9(10).99	If Lien Position > 1	>= 0
20	Loan Type of Most Senior Lien	For non-first mortgages, indicates whether the associated first mortgage is a Fixed, ARM, Hybrid, or negative amortization loan.	Mortgage Lien Info	Numeric – Integer	2	99	If Lien Position > 1	See Coding	1 = Fixed Rate 2 = ARM 3 = Hybrid 4 = Neg Am 99 = Unknown
21	Hybrid Period of Most Senior Lien (in months)	For non-first mortgages where the associated first mortgage is a hybrid ARM, the number of months remaining in the initial fixed interest rate period for the hybrid first mortgage.	Mortgage Lien Info	Numeric – Integer	23	999	If Lien Position > 1 AND the most senior lien is a hybrid ARM (see Field 20)	>= 0
22	Neg Am Limit of Most Senior Lien	For non-first mortgages where the associated first mortgage features negative amortization, the maximum percentage by which the negatively amortizing balance may increase (expressed as a proportion of the senior lien’s original balance).	Mortgage Lien Info	Numeric – Decimal	1.25	9.999999	If Lien Position > 1 AND the senior lien is Neg Am (see Field 20)	>= 1 and <= 2
23	Junior Mortgage Balance	For first mortgages with subordinate liens at the time of origination, the combined balance of the subordinate liens (if known).	Mortgage Lien Info	Numeric – Decimal	51775.12	9(10).99	If Lien Position = 1 and there is a 2nd lien on the subject property	>= 0		Subject to Regulatory Confirmation
24	Origination Date of Most Senior Lien	For non-first mortgages, the origination date of the associated first mortgage.	Mortgage Lien Info	Date	20090914	YYYYMMDD	If Lien Position > 1 and there is a 2nd lien on the subject property	“19010101” if unknown
25	Origination Date	The date of the Mortgage Note and Mortgage/Deed of Trust	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
26	Original Loan Amount	The dollar amount of the mortgage loan, as specified on the mortgage note at the time of the loan’s origination. For HELOCs, the maximum available line of credit.	Loan Term and Amortization Type	Numeric – Decimal	150000	9(10).99	Always	>0
27	Original Interest Rate	The original note rate as indicated on the mortgage note.	Loan Term and Amortization Type	Numeric – Decimal	0.0475	9.999999	Always	> 0 and <= 1
28	Original Amortization Term	The number of months in which the loan would be retired if the amortizing principal and interest payment were to be paid each month.	Loan Term and Amortization Type	Numeric – Integer	360	999	Always	>= 60
29	Original Term to Maturity	The initial number of months between loan origination and the loan maturity date, as specified on the mortgage note.	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>0	N/A
30	First Payment Date of Loan	The date of the first scheduled mortgage payment to be made by the borrower as specified on the mortgage note.	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown	N/A
31	Interest Type Indicator	Indicates whether the interest rate calculation method is simple or actuarial.	Loan Term and Amortization Type	Numeric – Integer	2	99	Always	See Coding	1= Simple 2 = Actuarial 99 = Unknown
32	Original Interest Only Term	Original interest-only term for a loan in months (including NegAm Loans).	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>= 0 and <= 240 Unknown = Blank; No Interest Only Term = 0
33	Buy Down Period	The total number of months during which any buy down is in effect, representing the accumulation of all buy down periods.	Loan Term and Amortization Type	Numeric – Integer	65	999	Always	>= 0 and <= 100 Unknown = Blank; No Buy Down = 0
34	HELOC Draw Period	The original number of months during which the borrower may draw funds against the HELOC account.	Loan Term and Amortization Type	Numeric – Integer	24	999	HELOCs Only	>= 12 and <= 120
35	Scheduled Loan Amount	Mortgage loan scheduled principal balance as of cut-off date. For HELOCs, the current drawn amount.	Loan Term and Amortization Type	Numeric – Decimal	248951.19	9(10).99	Always	>= 0
36	Current Interest Rate	The interest rate used to calculate the current P&I or I/O payment.	Loan Term and Amortization Type	Numeric – Decimal	0.05875	9.999999	Always	> 0 and <= 1
37	Current Payment Amount Due	Next Total Payment due to be collected (including principal, interest or both—but Exclude Escrow Amounts).	Loan Term and Amortization Type	Numeric – Decimal	1250.15	9(10).99	Always	> 0
38	Scheduled Interest Paid Through Date		Loan Term and Amortization Type	Date	20090429	YYYYMMDD	Always	“19010101” if unknown
39	Current Payment Status	Number of payments the borrower is past due as of the securitization cut-off date.	Loan Term and Amortization Type	Numeric – Integer	3	99	Always	>= 0
40	Index Type	Specifies the type of index to be used to determine the interest rate at each adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	18	99	ARMs Only	See Coding	See Appendix B
41	ARM Look-back Days	The number of days prior to the interest rate adjustment date to retrieve the index value.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	45	99	ARMs Only	>= 0 to <=99
42	Gross Margin	The percentage stated on the mortgage note representing the spread between the ARM Index value and the mortgage interest rate. The gross mortgage margin is added to the index value to establish a new gross interest rate in the manner prescribed on the mortgage note.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.03	9.999999	ARMs Only	>0 and <= 1
43	ARM Round Flag	An indicator of whether an adjusted interest rate is rounded to the next higher ARM round factor, to the next lower round factor, or to the nearest round factor.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	3	9	ARMs Only	See Coding	0 = No Rounding 1 = Up 2 = Down 3 = Nearest 99=Unknown
44	ARM Round Factor	The percentage to which an adjusted interest rate is to be rounded.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.0025 or 0.00125	9.999999	ARMs Only Where ARM Round Flag = 1, 2, or 3	>= 0 and < 1
45	Initial Fixed Rate Period	For hybrid ARMs, the period between the first payment date of the mortgage and the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	Hybrid ARMs Only	>= 1 to <=240
46	Initial Interest Rate Cap (Change Up)	The maximum percentage by which the mortgage note rate may increase at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
47	Initial Interest Rate Cap (Change Down)	The maximum percentage by which the mortgage note rate may decrease at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
48	Subsequent Interest Rate Reset Period	The number of months between subsequent rate adjustments.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	ARMs Only	>=0 and <= 120		0 = Loan does not adjust after initial reset
49	Subsequent Interest Rate (Change Down)	The maximum percentage by which the interest rate may decrease at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
50	Subsequent Interest Rate Cap (Change Up)	The maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
51	Lifetime Maximum Rate (Ceiling)	The maximum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.125	9.999999	ARMs Only	>= 0 and <= 1		=1 if no ceiling specified

52	Lifetime Minimum Rate (Floor)	The minimum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.015	9.999999	ARMs Only	>= 0 and <= 1		If no floor is specified enter the greater of the margin or 0.
53	Negative Amortization Limit	The maximum amount of negative amortization allowed before recast is required. (Expressed as a percentage of the original unpaid principal balance.)	Negative Amortization	Numeric – Decimal	1.25	9.999999	Negatively Amortizing ARMs Only	>=0, and <2
54	Initial Negative Amortization Recast Period	The number of months in which the payment is required to recast if the loan does not reach the prescribed maximum balance earlier.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing ARMs Only	>=0
55	Subsequent Negative Amortization Recast Period	The number of months after which the payment is required to recast AFTER the first recast period.	Negative Amortization	Numeric – Integer	48	999	Negatively Amortizing ARMs Only	>=0
56	Initial Fixed Payment Period	Number of months after origination during which the payment is fixed.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing Hybrid ARMs Only	>= 0 to <=120
57	Subsequent Payment Reset Period	Number of months between payment adjustments after first payment reset.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
58	Initial Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in the first period.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
59	Subsequent Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in one period after the initial cap.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
60	Initial Minimum Payment Reset Period	The maximum number of months a borrower can initially pay the minimum payment before a new minimum payment is determined.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
61	Subsequent Minimum Payment Reset Period	The maximum number of months (after the initial period) a borrower can pay the minimum payment before a new minimum payment is determined after the initial period.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
62	Option ARM Indicator	An indicator of whether the loan is an Option ARM.	Negative Amortization	Numeric – Integer	1	99	ARMs Only	See Coding	0 = No 1 = Yes 99 = Unknown
63	Options at Recast	The means of computing the lowest monthly payment available to the borrower after recast.	Option ARM	Numeric – Integer	2	99	Option ARMs Only	N/A	1= Fully amortizing 30 year 2= Fully amortizing 15 year 3=Fully amortizing 40 year 4 = Interest-Only 5 = Minimum Payment 99= Unknown
64	Initial Minimum Payment	The initial minimum payment the borrower is permitted to make.	Option ARM	Numeric – Decimal	879.52	99	Option ARMs Only	>=0
65	Current Minimum Payment	Current Minimum Payment (in dollars).	Negative Amortization	Numeric – Decimal	250	9(10).99	Option ARMs Only	>= 0
66	Prepayment Penalty Calculation	A description of how the prepayment penalty would be calculated during each phase of the prepayment penalty term.	Prepayment Penalties	Numeric – Integer	12	99	Always	See Coding	See Appendix C
67	Prepayment Penalty Type	• Hard: The prepayment penalty is incurred regardless of the reason the loan is prepaid in full. • Hybrid: The prepayment penalty can be characterized as hard for a certain amount of time and as soft during another period.	Prepayment Penalties	Numeric – Integer	1	99	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	See Coding	1 = Hard 2 = Soft 3 = Hybrid 99 = Unknown
68	Prepayment Penalty Total Term	The total number of months that the prepayment penalty may be in effect.	Prepayment Penalties	Numeric – Integer	60	999	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	>0 to <=120
69	Prepayment Penalty Hard Term	For hybrid prepayment penalties, the number of months during which a “hard” prepayment penalty applies.	Prepayment Penalties	Numeric – Integer	12	999	Loans with Hybrid Prepayment Penalties (i.e., loans for which Field 67 = “3”)	>= 0 to <=120
70	Primary Borrower ID	A lender-generated ID number for the primary borrower on the mortgage	Borrower	Numeric—Integer	123456789	999999999	Always	>0		Used to identify the number of times a single borrower appears in a given deal.
71	Number of Mortgaged Properties	The number of residential properties owned by the borrower that currently secure mortgage loans.	Borrower	Numeric – Integer	1	99	Always	> 0
72	Total Number of Borrowers	The number of Borrowers who are obligated to repay the mortgage note.	Borrower	Numeric – Integers	2	99	Always	> 0
73	Self-employment Flag	An indicator of whether the primary borrower is self-employed.	Borrower	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
74	Current ‘Other’ Monthly Payment	The aggregate of all payments pertaining to the subject property other than principal and interest (includes common charges, condo fees, T&I, HOA, etc.), whether escrowed or not.	Loan Term and Amortization Type	Numeric – Decimal	1789.25	9(10).99	Always	> 0
75	Length of Employment: Borrower	The number of years of service with the borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	Always	>=0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
76	Length of Employment: Co-Borrower	The number of years of service with the co-borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	If “Total Number of Borrowers” > 1	>= 0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
77	Years in Home	Length of time that the borrower has been at current address.	Borrower Qualification	Numeric – Decimal	14.5	99.99	Refinances of Primary Residences Only (Loan Purpose = 1, 2, 3, 4, 8 or 9)	> 0
78	FICO Model Used	Indicates whether the FICO score was calculated using the Classic, Classic 08, or Next Generation model.	Borrower Qualification	Numeric – Integer	1	99	If a FICO score was obtained	See Coding	1 = Classic 2 = Classic 08 3 = Next Generation 99 = Unknown
79	Most Recent FICO Date	Specifies the date on which the most recent FICO score was obtained	Borrower Qualification	Date	20090914	YYYYMMDD	If a FICO score was obtained	“19010101” if unknown		Issuers unable to Provide may Rep and Warrant that the FICO score used for underwriting was not more than 4 months old at the date of issuance.
80	Primary Wage Earner Original FICO: Equifax	Equifax FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
81	Primary Wage Earner Original FICO: Experian	Experian FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
82	Primary Wage Earner Original FICO: TransUnion	TransUnion FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
83	Secondary Wage Earner Original FICO: Equifax	Equifax FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
84	Secondary Wage Earner Original FICO: Experian	Experian FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
85	Secondary Wage Earner Original FICO: TransUnion	TransUnion FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
86	Most Recent Primary Borrower FICO	Most Recent Primary Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
87	Most Recent Co-Borrower FICO	Most Recent Co-Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
88	Most Recent FICO Method	Number of credit repositories used to update the FICO Score.	Borrower Qualification	Numeric – Integer	2	9	If a FICO score was obtained	>0
89	VantageScore: Primary Borrower	Credit Score for the Primary Borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a Vantage Credit Score was obtained	>= 501 and <= 990
90	VantageScore: Co-Borrower	Credit Score for the Co-borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a VantageScore was obtained AND “Total Number of Borrowers” > 1	>= 501 and <= 990
91	Most Recent VantageScore Method	Number of credit repositories used to update the Vantage Score.	Borrower Qualification	Numeric – Integer	2	9	If a Vantage Credit Score was obtained	>0
92	VantageScore Date	Date Vantage Credit Score was obtained.	Borrower Qualification	Date	20090914	YYYYMMDD	If a Vantage Credit Score was obtained	“19010101” if unknown
93	Credit Report: Longest Trade Line	The length of time in months that the oldest active trade line, installment or revolving, has been outstanding. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	999	999	Always	> =0		Subject to Regulatory Confirmation
94	Credit Report: Maximum Trade Line	The dollar amount for the trade line, installment or revolving, with the largest unpaid balance. For revolving lines of credit, e.g. credit card, the dollar amount reported should reflect the maximum amount of credit available under the credit line whether used or not. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Decimal	339420.19	9(10).99	Always	>=0		Subject to Regulatory Confirmation
95	Credit Report: Number of Trade Lines	A count of non-derogatory, currently open and active, consumer trade lines (installment or revolving) for the borrower. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	57	999	Always	>=0		Subject to Regulatory Confirmation
96	Credit Line Usage Ratio	Sum of credit balances divided by sum of total open credit available.	Borrower Qualification	Numeric – Decimal	0.27	9.999999	Always	>= 0 and <= 1		Subject to Regulatory Confirmation
97	Most Recent 12-month Pay History	String indicating the payment status per month listed from oldest to most recent.	Borrower Qualification	Text	77X123200001	X(12)	Always	See Coding	0 = Current 1 = 30-59 days delinquent 2 = 60-89 days delinquent 3 = 90-119 days delinquent 4 = 120+ days delinquent 5 = Foreclosure 6 = REO 7 = Loan did not exist in period X = Unavailable
98	Months Bankruptcy	Number of months since any borrower was discharged from bankruptcy. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program—have passed since most recent discharge from bankruptcy.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Bankruptcy	>= 0		Blank = Borrower is not known to have been in bankruptcy
99	Months Foreclosure	Number of months since foreclosure sale date. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program— have passed since most recent foreclosure.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Foreclosure	>= 0		Blank = Borrower is not known to have been in foreclosure
100	Primary Borrower Wage Income	Monthly base wage income for primary borrower.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
101	Co-Borrower Wage Income	Monthly base wage income for all other borrowers.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
102	Primary Borrower Other Income	Monthly Other (non-wage) income for primary borrower. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
103	Co-Borrower Other Income	Monthly Other (non-wage) income for all other borrowers. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
104	All Borrower Wage Income	Monthly income of all borrowers derived from base salary only.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
105	All Borrower Total Income	Monthly income of all borrowers derived from base salary, commission, tips and gratuities, overtime and bonuses, part-time or second-job earnings, alimony, child support, interest and dividend income, notes receivable, trust income, net rental income, retirement income, social security, veterans income, military income, foster care income, and self-employed income.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
106	4506-T Indicator	A yes/no indicator of whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506-T) was obtained and considered.	Borrower Qualification	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
107	Borrower Income Verification Level
A code indicating the extent to which the borrower’s income has been verified:
Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)
Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	1	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
108	Co-Borrower Income Verification
A code indicating the extent to which the co-borrower’s income has been verified:

Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)

Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
109	Borrower Employment Verification	A code indicating the extent to which the primary borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the borrower’s current employment.	Borrower Qualification	Numeric – Integer	2	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
110	Co-Borrower Employment Verification	A code indicating the extent to which the co-borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the co-borrower’s current employment.	Borrower Qualification	Numeric – Integer	1	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
111	Borrower Asset Verification	A code indicating the extent to which the primary borrower’s assets used to qualify the loan have been verified: Level 4 Verified = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	3	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
112	Co-Borrower Asset Verification	A code indicating the extent to which the co-borrower’s assets used to qualify the loan have been verified: Level 4 = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
113	Liquid / Cash Reserves	The actual dollar amount of remaining verified liquid assets after settlement. (This should not include cash out amount of subject loan.)	Borrower Qualification	Numeric – Decimal	3242.76	9(9).99	Always	>= 0
114	Monthly Debt All Borrowers	The aggregate monthly payment due on other debt (excluding only installment loans with fewer than 10 payments remaining and other real estate loans used to compute net rental income— which is added/subtracted in the income fields).	Borrower Qualification	Numeric – Decimal	3472.43	9(9).99	Always	>= 0
115	Originator DTI	Total Debt to income ratio used by the originator to qualify the loan.	Borrower Qualification	Numeric – Decimal	0.35	9.999999	Always	>= 0 and >= 1
116	Fully Indexed Rate	The fully indexed interest rate as of securitization cut-off.	Borrower Qualification	Numeric – Decimal	0.0975	9.999999	ARMs Only	>= 0 and >= 1
117	Qualification Method	Type of mortgage payment used to qualify the borrower for the loan.	Borrower Qualification	Numeric – Integer	3	99	Always	See Coding	1 = Start Rate 2 = First Year Cap Rate 3 = I/O Amount 4 = Fully Indexed 5 = Min Payment 98 = Other 99 = Unknown
118	Percentage of Down Payment from Borrower Own Funds	Include only borrower funds, do not include any gift or borrowed funds. (Issuers may provide the actual percentage for each loan, or the guideline percentage and note departure concentration on the transaction summary.)	Borrower Qualification	Numeric – Decimal	0.5	9.999999	Purchase Loans Only	>= 0 and >= 1
119	City	The name of the city.	Subject Property	Text	New York	X(45)	Always	Unk=Unknown
120	State	The name of the state as a 2-digit Abbreviation.	Subject Property	Text	NY	XX	Always	See Coding	See Appendix H
121	Postal Code	The postal code (zip code in the US) where the subject property is located.	Subject Property	Text	10022	X(5)	Always	Unk=Unknown
122	Property Type	Specifies the type of property being used to secure the loan.	Subject Property	Numeric – Integer	11	99	Always	See Coding	See Appendix D
123	Occupancy	Specifies the property occupancy status (e.g., owner-occupied, investment property, second home, etc.).	Subject Property	Numeric – Integer	4	9	Always	See Coding	See Appendix E
124	Sales Price	The negotiated price of a given property between the buyer and seller.	Subject Property	Numeric – Decimal	450000.23	9(10).99	Purchase Loans Only	> 0
125	Original Appraised Property Value	The appraised value of the property used to approve the loan.	Subject Property	Numeric – Decimal	550000.23	9(10).99	Always	> 0
126	Original Property Valuation Type	Specifies the method by which the property value (at the time of underwriting) was reported.	Subject Property	Numeric – Integer	8	99	Always	See Coding	See Appendix F
127	Original Property Valuation Date	Specifies the date on which the original property value (at the time of underwriting) was reported. (Issuers unable to provide may Rep and Warrant that the appraisal used for underwriting was not more than x days old at time of loan closing.)	Subject Property	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
128	Original Automated Valuation Model (AVM) Model Name	The name of the AVM Vendor if an AVM was used to determine the original property valuation.	Subject Property	Numeric – Integer	1	99	Always	See Appendix I	See Appendix I
129	Original AVM Confidence Score	The confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.74	9.999999	If AVM Model Name (Field 127) > 0	>= 0 to <= 1
130	Most Recent Property Value[1]	If a valuation was obtained subsequent to the valuation used to calculate LTV, the most recent property value.	Subject Property	Numeric – Decimal	500000	9(10).99	If updated value was obtained subsequent to loan approval	> 0
131	Most Recent Property Valuation Type	If an additional property valuation was obtained after the valuation used for underwriting purposes, the method by which the property value was reported.	Subject Property	Numeric – Integer	6	9	If updated value was obtained subsequent to loan approval	See Coding	See Appendix F
132	Most Recent Property Valuation Date	Specifies the date on which the updated property value was reported.	Subject Property	Date	20090914	YYYYMMDD	If updated value was obtained subsequent to loan approval	“19010101” if unknown
133	Most Recent AVM Model Name	The name of the AVM Vendor if an AVM was used to determine the updated property valuation.	Subject Property	Numeric – Integer	19	99	If updated value was obtained subsequent to loan approval	See Coding	See Appendix I
134	Most Recent AVM Confidence Score	If AVM used to determine the updated property valuation, the confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.85	9.999999	If “Most Recent AVM Model Name” > 0	>= 0 to <= 1
135	Original CLTV	The ratio obtained by dividing the amount of all known outstanding mortgage liens on a property at origination by the lesser of the appraised value or the sales price.	Loan-to-Value (LTV)	Numeric – Decimal	0.96	9.999999	Always	>= 0 and <= 1.5
136	Original LTV	The ratio obtained by dividing the original mortgage loan amount on the note date by the lesser of the mortgaged property’s appraised value on the note date or its purchase price.	Loan-to-Value (LTV)	Numeric – Decimal	0.8	9.999999	Always	>= 0 and <= 1.25
137	Original Pledged Assets	The total value of assets pledged as collateral for the loan at the time of origination. Pledged assets may include cash or marketable securities.	Loan-to-Value (LTV)	Numeric – Decimal	75000	9(10).99	Always	>=0
138	Mortgage Insurance Company Name	The name of the entity providing mortgage insurance for a loan.	Mortgage Insurance	Numeric – Integer	3	99	Always	See Coding	See Appendix G
139	Mortgage Insurance Percent	Mortgage Insurance coverage percentage.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	“Mortgage Insurance Company Name” > 0	>= 0 to <= 1
140	MI: Lender or Borrower Paid?	An indicator of whether mortgage insurance is paid by the borrower or the lender.	Mortgage Insurance	Numeric – Integer	1	99	“Mortgage Insurance Company Name” > 0	See Coding	1 = Borrower-Paid 2 = Lender- Paid 99 = Unknown
141	Pool Insurance Co. Name	Name of pool insurance provider.	Mortgage Insurance	Numeric – Integer	8	99	Always	See Coding	See Appendix G
142	Pool Insurance Stop Loss %	The aggregate amount that a pool insurer will pay, calculated as a percentage of the pool balance.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	Pool MI Company > 0	>= 0 to <= 1
143	MI Certificate Number	The unique number assigned to each individual loan insured under an MI policy.	Mortgage Insurance	Text	123456789G	X(20)	MI Company > 0	UNK = Unknown
144	Updated DTI (Front-end)	Updated front-end DTI ratio (total monthly housing expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
145	Updated DTI (Back-end)	Updated back-end DTI ratio (total monthly debt expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
146	Modification Effective Payment Date	Date of first payment due post modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
147	Total Capitalized Amount	Amount added to the principal balance of a loan due to the modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
148	Total Deferred Amount	Any non-interest-bearing deferred amount (e.g., principal, interest and fees).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
149	Pre-Modification Interest (Note) Rate	Scheduled Interest Rate Of The Loan Immediately Preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.075	9.999999	Modified Loans Only	>= 0 to <= 1
150	Pre-Modification P&I Payment	Scheduled Total Principal And Interest Payment Amount Preceding The Modification Effective Payment Date – or if servicer is no longer advancing P&I, the payment that would be in effect if the loan were current.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	2310.57	9(10).99	Modified Loans Only	> 0
151	Pre-Modification Initial Interest Rate Change Downward Cap	Maximum amount the rate can adjust downward on the first interest rate adjustment date (prior to modification) – Only provide if the rate floor is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
152	Pre-Modification Subsequent Interest Rate Cap	Maximum increment the rate can adjust upward AFTER the initial rate adjustment (prior to modification) – Only provide if the Cap is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
153	Pre-Modification Next Interest Rate Change Date	Next Interest Reset Date Under The Original Terms Of The Loan (one month prior to new payment due date).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
154	Pre-Modification I/O Term	Interest Only Term (in months) preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	36	999	Modified Loans Only	>= 0 to <= 120
155	Forgiven Principal Amount	The sum total of all principal balance reductions (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
156	Forgiven Interest Amount	The sum total of all interest incurred and forgiven (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
157	Number of Modifications	The number of times the loan has been modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	1	9	Modified Loans Only	>= 0
MH-1	Real Estate Interest	Indicates whether the property on which the manufactured home is situated is owned outright or subject to the terms of a short- or long-term lease. (A long-term lease is defined as a lease whose term is greater than or equal to the loan term.)	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Owned 2 = Short-term lease 3 = Long-term lease 99 = Unavailable
MH-2	Community Ownership Structure	If the manufactured home is situated in a community, a means of classifying ownership of the community.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Public Institutional 2 = Public Non-Institutional 3 = Private Institutional 4 = Private Non-Institutional 5 = HOA-Owned 6 = Non-Community 99 = Unavailable
MH-3	Year of Manufacture	The year in which the home was manufactured (Model Year — YYYY Format). Required only in cases where a full appraisal is not provided.	Manufactured Housing	Numeric – Integer	2006	YYYY	Manufactured Housing Loans Only	1901 = Unavailable
MH-4	HUD Code Compliance Indicator (Y/N)	Indicates whether the home was constructed in accordance with the 1976 HUD code. In general, homes manufactured after 1976 comply with this code.	Manufactured Housing	Numeric – Integer	1	9	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-5	Gross Manufacturer’s Invoice Price	The total amount that appears on the manufacturer’s invoice (typically includes intangible costs such as transportation, association, on-site setup, service and warranty costs, taxes, dealer incentives, and other fees).	Manufactured Housing	Numeric – Decimal	72570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-6	LTI (Loan-to-Invoice) Gross	The ratio of the loan amount divided by the Gross Manufacturer’s Invoice Price (Field MH-5).	Manufactured Housing	Numeric – Decimal	0.75	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-7	Net Manufacturer’s Invoice Price	The Gross Manufacturer’s Invoice Price (Field MH-5) minus intangible costs, including: transportation, association, on-site setup, service, and warranty costs, taxes, dealer incentives, and other fees.	Manufactured Housing	Numeric – Decimal	61570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-8	LTI (Net)	The ratio of the loan amount divided by the Net Manufacturer’s Invoice Price (Field MH-7).	Manufactured Housing	Numeric – Decimal	0.62	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-9	Manufacturer Name	The manufacturer of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“XYZ Corp”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Manufacturer name in double quotation marks
MH-10	Model Name	The model name of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“DX5-916-X”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Model name in double quotation marks
MH-11	Down Payment Source	An indicator of the source of the down payment used by the borrower to acquire the property and qualify for the mortgage.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Codes	1 = Cash 2 = Proceeds from trade in 3 = Land in Lieu 4 = Other 99 = Unavailable
MH-12	Community/Related Party Lender (Y/N)	An indicator of whether the loan was made by the community owner, an affiliate of the community owner or the owner of the real estate upon which the collateral is located.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-13	Defined Underwriting Criteria (Y/N)	An indicator of whether the loan was made in accordance with a defined and/or standardized set of underwriting criteria.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-14	Chattel Indicator	An Indicator of whether the secured property is classified as chattel or Real Estate.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = Real Estate 1 = Chattel 99 = Unavailable